Exhibit 10.9

JOINT DEVELOPMENT AGREEMENT

By and Among

GAVILAN RESOURCES, LLC,

SN EF MAVERICK, LLC,

SN EF UNSUB, LP,

and

SANCHEZ ENERGY CORPORATION, but solely with respect to Section 2.2, Section 4.2, Section 4.5 and Article VII

Dated as of March 1, 2017

7.13	Expenses	49
7.14	No Recourse	49
7.15	Conflict	50
7.16	Subchapter K	50
7.17	Relationship of SN and SN UnSub	50
7.18	Operating Committee; Affiliates	51
7.19	Force Majeure	51

Annex I	Definitions
Annex II	Representatives
Annex III	Working Interests
Annex IV	Approved Financial Advisor Arbiters
Annex V	Existing Producing Wells
Annex VI	Existing Drilled and Uncompleted Wells
Annex VII	Restricted Areas

Exhibit A	[Intentionally omitted]
Exhibit B	Form of Operating Agreement
Exhibit C	Area of Mutual Interest
Exhibit D	Form of Assignment
Exhibit E	Form of Memorandum of Joint Development Agreement
Exhibit F	Form of Notice of Termination of the Joint Development Agreement

1.          JOINT DEVELOPMENT AGREEMENT

This JOINT DEVELOPMENT AGREEMENT (this “Agreement”), is entered into as of March 1, 2017 (the “Effective Date”), by and between SN EF Maverick, LLC, a Delaware limited liability company (“SN”), SN EF UnSub, LP, a Delaware limited partnership (“SN UnSub”), and Gavilan Resources, LLC (f/k/a Aguila Production, LLC), a Delaware limited liability company (“Blackstone”), and, solely for the purposes of Section 2.2,  Section 4.2,  Section 4.5 and Article VII, Sanchez Energy Corporation, a Delaware corporation (“Sanchez Energy”).  Each of SN, SN UnSub, Sanchez Energy (with respect to the provisions of this Agreement to which it is a party) and Blackstone are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties and, solely for the purposes of Section 15.22 thereof, Sanchez Energy, entered into that certain Purchase and Sale Agreement, dated as of January 12, 2017, by and among Anadarko E&P Onshore LLC and Kerr-McGee Oil & Gas Onshore LP (together, “Anadarko”) and the Parties (the “Purchase Agreement”), pursuant to which the Parties collectively purchased all of the Working Interests of Anadarko comprising an undivided fifty percent (50%) Working Interest in certain developed and undeveloped oil and gas assets in Maverick, Dimmit, Webb, and LaSalle Counties, Texas, as described in more detail in Annex III; and

WHEREAS, the Parties desire to enter into this Agreement in connection with the transactions and conveyances contemplated by the Purchase Agreement to, among other things, provide for certain capital planning, operatorship, transfer, and economic rights between the Parties with respect to the development, operation, and maintenance of the Assets and the Parties’ interests therein.

NOW,  THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the Parties agree as follows:

Article I
DEFINITIONS

1.1       Specific Definitions.    Capitalized terms used in this Agreement shall be given the meanings ascribed to such terms on Annex I.

1.2       Construction.    Unless the context otherwise requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, the singular shall include the plural, and the plural shall include the singular.  Any references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits, Annexes and Schedules are to exhibits, annexes and schedules attached hereto, each of which is incorporated herein for all purposes.  Article and section titles or headings are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to articles, sections, or subdivisions thereof shall refer to the corresponding article, section, or subdivision thereof of this Agreement unless specific reference is made to such articles, sections or subdivisions of another document or instrument.  Unless the context of this Agreement clearly requires otherwise, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and the words “hereof,” “herein,” “hereunder,” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

Article II
WORKING INTERESTS; REPRESENTATIONS AND WARRANTIES

2.1       Working Interest.    As of the Effective Date, the Parties each own the Working Interests in each of the Leases as set forth on Annex III.

2.2       Representations and Warranties.  Each of the Parties, severally and not jointly, solely in respect of itself and not another Party, hereby represents and warrants to the other Parties as follows as of the Effective Date: (a) such Party is duly formed, validly existing, and in good standing under the laws of its jurisdiction of formation, (b) such Party has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and has adequate power, authority, and legal right to enter into, execute, deliver and perform this Agreement, (c) such Party has duly executed and delivered this Agreement and this Agreement is legal, valid, and binding with respect to such Party and is enforceable against such Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally, (d) except to the extent contemplated herein, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or Third Party (collectively, “Consents”) is required in connection with the execution, delivery, or performance by such Party of this Agreement, or to consummate any transactions contemplated hereby that have not been obtained or waived prior to the Effective Date, and (e) provided, that the Consents are obtained, the authorization, execution, delivery, and performance of this Agreement by such Party does not, and will not, breach or conflict with or constitute a default under (A) such Party’s organizational documents or (B) any agreement or arrangement to which such Party is a party or by which it is otherwise bound.

Article III
OPERATING COMMITTEE; BUDGETS AND WORK PLAN

3.1       Management by Operating Committee.  The Parties hereby establish an operating committee composed of representatives (each, a “Representative”) from the Parties duly appointed in accordance with this Article III (the “Operating Committee”).  The Operating Committee shall exercise its rights and carry out its duties over the Assets in compliance with this Agreement.

3.2       Function of the Operating Committee.  The Parties agree that, among the Parties, the timing, scope and budgeting of operations on the Assets (other than with respect to the Initial Budget and Work Plan) and amendments to the Initial Budget and Work Plan shall be ultimately approved by the Operating Committee.  To the extent permitted or allowed under the applicable Operating Agreement, the Operator shall, in its own discretion and in accordance with the applicable Operating Agreement, propose, approve, and undertake any actions or decisions pursuant to such applicable Operating Agreement unless Unanimous Consent of the Operating Committee is required under this Agreement.  The Operating Committee shall have no authority over the ownership of any interest in an Asset, which authority shall remain exclusively with the Party holding such ownership interest, subject to the other terms of this Agreement, including Article IV.  The matters set forth below shall require the Unanimous Consent of the Operating Committee, and each Party agrees that it will not take or knowingly facilitate, and will cause its Controlled Affiliates and shall use its reasonable best efforts to cause its other Affiliates not to take or knowingly facilitate, any action under any applicable Operating Agreement or otherwise with respect to the Assets contemplated by clauses (a) through (h) of this Section 3.2 without the Unanimous Consent of the Operating Committee.

(a)       approving any Subsequent Budget and Work Plan;

(b)       making any amendments or modifications of the previously approved Initial Budget and Work Plan or any Subsequent Budget and Work Plan; provided, that, any increase to the aggregate amount of expenditures in the previously approved Initial Budget and Work Plan or any Subsequent Budget and Work Plan (as applicable) shall not require Unanimous Consent of the Operating Committee so long as such increase would not exceed the approved budgeted amount by more than ten percent (10%) and is otherwise consistent with the applicable Approved Budget;

(c)       approving any AFE with respect to an Approved Operation to the extent that all AFEs issued for such Approved Operation exceed one hundred twenty percent (120%) of the budgeted amount for such Approved Operation in an Approved Budget;  provided,  however, that any AFEs so approved by Unanimous Consent shall not be counted toward the ten percent (10%) overage referenced above in Section 3.2(b);

(d)       approving any E&D Operations or S&A Operations proposed by a Third Party unless previously authorized pursuant to an Approved Budget;  provided,  however, that any such E&D Operations or S&A Operations that are so approved by Unanimous Consent shall not be counted toward the ten percent (10%) overage referenced above in Section 3.2(b);

(e)       designating a new Operator (other than as provided in Section 3.8(e) or Section 3.8(f));

(f)        commencing or settling litigation related to the Assets that affect or would reasonably be expected to affect all Parties with respect to their ownership of the Working Interests, if the claims or settlements at issue exceed, or would reasonably be expected to exceed, a total of $2,000,000 in the aggregate or otherwise involve any equitable relief, or request for equitable relief, related to the Assets;

(g)       amending this Agreement or any applicable Operating Agreement; and

(h)       approving or amending of any Material Contracts.

(i)                    In the event that the Operating Committee approves any matter under Section 3.2 by Unanimous Consent, each Party shall take, and shall cause its Affiliates to take, such actions within such Party’s Control under an applicable Operating Agreement that are reasonably necessary to effectuate such approved matter (and shall not knowingly take any action that could reasonably be expected to subvert, or otherwise materially interfere with the effectuation of such approved matter, including by encouraging Third Party Working Interest holders under an Operating Agreement to submit alternative or competing proposals against those proposals approved by the Operating Committee pursuant to this Section 3.2). Without limiting the generality of the foregoing but subject to Section 3.7(c), each Party will vote its respective Working Interests under an applicable Operating Agreement in favor of, and make appropriate elections with respect to, and the Operator will make proposals for the activities contemplated by, matters that have been approved by the necessary consents required by this Section 3.2 as provided hereunder, and are otherwise in accordance with the terms of this Agreement and any applicable Operating Agreement.  Once a matter is approved pursuant to the applicable Operating Agreement, the Joint Exploration Agreement, and the Participation Agreement, the provisions of such other agreements shall control the implementation of such matter other than as expressly set forth in this Agreement.

3.3       Operating Committee.

(a)        Composition.

(i)        The Operating Committee shall consist of six (6) natural persons.

(ii)       SN shall have the right to appoint two (2) Representatives and SN UnSub shall have the right to appoint one (1) Representative (each, a “Sanchez Representative”), provided,  however, at any time following a Qualified Foreclosure Transfer, the Qualified Foreclosure Transferee shall have the right to appoint one (1) Representative (the “Qualified Foreclosure Transferee Representative”) and SN shall have the right to appoint two (2) Representatives (which such two (2) Representatives shall then be the only Sanchez Representatives hereunder), and SN UnSub will no longer have the right to appoint a Representative.  Notwithstanding anything in this Agreement to the contrary, (a) SN shall have the right to direct the vote of each Sanchez Representative appointed by SN, (b) SN UnSub will have the right to direct the vote of the Sanchez Representative appointed by SN UnSub, and (c) the Qualified Foreclosure Transferee shall have the right to direct the vote of the Qualified Foreclosure Transferee Representative.  Notwithstanding anything to the contrary in this Agreement, at any time that SN is in Default, the Sanchez Representative appointed by SN UnSub shall be an investment professional affiliated with GSO for so long as GSO owns any interest in SN UnSub.

(iii)      Blackstone shall have the right to appoint three (3) Representatives (each, a “Blackstone Representative”).  Notwithstanding anything in this Agreement to the contrary, Blackstone shall have the right to direct the vote of each Blackstone Representative.

(iv)       The initial Representatives are set forth on Annex II.

(v)        Each Representative may vote by delivering his or her written proxy to another Representative.  A Representative shall serve until such Representative resigns or is removed as provided in Section 3.3(b).

(b)       Resignation; Removal and Vacancies.  Any Representative may resign at any time by giving written notice to the Operating Committee.  The resignation of any Representative shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any Sanchez Representative may be removed at any time, with or without cause, by (and only by) SN (if such Sanchez Representative was appointed by SN) or SN UnSub (if such Sanchez Representative was appointed by SN UnSub).  Any Blackstone Representative may be removed at any time, with or without cause, by (and only by) Blackstone.  Any Qualified Foreclosure Transferee Representative may be removed at any time, with or without cause, by (and only by) the Qualified Foreclosure Transferee.  The removal of a Representative shall be effective only upon receipt of notice thereof by the remaining Representatives and by SN, SN UnSub, Blackstone, or the Qualified Foreclosure Transferee, as applicable.  Any vacancy in the number of Representatives occurring for any reason shall be filled promptly by the appointment of a new Representative by (i) SN, with respect to a Sanchez Representative appointed by SN, (ii) SN UnSub, with respect to a Sanchez Representative appointed by SN UnSub, (iii) Blackstone, with respect to a Blackstone Representative, and (iv) the Qualified Foreclosure Transferee, with respect to the Qualified Foreclosure Transferee Representative.  The appointment of a new Representative is effective upon receipt of notice thereof by or at such time as shall be specified in such notice to the remaining Representatives.

3.4       Meetings of the Operating Committee.

(a)        Regular meetings of the Operating Committee shall be held on a regular basis, but not less than monthly, at such times or places as may be determined by the Operating Committee.  Special meetings of the Operating Committee may be called by any of the Representatives, subject to the requirements listed under Section 3.4(b).  Each Party shall use reasonable best efforts, in good faith, to cause its designated Representatives to attend each regular or special meeting of the Operating Committee.  The Operating Committee and the Operator shall hold bi-monthly conference calls on the 1st and the 15th of each month (or if any such dates are not a Business Day, the immediately following Business Day) to discuss the daily drilling operations, the production reports required to be provided pursuant to Section 5.1(a) and other operational updates during regular business hours, and the Operator shall otherwise provide the Parties with full access to, and shall make its personnel available upon reasonable prior notice to discuss with the Operating Committee such matters; provided, that upon the reasonable request by any Party, the Operating Committee and Operator will hold additional conference calls not to exceed one conference call per week.

(b)       Notice of the time and place of any regular meeting of the Operating Committee shall be in accordance with the meeting schedule approved by the Operating

Committee or as otherwise agreed to by the Parties.  Special meetings of the Operating Committee may be called by any Party by providing notice to the Representatives at least three (3) days prior to such meeting.  Special meetings of the Operating Committee to deal with emergencies may be called by a Party providing at least twelve (12) hours’ notice prior to the meeting, so long as each Representative provides written confirmation of receipt of notice or waives notice (including by attending the emergency meeting).  Written notice of meetings of the Operating Committee, including the purpose of the meeting for special (including emergency) meetings, shall be given to each Representative with the notice of the meeting.  Any Representative may waive notice of any meeting by the execution of a written waiver prior or subsequent to such meeting.  The attendance of a Representative at any meeting shall constitute a waiver of notice of such meeting, except where a Representative attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction or voting of any business or matter because the meeting has not been lawfully called or convened.  Notice may be given by electronic mail to an electronic mail address provided in writing by a Representative, by facsimile to a facsimile number provided in writing by a Representative, by personal delivery, or by national reputable courier service such as Federal Express or United Parcel Service to an address specified in writing by a Representative.

(c)        The Operating Committee may adopt whatever rules and procedures relating to its activities as it may deem appropriate; provided, that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement; and provided, further, that such rules and regulations shall permit Representatives to participate in meetings (and the representatives of the Parties to observe) by telephone, video conference or the like, or by written proxy, and such participation shall be deemed attendance for purposes of determining whether a Quorum is present.

(d)       At each regular meeting of the Operating Committee, the Operator shall update the Operating Committee on the operational performance of the Assets being operated by the Operator, including by presenting relevant quality, health, safety and environmental metrics regarding operations.

3.5       Quorum and Voting.

(a)       At all meetings of the Operating Committee, the presence of a majority of the Representatives (including at least one (1) Sanchez Representative appointed by SN, one (1) Blackstone Representative and either the Sanchez Representative appointed by SN UnSub or the Qualified Foreclosure Transferee Representative, as applicable) shall be necessary and sufficient to constitute a quorum of the Operating Committee for the transaction of business (a “Quorum”).

(b)       Each Representative shall be entitled to one (1) vote on each matter to be voted upon by the Operating Committee.

(c)       All actions and approvals of the Operating Committee listed in Section 3.2(a)-(h) shall be approved and passed at a meeting at which a Quorum is present by Unanimous Consent.

(d)       Any Representative may participate in a meeting of the Operating Committee via conference telephone or any communications equipment that allows all Representatives and other individuals participating in the meeting to communicate with each other.

(e)        Any action required or permitted to be taken at any meeting of the Operating Committee may be taken without a meeting or a vote, if consents in writing, setting forth the action so taken, are signed by Representatives constituting Unanimous Consent.  Each written consent shall bear the date and signature of each Representative who signs the consent.

3.6       Deadlock Mechanisms.

(a)       If any matter or proposal requiring Unanimous Consent for approval by the Operating Committee (i) is brought before the Operating Committee and such matter or proposal is not approved by Unanimous Consent or (ii) would have been brought before the Operating Committee, but for the fact that a Quorum was not present at three (3) consecutive meetings called for the purpose of approving such matter or proposal, then any Representative(s), by written notice to the other Representatives may call a meeting of the Operating Committee to reconsider such matter or proposal.  Such meeting shall be held when, where and as reasonably specified in such notice, but not less than three (3) Business Days nor more than seven (7) Business Days after such notice has been delivered.  If such meeting is called and held as provided in the immediately preceding sentence and the matter or proposal is offered at such meeting again and (A) is not approved by Unanimous Consent or (B) a Quorum is not present at such Operating Committee meeting, then any Representative(s) may within three (3) Business Days thereafter, declare a deadlock (a “Deadlock”) by giving written notice to the other Representatives containing a brief description of the nature of the issue subject to such Deadlock (a “Deadlock Notice”).  A Deadlock may also be declared as provided in Section 5.3(e)(ii).  All Deadlocks shall be subject to the provisions of Section 3.6(b) and, if applicable, mediation, in accordance with Section 3.6(c).

(b)       Within ten (10) Business Days after the receipt of a Deadlock Notice, a designated senior executive from each Party shall meet in good faith effort to reach an accord that will end the Deadlock.  If a decision is not made by common accord that ends the Deadlock within ten (10) Business Days after the date of such meeting, any Representative(s) may declare a final Deadlock (a “Final Deadlock”) by providing written notice to the other Representative (a “Final Deadlock Notice”).  Notwithstanding anything in this Agreement to the contrary, if the designated senior executive of any Party is unwilling or unable to meet with the designated senior representative of any other Party, then any Representative(s) may immediately invoke the provisions of Section 3.6(c).

(c)       If within ten (10) Business Days following receipt of a Final Deadlock Notice, the matter or proposal subject to such Final Deadlock remains in contention, then any Representative may subject the matter or proposal to non-binding mediation, which process shall be conducted as promptly as reasonably practicable, and the Parties will use their good faith efforts to cause a Representative and/or a designated senior executive to participate in such non-binding mediation.

3.7       Budgets and Work Plan; AFEs and Approved Operations.

(a)       Initial Budget and Work Plan.  On the Effective Date, the Parties approved an Initial Budget and Work Plan (as may be amended from time to time by Unanimous Consent under Section 3.2(a), the “Initial Budget and Work Plan”), which sets forth estimates of the amounts to be incurred by the Operator (subject to authorization required under an applicable Operating Agreement) to conduct (x) the activities approved in such Initial Budget and Work Plan and (y) other operations related to the Assets contemplated by such Initial Budget and Work Plan, in each case, from the Effective Date through the second (2nd) anniversary of the execution of the Purchase Agreement (such activities and operations being the “Initial Approved Operations”).  Each AFE issued by the Operator to implement an Approved Operation shall be deemed an Approved AFE in accordance with Section 3.2(c) and each Party shall consent to such Approved AFEs under any applicable Operating Agreement.  Operator shall promptly issue supplements to any Approved AFE that it reasonably anticipates will exceed the estimated expenditures thereunder by one hundred twenty percent (120%) of the budgeted amount subject to approval by Unanimous Consent of the Operating Committee.

(b)       Subsequent Budgets and Work Plans.

(i)        The Operator shall prepare and submit to the Operating Committee for approval no later than October 1, 2018, and every October 1 thereafter, (A) a proposal for E&D Operations and S&A Operations to be conducted by the Operator during the subsequent twelve (12) month period and (B) a proposed budget (together, a “Subsequent Budget and Work Plan”) which sets forth in reasonable detail the projects and activities (the “Subsequent Proposed Operations”) and estimated amounts expected to be incurred by the Operator during the subsequent twelve (12) month period to conduct (x) the Subsequent Proposed Operations and (y) other estimated operating expenses related to the Assets.  For the avoidance of doubt the expiration of an Approved Budget shall not affect any Approved Operation in such Approved Budget which is not yet complete.  In the event that there is more than one Operator as a result of a Division of Operatorship or any other reason, then the applicable Post-Division Operators shall cooperate in good faith to submit such proposals to the Operating Committee as contemplated above.

(ii)       The Operating Committee shall work in good faith to approve or disapprove of the Subsequent Budget and Work Plan no later than forty-five (45) days prior to the expiration date of the Approved Budget then in effect.  Upon approval, the Subsequent Budget and Work Plan shall become the Approved Budget (all Subsequent Proposed Operations, as may be approved or amended by the Operating Committee, shall become “Subsequent Approved Operations”).

(iii)      If the Operating Committee approves the Subsequent Budget and Work Plan, then the Operator shall (A) use its reasonable best efforts to propose to Working Interest holders under any applicable Operating Agreement and put into effect such Subsequent Approved Operations in accordance with the Approved Budgets and (B) incur costs and expenses in accordance with the Approved Budget, in each case to the extent such actions are approved by the required vote under the applicable Operating Agreement.

(iv)      If the Operating Committee fails to approve a Subsequent Budget and Work Plan by the expiration date of the Approved Budget then in effect, and such Approved Budget is (A) the Initial Budget and Work Plan, then the Operating Committee shall continue to negotiate in good faith (as among the Representatives and between the Operating Committee and the Operator, as applicable) for a six (6) month period following the expiration of the Initial Budget and Work Plan, or (B) any Subsequent Budget and Work Plan, then the Operating Committee shall continue to negotiate in good faith for a three (3) month period following the expiration of the applicable Approved Budget (as applicable, the “Budget Negotiation Period”).  During the Budget Negotiation Period, until a Subsequent Budget and Work Plan is approved by the Operating Committee and agreed to by the Operator, the most recent Approved Budget shall remain in effect as between the Parties, subject to a ten percent (10%) increase for each line item of the then-existing Approved Budget during the Budget Negotiation Period, after which all activities shall cease if a Subsequent Budget and Work Plan is not approved; provided, that, during the Budget Negotiation Period, the Operator shall use its reasonable best efforts to (A) for the first three months during a Budget Negotiation Period, continue to engage in E&D Operations and S&A Operations which were approved pursuant to Approved Budgets (but for the avoidance of doubt, except as specifically approved by the Operating Committee pursuant to Section 3.2, the Operator shall not be authorized to engage in any E&D Operations or S&A Operations not included in an Approved Budget) (provided, that after such Budget Negotiation Period, no new E&D Operations and S&A Operations may be initiated regardless of whether they were previously included in an Approved Budget), (B) take such actions as may be necessary to comply with the APC Well Commitment and satisfy continuous drilling obligations and otherwise maintain the Leases in accordance with their terms, and (C) incur costs and expenses in the ordinary course of business in amounts consistent with the most recent Approved Budget, including with respect to producing wells pursuant to any applicable Operating Agreement, in each case to the extent such actions are approved by the required vote or are otherwise permissible under the applicable Operating Agreement.

(c)       Approval of Additional Activities.  From time to time, SN, SN UnSub, Blackstone or, if applicable, the Qualified Foreclosure Transferee may present to the Operating Committee, E&D Operations and S&A Operations proposed to be undertaken with respect to the Assets that were not included in an Approved Budget.

(i)        For any new E&D Operations proposed to be undertaken that are not included in an Approved Budget (an “Additional E&D Proposal”), SN, SN UnSub or Blackstone or, if applicable, the Qualified Foreclosure Transferee, shall present to the Operating Committee and the Operator (A) proposed revisions to the Approved Budget in respect of such activities, (B) the surface location and objective formation of each vertical and lateral wellbore included in the Additional E&D Proposal, (C) the proposed spud and completion dates for each such wellbore, (D) relevant seismic/geophysical and reservoir data, anticipated oil, gas, and liquids ratios, initial production and estimated ultimate recovery figures, decline curves, and the drilling and completion design for each proposed well, (E) the total estimated cost (including Capital Expenditures and allocable overhead) of such activities, allocated by well, (F) an AFE in respect of such Additional E&D Proposal, and (G) any other information reasonably requested by the Operating Committee and the Operator.  The Operating Committee and the Operator shall evaluate such Additional E&D Proposal and such portion of the Additional E&D Proposal that receives the Unanimous Consent of the Operating Committee shall be incorporated into the applicable Approved Budget and implemented by the Operator.  Once approved, the Operator shall administer AFEs for such activities, subject to Section 3.2 and Section 3.7(a), which shall be deemed Subsequent Approved Operations and incorporated into an Approved Budget.

(ii)      For any new S&A Operations proposed to be undertaken that are not included in an Approved Budget (an “Additional S&A Proposal”), SN, SN UnSub, Blackstone or, if applicable, the Qualified Foreclosure Transferee shall present to the Operating Committee and the Operator, (A) proposed revisions to the Approved Budget in respect of such activities, (B) the proposed date of commencement of such activities and the proposed development and construction program for each included project (including the proposed timing and project scheduling), (C) the anticipated upside/cost saving for each included project and total estimated cost (including Capital Expenditures and allocable overhead) of such activities, allocated by project, (D) an AFE in respect of such Additional S&A Proposal, (E) any relevant data from any prior or comparable operations undertaken by SN, Blackstone or, if applicable, the Qualified Foreclosure Transferee or third parties relevant to the cost/benefit analysis of the proposed project(s), and (F) any other information reasonably requested by the Operating Committee or the Operator.  The Operating Committee and the Operator shall evaluate such Additional S&A Proposal and such portion of the Additional S&A Proposal that receives the Unanimous Consent of the Operating Committee shall be incorporated into the Approved Budget and implemented by the Operator.  Once approved, the Operator shall administer AFEs for such activities, subject to Section 3.7(a), which shall be deemed Subsequent Approved Operations and incorporated into an Approved Budget.

(d)       Timely Payment Commitment.  Notwithstanding anything in the applicable Operating Agreements to the contrary, on or before the 15th day of each month, Operator shall provide the other Party(ies) an invoice (“Monthly Invoice”) for (i) such Party(ies) proportionate share of all projected cash outlays for the following month (“Estimated Cash Outlays”) and (ii) any adjustments to the previously sent invoices so that the amount ultimately paid by a Party for a given month is equal to the actual amounts expended by Operator for such month (“True-Up Amount”) (e.g., Operator will send a Monthly Invoice on or before June 15 and such Monthly Invoice will consist of the Estimated Cash Outlays for July plus or minus a True-Up Amount (if any) to reconcile the Estimated Cash Outlays for May). Each Party shall pay the Monthly Invoice on or before the last day of the month in which the Monthly Invoice was delivered to such Party.

(e)       APC Well Commitment; Other Required Actions.  Unless otherwise approved by the Operating Committee by Unanimous Consent, Operator will propose wells necessary to the meet the APC Well Commitment and avoid any financial penalty thereunder and shall be authorized to take any other action to the extent necessary to meet any continuous drilling obligations under any Lease.  To the extent Operator does not propose such wells when required pursuant to the foregoing sentence, any Party is permitted to propose wells under any applicable Operating Agreements in order to ensure such APC Well Commitment is satisfied to the extent that failure to propose wells at such point in time would reasonably be likely to result in financial penalty under the APC Well Commitment. Further, any Party shall be permitted to propose the taking of any other action reasonably required to meet any continuous drilling obligations under any Lease.

3.8       Operatorship Under the Operating Agreement.

(a)       As of the Effective Date, the Parties acknowledge and agree that SN is designated as the operator of the Assets pursuant to, and in accordance with, the Operating Agreements (in such capacity, “Sanchez Operator”).  As contemplated by this Agreement, Blackstone or its designee, including a buyer or its designee in connection with a Sale Transaction may succeed to SN’s status as operator of some or all of the Assets (in such capacity, “Blackstone Operator”) and, in that event, Sanchez Operator may thereafter succeed to Blackstone Operator’s status as operator of some or all of the Assets.  Sanchez Operator and Blackstone Operator shall be referred to interchangeably as the “Operator,” and each reference to the “Operator” herein means either Sanchez Operator or Blackstone Operator, depending on which of such parties holds the operatorship of the Assets in question following the receipt of all Required Operatorship Consents.  For the avoidance of doubt, the term “Operator” does not include any successor Third Party operator of the Assets other than Blackstone Operator once such successor Third Party operator has obtained all Required Operatorship Consents with respect to any applicable Lease, Wellpad or other Asset.  None of the Operating Committee or the Parties, by virtue of their ownership of an interest in the Assets, shall have any power, authority, or any Control over the day-to-day operation or management of the Assets, which authority and obligations reside with the Operator pursuant to the Operating Agreements.  The Operator shall use its reasonable best efforts to execute an Approved Budget as agreed upon by the Parties pursuant to this Agreement and act under each Operating Agreement consistently with this Agreement, including with respect to carrying out the development plan and budget as set forth in an Approved Budget; provided,  however, notwithstanding anything to the contrary herein, if this Agreement and the express requirements of the Operator under an Operating Agreement directly conflict, the Operator shall comply with such Operating Agreement to the extent necessary to avoid violating the terms of such Operating Agreement; provided,  further, that Operator shall use reasonable best efforts to follow the estimated detailed drilling and completion specifications set forth in each Approved Budget but immaterial deviations shall not require an amendment of the applicable Approved Budget or an approval by Unanimous Consent of the Operating Committee nor shall such immaterial deviations be considered a default or breach of the Operator’s obligations under this Agreement.

(b)       Notwithstanding anything to the contrary in this Agreement, including the Operating Committee’s actions pursuant to Section 3.2, if any Party reasonably believes there is any emergency involving actual or imminent loss of life, material damage to any of the Assets or the environment, or substantial and immediate financial loss, such Party may, in the sole exercise of its discretion, act for and on behalf of the Parties (including by causing the Operator to take such actions) in any manner reasonably necessary or useful under the circumstances without the necessity of giving prior notice to the other Parties or receiving any approval or consent from the Operating Committee or any Party.  In the event that any Party takes any action pursuant to this Section 3.8(b) without the prior approval of the Operating Committee, such Party shall promptly (but in all events within twenty-four (24) hours) notify the Operating Committee of the taking of such actions.

(c)       Without the prior written consent of Blackstone, SN UnSub, and if applicable, the Qualified Foreclosure Transferee, except as required to implement a transfer of operatorship required by this Agreement, SN (in its capacity as Sanchez Operator) shall not resign or attempt to resign as the operator under any Operating Agreement or take or omit to take any action that would effectively or constructively result in the termination of its status as operator under any Operating Agreement.

(d)       In the event of a transfer of operatorship under any Operating Agreement in accordance with Section 3.8(f), the Alternate Operator or its designee as successor operator shall, as a condition to such transfer, be deemed to become a party to this Agreement as Operator under such Operating Agreement and be bound by the terms hereof in the same capacity as Operator, mutatis mutandis, and if not a Party to this Agreement, such operator shall be required to execute a joinder of this Agreement to such effect, and the Defaulting Operator shall be automatically discharged from all further obligations as the Operator under this Agreement with respect to any such Operating Agreement and the Assets subject to such Operating Agreement.

(e)       Division of Operatorship.  The following rights and procedures shall apply if (i) the Operating Committee is unable to approve a Subsequent Budget and Work Plan within the Budget Negotiation Period or (ii) either Blackstone or SN otherwise elects to cause a Division of Operatorship pursuant to this Section 3.8(e) for any reason during a Budget Negotiation Period or, as applicable, in the event that an Equitable Partition is to be consummated pursuant to Section 4.5, then, upon the expiration of such Budget Negotiation Period or at any time during such Budget Negotiation Period:

(i)        Either Blackstone or SN shall have the right to cause a division of operatorship (a “Division of Operatorship”) pursuant to which, subject to the terms of the applicable Operating Agreements and the other provisions of this Section 3.8(e), the rights to operatorship pursuant to applicable Operating Agreements for the Wellpads shall be divided between Blackstone Operator and Sanchez Operator on a geographic Wellpad-by-Wellpad basis approximating an alternating, checkerboard pattern (or such other pattern as may be mutually agreed by SN and Blackstone), such that once the Division of Operatorship is completed, such Division of Operatorship shall (A) result in Blackstone Operator and Sanchez Operator each having rights to operatorship pursuant to applicable

Operating Agreements over a number of Wellpads that constitute approximately fifty percent (50%) of the aggregate Fair Market Value of (x) the Working Interests underlying all the Wellpads and (y) the Existing Producing Wells and related offset locations and sections, and (B) evenly (or as evenly as commercially practicable) distribute to Blackstone Operator and Sanchez Operator: (1) the remaining drilling obligations under the APC Well Commitment and continuous drilling obligations under the oil and gas leases to which the applicable Working Interests are subject, (2) producing wells and current production, (3) remaining reserves, (4) potential future well locations, and (5) operatorship of the Existing Producing Wells and related offset locations and sections (an “Equitable Division”) and (6) in the case of an Alternative Equitable Partition, such other criteria set forth in Section 4.5(a).  Upon the election of any Party to cause a Division of Operatorship, SN and Blackstone shall negotiate in good faith for a period of forty-five (45) days to designate by area, and based on substantially equal geographic divisions, all Wellpads under the Leases based on customary industry practices and their respective reserve reports covering the previous  twelve (12) month period and agree upon an Equitable Division.  If, following such forty-five (45) day period, SN and Blackstone are unable to agree upon an Equitable Division, each of them shall retain an independent, Third Party financial advisor or investment bank with expertise in valuing oil and gas assets in the Eagle Ford Shale (a “Financial Advisor”) to determine an Equitable Division which will largely be based on such Party’s engineering and geological reserve reports for the last twelve (12) month period and taking into account the then current strip pricing forecast.  Sanchez and Blackstone shall each present the results of its Financial Advisor and provide its associated reserve reporting, including reasonable supporting information, after a period of thirty (30) days to the other Party and each such Party shall have ten (10) days to review the proposal of such other Party.  If SN and Blackstone are unable to agree upon an Equitable Division after the period described in the preceding sentence, then SN and Blackstone shall choose within ten (10) Business Days a third Financial Advisor and an engineering and geological advisor to audit the reserve reports of SN and Blackstone (the “Reserve Auditor”) from among the entities listed on Annex IV (or if SN and Blackstone are unable to agree on a Reserve Auditor and/or the third Financial Advisor within a reasonable timeframe, they shall cause the other Financial Advisors to choose a third Financial Advisor and Reserve Auditor from among the entities listed on Annex IV within the subsequent five (5) Business Day period) to determine an Equitable Division which shall (A) be based on the provisions set forth in this Section 3.8(e), (B) reflect the Equitable Division proposals by the two (or three, in the case of an Equitable Partition) Financial Advisors (unless such proposal is not consistent with the terms herein in which case such proposal will be rejected and not considered), (C) be rendered as promptly as practicable (but in any event no later than thirty (30) days after the appointment of such Financial Advisor and Reserve Auditor), and (D) be binding on the Parties.  The Parties shall cooperate to provide all relevant information reasonably requested by such third Financial Advisor in connection with the determination of a final Equitable Division, including the audit of the Reserve Auditor of the reserve reports provided by SN and Blackstone.  With respect to each applicable Operating Agreement, the Party (or its designee) who had operatorship prior to the Division of Operatorship shall be referred to as the “Pre-Division Operator,” the Party who is awarded operatorship pursuant to such Division of Operatorship (or where applicable pursuant to an Equitable Partition) shall be referred to as the “Post-Division Operator,” and the other Party to such Division of Operatorship shall be referred to as the “Post-Division Non-Operator.” For the avoidance of doubt, in the case of an Equitable Partition pursuant to Section 4.5(a), the provisions of this Section 3.8(e)(i) shall be deemed and interpreted to include SN UnSub as a participant in the Equitable Partition evaluation and determination process, such that GSO (acting on behalf of SN Unsub, as contemplated in Section 4.5(i)) shall have full rights to participate equally with SN and Blackstone in determining the Equitable Partition in a manner consistent with the terms and conditions of Section 4.5(a) and this Section 3.8(e), including the right to appoint a Financial Advisor and Reserve Auditor.

(ii)       Following the final resolution of an Equitable Division pursuant to Section 3.8(e)(i) or an Equitable Partition pursuant to Section 4.5, each Party shall use its reasonable best efforts to take or cause to be taken all actions required to obtain as promptly as practicable any necessary consents or amendments required for a change in operatorship (the “Required Operatorship Consents”) under the Leases, Operating Agreements and any other Material Contracts, including all purchase, marketing, transportation, storage, processing and/or sales contracts, related to the Wellpads or Leases reasonably identified by a Party and any other actions reasonably necessary or desirable to effect a Division of Operatorship or an Equitable Partition, including any required notices or filings with applicable Governmental Authorities.  If any such required consent or amendment for a Wellpad or Lease is not obtained by the time an Equitable Division or an Equitable Partition, respectively, has been finalized pursuant to Section 3.8(e)(i), then the Parties shall continue to use their respective reasonable best efforts to obtain each required consent or amendment and until such consent or amendment is obtained (or until such other time as the Post-Division Operator reasonably determines that it has the right and capability to assume operatorship), the Pre-Division Operator shall maintain formal rights of operatorship for such Wellpad or Lease and the Post-Division Operator shall have the right to (A) be designated as the contract operator pursuant to the applicable Operating Agreement with respect to such Wellpad or Lease based on customary terms and conditions, whereby the Post-Division Operator shall have the right to physically conduct all operations, and/or (B) direct the Pre-Division Operator in its exercise of all rights of a reasonable operator with respect to such Wellpad or Lease as though the Post-Division Operator had been appointed as successor operator for such Wellpad or Lease, to the extent (in either case (A) or (B)) reasonably consistent with the Pre-Division Operator’s duties as operator under the applicable Operating Agreement, in which case the Pre-Division Operator shall remain the operator with respect to the applicable Asset and carry out all directions of the Post-Division Operator and not take any action under an Operating Agreement unless approved by the Post-Division Operator or required under the applicable Operating Agreement.

(iii)      Upon the consummation of an Equitable Division, the Parties shall use their reasonable best efforts to (A) (1) cause all existing Operating Agreements to be terminated to the extent any such Operating Agreements apply to multiple Wellpads allocated to both SN and Blackstone in connection with an Equitable Division and (2) execute and cause Third Party Working Interest holders in such Wellpads to execute, in place of each terminated Operating Agreement, the Form Operating Agreement (and agree to any reasonable modifications that may be requested by any such Third Party Working Interest holder to such Form Operating Agreement that are reasonably necessary to obtain any required approval), attached hereto as Exhibit B, for each individual Wellpad allocated to a Party pursuant to a Division of Operatorship or (B) with respect to any Wellpad that is subject to an Operating Agreement relating only to such Wellpad, take such action as may be necessary to obtain the required approval to transfer operatorship rights to the applicable Post-Division Operator as successor operator under such Operating Agreement.  Additionally, each Post-Division Operator shall provide the other Parties on an annual basis with an approved one (1) year budget and work plan and a three (3) year budgeted forecast regarding the development of each Party’s respective Assets for which such Post-Division Operator has been allocated rights of operatorship pursuant to a Division of Operatorship or an Equitable Partition.

(iv)      Notwithstanding anything else to the contrary in this Agreement, at any time that a Non-Defaulting Party or its designee has rights to operatorship over one hundred percent (100%) of the Leases or Wellpads, or following the date upon which any Operator Default Event (as defined below) has occurred and is not cured as provided in Section 3.9, the Defaulting Party or its Affiliates shall no longer have the right to elect to cause a Division of Operatorship pursuant to this Section 3.8(e).

(v)       Following a Division of Operatorship or an Equitable Partition, if a Post-Division Operator under any Operating Agreement elects to sell or otherwise transfer all of its interest in the assets covered by such Operating Agreement to a Third Party, and if such Third Party desires and is duly qualified to be selected as the successor operator under such Operating Agreement, the Post-Division Non-Operator and SN UnSub (to the extent they each then continue to own interests and have voting rights under such Operating Agreement) agree to vote for such Third Party to be selected as the successor operator, including a Third Party buyer in connection with a Sale Transaction or following an Equitable Partition.  In all other circumstances in which a Post-Division Operator resigns (other than as a result of a transfer of operatorship to an Affiliate) or is removed as operator under an Operating Agreement, if the Post-Division Non-Operator desires and is duly qualified to be selected as the successor operator under such Operating Agreement, the Post-Division Operator and SN UnSub (to the extent they each then continue to own interests and have voting rights under such Operating Agreement) agree to vote for the Post-Division Non-Operator as successor operator.  This Section 3.8(e)(v) shall survive the termination of this Agreement for a period of ten (10) years.

(vi)      Promptly following the date of this Agreement, upon the request of Blackstone, the Parties shall use their good faith efforts to engage the Third Party owners of Working Interests in the Leases and enter into new joint operating agreements for each Wellpad consistent in all material respects with the existing Operating Agreements, in addition to any modifications upon which the Parties may agree, in order to facilitate an orderly Division of Operatorship if and when pursued pursuant to this Agreement.

(vii)     Blackstone will indemnify SN and SN UnSub or, if applicable, the Qualified Foreclosure Transferee, for all damages incurred by such Parties (a) to the Consenting Parties or any other parties whose consent is required under any applicable Operating Agreements arising out of any litigation brought by the Consenting Parties under the Consent Agreement as a result of the consummation of an Equitable Division or an Equitable Partition and (b) to counterparties from whom a Required Operatorship Consent is required in connection with effecting a Division of Operatorship or an Equitable Partition without having obtained any Required Operatorship Consents, which in either case shall include all reasonable legal expenses.  In connection with any such litigation pursuant to which Blackstone is obligated to indemnify SN and SN UnSub under this Section 3.8(e)(vii), Blackstone shall have the right to control the defense on behalf of Blackstone, SN, SN UnSub and their respective Affiliates and SN, SN UnSub or, if applicable, the Qualified Foreclosure Transferee, and their respective Affiliates shall reasonably cooperate in connection with such defense; provided, that the appointment of counsel by Blackstone shall be subject to the consent of SN, not to be unreasonably withheld, conditioned or delayed, and SN and SN UnSub or, if applicable, the Qualified Foreclosure Transferee shall have the right to participate in connection with the defense of any such litigation.  In connection with the consummation and implementation of an Equitable Division or an Equitable Partition, the Parties will use their respective commercially reasonable efforts to cooperate with the Consenting Parties to provide for an orderly transition of operatorship and consult with the consenting parties in connection with the implementation of such transition, in each case, in order to maintain an amicable working relationship with the Consenting Parties.

(f)        Transfer of Operatorship Generally.  Effective immediately upon the occurrence of any of the following: (i) Operator is removed as operator pursuant to the terms of any applicable Operating Agreement, (ii) Operator suffers a Specified Event of Default under a Specified Credit Agreement, (iii) Operator resigns as operator under any applicable Operating Agreement with or without the consent of the other parties thereto, (iv) Operator commits an act of gross negligence or willful misconduct with respect to its duties under an applicable Operating Agreement (“Negligent Operator Action”); provided, that notice of any Negligent Operator Action must be given to Operator detailing the alleged acts by Operator and Operator shall have a thirty (30) day period from receipt of such notice to cure any such Negligent Operator Action, unless the Negligent Operator Action concerns an ongoing operation being conducted, in which case, Operator must cure such Negligent Operator Action within forty-eight (48) hours of its receipt of the notice; (v) SN or any of its Affiliates breaches in any material respect its obligations under Section 4.5 or (vi) either Party while acting as Operator has committed a Default under this Agreement (any such event described in the preceding clauses (i) through (vi), collectively, an “Operator Default Event”), the operatorship of the applicable Assets (which, in cases (i), (iii), and (iv) above, for avoidance of doubt, shall mean only those Assets covered by the applicable Operating Agreement) and the right to serve as, or to designate, the operator of such Assets under the applicable Operating Agreement(s) shall, subject to the terms of such Operating Agreement(s), be transferred to Blackstone (if SN is then the Operator) or SN (if Blackstone is then the Operator), as applicable (the “Alternate Operator”) or its designated Affiliate or a qualified Third Party operator capable of operating the Assets and selected by the Alternate Operator (a “Third Party Operator”).  The Operator who is replaced as a result of such Event of Default (the “Defaulting Operator”) shall (and shall cause its Controlled Affiliates, and shall use its reasonable best efforts to cause its other Affiliates, to) use their reasonable best efforts to (i) take all actions required (at the reasonable direction of the Alternate Operator to effectuate such transfer, including voting its and its Affiliates’ interests for an election of the Alternate Operator, its designee or a Third Party Operator, including through one or a series of related transactions, in each case to the extent permitted under the applicable Operating Agreement, (ii) obtain any necessary consents or amendments otherwise required for a change in operatorship under the Leases and applicable Operating Agreements and any other applicable Material Contracts including all Required Operatorship Consents, and (iii) carry out any other actions reasonably necessary to effect such transfer of operatorship.  In the event the operatorship of an Asset is transferred to the Alternate Operator, its designee or a Third Party Operator pursuant to this Section 3.8(f), the Alternate Operator shall (and shall cause the successor operator, if other than the Alternate Operator, to), defend, indemnify and hold harmless the Defaulting Operator from all claims, Losses and damages raised by any Third Party related to the applicable Operating Agreements with respect to which operatorship has been transferred to the extent resulting from, pertaining to or arising from the operation of the applicable Assets by the Alternate Operator, its designee or the Third Party Operator from and after the date of such transfer of operatorship of the applicable Assets.  The Alternate Operator shall (and shall cause the successor operator, if other than such Alternate Operator to) also use its reasonable best efforts to comply with all requirements of an operator under the applicable Operating Agreement or applicable law.  In connection with any transfer of operatorship pursuant to this Section 3.8, the Parties shall use their reasonable best efforts to ensure that the new Operator shall have access to all assets relating to the Assets in which the Parties all hold an ownership interest in the same manner as the Defaulting Operator had prior to any such operatorship transfer, to the extent that a Division of Operatorship has not occurred or this Agreement has not been terminated.  If any required consent or amendment required to effect the transfer of operatorship under any applicable Operating Agreement or any required consent or amendment for any other Material Contract related to a Lease or Wellpad for which operatorship is to be transferred, in each case as contemplated by this Section 3.8(f), is not obtained, including all Required Operatorship Consents, then until such consent or amendment is obtained (or until such other time as the Alternate Operator reasonably determines that it has the right and capability to assume operatorship), (i) the Parties shall continue to use their respective reasonable best efforts to obtain each required consent or amendment, (ii) the Defaulting Operator shall maintain formal rights of operatorship for such applicable Lease or Wellpad, and (iii) the Alternate Operator shall have the right to (A) be designated as the contract operator pursuant to the applicable Operating Agreement with respect to such Wellpad based on customary terms and conditions, whereby the Alternate Operator shall have the right to physically conduct all operations, and/or (B) direct the Defaulting Operator in its exercise of all rights of an operator with respect to such Wellpad as though such Alternate Operator had been appointed as successor operator for such Wellpad to the extent reasonably consistent with the Defaulting Operator’s express duties as operator under the applicable Operating Agreement, in which case the Defaulting Operator shall remain the operator with respect to the applicable Asset and carry out all directions of the Alternate Operator and not take any action under an Operating Agreement unless approved by the Alternate Operator or expressly required under the applicable Operating Agreement.  For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the transfer of operatorship and the rights related thereto described in this Section 3.8(f) shall be triggered automatically upon the occurrence of an Operator Default Event and shall not be affected in any respect by any change in, or cure of, an Operator Default Event.

3.9       Default.

(a)       Remedy Upon Default.  For so long as SN, SN UnSub, Blackstone or, if applicable, the Qualified Foreclosure Transferee is in Default (a “Defaulting Party”), (i) its rights under Section 3.2 (Function of the Operating Committee), Section 3.7(b) (Subsequent Budgets and Work Plans), Section 3.8(e) (Operatorship) (such that a Defaulting Party shall not have the right to elect to cause a Division of Operatorship), Section 4.1(a) (Permitted Transfers) (such that a Defaulting Party shall not have a right to Transfer its Asset Interest to a Third Party even after the expiration of the three year limitation in Section 4.1(a), without the prior written consent of the Parties not in Default (the “Non-Defaulting Parties”) and provided,  however, that such Default shall not affect rights regarding Permitted Liens), Section 4.2 (Tag-Along Rights), Section 4.3 (Right of First Offer), Section 4.5 (Sale Transaction) (such that if Blackstone is the Defaulting Party, it shall not have a right to compel the other Parties to participate in a Sale Transaction,), and Section 5.2 (Area of Mutual Interest) shall be suspended and any control rights associated with such provisions shall revert to the benefit of the Non-Defaulting Parties in percentages equal to their proportionate share of an AMI acquisition pending such cure or resolution of such Default and in connection therewith, the Representative(s) appointed by the Defaulting Party shall lose all voting rights with respect to the Operating Committee, and the affirmative vote of the Representatives who have not lost voting rights shall be the only votes required for any action to be taken by the Operating Committee (and shall be deemed to constitute Unanimous Consent); provided, that, (i) such rights shall not be suspended in the event the Party alleged to be in Default is contesting such allegation in good faith, pursuant to a binding arbitration process in accordance with Section 7.12(c), which shall be conducted as promptly as reasonably practicable (and the Parties will use their good faith efforts to cause a Representative and/or a designated senior executive to participate in such process), and (ii) the Operating Committee shall not have the authority to bind the Defaulting Party and its Affiliates to Subsequent Budgets and Work Plans or to any increases to the then-existing Approved Budget except to the extent that all such increases in the aggregate do not exceed such Approved Budget by more than ten percent (10%).  A Default shall not be deemed to be continuing after the Defaulting Party has (i) cured such Default, (ii) entered into and satisfied its obligations under a binding written settlement with the Non-Defaulting Parties related to such Default, or (iii) satisfied its obligations, if any, arising from any arbitration or judicial proceeding related to such Default.

(i)        Any reasonable, documented legal fees and other out-of-pocket costs of each Party to a dispute governed under this Section 3.9 shall be borne solely by the non-prevailing Party, as determined in connection with the relevant proceedings and, the prevailing Party in such proceedings shall be entitled, in addition to such other relief as may be granted, to reimbursement of such reasonable legal fees and costs from the non-prevailing Party.

(ii)       Any monetary award granted to a Party in connection with a dispute governed under this Section 3.9 shall include interest accruing daily at a rate of 1.1% per month, compounding monthly, from the date upon which it is determined the applicable state of Default began, until the Party in Default has satisfied in full its obligations arising from the arbitration proceedings (including the payment of such interest amount).

(b)       Remedy Not Exclusive.  The rights of the Non-Defaulting Party set forth in this Section 3.9 or elsewhere in this Agreement shall be in addition to such other rights and remedies that may exist at Law, in equity or under contract on account of such Default.

Article IV
TRANSFER; EXIT OPPORTUNITIES

4.1       Restrictions on the Transfer of Interests.

(a)       Permitted Transfers.  Each Party may Transfer all or part of such Party’s rights, title and interest to any Asset or related assets in the Core Area acquired after the Effective Date and held directly or indirectly by any of the Parties (an “Asset Interest”), including such Party’s Working Interests, only in accordance with applicable Law and the provisions of this Agreement, including this Article IV.  Prior to the third (3rd) anniversary of the Effective Date, except for transfers to Permitted Transferees and Foreclosure Transfers, none of the Parties shall be permitted to Transfer all or any portion of such Party’s Asset Interests without the prior written consent of the non-transferring Parties (each, a “Non-Transferring Party”), which consent may be given or withheld in the sole discretion of such Party.  Any purported Transfer in breach of the terms of this Agreement shall be null and void ab initio, and the Non-Transferring Party shall not recognize any such prohibited Transfer.  Any Party who Transfers or attempts to Transfer any Asset Interests (the “Transferring Party”) except in compliance herewith shall be liable to, and shall indemnify and hold harmless, the Non-Transferring Parties for all costs, expenses, damages, and other Liabilities resulting therefrom.  No Party shall place or allow to be placed any Lien on any of its Asset Interests other than Permitted Liens.  “Permitted Liens” means (i) Liens granted by the Parties and/or subsidiary guarantors under any Applicable Credit Agreement or any security document (including any mortgaged or deeds of trust) entered into in connection therewith (so long as such Applicable Credit Agreement and such security documents are not, after the Effective Date, amended, restated, modified, renewed, refunded, replaced or refinanced in a manner that restricts the exercise of another Party’s rights under this Agreement in a manner that is materially more restrictive (including in a manner that would adversely impact the exercise of any Party’s rights under this Article IV) than the restrictions imposed by such Applicable Credit Agreement or security document on the Effective Date (or provided for by the applicable form of security document in a form agreed to as of the Effective Date as set forth in such Applicable Credit Agreement)) (ii) Liens under or required by an applicable Operating Agreement, (iii) statutory Liens securing amounts not yet due and payable or which are being contested in good faith, (iv) judgment Liens that are bonded for appeal or will be paid by insurance, (v) all overriding royalty and net profits interests affecting the Assets on the Effective Date, (vi) Liens securing hedging related to the Assets, (vii) Liens related to debt financing arrangements that do not restrict the exercise of another Party’s rights under this Agreement in a manner that is materially more restrictive than the restrictions imposed by Liens that were in place on the Effective Date under other debt arrangements of such Party or its Affiliates, (viii) Liens related to marketing or midstream arrangements, (ix) any volumetric production payment transaction affecting a Party’s Asset Interest, provided such volumetric production payment transaction shall be released in connection with a Sale Transaction, (x) all cashiers’, landlords’, workmens’, repairmens’, mechanics’, materialmens’, warehousemens’ and carriers’ Liens and other similar Liens imposed by Law, in each case, incurred in the ordinary course of business, (xi) pledges, deposits or other Liens securing the performance of bids, trade contracts, leases or statutory obligations in each case, incurred in the ordinary course of business, (xii) purchase money Liens incurred in the ordinary course of business, (xiii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use of any of the Asset Interests, (xiv) encumbrances in favor of a bank or other financial institution encumbering deposits or other funds maintained with a bank or other financial institution (which in no event shall burden any Working Interests), or (xv) encumbrances arising out of, under or in connection with applicable securities Laws (which in no event shall burden any Working Interests and which shall be removed prior to the consummation of any Sale Transaction) or custodial arrangements with custodians of securities (which in no event shall burden any Working Interests).

(b)       Effect of Permitted Transfer.  Any Permitted Transferee must satisfy and comply with all requirements of a transferee of a Working Interest under any applicable Operating Agreement.  Any Permitted Transferee to which any Asset Interests are Transferred hereunder shall be bound by, and sign on to and join, this Agreement, and shall become a Party for all purposes hereof and be bound by all provisions to which the Party that Transferred Asset Interests to it was or remains bound, provided that if a Permitted Transferee does not acquire all or substantially all Asset Interests of a Transferring Party hereunder, then it should obtain no rights under Article III.  No Transfer of an Asset Interest shall relieve the Transferring Party of any obligations accruing prior to such Transfer under this Agreement or the applicable Operating Agreement. In a Foreclosure Transfer with respect to the Asset Interests of UnSub (a “Qualified Foreclosure Transfer”), the UnSub Agent or any designated special purpose vehicle established by the UnSub Agent, and in each case, any Permitted Transferee thereof (the “Qualified Foreclosure Transferee”) (a) shall be bound by, and  sign on to and join, this Agreement, (b) shall become a Party (and replace SN UnSub as a Party) for all purposes hereof and (c) each other Party shall be deemed to consent to the Qualified Foreclosure Transferee becoming a Party; provided,  however, that if such Foreclosure Transfer covers less than all or substantially all of SN UnSub’s Asset Interests, then unless otherwise agreed by SN UnSub and the Permitted Transferee, such Qualified Foreclosure Transferee shall not succeed to SN UnSub’s rights under Article III.  Except as provided in Section 6.2 or in a Foreclosure Transfer, if a Transfer is made to a Third Party in manner permitted by this Agreement or otherwise with the consent of the Non-Transferring Parties, then this Agreement shall terminate upon the consummation of such Transfer but only with respect to the Asset Interest transferred (and this Agreement will remain in effect with respect to the remainder of the Asset Interests).

(c)       Expenses.  The Transferring Party shall bear all costs and expenses incurred in connection with any Transfer of all or any portion of its Asset Interests.  Any transfer or similar taxes arising as a result of such Transfer shall be paid by the Transferring Party.

(d)       Certain Indirect Transfers.  Except for Transfers to Permitted Transferees, no Party shall indirectly Transfer any Asset Interests to the extent such Party is not permitted to Transfer Asset Interests directly pursuant to the terms hereof and any indirect Transfer shall be structured and consummated in such a manner that the Non-Transferring Party shall be provided the same rights and protections as it would have had if such Transfer were structured as a direct Transfer of such Asset Interests pursuant to the terms hereof;  provided,  however, that the sale of any Equity Interest in a Qualified Foreclosure Transferee to the extent necessary or desirable to comply with Law (including any bank regulatory requirements) shall not be subject to the restrictions set forth in Section 4.1(a).  Notwithstanding anything in this Agreement to the contrary, a Transfer resulting from any change in control or transfer of ownership interests in Sanchez Energy shall not be treated as a Transfer under this Article IV unless such Transfer constitutes a Change of Control in which case Section 4.2 shall apply.

4.2      Tag-Along Right.

(a)       Other than in connection with an IPO as contemplated by Section 4.4 and in connection with a Foreclosure Transfer, if at any time after the third (3rd) anniversary of the Effective Date and prior to an IPO of such Party (as defined herein), a Party proposes to Transfer all or any portion of its Asset Interests, whether in a single or series of related transactions, that constitute greater than thirty-five percent (35%) of such Party’s total Asset Interests held as of the Effective Date to a Third Party purchaser or purchasers (a “Proposed Sale”), after complying with Section 4.3, the Transferring Party shall furnish to the other Parties (the “Non-Initiating Parties”) a written notice of such Proposed Sale (the “Tag-Along Notice”) and provide the Non-Initiating Parties the opportunity to participate in such Proposed Sale on the terms described in this Section 4.2 to the extent of their respective ownership interests in the assets to be transferred in such Proposed Sale.  The Tag-Along Notice will include:

(i)        the material terms and conditions of the Proposed Sale, including (A) the Asset Interests to be Transferred, (B) the name of the proposed transferee (the “Proposed Transferee”), (C) the proposed amount and form of consideration (including the proposed price on a per Working Interest percentage basis based on an allocation of value by applicable Leases, Wellpads, and other applicable Assets, which will include an allocation to individual producing wells and undeveloped acreage based on the bona fide third party offer), and (D) the proposed Transfer date, if known, which date shall not be less than forty-five (45) Business Days after delivery of such Tag-Along Notice;  and

(ii)       an invitation to the Non-Initiating Party to participate in such Proposed Sale at the same per Working Interest percentage price per applicable Asset, for the same form of consideration and on the same terms and conditions as those offered to the Transferring Party in the Proposed Sale.  The Transferring Party will deliver or cause to be delivered to the Non-Initiating Party copies of all transaction documents relating to the Proposed Sale as promptly as practicable after they become available.

(b)       A Non-Initiating Party must exercise the tag-along rights provided by this Section 4.2 within twenty (20) Business Days following delivery of the Tag-Along Notice by delivering a notice (the “Tag-Along Offer”) to the Transferring Party indicating its desire to exercise its tag-along rights hereunder.  If the Non-Initiating Party does not make a Tag-Along Offer within twenty (20) Business Days following delivery of the Tag-Along Notice, the Non-Initiating Party shall be deemed to have waived its rights under this Section 4.2 with respect to such Proposed Sale, and the Transferring Party shall thereafter be free to Transfer the applicable Asset Interests (as defined in Section 4.5(a)) to the Proposed Transferee without the participation of such Non-Initiating Party, for the same form of consideration set forth in the Tag-Along Notice, at a per Working Interest percentage price no greater than the per Working Interest percentage price per applicable Asset set forth in the Tag-Along Notice, and on other terms and conditions which are not more favorable to the Transferring Party than those set forth in the Tag-Along Notice.  If one or more Non-Initiating Parties elects to participate in the Proposed Sale pursuant to this Section 4.2, (i)  the consideration to be received by the Parties in such sale (a “Tag-Along Transaction”) will be calculated by taking the aggregate proceeds from such Tag-Along Transaction  and allocating such proceeds among the Parties based upon the relative Fair Market Value of the Leases, Wellpads, and other applicable Assets and other interests included by the Parties (collectively, the “Tag Interests”), as agreed by the Parties or as otherwise determined pursuant to the valuation process set forth in Section 4.5(c), taking into account (in either case) the Parties’ proportionate ownership of the Working Interests in the properties transferred pursuant to the Tag-Along Transaction, the allocation of value among the Working Interests included in the sale as determined with the Third Party buyer (but only to the extent that all Parties approved in writing such allocation prior to execution of the applicable agreement), and any other relevant information, provided, that the total Fair Market Value of the aggregate interests to be sold for purposes hereunder will be equal to the sale price determined by the purchaser of the interests included by the Parties in the Proposed Sale; and (ii) the Non-Initiating Parties shall agree to make to the Proposed Transferee the same representations and warranties, covenants and indemnities as the Transferring Party agrees to make in connection with the Proposed Sale (which may be modified as necessary as to form to the extent one Party is Transferring Working Interests and the other Party is Transferring Equity Interests holding Working Interests, and such other distinctions as may be applicable to the Parties or their interests in the Leases, Wellpads, and other applicable Assets); provided, that (A) no Party shall be liable for the breach of any covenant by any other Party, (B) in no event shall any Party be required to make representations and warranties or provide indemnities as to any other Party, and (C) in no event shall a Non-Initiating Party be responsible for any Liabilities or indemnities in connection with such Proposed Sale in excess of the proceeds received by such Non-Initiating Party in the Proposed Sale.

(c)       In the event that the consideration received in connection with a Proposed Sale consists of securities that are not registered under the Securities Act, and any Non-Initiating Party exercises its tag-along rights hereunder in connection with such Proposed Sale, if the

Transferring Party is entitled to registration rights in respect of such securities, the Transferring Party shall ensure that each Non-Initiating Party, as applicable, will receive pro rata piggy back registration rights on any registration in which the Transferring Party is entitled to register such securities (together with a pro rata number of the total demand registrations granted to the Transferring Party).

(d)       The offer of a Non-Initiating Party contained in any Tag-Along Offer shall be irrevocable, and, to the extent such Tag-Along Offer is accepted, such Non-Initiating Party shall be bound and obligated to Transfer in the Proposed Sale on the same terms and conditions, with respect to each Asset Interest Transferred, as the Transferring Party; provided, however, that if the terms of the Proposed Sale change with the result that the per Working Interest percentage price shall be less than the per Working Interest percentage price set forth in the Tag-Along Notice, the form of consideration shall be different or the other terms and conditions (other than, for the avoidance of doubt, inside tax basis associated with such interests, if applicable) shall be materially less favorable to such Non-Initiating Party than those set forth in the Tag-Along Notice, such Non-Initiating Party shall be permitted to withdraw the offer contained in the applicable Tag-Along Offer by written notice to the Transferring Party and upon such withdrawal shall be released from such Party’s obligations.

(e)       If a Party exercises its rights under this Section 4.2, the closing of the sale of each Party’s Asset Interest in the Tag-Along Transaction will take place concurrently, other than in connection with a Change of Control.  If the closing with the Proposed Transferee (whether or not the Non-Initiating Party has exercised its rights under this Section 4.2) shall not have occurred by 5:00 p.m.  Eastern Time on the date that is one-hundred and twenty (120) days after the date of the Tag-Along Notice, as such period may be extended to obtain any required regulatory approvals, and on terms and conditions not more favorable to the Transferring Party than those set forth in the Tag-Along Notice, all the restrictions on Transfer contained herein shall again be in effect with respect to such Asset Interest and proposed Transfer.

(f)        The costs of any transactions contemplated by this Section 4.2 shall be deducted pro rata from the proceeds to be paid to each Party in connection with such transaction, other than in connection with a Change of Control, in which case each Party participating in a Tag Transaction shall bear its own costs and expenses.

(g)       Notwithstanding anything in this Agreement to the contrary, the Parties agree that a Change of Control with respect to Sanchez Energy shall be treated as a Transfer pursuant to this Section 4.2, provided that (i) a Tag Notice in such circumstances shall be given no later than two (2) Business Days following the public announcement of definitive documentation providing for a Change of Control, (ii) such Change of Control may be consummated prior to the consummation of the acquisition of the Non-Initiating Party’s Tag Interests (which at the election of the Non-Initiating Party may be effected as an asset sale or as the sale of Equity Interests of an entity directly or indirectly owning the Assets of the Non-Initiating Party (provided that the Proposed Transferee shall not be required to assume any indebtedness for borrowed money and such entity shall have had no material business operations since its formation other than as related to the Assets)), (iii) the Proposed Transferee and the Non-Initiating Party shall enter into a purchase agreement providing for the acquisition of the Non-Initiating Party’s Tag Interests no later than twenty five (25) Business Days after the Non-Initiating Party’s acceptance of a Tag Offer, which purchase agreement shall be substantially similar in all material respects to the terms and conditions of the Purchase Agreement, and (iv) the purchase price to be paid for the Non-Initiating Party’s Tag Interests shall be determined based on the Fair Market Value of such Tag Interests in accordance with Section 4.5(f), subject to any applicable purchase price adjustments set forth in the purchase agreement referenced in the foregoing clause (iii).  Sanchez Energy shall use its reasonable best efforts to cause a proposed transferee to comply with the terms of this Section 4.2(g); provided that in any consensual transaction between Sanchez Energy and a proposed transferee that results in a Change of Control, including a transaction where the board of directors of Sanchez Energy approve such transaction, Sanchez  Energy shall cause such transferee to comply with this Section 4.2(g).

4.3      Right of First Offer.

(a)       Other than in connection with an IPO as contemplated by Section 4.4, or in connection with a Foreclosure Transfer, and subject to the terms of any applicable Operating Agreement, if any Party proposes to Transfer any of the Asset Interests held by such Party, including Blackstone pursuant to Section 4.5 (a “ROFO Transferor”) to a Third Party purchaser, the ROFO Transferor agrees that, before entering into negotiations with a Third Party, the Transferring Party will first provide notice (a “ROFO Notice”) to the other Parties (the “ROFO Recipients”) that the ROFO Transferor proposes to pursue such a transaction.  Each such ROFO Notice will invite the ROFO Recipient to submit to the ROFO Transferor an offer in writing (a “ROFO Offer”), which offer shall (i) be irrevocable and in good faith, (ii) be for all cash (except SN may choose to fund a ROFO Offer with cash or SN Common Stock or a combination thereof) (any such ROFO Offer including SN Common Stock as consideration an “SN Equity Financed Offer”)), (iii) specify in reasonable detail the material terms and conditions of such offer (including as set forth in Section 4.3(b) with respect to a SN Equity Financed Offer), (iv) shall provide for a closing date of no longer than ninety (90) days from the execution of a definitive purchase agreement and provide for no holdback or escrow of purchase price, and (v) shall remain open for acceptance by the ROFO Transferor for thirty (30) days after the ROFO Transferor’s receipt of such ROFO Offer, to purchase from the ROFO Transferor one hundred percent (100%) of the Asset Interests that are the subject of the ROFO Notice, which at the sole election of the ROFO Transferor may be structured as a purchase of Working Interests or Equity Interests of an entity holding Asset Interests (the “ROFO Interests”).  The ROFO Offer shall be submitted to the ROFO Transferor within thirty (30) days after the ROFO Recipient’s receipt of the ROFO Notice and shall include a proposed definitive purchase agreement that such ROFO Recipient is prepared to execute upon the acceptance by the ROFO Transferor of the ROFO Offer.  Upon the receipt by the ROFO Transferor of any ROFO Offer, the ROFO Transferor and the applicable ROFO Recipient shall negotiate in good faith for a period of thirty (30) days regarding the ROFO Offer.  In the event the Parties are unable to reach agreement during such period, the ROFO Transferor may elect by notice to such ROFO Recipient submitted at any time during the 30-day period following such negotiation period to accept or reject the ROFO Offer (it being understood that a failure of the ROFO Transferor to submit an unqualified acceptance notice within such 30-day period shall constitute a rejection of the ROFO Offer).  If the ROFO Transferor timely submits an acceptance notice, the ROFO Transferor and the applicable ROFO Recipient shall in good faith negotiate a definitive purchase and sale agreement (which shall include the terms and conditions set forth in the ROFO Offer) and use their reasonable best efforts to consummate the purchase and sale of the ROFO Interests as promptly as practicable and in any event within ninety (90) days from the execution of a definitive purchase agreement.  If only one ROFO Recipient timely submits a ROFO Offer, the ROFO Transferor may effectuate the sale of all the ROFO Interests to such ROFO Recipient alone.  If neither ROFO Recipient timely submits a ROFO Offer or any ROFO Offer is rejected (or deemed rejected as described above) by the ROFO Transferor, the ROFO Transferor may effectuate a sale of all the ROFO Interests to a Third Party so long as (i) if a ROFO Offer was made, the Transfer price is at least one hundred percent (100%) of the offer price set forth in such ROFO Offer (taking into account Section 4.3(b) below) and the other terms and conditions offered to the Third Party are not materially more favorable to the Third Party than those of such ROFO Offer; and (ii) the execution of definitive documentation for the sale of such ROFO Interests to such Third Party shall occur no later than two hundred and seventy (270) days after a rejection (or deemed rejection) of such ROFO Offer.

(b)       In connection with any SN Equity Financed Offer:

(i)        the determination of the value of SN Common Stock included in a SN Equity Financed Offer shall (i) apply an appropriate illiquidity discount, which may take into account, as applicable, the discounts applied to comparable private placements or block trades of comparable size as compared to the applicable market price of such securities and/or discounts applied to publicly traded common equity used as acquisition currency by relevant valuation methodologies customarily used by leading financial valuation firms in similar circumstances and (ii) be discounted for any adverse liquidity effects that are attributable to the payment of any applicable taxes associated with the receipt of such SN Common Stock, in each case (i) and (ii), as reasonably determined by the ROFO Transferor, provided, that no discount with respect to clause (ii) shall apply if the SN Equity Financed Offer includes a portion of cash consideration equal to or greater than the expected aggregate amount of tax payable by the ROFO Transferor, including Blackstone and any of its direct and indirect equity owners as a result of the consummation of such SN Equity Financed Offer and assuming that the aggregate amount of such tax shall be computed using an assumed tax rate equal to the highest maximum combined marginal federal, state and local income tax rates applicable to an individual or corporate taxpayer resident in New York, NY;

(ii)       the ROFO Offer shall provide for a fixed value, including a fixed value for the portion of consideration represented by SN Common Stock, payable upon closing, unless otherwise agreed to by the ROFO Transferor;

(iii)      if the ROFO Transferor would beneficially own on a pro forma basis (calculated in accordance with clause (vi) below) more than twenty percent (20%) of the outstanding SN Common Stock, Sanchez Energy shall provide representation rights for the Sanchez Energy Board of Directors to the ROFO Transferor approximately equal to its pro forma beneficial ownership percentage of SN Common Stock following the consummation of any ROFO Offer pursuant to documentation reasonably acceptable to Blackstone;

(iv)      no Event of Default (as such term may be then defined under the SN Credit Agreement) shall have occurred under the SN Credit Agreement;

(v)       Sanchez Energy shall have a rating equal to or higher than “B3” (or the equivalent) by Moody’s or its successors, or an equivalent rating by S&P or Fitch, Inc. (or either of its successors);

(vi)      the resulting share issuance will not cause the ROFO Transferor to beneficially own more than thirty-five percent (35%) of outstanding SN Common Stock on a pro forma basis excluding any SN Common Stock owned prior to the Effective Date or issued to Blackstone or GSO pursuant to this Agreement after the Effective Date;

(vii)     the SN Common Stock shall be listed on the New York Stock Exchange or the NASDAQ Stock Market (or their respective successors); and

(viii)    the SN Common Stock to be issued to the ROFO Transferor shall be entitled to the benefits of a registration rights agreement substantially similar in form and substance to the Registration Rights Agreement.

4.4       Initial Public Offering.  Notwithstanding anything to the contrary herein, at any time following the third (3rd) anniversary of the Effective Date, any Party shall have the right to consummate an initial public offering of a vehicle that includes its respective Working Interests in the Assets at the time such IPO is initiated (“IPO”).  The Party planning to carry out the IPO (the “IPO Party”) may elect to exercise such right by delivering written notice of such election (an “IPO Notice”) to the other Parties (each a  “Non-IPO Party”).  Each Non-IPO Party shall (and shall cause its Controlled Affiliates, and shall use its reasonable best efforts to cause its other Affiliates, to), following receipt of an IPO Notice, cooperate and take such actions as are reasonably requested by the IPO Party or its Affiliates to help facilitate any such IPO, and the IPO Party shall reimburse each Non-IPO Party and its Affiliates for their reasonable out-of-pocket costs and expenses incurred in connection therewith.

4.5      Sale Transaction.

Subject to the limitations and conditions set forth in this Section 4.5 and the Right of First Offer set forth in Section 4.3:

(a)       If at any time after the third (3rd) anniversary of the Effective Date (or within nine (9) months following the termination of this Agreement), Blackstone elects, pursuant to a Bona Fide Offer, to pursue a Transfer to a Third Party (other than GSO or any of its Affiliates) pursuant to the terms of such Bona Fide Offer (the “Sale Transaction Transferee”) of all or substantially all of the Working Interests and other Assets acquired by Blackstone pursuant to the Purchase Agreement and all related assets in the Core Area acquired after the Effective Date and then held directly or indirectly by Blackstone and its Affiliates (including all rights to operatorship of Blackstone and its Affiliates related to the Leases and/or Wellpads) (other than with respect to Excluded AMI Transactions (as defined in Section 5.2)), or all of the Equity Interests of any entity directly or indirectly owning all of such Working Interests and other Assets and related assets (a “Sale Transaction,” which shall include a Sale Transaction Equitable Partition and the consummation of the sale contemplated thereby, but not an Alternative Equity Partition), and provided, that (i) Blackstone is not the Operator of all of the Assets, (ii) SN or any of its Affiliates is the Operator of any of the Assets and (iii) SN, SN UnSub and any of their respective Affiliates that then own any interests in the Asset Interests have not unconditionally agreed in writing to vote their applicable interests to support the designation of the Third Party who has made such Bona Fide Offer as operator under the applicable Operating Agreements, Blackstone shall, subject to Section 4.5, including Sections 4.5(h) and 4.5(i), have the right to compel Sanchez Energy, SN, SN UnSub, and their respective Affiliates to sell or otherwise convey to the Sale Transaction Transferee all of their Working Interests and other Assets (and other related assets acquired following the Effective Date) (including all rights to operatorship of SN and its Affiliates related to the Leases and/or Wellpads (“SN Operatorship Rights”)) within an area of land comprising seventy-five percent (75%) of the Fair Market Value of the Core Area (the “Included Percentage”) (provided, that if the transfer of such land would result in Sanchez Energy transferring all or substantially all of its assets pursuant to applicable Law, then such applicable percentage of Fair Market Value shall be such lesser percentage that would not constitute all or substantially all of the assets of Sanchez Energy pursuant to applicable Law, but in no event shall such percentage be lower than sixty-six percent (66%)) (it being agreed that for purposes of this Section 4.5, the Core Area shall not include any acreage for which a Party or any of its Affiliates does not then own Working Interests) (such area, the “Included Sale Transaction Area,” and the remainder of the Core Area, the “Excluded Sale Transaction Area” and such remaining percentage, the “Excluded Percentage”) to be determined as provided below in this Section 4.5(a), and in connection and contemporaneously with such Sale Transaction, Blackstone shall convey (and if applicable, cause its Affiliates to convey) all of their Working Interests and other Assets (and other related assets acquired following the Effective Date) (including all rights to operatorship of Blackstone and its Affiliates related to the Leases and/or Wellpads (“Blackstone Operatorship Rights”)) within the Excluded Sale Transaction Area to SN and SN UnSub.  Upon the election by Blackstone to pursue a Sale Transaction, SN, SN UnSub, and Blackstone shall negotiate in good faith for a period of forty-five (45) days to agree upon and designate the Included Sale Transaction Area and the Excluded Sale Transaction Area, based on substantially proportionate geographic divisions and customary industry practices and their respective reserve reports covering the previous twelve (12) month period, such that the Included Sale Transaction Area comprises the Included Percentage and the Excluded Sale Transaction Area comprises the Excluded Percentage, respectively, of the aggregate Fair Market Value of the Core Area (a “Sale Transaction Equitable Partition”) in addition to an alternative partition such that the Included Sale Transaction Area comprises Assets in the Core Area equal to fifty percent (50%) of the aggregate Fair Market Value of the Core Area (or if at such time the relative ownership percentages of SN and its Affiliates and Blackstone and its Affiliates in the Core Area are not 50%/50%, then the percentage of the Fair Market Value owned in the Core Area by Blackstone and its Affiliates as compared to SN and its Affiliates) (such percentage, the “Blackstone Percentage”) and the Excluded Sale Transaction Area comprises that percentage of Assets in the Core Area equal to one hundred percent (100%) less the Blackstone Percentage (an “Alternative Equitable Partition” and together with a Sale Transaction Equitable Partition, each an “Equitable Partition”).  An Equitable Partition shall (i) proportionately distribute to SN and SN UnSub, on the one hand, and the Sale Transaction Transferee or Blackstone, as applicable, on the other hand, in the same proportion and with substantially similar characteristics as each Party held in the Core Area, prior to the Equitable Partition, the following: (A) the remaining drilling obligations under the APC Well Commitment and continuous drilling obligations under the oil and gas leases to which the applicable Working Interests are subject, (B) producing wells and current production (including substantially similar decline profiles and cash flow profiles), proved developed non-producing acreage and undeveloped acreage, (C) remaining reserves, (D) potential future well locations, and (E) allocation of exposure to demand charges, minimum volume commitments and commodity charges (and other similar costs and obligations) under the midstream and marketing agreements in place in the Core Area; (ii) seek to allocate the entirety of a Lease and the acreage governed by an applicable joint operating agreement into either the Included Sale Transaction Area or the Excluded Sale Transaction Area; (iii) take into account any other relevant factors, including, if applicable, a prior Division of Operatorship, and any restrictions on assignment of the applicable Working Interests and other Assets and, subject to the other express provisions of this Section 4.5, seek to mitigate any such restrictions if they are reasonably likely to impede or delay an Equitable Partition and (iv) in the case of an Alternative Equitable Partition, in no event shall SN UnSub have lower values of PDP PV-10 or projected cash flow from PDP reserves after such Alternative Equitable Partition (provided, that any assignments and conveyances among the Parties under an Alternative Equitable Partition shall be on terms substantially similar to the assignment and conveyance terms under the Purchase Agreement).  If, following such forty-five (45) day period, SN, SN UnSub, and Blackstone are unable to agree upon an Equitable Partition, then the Equitable Partition shall be decided by Financial Advisors and Reserve Auditor(s) using the same process as provided for an Equitable Division pursuant to Section 3.8(e)(i),  mutatis mutandis (but with such modifications as may be necessary to determine a Sale Transaction Equitable Partition and an Alternative Equitable Partition in accordance with this Section 4.5, including in order to include SN UnSub as a party to such process), and after the final determination of the Equitable Partition by the Financial Advisors and upon the execution of definitive documentation as required to carry out the Sale Transaction or the Alternative Equitable Partition, as applicable, pursuant to this Section 4.5, the Parties hereto and their Affiliates shall use their respective reasonable best efforts to effectuate the applicable Equitable Partition as promptly as practicable (for no additional consideration other than as may be necessary to ensure that the relative percentages of Fair Market Value in an Alternative Equitable Partition are satisfied).  In order to facilitate an efficient and orderly Sale Transaction process, Blackstone may elect to initiate (and cause Sanchez Energy to participate in) the determination of the Equitable Partition upon the delivery by Blackstone of a ROFO Notice, and from such time as a ROFO Notice is provided until the time that a Sale Transaction or Alternative Equitable Partition is consummated as provided for in this Section 4.5, neither SN nor its Affiliates shall initiate a Division of Operatorship.  In the event that Blackstone is unable to cause Sanchez Energy, SN, SN UnSub and/or their respective Affiliates to participate in a Sale Transaction as a result of any of the limitations set forth in this Section 4.5, then Blackstone shall have the right to effectuate an Alternative Equitable Partition, whereby Blackstone shall be entitled to all Assets of the Parties in the Included Sale Transaction Area and SN and SN UnSub shall be entitled to all Assets of the Parties in the Excluded Sale Transaction Area (in each case as such areas are determined pursuant to this Section 4.5(a) with respect to an Alternative Equitable Partition, for no consideration payable other than as may be necessary to ensure that the relative percentages of Fair Market Value in an Alternative Equitable Partition are satisfied), and the Parties shall use their respective reasonable best efforts to effect such Alternative Equitable Partition as promptly as practicable. In connection with the effectuation of an Alternative Equitable Partition and to the extent a Sale Transaction has not been consummated, the Parties shall use their respective reasonable best efforts to cause Blackstone or its designee (or if applicable a Sale Transaction Transferee) to become operator under each joint operating agreement applicable to the Assets included in the Included Sale Transaction Area and cause SN or its designee to become operator under each joint operating agreement applicable to the Assets included in the Excluded Sale Transaction Area, and in the event that such operatorship is not vested in the applicable party prior to the time that a Sale Transaction Equitable Partition (which shall be consummated as of the closing of a Sale Transaction or as promptly as practicable thereafter) or Alternative Equitable Partition is otherwise ready to be completed, then the principles of Section 3.8(e) shall apply, mutatis mutandis, as though the party to whom operatorship should be transferred were the Post-Division Operator and the Party or its Affiliate that is the operator under an applicable joint operatorship were the Pre-Division Operator (including, without limitation, Section 3.8(e)(ii)), and, if necessary, the Pre-Division Operator shall maintain a sufficient minimal interest so as to not effect an automatic resignation of operatorship under the applicable operating agreements.

(b)       Each of Blackstone, Sanchez Energy, SN and SN UnSub and each of their applicable Affiliates shall consent to such Sale Transaction or to carry out an Alternative Equitable Partition and will cooperate in good faith and use reasonable best efforts to obtain all necessary approvals and authorizations from its and its subsidiaries’ shareholders (including holders of any preferred equity interests), Board of Directors or other governing bodies, joint venture partners and lenders (including, for the avoidance of doubt, consent from lenders to an Alternative Equitable Partition as required hereunder, notwithstanding any applicable minimum cash consideration requirement that would otherwise be applicable thereto, and regardless of whether any restriction or limitation in any financing arrangement that is otherwise permitted by this Section 4.5), as applicable, and will cooperate in good faith and use reasonable best efforts to remove all Permitted Liens (other than the Permitted Liens described in clauses (iv) and (xii) of the definition thereof) from the applicable Assets and other interests to be conveyed in a Sale Transaction or Alternative Equitable Partition and to take or cause to be taken all other reasonable actions, including seeking any necessary consents required for assignment of interests in the Assets and related interests to be conveyed in a Sale Transaction or Alternative Equitable Partition or a change in operatorship to the applicable purchaser in a Sale Transaction or in an Alternative Equitable Partition or any other actions reasonably necessary or desirable to cause the consummation of such Sale Transaction on the terms of the Bona Fide Offer and in order to maximize the value to be realized by the Parties in connection with a Sale Transaction or otherwise to effect an Alternative Equitable Partition.  For the avoidance of doubt, the preceding sentence shall not be construed to require Sanchez Energy, SN or SN UnSub to restructure its ownership of the Assets, provided that, subject to the terms of this Agreement, none of Blackstone, Sanchez

Energy, SN and SN UnSub nor any of their Affiliates shall take any action for the purpose of preventing or materially impeding the consummation of a Sale Transaction or an Alternative Equitable Partition.  Notwithstanding anything in Section 4.5 or this Agreement to the contrary, (i) Blackstone’s rights to compel a Sale Transaction or an Alternative Equitable Partition and (ii) the obligations of Sanchez Energy, SN, SN UnSub, and their respective Affiliates to consent to such transaction, are subject to (a) compliance by SN, SN UnSub and their respective Affiliates with the requirements under each of their debt financing arrangements as of the Effective Date (as the same may be amended and together with any new debt financing arrangement, in each case that shall have been established in good faith and for valid business purposes and on market terms); provided, that Sanchez Energy, SN, SN UnSub and their respective Affiliates shall use their respective reasonable best efforts to ensure that any new debt financing arrangement or amendment of an existing financing arrangement entered into after the Effective Date shall not expressly restrict an Alternative Equitable Partition as required hereunder, notwithstanding any applicable minimum cash consideration requirement that would otherwise be applicable thereto, (b) compliance with all of the provisions of this Section 4.5 or (c) required landowner consents, midstream consents or other third party consents.

(c)       [Intentionally Omitted]

(d)       Subject to the limitations and conditions of this Section 4.5, the Parties will execute the agreement negotiated by Blackstone in connection with such a Sale Transaction (a “Sale Transaction Agreement”) and will take such other actions as may be reasonably requested by Blackstone to effect such Sale Transaction; provided,  however, that (i) Sanchez Energy, SN, SN UnSub or their Affiliates bound hereby, as applicable, shall only be required to make the same (or substantially similar in all material respects) representations, warranties and covenants and the same indemnities as Blackstone agrees to make in connection with the Sale Transaction (unless expressly contemplated otherwise in this Section 4.5), except that in no event shall any Party be required to agree to any non-competition or non-solicitation covenant in connection with the Sale Transaction or to make any representation or warranty that would be inaccurate when made without the ability to provide disclosure against such representation or warranty, (ii) no Party shall be liable for the breach of any covenants of any other Party, (iii) in no event shall any Party be required to make representations and warranties or provide indemnities as to any other Party, (iv) any liability relating to representations and warranties (and related indemnities) or other indemnification obligations in connection with the Sale Transaction and related to the Assets shall be shared by the Parties pro rata on a several (but not joint) basis in proportion to the proceeds received by each Party in the Sale Transaction, (v) no Party shall have aggregate liability relating to the representations and warranties (and related indemnities) or other indemnification obligations in excess of the purchase price (nor shall any Party have aggregate liability with respect to the breach of non-fundamental or tax-related representations and warranties (and related indemnities) in excess of twenty-five percent (25%) of the purchase price to be received in the Sale Transaction by such Party without such Party’s consent, which may be withheld by such Party in its sole discretion) and (vi) any escrow or other holdback of proceeds shall be allocated on a pro rata basis among the applicable Parties.

(e)       In connection with a Sale Transaction, the form of consideration will consist of either (i) all cash or (ii) cash and not more than twenty-five (25%) in value of publicly traded securities, subject to the following:  in connection with such a Sale Transaction (i) if the form of consideration is a combination of cash and securities, the portion of such consideration that is cash shall be the greater percentage of (A) seventy-five (75%) percent cash and (B) the percentage of cash necessary for Sanchez Energy, SN and its Affiliates to meet any debt financing covenants which are then in existence (up to one hundred percent (100%) cash requirements) (provided, that Blackstone or its applicable Affiliate may elect to take a higher percentage of equity consideration in a Sale Transaction than the other participating sale parties in order to satisfy the requirements of this clause (i)), (ii) subject to the preceding clause (i), all Parties shall be allocated the same form of consideration, or if any Parties are given an option as to the form and amount of consideration to be received, all Parties will be given the same option and (iii) the consideration to be received by the Parties in a Sale Transaction will be calculated by taking the aggregate proceeds from such Sale Transaction (excluding all out-of-pocket costs incurred by the Parties in connection with such Sale Transaction, which shall be borne by the Parties in proportion to their respective rights to the aggregate sale proceeds; provided, that any agreements with accountants, attorneys, investment bankers or other such professional service firms in connection with a Sale Transaction shall be negotiated at arms-length and be at prevailing market rates and provided, further, that SN shall have the right to consent to any investment bank hired to direct the Sale Transaction process, such consent not to be unreasonably withheld, conditioned or delayed) and allocating such proceeds among the Parties based upon the relative Fair Market Value of the Assets and other interests included by Blackstone, SN and SN UnSub and their respective Affiliates in the Sale Transaction (collectively, the “Drag Interests”), as agreed by the Parties or as otherwise determined pursuant to an Equitable Partition.

(f)       For purposes of Section 4.5(e) and Section 4.2(b), in the event the applicable Parties (for purposes of this paragraph, collectively, the “Dispute Parties”) disagree as to the relative Fair Market Value of the Drag Interests or Tag Interests, as applicable, included by each Party and cannot resolve such dispute (after good faith negotiations lasting no more than ten (10) Business Days) (it being agreed that an Equitable Partition determined in accordance with Section 4.5(a) shall be final and binding on the Parties), then any Dispute Party may elect for the Dispute Parties to engage one mutually-agreeable reputable national or regional investment bank or valuation firm with experience in the valuation of oil and gas interests in the Eagle Ford Shale (the “Valuation Firm”) to determine the relative Fair Market Value (on a percentage basis) of the Drag Interests or Tag Interests, as applicable, included by each Party. In the event that Blackstone has not effected a Division of Operatorship, any determination of the Fair Market Value shall assume that Blackstone holds rights to operatorship of such portion of the Assets as though an Equitable Division had been consummated.  The Valuation Firm shall be selected by the Dispute Parties from among the parties included on Annex IV and if the Dispute Parties are unable to agree then SN in the case of a Sale Transaction or Blackstone in the case of a Proposed Sale shall choose.  The Dispute Parties shall each cooperate fully with the Valuation Firm, including by providing all reasonably requested information, data and work papers of such Dispute Party and shall make available personnel and accountants to explain any such information, data or work papers.  The Parties shall cause the Valuation Firm to render its determination as soon as reasonably practicable but in no event later than fifteen (15) Business Days after the Valuation Firm was engaged; provided,  however, if the dispute relates to Tag Interests, the Parties shall cause the Valuation Firm to render its determination no later than the second (2nd) Business Day prior to the expiration of the Tag-Along Offer.  The Valuation Firm’s determination of the relative value of the Drag Interests (the “Final Valuation”) shall be final and binding on the Dispute Parties, and any proceeds to be received in such indirect approved sale shall be split between the Dispute Parties based upon the relative valuation percentages set forth in the Final Valuation.  The fees and costs of the Valuation Firm shall be split equally between the Parties based on their respective proportionate amount of Working Interests to be conveyed in the applicable transaction, and the Parties shall provide, and shall cause their Controlled Affiliates, and shall use their reasonable best efforts to cause their other Affiliates to provide, all information available to them that may be reasonably requested by the Valuation Firm.

(g)       In connection with a Sale Transaction, if reasonably requested by the applicable buyer, Sanchez Energy, if the Sanchez Operator remains the Operator for any Wellpads or Leases, shall use its commercially reasonable efforts to enter into a customary transition services agreement with the purchaser at the closing of such Sale Transaction, or Sanchez Energy shall cause any applicable Affiliate or entity then providing management services to Sanchez Energy and capable of providing transition services to enter into such agreement, which transition services agreement shall be substantially similar in all material respects to the transition services agreement with Affiliates of Anadarko pursuant to the Purchase Agreement, provided, that the term shall be no more than two months and Sanchez Energy or its Affiliate shall be entitled to earn a mark-up of ten percent (10%) over cost on all services provided thereunder.

(h)       Notwithstanding anything contained in this Section 4.5 to the contrary but, with respect to SN UnSub, subject to Section 4.5(i), (i) there shall be no liability or obligation on behalf of Blackstone or its Affiliates if such entities determine, for any reason, not to consummate a Sale Transaction or an Equitable Partition, and Blackstone shall be permitted to discontinue at any time any Sale Transaction or Equitable Partition initiated by Blackstone by providing written notice to SN and SN UnSub and (ii) Blackstone may not cause Sanchez Energy, SN, SN UnSub and their respective Affiliates to participate in a Sale Transaction unless the consideration received by Sanchez Energy, SN, SN UnSub and their respective Affiliates in such Sale Transaction (including distributions of cash on hand at SN and SN UnSub that are made to SN and UnSub in connection with such sale) would be greater than or equal to the sum (the “Required Return Sum”), without duplication, of (A) (x) the amount of capital which was invested, borrowed, used or otherwise provided in connection with the financing, acquisition, ownership or operation of the Assets, and any related assets (including for the avoidance of doubt, any assets being retained by SN or Unsub in the Sale Transaction) less all distributions previously made on account of any equity capital invested by Parties other than GSO (or its Affiliates), (y) payments by the relevant Person and its Affiliates arising under or related to the redemption, repayment or refinancing of any securities, credit facilities, financial vehicles, debentures, notes, guarantees or liabilities procured to carry out any and all transactions contemplated under the Purchase  Agreement or this Agreement, in each case, that are required as a result of the consummation of a Sale Transaction and (z) disbursements, fees or costs reasonably incurred or to be incurred by the relevant Person and its Affiliates to suspend, reassign, demobilize, stack, terminate, sell off and restructure all applicable personnel, equipment and operations related, directly or indirectly, to the Assets in connection with such Sale Transaction, (B) the amount of capital GSO (or its Affiliates) invested in SN UnSub, (C) the Base Preferred Return Amount as required under the SN UnSub Partnership Agreement and (D) the outstanding indebtedness for borrowed money of SN and SN UnSub upon such applicable date of determination (net of any cash and cash equivalents of SN and SN UnSub as of such date) to the extent that a buyer in connection with a Sale Transaction does not assume or directly repay such outstanding indebtedness; provided, for purposes of the foregoing subparts (A) through (D), that such equity or debt that is amended, incurred or established following the Effective Date is done so in good faith and for valid business purposes and on terms determined in the reasonable judgment and in good faith by the party amending, incurring or establishing such equity or debt; provided,  further, that with the written consent of GSO, the Required Return Sum will be adjusted downward equitably to reflect the percentage of Assets actually to be transferred in a Sale Transaction by SN and SN UnSub as compared to the Assets acquired by SN and SN UnSub pursuant to the Purchase Agreement.  In addition, (i) a fair and reasonable allocation of the proceeds from a proposed Sale Transaction between SN and SN UnSub shall be made in the reasonable judgment, in good faith and for valid business purposes, of Sanchez Energy, SN and SN UnSub (in accordance with their then existing debt arrangements) and (ii) in no event shall SN or SN UnSub be compelled to enter into a Sale Transaction unless, after the application of the proceeds from such Sale Transaction, after satisfying the conditions in the foregoing subpart (i), the proceeds payable to SN UnSub shall be an amount sufficient to return to its equity holders one hundred percent (100%) of the equity invested in SN UnSub.

(i)        Notwithstanding anything in this Section 4.5 or this Agreement to the contrary, prior to the Redemption Date, without the prior written consent of GSO, SN UnSub shall not (and shall not be required to), and no Party shall cause SN UnSub to participate in any transfer or disposition (or enter into definitive documentation providing for any transfer or disposition) of any of its Working Interests or other Assets (or any portion thereof) under this Section 4.5 (other than an Alternative Equitable Partition), and Blackstone shall not have the right to compel a Sale Transaction with respect to SN UnSub’s Working Interests and Assets (or any portion thereof), unless (i) such transfer or disposition complies with the terms and conditions of SN UnSub’s debt financing arrangements applicable as of the Effective Date and such other debt financing arrangements that as amended, or as incurred or established following the Effective Date in good faith and for valid business purposes and on terms determined in the reasonable judgment and in good faith by the party amending, incurring or establishing such debt, (ii) the Preferred Units receive an amount of cash equal to the Base Preferred Return Amount with respect to each Preferred Unit in redemption in full of all outstanding Preferred Units, pursuant to and in compliance with the SN UnSub GP LLC Agreement and SN UnSub Partnership Agreement, less any debt incurred, Preferred Units or Common Units issued by SN UnSub in connection with funding of properties outside of the AMI and (iii) GSO has the right to act on behalf of, and enforce all rights of, SN UnSub in connection with this Section 4.5. For the avoidance of doubt and for purposes of clarity, an Alternative Equitable Partition is intended to provide SN UnSub with substantially similar characteristics and value, after giving effect to such Alternative Equitable Partition, as SN UnSub held in the Core Area prior to the Alternative Equitable Partition, in accordance with the procedures in Section 4.5(a).

Article V
ADDITIONAL COVENANTS

5.1       Information Rights.

(a)       Notwithstanding anything to the contrary in the Operating Agreements (but, for the avoidance of doubt, in addition to the information and data required to be provided to the Parties pursuant any Operating Agreement), Operator shall provide the Parties, in electronic format, with the following information and reports with respect to the Assets reasonably promptly after such information becomes available to Operator or could have been prepared without incurring unreasonable time and cost by Operator or any of its Affiliates:

(i)        daily volumes for oil, gas, condensate, and water, choke size and tubing, casing, and flowing pressure;

(ii)       monthly lease operating expense statement;

(iii)      monthly oil, gas, and condensate sales reports;

(iv)      drilling and workover reports, which shall include the current depth, the corresponding lithological information, data on drilling fluid characteristics, information about drilling difficulties or delays (if any), mud checks, mud logs, and hydrocarbon information, casing and cementation tallies, and estimated cumulative costs;

(v)       daily drilling (including completion, stimulation, testing, artificial lifting, daily mud reports, mud logging, directional drilling, etc.) reports;

(vi)      copies of all completion and plugging reports;

(vii)     to the extent permissible, copies of all seismic data and reports, well tests, core data, microseismic, and associated analysis reports;

(viii)    to the extent Operator prepares or receives such information, (A) geological and geophysical, reservoir engineering, drilling and well completion studies, development schedules, and annual progress reports on development projects and (B) well performance reports;

(ix)      copies of written notices provided by Governmental Authorities or any Third Party regarding material violations or potential material violations of applicable Law;

(x)       copies of all material reports provided by Operator to, or filings made by Operator with, any Governmental Authority relating to material violations or potential material violations of applicable Law;

(xi)      copies of any material correspondence between Operator and any Governmental Authority relating to material violations or potential material violations of applicable law;

(xii)     to the extent not included in clauses (i)-(xi) above, all material information, data, projections, interpretative data and analysis, operating plans, records, and analysis utilized by Operator in preparing (including the basis for proposing) a Subsequent Budget and Work Plan; and

(xiii)    to the extent not included in clauses (i)-(xii) above, as soon as reasonably practicable following a request from a Party, all information reasonably requested by a Party for any purposes, including in connection with satisfying or complying with information requests and disclosure requirements in respect of financing or other capital market activities, including requests from current and prospective lenders and investors, rating agencies, securities exchanges, and Governmental Authorities.

(b)       The information described in Section 5.1(a) shall be stored on a commercially available secure, third-party electronic database and document sharing platform and made available to each Party (“VDR”).  Such VDR shall be Intralinks, Merrill Datasite, or another VDR platform that is mutually agreeable to the Parties.  The VDR shall be maintained by Operator and such expenses shall be shared equally amongst the Parties.

5.2       Area of Mutual Interest.

(a)       The Parties hereby establish an Area of Mutual Interest (“AMI”), commencing on the Effective Date of this Agreement and covering lands depicted on Exhibit C attached hereto, plus a 4-mile halo in any direction from the perimeter of such lands (excluding, however, any properties owned by SN and its Affiliates as of the Effective Date within the lands depicted on Exhibit C, which shall not be included within the AMI nor otherwise be subject to this Agreement).  The AMI shall terminate and have no further force and effect on the earlier of (i) the date that is five (5) years after the Effective Date, or (ii) the date on which this Agreement is terminated in its entirety in accordance with Section 6.1.

(b)       For purposes of this Section 5.2, an “Acquisition” shall mean any acquisition of, or agreement or option to acquire, rights, title or interests to any oil and gas properties covering lands within the AMI by a Party or any of its Affiliates (which in the case of Blackstone, for the avoidance of doubt, shall include HoldCo), subject to Section 5.2(h), between the Effective Date and the expiration of the AMI pursuant to Section 5.2(a).  Such Acquisition whether acquired directly or indirectly, shall include without limitation, oil and gas leases, options to lease, farm-ins, options to farm-in, acreage contributions, bottom hole agreements or exploratory agreements.  If an Acquisition includes lands located within the AMI and lands located outside the boundaries of the AMI, the Acquisition shall be deemed to include only the lands located inside the AMI, unless the Parties agree otherwise.

(c)       All Acquisitions must be reported by the acquiring Party to the non-acquiring Parties thirty (30) days prior to the actual closing date of such Acquisition.  Such notification shall include, but is not be limited to, a description of the interest acquired, the area covered, the terms of the Acquisition and the cost (including brokerage fees), and a copy of the proposed agreement for the Acquisition.

(d)       For purposes of this Section 5.2, the proportionate shares of Blackstone, SN, and SN UnSub or the Qualified Foreclosure Transferee, if applicable, in the right to participate in an Acquisition shall be fifty percent (50%), thirty percent (30%), and twenty percent (20%), respectively.  Each non-acquiring Party will have twenty (20) days after receipt of the notice to furnish the acquiring Party with written notice of its election to acquire, or cause its subsidiary to acquire, its proportionate share of the Acquisition for its proportionate share of the purchase price (or cash equal to fair equivalent value if the Acquisition was made for non-cash consideration); provided,  however, that if Blackstone or its Affiliates is the acquiring Party, SN UnSub may assign its right to participate in such Acquisition to SN, or SN may assign its right to participate in such Acquisition to SN UnSub, in which case SN and SN UnSub shall provide a joint written notice evidencing SN’s (or SN UnSub’s) election to acquire both shares and SN UnSub’s (or SN’s) agreement to such election; provided, further, that if SN, SN Unsub or their respective Affiliates is the acquiring party, Blackstone shall have the right to assign its right to participate in such Acquisition to HoldCo, or, subject to the prior written consent of SN in its sole discretion, any other Affiliate.  Failure of a Party to provide a written notice of its election within the twenty (20) day period will be deemed an election not to acquire its proportionate share of the Acquisition which will thereafter no longer be subject to the AMI provisions under this Agreement or any applicable Operating Agreement.  Further, if neither non-acquiring Party elects to acquire its proportionate share of an Acquisition, the properties acquired in such Acquisition shall not be subject to this Agreement.

(e)       If a non-acquiring Party elects to acquire its proportionate share (or, if applicable, SN elects to acquire both its share and SN UnSub’s share or SN UnSub elects to acquire both its share and SN’s share) of the Acquisition, such non-acquiring Party shall promptly (within ten (10) days of giving its notice) pay for its proportionate share(s) of the Acquisition, and the acquiring Party, within three (3) Business Days of receipt of that payment from the non-acquiring Party for its share(s) of the Acquisition cost, shall deliver (or cause its Affiliates to deliver) to the non-acquiring Party an assignment of the non-acquiring Party’s proportionate share(s) of the Acquisition.  Assignments pursuant to the AMI shall not contain any reservations in favor of the acquiring Party (or its Affiliates), other than the reservations burdening the Acquisition as of the date of the Acquisition by the acquiring Party (or its Affiliates).  Such assignments shall be prepared in accordance with Exhibit D and be properly executed and notarized for recording purposes.

(f)        The acquiring Party shall have the right to serve as operator pursuant to an applicable Operating Agreement for an Acquisition that such acquiring Party brings to the other Party pursuant to this Section 5.2 (to the extent permitted by such Operating Agreement); provided, that, prior to the occurrence of an Operator Default Event of SN, SN shall be entitled to serve as Operator for any Acquisitions within the Core Area and any oil and gas leasehold interests covering lands within the Core Area shall be subject to the terms and conditions of this Agreement as though it were an Asset (and shall be deemed to be included in the definition of “Asset” for all purposes hereunder) and added to Annex III accordingly.

(g)       If any Party is in Default, any other Party may (provided, that such other Party is not in Default) elect, by written notice, to have the terms of this Section 5.2 not restrict the activities of such other Party or any of its Affiliates during the period that the Default is continuing (provided, that a Party may thereafter continue to own and develop assets acquired during the applicable period) and any assets acquired by a Non-Defaulting Party during a Default shall be offered only to the other Non-Defaulting Party under this Section 5.2 and the Defaulting Party shall not be deemed to own or in any way otherwise be entitled to any rights or benefits in respect thereof.

(h)       Notwithstanding the foregoing, the provisions set forth in this Section 5.2 shall not in any way limit or apply to (i) the activities of any Affiliate of SN or SN UnSub not Controlled by SN or SN UnSub, as applicable (except for in the case of SN, Sanchez Energy and its subsidiaries (other than SN UnSub and its subsidiaries), so long as SN remains a Controlled Affiliate of Sanchez Energy), or (ii) (A) the activities of any Affiliate of Blackstone in its business other than the private equity investments made by the “Blackstone Capital Partners VI,” “Blackstone Capital Partners VII,” “Blackstone Energy Partners I,” and/or “Blackstone Energy Partners II” investment funds (collectively, the “Blackstone Funds”) affiliated with or managed by Blackstone Management Partners L.L.C., (B) the activities of GSO Capital Partners L.P. or any investment funds or vehicles managed by GSO Capital Partners L.P. or any portfolio companies or other investments of GSO Capital Partners L.P., or (C) the acquisition by any investment funds or vehicles managed by Blackstone Management Partners L.L.C. or any of its Affiliates to the extent such transaction represents the acquisition of any securities of an entity owning an interest in the AMI if such class of securities being acquired are listed on a national securities exchange and such acquisition does not provide for voting interests in excess of twenty-five percent (25%) of such entity, provided, that in each of clauses (ii)(A), (B) and (C), (y) Blackstone does not Control or have the right to Control any of the Persons mentioned in clauses (ii)(A), (B) or (C) above, and (z) any of such Persons does not act at the direction of or with encouragement from Blackstone with respect to any matters contemplated by this Section 5.2.  For the avoidance of doubt, if any of the actions prohibited under clauses (y) or (z) above occurs, the respective Persons mentioned in clauses (ii)(A), (B) or (C) above shall be subject to, and their activities shall be limited in accordance with, this Section 5.2; provided, however, that for the avoidance of doubt, portfolio companies of GSO Capital Partners L.P. for which neither GSO Capital Partners L.P. nor its Affiliates have majority board control shall not be subject to the AMI provisions of this Section 5.2 notwithstanding the foregoing.  The transactions and other activities excluded by this Section 5.2(h) from the other provisions of this Section 5.2 shall be referred to herein as “Excluded AMI Transactions.”

(i)        Agreement Memorandum.  The Parties hereby agree to execute and promptly file a memorandum of this Agreement in the real property records of Maverick, Dimmit, Webb, and LaSalle Counties substantially in the form attached hereto as Exhibit E.

5.3       Spacing Protections.

(a)       Limited Restricted Zone.  With respect to each well drilled on lands in the AMI after the Effective Date but prior to the Redemption Date, each Party agrees:

(i)        not to, and to cause its Affiliates not to, plan or propose, or permit the Operator to plan or propose, to drill any part or segment of the horizontal portion of the wellbore of such well within the Limited Restricted Zone of any Existing Producing Well;

(ii)       not to include in any Approved Budget or Work Plan any well or wells that would be drilled into the Limited Restricted Zone of any Existing Producing Well;

(iii)      not to participate in or consent to any operation proposed or conducted by a third party under an Operating Agreement to drill a well or wells that would be drilled into the Limited Restricted Zone of any Existing Producing Well; and

(iv)      not to complete or produce the horizontal portion of the wellbore of any well drilled into the Limited Restricted Zone of an Existing Producing Well (unless, in the case of the Operator, it is required to do so under an applicable Operating Agreement) (collectively (i) through (iv) above, the “Limited Spacing Restrictions”).

(b)       Full Restricted Zone.  Except for Exception Wells as provided below, with respect to each well drilled on lands in the AMI after the Effective Date but prior to the earlier of (x) the fifth (5th) anniversary of the Effective Date, (y) the Redemption Date, or (z) mutual agreement of the Parties to modify these restrictions, each Party agrees:

(i)        not to, and to cause its Affiliates not to, plan or propose, or permit the Operator to plan or propose, to drill any part or segment of the horizontal portion of the wellbore of such well within the Full Restricted Zone of any Existing Producing Well;

(ii)       not to include in any Approved Budget or Work Plan any well or wells that would be drilled into the Full Restricted Zone of any Existing Producing Well;

(iii)      not to participate in or consent to any operation proposed or conducted by a third party under an Operating Agreement to drill a well or wells that would be drilled into the Full Restricted Zone of any Existing Producing Well; and

(iv)      not to complete or produce the horizontal portion of the wellbore of any well drilled into the Full Restricted Zone of an Existing Producing Well (unless, in the case of the Operator, it is required to do so under an applicable Operating Agreement) (collectively (i) through (iv) above, the “Full Spacing Restrictions”).

(c)       Illustration.  Illustrations of the Limited Restricted Zone and Full Restricted Zones are shown in Annex VII attached hereto.

(d)        Exceptions to Full Spacing Restrictions.  Notwithstanding the foregoing, the Operator may drill and complete up to thirty (30) wells (the “Exception Wells”) in the areas in the AMI shown in Annex VII that do not comply with the Full Spacing Restrictions as long as such Exception Wells comply with the Limited Spacing Restrictions.

(e)       Modifications to Full Restricted Zone.

(i)        Notice.  Any Party may request that the Full Restricted Zone be modified by giving written notice to the other Parties if (1) twenty (20) Exception Wells have been drilled and completed, (2) at least six (6) Exception Wells have been drilled and completed in each AMI Test Area subject to the proposed modification of the Full Restricted Zone (the “Test Wells”), and (3) the Test Wells have been producing for at least six (6) months.  Such written notice shall include a description of the proposed modifications to the Full Restricted Zone and reasonably detailed technical information and data from such requesting Party’s consulting reservoir engineers supporting such modifications to the Full Restricted Zone (the “Proposed Modifications”).  Each Party shall work in good faith to review the Proposed Modifications and all supporting information.  The Proposed Modifications may not contain spacing restrictions that are less restrictive or protective in either the horizontal or vertical plane than those in the Limited Restricted Zone.  If the other Parties (and their respective consulting engineers) agree that the Proposed Modifications will not lead to any material reduction in value to each Party’s respective Asset base, then the Full Spacing Restrictions shall be modified pursuant to the Proposed Modifications until such time that the Parties agree to subsequent Proposed Modification.

(ii)       Failure to Agree.  If the other Parties (and their respective consulting engineers) fail to agree that the Proposed Modifications will not lead to any reduction in value to each Party’s respective Asset base within 30 days after the date of the first notice provided in Section 5.3(e)(i), then any Party may within seven (7) Business Days thereafter, declare a Deadlock by providing a Deadlock Notice to the other Parties.  Thereafter, such Deadlock shall be subject to the provisions of Section 3.6(b) and, if applicable, non-binding mediation, in accordance with Section 3.6(c).  For the avoidance of doubt, as it relates to this Section 5.3, any decision on behalf of SN UnSub prior to the Redemption Date shall require the approval of the Class B Member of SN UnSub.

(iii)      Amendment.  Prior to drilling offset wells pursuant to such Proposed Modifications, then this Annex VII shall be amended to reflect the Proposed Modifications to the Full Restricted Zone agreed to by the Parties hereunder.

(f)        Covenants Running with the Land and Assumption.  The obligations of the Parties in this Section 5.3 are covenants running with the land and shall be binding upon the Parties and their successors and assigns.  For the avoidance of doubt, the Parties agree that the obligations in this Section 5.3 will burden the lands in the AMI and create a privity of estate between the Parties.  It is the Parties’ express intent that such obligations will not be subject to rejection in the event of any bankruptcy involving any Party or any successor or assign to any of the leases, lands, or wells that are subject to this Agreement. Each Party agrees to cause its successors and assigns to expressly assume the obligations under this Section 5.3 in connection with any Transfer of all or part of its Assets.

(g)       Existing Producing Wells and Drilled and Uncompleted Wells.  The restrictions listed in this Section 5.3 shall apply solely to wells that are drilled and completed within the Limited Restricted Zone or the Full Restricted Zone of an Existing Wellpad and shall not apply to the Existing Drilled and Uncompleted Wells.

(h)       Applicability to Blackstone.  Notwithstanding anything in Section 5.3, Blackstone shall not be subject to either the Full Spacing Restrictions or the Limited Spacing Restrictions in Section 5.3 after 5 years following the Effective Date.

5.4      Cooperation. The Parties agree to cooperate, and to cause their Affiliates to cooperate, with one another in connection with the arrangement of any debt financing related to the Assets as may be reasonably requested by a Party. Any reasonable, out-of-pocket expenses incurred by a Party and its Affiliates in providing reasonable cooperation to a Party in accordance with this Section 5.4 shall be reimbursed by the Party seeking such cooperation.

Article VI
TERM AND TERMINATION

6.1       Term and Termination.  Subject to Section 6.2, the term of this Agreement shall commence on the Effective Date and continue until the earliest of:

(a)       termination by mutual written agreement of each Party;

(b)       the eighth anniversary of the Effective Date;

(c)       with respect to any interest in the Assets transferred (other than pursuant to a Permitted Transfer or a Foreclosure Transfer) to a Third Party (which for the avoidance of doubt shall not include Sanchez Production Partners LP, Sanchez Oil & Gas Corporation or its Affiliates, any Permitted Holder or any other entity Controlled by any Permitted Holder), upon the consummation of such transfer but only with respect to the interest transferred (and this Agreement will remain in effect with respect to the remainder of the Assets), subject to Section 4.1(b) and the provisions that survive pursuant to Section 6.2 and which are assigned in connection with a Transfer pursuant to Section 7.3;

(d)       termination by any Party in its sole discretion after a Division of Operatorship or an Alternative Equitable Partition is completed, but only within thirty (30) days after the consummation of the Alternative Equitable Partition or final Equitable Division resulting therefrom; and

(e)       termination by a Non-Defaulting Party in its sole discretion following a Default, but only within thirty (30) days after such Default.

Following the termination of this Agreement in accordance with this Section 6.1, upon the written request of any Party, the Parties agree to execute and file for record a notice of termination of this Agreement in the form attached hereto as Exhibit G.

6.2      Effect of Termination.  The expiration or termination of this Agreement, for any reason, shall not release any Party from any obligation or liability to any other Party, including any payment obligation, that (i) has already accrued hereunder, (ii) comes into effect due to the expiration or termination of the Agreement, or (iii) otherwise survives the expiration or termination of this Agreement.  Notwithstanding anything in this Agreement to the contrary, (i) the right of Blackstone to pursue a Sale Transaction and/or an Equitable Division pursuant to Section 4.5 (and the provisions set forth in Article VII as they may relate to Section 4.5) shall survive termination due to Division of Operatorship for the later of (A) a period of nine (9) months following the consummation of such Division of Operatorship (it being understood that in the event an Alternative Equitable Partition is to be completed, then the parties shall complete such Alternative Equitable Partition regardless of whether such nine (9) month period has expired) or (B) five (5) months after determination of a final and binding Equitable Partition in accordance with Section 4.5; (ii) the information rights set forth in Section 5.1 shall survive a termination due to a Division of Operatorship indefinitely or until neither Blackstone, SN, nor any of their Affiliates (or any designee thereof) operates any of the Assets, (iii) Section 3.8(e)(i) shall survive for a period of six months following a termination resulting from a sale by SN, or any other Affiliate thereof serving as Operator, to a Third Party, or following a termination under Section 6.1(d), (iv) Section 3.8(e)(ii) and Section 3.8(e)(iii) and the penultimate sentence of Section 3.8(e) shall survive termination indefinitely until all Required Operatorship Consents are obtained (including to the extent a Division of Operatorship is effected following termination of the Agreement pursuant to the immediately preceding clause (iii)), provided that the last sentence of Section 3.8(e)(iii) shall survive the termination of this Agreement in any event for a period of ten years; (v) the provisions of Section 3.8(e)(v) shall survive the termination of this Agreement for a period of ten years; and (vi) the spacing restrictions in Section 5.3 shall survive termination until the dates set forth in Section 5.3  .

Article VII
GENERAL PROVISIONS

7.1      Entire Agreement.  This Agreement, the Operating Agreements and the Purchase Agreement, constitute the entire agreement with respect to the subject matter covered hereby and supersede (i) all prior oral or written proposals, term sheets or agreements, (ii) all contemporaneous oral proposals or agreements, and (iii) all previous negotiations and all other communications or understandings between the Parties with respect to the subject matter hereof.

7.2      Waivers.  Neither action taken (including any investigation by or on behalf of any Party) nor inaction pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the Party not committing such action or inaction.  A waiver by any Party of a particular right, including breach of any provision of this Agreement, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.

7.3      Assignment; Binding Effect.  Subject to the terms and conditions hereunder, each Party may assign its rights or interests under this Agreement, or delegate any duties hereunder, without the prior written consent of the other Party, provided, that such assignment or delegation is made in connection with the conveyance by a Party or its Affiliate of (i) all its interest in an Asset to a Third Party, (ii) all or some of its interests in an Asset to an Affiliate, in each case in accordance with the terms of this Agreement or (iii) otherwise in connection with a Sale Transaction, including, for the avoidance of doubt, all rights set forth in Section 3.8(e)(ii) (including with respect to the survival period of such provision as set forth under Section 6.2).  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns; provided,  however, that in the case of only a partial assignment by a Party of their rights or interests under this Agreement to an Affiliate or Permitted Transferee, such Affiliate or Permitted Transferee shall not succeed to such transferring Party’s rights under Article III, unless otherwise agreed by the Parties and such Affiliate or Permitted Transferee.

7.4      Governing Law; Severability.

(a)       This Agreement has been executed and delivered and shall be construed, interpreted and governed pursuant to and in accordance with the laws of the State of Texas, without regard to any conflict of Laws principles which, if applied, might permit or require the application of the Laws of another jurisdiction.

(b)       In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of applicable Law, the applicable provision of Law shall control.  If any provision of this Agreement or the application thereof to any Person or circumstance, is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by applicable Law.

7.5       Further Assurances.  Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.  In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such necessary action.

7.6       Counterparts.  This Agreement may be executed in multiple counterparts and delivered by facsimile or portable document format, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

7.7       Confidential Information.

(a)       The Parties acknowledge that they and their respective appointed Representatives (if any) shall receive information from or regarding Assets in the nature of trade secrets or that otherwise is confidential information or proprietary information (as further defined below in this Section 7.7(a), “Confidential Information”), the release of which would be damaging to the Parties or Persons with which the Parties conduct business.  Each Party shall hold in strict confidence, and shall require that such Party’s appointed Representatives (if any) hold in strict confidence, any Confidential Information that such Party or such Party’s appointed Representative receives, and each Party shall not, and each Party shall require that such Party’s appointed Representatives agree not to, disclose such Confidential Information to any Person other than another Party or Representative, or use such information for any purpose other than to evaluate, analyze, and keep apprised of the Assets and such Party’s interest therein, except for disclosures (i) to comply with any Laws (including applicable stock exchange or quotation system requirements), provided, that, if permitted by applicable Law, a Party or Representative must notify all the Parties promptly of any disclosure of Confidential Information which is required by Law, and any such disclosure of Confidential Information shall be to the minimum extent required by Law, (ii) to Affiliates, partners, members, stockholders, investors, directors, officers, employees, agents, attorneys, consultants, lenders, professional advisers or representatives of the Party or Representative or their Affiliates; provided, that such Party or Representative shall be responsible for assuring such Affiliates,’ partners,’ members,’ stockholders,’ investors,’ directors,’ officers,’ employees,’ agents,’ attorneys,’ consultants,’ lenders,’ professional advisers’ and representatives’ compliance with the terms hereof (and such Party or Representative, as applicable, shall be liable for any non-compliance by such Persons as if such Persons were bound as a Party hereto), except to the extent any such Person who is not an Affiliate, partner, member, stockholder, director, officer or employee has agreed in writing addressed to all the Parties to be bound by customary undertakings with respect to confidential and proprietary information similar to this Section 7.7(a), (iii) to Persons to which that Party’s Asset Interests may be Transferred as permitted by this Agreement, but only if the recipients of such information have agreed to be bound by customary confidentiality and non-use undertakings similar to this Section 7.7(a), (iv) of information that a Party or Representative also has received from a source independent of another Party or Representative and that such Party or Representative reasonably believes such source obtained such information without breach of any obligation of confidentiality to another Party, Representative or any of their Affiliates, (v) that have been or become independently developed by a Party, a Representative or their Affiliates, or on their behalf without using any of the Confidential Information, (vi) that are or become generally available to the public (other than as a result of a prohibited disclosure by such Party or Representative or Persons for which such Party or Representative is responsible for under clause (ii) above), (vii) in connection with any proposed Transfer of all or part the Working Interests of a Party, the proposed sale of all or substantially all of a Party or its direct or indirect parent or the proposed debt or equity financing of a Party or its direct or indirect parent, to Persons to which such interest may be directly or indirectly transferred or which may provide such debt or equity financing (and their respective advisors or representatives), but only if the recipients of such information have agreed to be bound by customary undertakings with respect to confidential and proprietary information similar to this

Section 7.7(a) (unless, in the case of advisors or representatives, such Persons are otherwise bound by a duty of non-disclosure and non-use with respect to confidential and proprietary information), (viii) to Third Parties to the extent necessary for a Person to provide services in connection with its capacity as Operator, as applicable, or (ix) to the extent the non-disclosing Parties shall have consented to such disclosure in writing.  The Parties agree that breach of the provisions of this Section 7.7(a) by such Party or such Party’s appointed Representative (if any) would cause irreparable injury to the non-disclosing Parties for which monetary damages (or other remedy at Law) would be inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Party or Representative to comply with such provisions and (ii) the uniqueness of the Assets and the confidential nature of the Confidential Information.  Accordingly, the Parties agree that the provisions of this Section 7.7(a) may be enforced by any Party by temporary or permanent injunction (without the need to post bond or other security, therefor), specific performance or other equitable remedy and by any other rights or remedies that may be available at law or in equity.  The term “Confidential Information” shall include any information pertaining to the identity of the Parties and the Assets, which is not available to the public, whether written, oral, electronic, visual form or in any other media, including, such information that is proprietary, confidential or concerning the Parties ownership and operation of the Assets or related matter, including any actual or proposed operations or development project or strategies, other operations and business plans, actual or projected revenues and expenses, finances, contracts and books and records.  Notwithstanding the foregoing, Blackstone and its Affiliates may make disclosures to its direct and indirect limited partners and members such information (including Confidential Information) as is customarily provided to current or prospective limited partners in private equity funds sponsored or managed by Affiliates of Blackstone, provided, that if such Persons are receiving Confidential Information such Persons are bound by customary undertakings with respect to confidential and proprietary information similar to this Section 7.7(a).  In the event that a Party wishes to issue a press release relating in any respect to the Assets that in the opinion of such Party does not contain Confidential Information, each Party shall be consulted and have a reasonable amount of time to review and comment upon such proposed press release prior to its issuance.  Notwithstanding anything herein to the contrary, in the event a Party has approved or been consulted with respect to any disclosures as required hereunder, the other Party, its Representatives or its Affiliates shall be entitled to make disclosures substantially similar (as to form and content) to those prior disclosures that the non-disclosing Party has approved or been consulted with respect to, as applicable.

(b)       The Parties acknowledge and agree that none of the Parties shall furnish or otherwise provide a copy of this Agreement (or any part hereof) to any Person (other than the Parties, their Representatives, and Affiliates, and their respective representative(s) and adviser(s)), unless (i) otherwise agreed in writing by each of the Parties, (ii) required by applicable Laws (and if required by applicable Laws, a copy of the applicable portions of this Agreement shall be furnished only to the extent necessary to comply with such applicable Laws), (iii) by any Party, as required to implement any of the hedging arrangements and financings, and (iv) in compliance with clauses (i)-(ix) of Section 7.7(a), as if this Agreement were Confidential Information.

7.8       No Third Party Beneficiaries.  Except as set forth in Section 7.14, except for the UnSub Agent in respect of the Cure Right and rights of a Qualified Foreclosure Transferee, and except for the rights of GSO under Section 4.5 (which may be enforced by GSO) the provisions of this Agreement are for the exclusive benefit of the Parties and their respective successors and permitted assigns.  Except for the foregoing, this Agreement is not intended to benefit or create rights in any other Person, including (a) any Person to whom any debts, Liabilities, or obligations are owed by a Party, or (b) any liquidator, trustee, or creditor acting on behalf of any Party, and no such creditor or any other Person shall have any rights under this Agreement.

7.9      Non-Solicitation.  For a period from and after the date hereof until the date that is sixty (60) months after the termination of this Agreement Blackstone shall not, and Blackstone shall cause entities that are Controlled Affiliates of the Blackstone Funds not to, directly or indirectly, (i) solicit, induce or encourage any such employee or officer of the SN, SN UnSub or any of their respective Affiliates to leave their respective positions of employment with SN, SN UnSub and/or or any of their respective Affiliates, (ii) hire or employ any of such employees or officers, whether as a consultant or otherwise, or (iii) hire or employ any such former employee or officer, whether as a consultant or otherwise, within six (6) months of such person’s final employment date with SN, SN UnSub or or any of their respective Affiliates; provided, that this Section 7.9 shall not preclude Blackstone or any of its Affiliates from soliciting for employment or hiring any such employee, agent or contractor who has been terminated (and not rehired) by SN, SN UnSub or any of their respective Affiliates.  Notwithstanding anything in this Agreement to the contrary, a breach of this Section 7.9 shall not be considered for purposes of determining a Default hereunder unless the breach was effected with the knowledge of a private equity professional of the Blackstone Funds and the action underlying such breach would violate the terms of this Section 7.9, or alternatively if Sanchez Energy is able to establish a sustained pattern of breaches of this Section 7.9, and in each case provided that Blackstone take such steps necessary to immediately terminate such employee unless otherwise waived in writing by Sanchez Energy.

7.10    Notices.  Except as otherwise provided in this Agreement to the contrary, any notice or communication required or permitted to be given under this Agreement shall be in writing and sent to the address of the Party (or Person) set forth below, or to such other more recent address of which the sending Party actually has received written notice:

(a)       if to SN, to:

Sanchez Energy Corporation
1000 Main Street, Suite 3000
Houston, Texas 77002
Attention: Greg Kopel
Electronic Mail: gkopel@sanchezog.com

and with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 43rd Floor

Houston, TX 77002

Fax: 713-236-0822

Attn:    David Elder

Michael J.  Byrd

Electronic Mail: delder@akingump.com

mbyrd@akingump.com

(b)      if to SN UnSub, to:

SN EF UnSub, LP
c/o Sanchez Energy Corporation
1000 Main Street, Suite 3000
Houston, Texas 77002
Tel:      713.756.2782

with a copy to:

GSO ST Holdings LP
1111 Bagby Street, Suite 2050

Houston, TX 77002
Attention: Robert Horn
Electronic Mail: Robert.horn@gsocap.com

With a copy to:

Christopher Richardson

Andrews Kurth Kenyon LLP

600 Travis

Suite 4200

Houston, TX  77002

Electronic Mail: crichardson@andrewskurth.com

(c)      if to Blackstone, to:

Gavilan Resources, LLC

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia

Electronic Mail: acconcia@blackstone.com

and with copies to:

Blackstone Management Partners L.L.C.

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia

Electronic Mail: acconcia@blackstone.com

and

Kirkland & Ellis LLP

600 Travis St., Suite 3300

Houston, Texas 77002

Attention:  Andrew Calder, P.C.

                  Rhett Van Syoc

Electronic Mail:    andrew.calder@kirkland.com

                              rhett.vansyoc@kirkland.com

and

(d)       if to the UnSub Agent, to:

JPMorgan Chase Bank, N.A.

712 Main Street, 12th Floor South
Houston, TX 77002
Attention:Darren Vanek
Electronic Mail: darren.m.vanek@jpmorgan.com

and with a copy to (which shall not constitute notice):

Each such notice or other communication shall be sent by personal delivery, by registered or certified mail (return receipt requested), by national, reputable courier service (such as Federal Express or United Parcel Service) or by electronic mail.

7.11     Remedies.  Except as provided herein, the rights, obligations, and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity.  In addition, any successful Party is entitled to costs related to enforcing this Agreement, including, reasonable and documented attorneys’ fees and court costs.  Notwithstanding anything herein to the contrary, the Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed by either Party in accordance with the terms hereof and that monetary damages, even if available, would not be an adequate remedy therefor.  As a result of the preceding sentence, each Party shall be entitled to specific performance to prevent breaches of this Agreement and the terms hereof (including the obligation consummate transactions contemplated herein), without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy) in addition to any other remedy at Law or equity.  The Parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

7.12     Disputes.

(a)       Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process.  EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN HOUSTON, TEXAS OR TEXAS STATE COURT LOCATED IN HOUSTON, TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (iii) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS.  EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS.  A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)       Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED.  EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL

CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)       Notwithstanding anything contained in Section 7.12(a), in the event a Party wishes to contest whether it is in Default (the “Contesting Party”), such Party shall provide the Non-Defaulting Parties with its written objection within fifteen (15) days after receipt of a notice of Default (the “Objection Notice”).  In such event, a representative of the Contesting Party and each of the Non-Defaulting Parties shall meet and use good faith efforts to mutually agree on a resolution.  If such representatives are unable to resolve the disagreement within fifteen (15) days after receipt of the Objection Notice, then the disagreement shall be resolved by arbitration, which arbitration proceedings shall be held in Houston, Texas and conducted pursuant to the Rules for Commercial Arbitration promulgated by the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 7.12(c).  In connection therewith, the arbitrator shall be selected by mutual agreement of the parties to such dispute, or absent such agreement, within ten (10) Business Days of becoming aware that such agreement cannot be made as to the selection of the arbitrator, by the American Arbitration Association.  The arbitrator shall not have worked as an employee, consultant, independent contractor or outside counsel for any of the Parties to such dispute or any of their respective Affiliates during the ten (10) year period preceding the arbitration or have any financial interest in the dispute or any assets or businesses of the parties to such dispute.  The arbitrator’s determination shall be made within fifteen (15) Business Days after submission of the matters in dispute and, absent manifest error, shall be final and binding upon the Parties to such dispute, without right of appeal.  In making its determination, the arbitrator shall be and remain at all times wholly impartial, and, once appointed, the arbitrator shall have no ex parte communications with any of the Parties to the dispute concerning the arbitration or the underlying dispute.

7.13    Expenses.  Except as otherwise provided in this Agreement, each of the Parties shall bear its own costs and expenses (including any legal, accounting and other professional fees and expenses) incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

7.14    No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees, and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, Controlling Person, fiduciary, representative, or employee of any Party (or any of their successor or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder, or member of any Party (or any of their successors or permitted assignees), or any Affiliate thereof, or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, Controlling Person, fiduciary, representative, general or limited partner, stockholder, manager, or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract, or otherwise) by or on behalf of such Party against the Party Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation, or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

7.15    Conflict.  In the event of a conflict between the terms of this Agreement and the terms of any Operating Agreement applicable to the Assets, the terms of this Agreement shall control as among the Parties.

7.16     Subchapter K.  The Parties hereby agree that any arrangement established pursuant to this Agreement be excluded from the application of Subchapter K of Chapter 1 of the Code

7.17    Relationship of SN and SN UnSub.  Notwithstanding anything herein to the contrary, (a) the obligations under this Agreement of SN, on the one hand, and SN UnSub, on the other hand, are several and such obligations shall not be deemed “joint and several,” (b) SN shall not have any liability, penalties, or limitation of rights for any breach of this Agreement or any provision hereof by SN UnSub, and (c) SN UnSub shall not have any liability, penalties, or limitation of rights for any breach of this Agreement or any provision hereof by SN.  Furthermore, and for the avoidance of doubt, no Party shall be responsible in any way for the performance of the obligations of any other Party under this Agreement.  Nothing contained herein, and no action taken by any Party pursuant thereto, shall be deemed to constitute or form a partnership, association, joint venture or any other kind of group or entity, or create a presumption that a Party is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Party shall be entitled to independently protect and enforce its rights, in equity, contract or law, including, the rights arising out of this Agreement, and it shall not be necessary for any other Party to be joined as an additional party in any proceeding for such purpose.

7.18    Operating Committee; Affiliates.  To the extent that this Agreement expressly purports to require any Representative of a Party or the Operating Committee to take any action or refrain from taking any action, each such Party agrees to use its reasonable best efforts to cause its Representative(s) and the Operating Committee, as applicable, to take such action or refrain from taking such action, as applicable.  To the extent this Agreement purports to require a Party to require any of its Affiliates to take any action or refrain from taking any action, each such Party shall only be required to use its reasonable best efforts to cause an Affiliate not Controlled by it (except for in the case of SN, Sanchez Energy and its subsidiaries (other than SN UnSub and its subsidiaries), so long as SN remains a Controlled Affiliate of Sanchez Energy) to take such action or refrain from taking such action, as applicable.

7.19    Force Majeure.  If any Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to indemnify or make money payments or furnish security, that Party shall give to all other Parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the Party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as used in this Section, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other event, circumstance or cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension. The affected Party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the Party concerned.

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IN WITNESS WHEREOF, the Parties have executed this Joint Development Agreement as of the date first set forth above.

SANCHEZ ENERGY CORPORATION:

By: /s/ Antonio R. Sanchez, III

Name:  Antonio R. Sanchez, III
Title:    Chief Executive Officer

SN EF MAVERICK, LLC:

By: /s/ Antonio R. Sanchez, III

Name:  Antonio R. Sanchez, III
Title:    Chief Executive Officer

SN EF UNSUB, LP:

By: SN EF UNSUB GP, LLC,

its general partner

By: /s/ Patricio D. Sanchez

Name:  Patricio D. Sanchez
Title:    Chief Executive Officer

GAVILAN RESOURCES, LLC:

By: /s/ Angelo Acconcia

Name:  Angelo Acconcia
Title:    President

Annex I

Defined Terms

As used in this Agreement, the following terms have the following meanings:

“Acquisition” has the meaning set forth in Section 5.2(b).

“Additional E&D Proposal” has the meaning set forth in Section 3.7(c)(i).

“Additional S&A Proposal” has the meaning set forth in Section 3.7(c)(ii).

“AFE” means a written description and cost estimate of a proposed activity or operation accompanying a proposal for such activity or operation made pursuant to an Operating Agreement and forwarded to the Operating Committee by Operator pursuant to an Operating Agreement.  Any AFE that proposes more than one operation shall be considered a separate AFE as to each operation only for those operations for which the Parties are permitted to make separate elections under the terms of the relevant Operating Agreement.

“Affiliate” means, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person in question; provided, that, notwithstanding the foregoing, (a) SN and its respective Affiliates, (b) SN UnSub and its respective Affiliates, and (c) Blackstone and its Affiliates, shall not be considered Affiliates of one another solely by virtue of (x) their ownership or Control of the Assets or (y) being a Party to this Agreement, an Operating Agreement or any management services agreement.  For purposes of this Agreement, (i) subject to the preceding sentence, Sanchez Oil & Gas Corporation and its Affiliates including all Permitted Holders, shall be deemed to be Affiliates of SN; provided,  however, (i) The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group, L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P. shall not be considered or otherwise deemed to be an Affiliate of GSO or any of its Affiliates that are part of the credit-related businesses of The Blackstone Group L.P., and (ii) none of GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates shall constitute an Affiliate of SN, SN UnSub, or any of their Affiliates, nor shall ownership by GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates of any ownership interest in the Partnership or the General Partner result in GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates constituting an Affiliate of SN, SN UnSub, or any of their Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Alternate Operator” has the meaning set forth in Section 3.8(f).

“Alternative Equitable Partition” has the meaning set forth in Section 4.5(a).

“AMI” has the meaning set forth in Section 5.2(a).

“Anadarko” has the meaning set forth in the recitals.

“APC Well Commitment” means wells required to be drilled pursuant to that certain Development Agreement, dated as of the date hereof, by and among Anadarko, SN, SN UnSub and Blackstone.

“Applicable Credit Agreement” means, in the case of (i) SN, the Second Amended and Restated Credit Agreement, dated as of June 30, 2014, among Sanchez Energy, as borrower, Royal Bank of Canada, as administrative agent and the other financial institutions party thereto from time to time, as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time (the “SN Credit Agreement”), (ii) SN UnSub, that certain Credit Agreement, among SN UnSub, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, and an issuing bank, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto, dated as the date hereof, as amended, restated, amended and restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time (the “UnSub Credit Agreement”), (iii) Blackstone, (x) that certain Credit Agreement, dated as of the date hereof, by and among Blackstone, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and (y) that certain Second Lien Credit Agreement, dated as of the date hereof, by and among Blackstone, as borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent, and (iv) a Third Party Operator, any of such Third Party Operator’s debt facilities, indentures, commercial paper facilities, secured or unsecured capital market financings or other debt issuances, in each case with banks or other institutional lenders or institutional investors or other lenders or credit providers providing for revolving credit loans, term loans, receivables financing, letters of credit or other borrowings, capital markets financings or other debt issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time (the “Third Party Credit Agreement”), and (v) a Qualified Foreclosure Transferee, any of such Qualified Foreclosure Transferee’s debt facilities, indentures, commercial paper facilities, secured or unsecured capital market financings or other debt issuances, in each case with banks or other institutional lenders or institutional investors or other lenders or credit providers providing for revolving credit loans, term loans, receivables financing, letters of credit or other borrowings, capital markets financings or other debt issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time.

“Approved AFE” means an AFE approved by the Operating Committee pursuant to Section 3.2(g) or deemed approved under Section 3.7(c).

“Approved Budget” means the Initial Budget and Work Plan, any Subsequent Budget and Work Plan approved under Section 3.7(b)(ii), and any amendment to the Initial Budget and Work Plan or approved Subsequent Budget and Work Plan approved as provided under Section 3.2.

“Approved Operation” means an Initial Approved Operation and any Subsequent Approved Operation.

“Area of Mutual Interest” has the meaning set forth in Section 5.2(a).

“Asset Interest” has the meaning set forth in Section 4.1(a).

“Assets” means collectively, the right, title and interest in and to the assets included in the term “Asset” as used in the Purchase Agreement.

“Base Preferred Return Amount”  has the meaning give to such term in the SN UnSub Partnership Agreement as in effect as of the Effective Date.

“Blackstone” has the meaning set forth in the preamble.

“Blackstone Funds” has the meaning set forth in Section 5.2(h).

“Blackstone Operator” has the meaning set forth in Section 3.8(a).

“Blackstone Operatorship Rights” has the meaning set forth in Section 4.5(a).

“Blackstone Percentage” has the meaning set forth in Section 4.5(a).

“Blackstone Representative” has the meaning set forth in Section 3.3(a)(iii).

“Board of Directors” means the board of directors of SN.

“Bona Fide Offer” means a bona fide offer received by Blackstone from a Third Party that was obtained or marketed by Blackstone through a bona fide arms-length process (it being understood that such process need not be a broadly marketed process, but could be a direct negotiation and offer from a single party) designed to achieve the fair market value for the Working Interests, Assets and/or other related assets, or Equity Interests, as applicable, related to such offer.  For the avoidance of doubt, a Bona Fide Offer will be deemed not to include a Foreclosure Transfer.

“Budget Negotiation Period” has the meaning set forth in Section 3.7(b)(iv).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by applicable Law to be closed in New York, New York or Houston, Texas.

“BX Credit Agreement” has the meaning set for in the definition of “Applicable Credit Agreement.”

“Capital Expenditures” means any expenditure by a Party that is required to be capitalized for purposes of such Party’s financial statements in accordance with GAAP.

“Change of Control” means, with respect to Sanchez Energy, any of the following transactions: (a) a merger, consolidation or other reorganization, unless securities representing more than thirty-five percent (35%) of the total combined voting power of the voting securities of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned Sanchez Energy’s outstanding voting securities immediately prior to such transaction; or (b) any transaction or series of transactions pursuant to which any “person” or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) becomes directly or indirectly the beneficial owner of any of Sanchez Energy’s securities possessing more than sixty-five percent (65%) of the total combined voting power of Sanchez’s securities (as measured in terms of the power to vote with respect to the election of its board of directors) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a direct issuance from Sanchez Energy or the acquisition of outstanding securities held by one or more of Sanchez Energy’s existing stockholders; excluding, in each case of (a) or (b) above, any transaction with a Permitted Transferee or a Permitted Holder.

“Confidential Information” has the meaning set forth in Section 7.7(a).

“Consents” has the meaning set forth in Section 2.2.

“Consent Agreement” means that certain Consent to Assignment of Interest dated December 24, 2016, from Briscoe Ranch, Inc. et al. to Sanchez Energy and Anadarko E&P Onshore LLC.

“Consenting Parties” means Briscoe Ranch, Inc., Miramar Holdings, L.P., Rancho la Cochina Minerals, Ltd., Janey Briscoe Marmion GST Trust, and El Pescado Minerals, Ltd.

“Contesting Party” has the meaning set forth in Section 7.12(c).

“Control” (including its derivatives and similar terms) means, with respect to any specified Person, the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Core Area” means the area marked in blue on Exhibit C.

“Cure Right” has the meaning set forth in the definition of “Default”.

“Deadlock” has the meaning set forth in Section 3.6(a).

“Deadlock Notice” has the meaning set forth in Section 3.6(a).

“Default” means, in respect of any Party, the failure by such Party or any of its Affiliates to remedy, within thirty (30) days of receipt of a Default Notice from any other Party, the material non-performance or material non-compliance with a material provision of this Agreement by such Party or any of its Affiliates (provided, however, that UnSub and SN shall not be considered to be “Affiliates” for the purposes of this definition of “Default”, such that a Default by SN (or by SN’s

Affiliates other than SN UnSub) shall not be deemed to be a default by SN UnSub, and a Default by SN UnSub shall not be deemed to be a Default by SN); provided,  however, in the event of a failure by UnSub, the UnSub Agent shall also have the right (but not the obligation) to remedy any such failure within such thirty (30) day time period (the “Cure Right”).

“Default Notice” means a written notice from a Party containing a detailed description of the basis of a claim that another Party has materially failed to perform or materially failed to comply with this Agreement, including specific references to the provisions in this Agreement that such Party has materially failed to comply with or perform; provided,  however, in the event of an alleged failure by UnSub, such written notice shall also be delivered to the administrative agent under the UnSub Credit Agreement (the “UnSub Agent”) substantially concurrently with delivery to UnSub.

“Defaulting Operator” has the meaning set forth in Section 3.8(f).

“Defaulting Party” has the meaning set forth in Section 3.9(a).

“Dispute Parties” has the meaning set forth in Section 4.5(f).

“Division of Operatorship” has the meaning set forth in Section 3.8(e)(i).

“Drag Interests” has the meaning set forth in Section 4.5(e).

“E&D Operations” means all activities and operations related to subsurface exploration and development of the Assets (including all drilling, reworking, plugging back, shutting-in, completing, re-completing, re-fracturing, stimulation, acidization, enhanced recovery operations, plugging and abandonment operations) as well as construction of wellpads and installation and operation of wellsite facilities.

“Effective Date” has the meaning set forth in the preamble.

“Equitable Division” has the meaning set forth in Section 3.8(e)(i).

“Equitable Partition” has the meaning set forth in Section 4.5(a).

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, equity interests or other partnership/limited liability company interests, and any commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Estimated Cash Outlays” has the meaning set forth in Section 3.7(d).

“Excluded AMI Transactions” has the meaning set forth in Section 5.2(h).

“Excluded Percentage” has the meaning set forth in Section 4.5(a).

“Excluded Sale Transaction Area” has the meaning set forth in Section 4.5(a).

“Existing Drilled and Uncompleted Wells” means the oil and gas wells listed in Annex VI.

“Existing Producing Wells” means the oil and gas wells listed in Annex V.

“Existing Wellpad” means, as of any date of determination, each then-existing wellpad with average daily production in excess of 300 BOE/D over the prior twelve-month period under the Leases pursuant to which the Parties (including their respective Affiliates) retain any Working Interests.

“Fair Market Value”  means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller, conveyance of operatorship associated with any specified interest or property or a control premium.

“Final Deadlock” has the meaning set forth in Section 3.6(b).

“Final Deadlock Notice” has the meaning set forth in Section 3.6(b).

“Final Valuation” has the meaning set forth in Section 4.5(f).

“Financial Advisor” has the meaning set forth in Section 3.8(e)(i).

“Foreclosure Transfer” means any assignment, transfer, conveyance, exchange or any other alienation resulting from any judicial or non-judicial foreclosure by the holder of a security interest or other encumbrance or any Transfer to the holder of a security interest or other encumbrance in connection with a workout, bankruptcy, restructuring or similar arrangement, including in each case to the extent effectuated pursuant to Sections 363 or 1129 of the U.S. Bankruptcy Code.

“Form Operating Agreement” means the form of AAPL Joint Operating Agreement attached hereto as Exhibit B.

“Full Restricted Zone” means, for each Existing Producing Well, a three dimensional area in the shape of a rectangular prism, defined by the following:  the rectangular subsurface zone extending perpendicularly (i) 600 feet on the horizontal plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well and (ii) 150 feet on the vertical plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well.

“Full Spacing Restrictions” has the meaning set forth in Section 5.3(b)(iv).

“Future Wellpads” means all prospective wellpads for acreage under the Leases on which there are no Existing Wellpads based on customary industry practices and the reserve report for each Party covering the previous twelve (12) month period.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

“Governmental Authority” means any legislature, court, tribunal, arbitrator, authority, agency, department, commission, division, board, bureau, branch, official or other instrumentality of the U.S., or any domestic state, county, city, tribal or other political subdivision, governmental department or similar governing entity, and including any governmental, quasi-governmental, regulatory, administrative or non-governmental body exercising similar powers of authority.

“GSO” means ST Holdings L.P.

“HoldCo” means Gavilan Resources HoldCo, LLC (f/k/a Aguila Production HoldCo, LLC).

“Included Percentage” has the meaning set forth in Section 4.5(a).

“Included Sale Transaction Area” has the meaning set forth in Section 4.5(a).

“Initial Approved Operations” has the meaning set forth in Section 3.7(a).

“Initial Budget and Work Plan” has the meaning set forth in Section 3.7(a).

“IPO” has the meaning set forth in Section 4.4.

“IPO Notice” has the meaning set forth in Section 4.4.

“IPO Party” has the meaning set forth in Section 4.4.

“Joint Exploration Agreement” means the Joint Exploration Agreement, dated to be effective as of March 1, 2008, by and between Anadarko E&P Company LP and TXCO Energy Corp., as amended from time to time.

“Laws” means all federal, state and local statutes, laws (including common law), rules, regulations, codes, orders, ordinances, licenses, writs, injunctions, judgments, subpoenas, awards and decrees and other legally enforceable requirements enacted, adopted, issued or promulgated by any Governmental Authority.

“Leases” means, collectively, the oil, gas and mineral leases and subleases, royalties, overriding royalties, net profits interests, carried and convertible interests, and other rights included in the term “Leases” as used in the Purchase Agreement.

“Liabilities” means, as to any Person, all liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“Lien” shall have the meaning ascribed to “Encumbrance” in the Purchase Agreement.

“Limited Restricted Zone” means, for each Existing Producing Well, two overlapping three dimensional areas, each in the shape of a rectangular prism, defined by the following:  (i) the rectangular subsurface zone extending perpendicularly (A) 600 feet on the horizontal plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well and (B) 90 feet on the vertical plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well; and (ii) the rectangular subsurface zone extending perpendicularly (A) 275 feet on the horizontal plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well and (B) 150 feet on the vertical plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well.

“Limited Spacing Restrictions” has the meaning set forth in Section 5.3(a)(iv).

“Losses” mean means any liabilities, losses (including first party losses), fines, penalties, interest, damages, costs, expenses (including expenses of actions, amounts paid in connection with any assessments, judgments or settlements relating thereto, interest and penalties recovered by a Third Party with respect thereto and out-of-pocket expenses and reasonable attorneys’ fees, experts’ fees and expenses reasonably incurred in defending against any such action) arising from or related to an injury, illness, death, property damage, property loss or environmental pollution or contamination, and any other costs associated with control, removal, restoration and cleanup of pollution or contamination.

“Material Contracts” means any contract related to E&D Operations or S&A Operations or otherwise relating to the Assets, including drilling and completion agreements, gathering agreements, processing agreements, transportation agreements, supply agreements, disposal agreements, electric supply agreements or marketing or sales agreements, in each case which individually, or with respect to any series of related contracts, are worth more than $1,000,000; provided, however, that contracts which are contemplated by any marketing agreements by and between SN or UnSub, as applicable, or any of their Affiliates, on the one hand, and Blackstone and any of its Affiliates, on the other hand, shall not be deemed Material Contracts hereunder.

“Monthly Invoice” has the meaning set forth in Section 3.7(d).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Negligent Operator Action” has the meaning set forth in Section 3.8(f).

“Non-Defaulting Party” has the meaning set forth in Section 3.9(a).

“Non-Initiating Party” has the meaning set forth in Section 4.2(a).

“Non-IPO Party” has the meaning set forth in Section 4.4.

“Non-Transferring Party” has the meaning set forth in Section 4.1(a).

“Objection Notice” has the meaning set forth in Section 7.12(c).

“Operating Agreement” means any Joint Operating Agreement for any of the Leases and, to the extent applicable, the Joint Exploration Agreement and Participation Agreement as it may relate to a Party’s ownership of any interest in a Lease.

“Operating Committee” has the meaning set forth in Section  3.1.

“Operator” has the meaning set forth in Section 3.8(a).

“Operator Default Event” has the meaning set forth in Section 3.8(f).

“Participation Agreement” means that certain Maverick Basin Area Participation Agreement, dated effective January 1, 2011, by and between Anadarko and Eagle Ford TX LP.

“Parties” has the meaning set forth in the preamble.

“Party” has the meaning set forth in the preamble.

“Party Affiliate” has the meaning set forth in Section 7.14.

“Permitted Holders” means (a) Antonio R.  Sanchez, III and A.R.  Sanchez, Jr., (b) any spouse or descendant of any individual named in (a), or (c) any other natural person who is related to, or who has been adopted by, any such individual or such individual’s spouse referenced in (a)-(b) above within the second degree of kinship, or (d) any Person Controlled, directly or indirectly, by any of the Persons referenced in clauses (a)-(c) above, individually or collectively by one or more of such Persons.

“Permitted Liens” has the meaning set forth in Section 4.1(a).

“Permitted Transferee” means, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.  For purposes of this Agreement, (i) Sanchez Production Partners LP and its Controlled Affiliates shall be deemed to be a Permitted Transferee of SN, except with respect to Section 4.2 for which purposes Sanchez Production Partners LP and its Controlled Affiliates shall not be deemed to be a Permitted Transferee of Sanchez, (ii) Permitted Holders shall be a Permitted Transferee of SN; and (iii) SN and SN UnSub shall each be treated as a Permitted Transferee of each other.

“Person” means any individual or entity, including any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority.

“Post-Division Non-Operator” has the meaning set forth in Section 3.8(e)(i).

“Post-Division Operator” has the meaning set forth in Section 3.8(e)(i).

“Pre-Division Operator” has the meaning set forth in Section 3.8(e)(i).

“Preferred Units”  has the meaning give to such term in the SN UnSub Partnership Agreement.

“Proposed Modifications” has the meaning set forth in Section 5.3(e)(i).

“Proposed Sale” has the meaning set forth in Section 4.2(a).

“Proposed Transferee” has the meaning set forth in Section 4.2(a)(i).

“Purchase Agreement” has the meaning set forth in the recitals.

“Qualified Foreclosure Transfer” has the meaning set forth in Section 4.1(b).

“Qualified Foreclosure Transferee” has the meaning set forth in Section 4.1(b).

“Qualified Foreclosure Transferee Representative” has the meaning set forth in Section 3.3(a)(ii).

“Quorum” has the meaning set forth in Section 3.5(a).

“Redemption Date”  means the date of redemption of all outstanding Preferred Units in cash under the SN UnSub Partnership Agreement, as such agreement may be amended from time to time, issued as of the Effective Date pursuant to that certain Securities Purchase Agreement dated as of January 12, 2017, by and among Sanchez Energy, SN UR Holdings, LLC, a Delaware limited liability company; SN EF UnSub Holdings, LLC, a Delaware limited liability company; SN UnSub; SN EF UnSub GP, LLC, a Delaware limited liability company; GSO ST Holdings Associates LLC, a Delaware limited liability company; and GSO ST Holdings LP, a Delaware limited partnership.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between HoldCo and Sanchez Energy.

“Representative” has the meaning set forth in Section 3.1.

“Required Operatorship Consents” has the meaning set forth in Section 3.8(e)(ii).

“Required Return Sum” has the meaning set forth in Section 4.5(h).

“Reserve Auditor” has the meaning set forth in Section 3.8(e)(i).

“ROFO Interests” has the meaning set forth in Section 4.3(a).

“ROFO Notice” has the meaning set forth in Section 4.3(a)

“ROFO Offer” has the meaning set forth in Section 4.3(a).

“ROFO Recipient” has the meaning set forth in Section 4.3(a).

“ROFO Transferor” has the meaning set forth in Section 4.3(a).

“S&A Operations” means any and all activities and operations associated with development and operation of the Assets other than E&D Operations, including, without limitation, procurement, construction, and operation of non-wellsite surface facilities such as water supply, storage, gathering and disposal facilities; electric power facilities; lease roads, frac ponds, and central tank batteries; gathering, treating, compression, dehydration, stabilization, and fractionation facilities; in each case, insofar as such operations are not otherwise dedicated to third-parties pursuant to existing contractual commitments burdening the Assets.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale Transaction” has the meaning set forth in Section 4.5(a).

“Sale Transaction Agreement” has the meaning set forth in Section 4.5(d).

“Sale Transaction Equitable Partition” has the meaning set forth in Section 4.5(a).

“Sale Transaction Transferee” has the meaning set forth in Section 4.5(a).

“Sanchez Energy” means Sanchez Energy Corporation, a Delaware corporation, or for purposes of Section 4.3, any issuer of SN Common Stock.

“Sanchez Operator” has the meaning set forth in Section 3.8(a).

“Sanchez Representative” has the meaning set forth in Section 3.3(a)(ii).

“SN” has the meaning set forth in the preamble.

“SN Common Stock” means shares of common stock of Sanchez Energy, par value $0.01 per share, and any class of stock or other securities resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any liquidation, dissolution or winding up of Sanchez Energy, and any shares or other securities issued in respect of SN Common Stock in connection with any exchange for or replacement of such shares of SN Common Stock, recapitalization, merger, consolidation, conversion or similar transaction.

“SN Credit Agreement” has the meaning set for in the definition of “Applicable Credit Agreement.”

“SN Equity Financed Offer” has the meaning set forth in Section 4.3(a).

“SN Operatorship Rights” has the meaning set forth in Section 4.5(a).

“SN UnSub” has the meaning set forth in the preamble.

“SN UnSub Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of SN UnSub, dated as of the Effective Date.

“SN UnSub GP LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of SN EF UnSub GP, LLC, dated as of the Effective Date.

“Specified Credit Agreement” means if Operator is (i) SN, the SN Credit Agreement, (ii) BX, the BX Credit Agreement, or (iii) a Third Party, a Third Party Credit Agreement.

“Specified Event of Default” means an Event of Default as such may be defined from time to time under a Specified Credit Agreement, and as a result of such Event of Default, Operator’s obligations thereunder have been accelerated prior to their stated maturity and the obligations which have been so accelerated exceed $20,000,000.

“Subsequent Approved Operations” has the meaning set forth in Section 3.7(b)(ii) and Section 3.7(c).

“Subsequent Budget and Work Plan” has the meaning set forth in Section 3.7(b)(i).

“Subsequent Proposed Operations” has the meaning set forth in Section 3.7(b)(i).

“Tag-Along Notice” has the meaning set forth in Section 4.2(a).

“Tag-Along Offer” has the meaning set forth in Section 4.2(b).

“Tag-Along Transaction” has the meaning set forth in Section 4.2(b).

“Tag Interests” has the meaning set forth in Section 4.2(b).

“Test Wells” has the meaning set forth in Section 5.3(e)(i).

“Third Party” means any Person other than a Party or one of their Affiliates or a Permitted Holder.

“Third Party Credit Agreement” has the meaning set for in the definition of “Applicable Credit Agreement.”

“Third Party Operator” has the meaning set forth in Section 3.8(f).

“Transfer” (including its derivatives and similar terms) means, with respect to an Asset Interest, a direct or indirect, voluntary or involuntary, sale, assignment, transfer, conveyance,

exchange, bequest, devise, gift or any other alienation, including, except to the extent constituting Permitted Liens, any pledge or grant of a security interest (in each case, with or without consideration and whether by operation of Law or otherwise, including, by merger or consolidation) of any rights, interests or obligations with respect to all or any portion of such Asset Interest.

“Transferring Party” has the meaning set forth in Section 4.1(a).

“True-Up Amount” has the meaning set forth in Section 3.7(d).

“Unanimous Consent” means (x) the affirmative vote of all of the Representatives of a Party not then in Default in attendance at a duly called and convened meeting of the Operating Committee, which for the avoidance of doubt (assuming no Party is in Default) shall include the affirmative vote of at least one (1) Sanchez Representative appointed by SN, at least one (1) Blackstone Representative, and, either (1) Sanchez Representative appointed by SN UnSub or, if applicable, the Qualified Foreclosure Transferee Representative, or (y) the affirmative written consent in lieu of a meeting executed by all of the Representatives of Parties not in Default then constituting the Operating Committee.

“UnSub Agent” has the meaning set forth in the definition of “Default Notice”.

“UnSub Credit Agreement” has the meaning set for in the definition of “Applicable Credit Agreement.”

“Valuation Firm” has the meaning set forth in Section 4.5(f).

“VDR” has the meaning set forth in Section 5.1(b).

“Wellpads” means, collectively, the Existing Wellpads and the Future Wellpads.

“Working Interest” means with respect to any lease or well or wellpad relating to the Assets, the fractional interest in and to such lease, well or wellpad that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such lease or well.

*         *          *

Annex II

Representatives

Sanchez Representatives:

Tony Sanchez III

Eduardo Sanchez

Chris Heinson

Blackstone Representatives:

Angelo Acconcia

Gary Levin

Dave Roberts

Annex III

Working Interests

(see attached)

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Dimmit	9926.779	9,846.014	4,923.007	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	329	131	7000
JEANNE E LUFKIN	ANADARKO E&P COMPANY LP	04/05/2010	04/05/2015	TX	Dimmit	60.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N		752	14931
BETTY T THON	ANADARKO E&P COMPANY LP	04/05/2010	04/05/2015	TX	Dimmit	60.000	3.333	1.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	387	582	15240
JOE P PRITCHETT	ANADARKO E&P COMPANY LP	08/26/2010	08/26/2014	TX	Dimmit	159.630	12.526	6.263	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	399	695	17211
BOTTOM INVESTMENT COMPANY LTD	ANADARKO E&P COMPANY LP	08/26/2010	08/26/2014	TX	Dimmit	159.630	12.526	6.263	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	399	709	17215
VICTORIA TRADING COMPANY LLC	ANADARKO E&P COMPANY LP	08/26/2010	08/26/2014	TX	Dimmit	159.630	12.526	6.263	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	399	712	17216
ROBERT T PELLER ET UX	ANADARKO E&P COMPANY LP	03/11/2011	03/11/2014	TX	Dimmit	60.000	30.000	15.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	406	729	18412
MEKUSUKEY OIL COMPANY LLC	ANADARKO E&P COMPANY LP	03/28/2011	03/28/2014	TX	Dimmit	159.630	6.077	3.039	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford	Survey/Unit	N	417	612	19856
KINGDON R HUGHES FAMILY LIMITED PARTNER	ANADARKO E&P COMPANY LP	07/25/2011	07/25/2014	TX	Dimmit	159.630	16.206	8.103	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford	Survey/Unit	N	425	589	21253
JUDY M THON JONES	ANADARKO E&P COMPANY LP	06/04/2012	06/04/2015	TX	Dimmit	60.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	445	620	24591
JAMES A THON	ANADARKO E&P COMPANY LP	06/04/2012	06/04/2015	TX	Dimmit	60.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	445	628	24593
BETTY LOU GLADEN	ANADARKO E&P COMPANY LP	05/31/2012	05/31/2015	TX	Dimmit	60.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	445	624	24592
SANDRA L MOLUMBY	ANADARKO E&P COMPANY LP	06/04/2012	06/04/2015	TX	Dimmit	60.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	445	636	24595
LAURIE A BURBANK	ANADARKO E&P COMPANY LP	06/04/2012	06/04/2015	TX	Dimmit	60.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	445	632	24594
WILLIAM A PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.055	0.028	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	667	26041
SCOTT EDWARD RUFF	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.249	0.125	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	654	26037
NELVIA LOUISE PHILLIPS MORGAN	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.499	0.249	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	664	26040
JAMES J PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.055	0.028	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	660	26039
MARGARET P MATTHEWS REVOCABLE TRUST	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	9.977	4.988	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	648	26035
RONALD D RUFF	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.166	0.083	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	630	26029
PHILLIP A RUFF	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.166	0.083	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	642	26033
APRIL P ELLIOTT	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.055	0.028	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	651	26036
MARY SUE KORUS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.249	0.125	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	627	26028
CYNTHIA M PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.055	0.028	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	636	26031
ELIZABETH KLOSTERMAN	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	7.483	3.741	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	645	26034
DONALD K PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.055	0.028	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	456	469	26264
LOIS M PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.166	0.083	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	639	26032
ROBERT A RUFF	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.166	0.083	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	657	26038
CATHLEEN J STUBBLEFIELD	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.055	0.028	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	454	633	26030
UNA S HENG	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	159.630	0.499	0.249	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Survey/Unit	N	461	254	26955
LISA THON KOLLAR TRUST	ANADARKO E&P ONSHORE LLC	01/04/2013	01/04/2016	TX	Dimmit	60.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	463	89	27233

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
PAIGE L THON TRUST	ANADARKO E&P ONSHORE LLC	01/04/2013	01/04/2016	TX	Dimmit	60.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	463	85	27232
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Dimmit	10938.500	10,938.500	5,469.250	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	329	397	7052
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Dimmit	14601.230	14,589.100	7,294.550	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	338	617	8649
BOY SCOUTS OF AMERICA	ANADARKO E&P COMPANY LP	04/30/2011	04/30/2016	TX	Dimmit	80.000	13.333	6.667	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	409	226	18821
EPISCOPAL FOUNDATION OF TEXAS	ANADARKO E&P COMPANY LP	04/30/2011	04/30/2016	TX	Dimmit	80.000	13.333	6.667	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	409	229	18822
SALVATION ARMY	ANADARKO E&P COMPANY LP	04/30/2011	04/30/2016	TX	Dimmit	80.000	13.333	6.667	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	409	232	18823
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Dimmit	15591.810	15,591.810	7,795.905	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	335	276	8081
DOLPH BRISCOE III ET UX	ANADARKO E&P COMPANY LP	10/25/2005	10/25/2010	TX	Dimmit	6876.320	6,816.320	3,408.160	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	338	621	8650
BARBARA C MARTIN	ANADARKO E&P COMPANY LP	05/06/2010	05/06/2018	TX	Dimmit	40.000	2.857	1.429	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	387	585	15241
SOUTH SPUR LP	ANADARKO E&P COMPANY LP	03/06/2006	05/01/2017	TX	Dimmit	1884.900	1,884.900	628.300	0.33333333	0.06666667	0.10000000	0.16666667	Below San Miguel	Release	Y	343	325	9442
ELIZABETH L SEMMENS	ANADARKO E&P ONSHORE LLC	07/25/2013	07/25/2018	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	496	197	31626
JAMES ARTHUR MONSEN DANIELS	ANADARKO E&P ONSHORE LLC	07/25/2013	07/25/2018	TX	Dimmit	10.000	0.278	0.278	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	496	194	31625
SUSAN DANIELS SCHMITZ	ANADARKO E&P ONSHORE LLC	07/25/2013	07/25/2018	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	500	6	32007
DOLPH BRISCOE III ET UX	ANADARKO E&P COMPANY LP	10/25/2005	10/25/2012	TX	Dimmit	6748.900	1,126.702	563.351	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel	sum of description incorrect	Y	338	631	8652
MARY LOIS FRIDAY HULSMAN	ANADARKO E&P COMPANY LP	10/25/2005	10/25/2010	TX	Dimmit	6748.900	3,405.069	1,702.534	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	338	636	8653
THE SOUTH TEXAS CHILDRENS HOME	ANADARKO E&P COMPANY LP	10/25/2005	10/25/2010	TX	Dimmit	6748.900	1,086.155	543.077	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel	sum of description incorrect	Y	338	626	8651
MARY MARSHALL SMITH TRUST FBO KATHARINE MARSHALL	ANADARKO E&P COMPANY LP	04/01/2010	04/01/2013	TX	Dimmit	320.000	120.000	60.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	385	255	14820
MARY MARSHALL SMITH TRUST FBO MARGARET M MURDOCK	ANADARKO E&P COMPANY LP	04/01/2010	04/01/2013	TX	Dimmit	320.000	40.000	20.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	385	262	14821
ALVAN BLALACK JR ET UX	SUN OIL COMPANY	02/08/1968	02/08/1973	TX	Dimmit	636.120	639.120	426.080	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	27	384	113502
FLOYD R PORTER	SUN OIL COMPANY	02/13/1968	02/13/1973	TX	Zavala	645.030	645.030	430.020	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	3	172	113530
JOHN B BAGGETT ET AL	SUN OIL COMPANY	03/01/1968	03/01/1978	TX	Zavala	1120.000	1,120.000	746.667	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	3	251	113554
ERIN BAIN JONES	SUN OIL COMPANY	06/03/1968	06/03/1973	TX	Zavala	670.800	670.800	447.200	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	3	578	113797
ERIN BAIN JONES	SUN OIL COMPANY	06/03/1968	06/03/1973	TX	Zavala	649.620	649.620	433.080	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	3	582	113798
ERIN BAIN JONES	SUN OIL COMPANY	06/03/1968	06/03/1973	TX	Zavala	638.610	638.610	425.740	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	3	586	113799
ERIN BAIN JONES	SUN OIL COMPANY	06/03/1968	06/03/1973	TX	Zavala	647.710	647.710	431.807	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	3	590	113800
JOHN B BAGGETT ET AL	SUN OIL COMPANY	01/09/1969	01/09/1979	TX	Dimmit Zavala	705.800	705.800	470.533	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	29 4	86 425	129 114336
DOYLE STANDIFER ET UX	SUN OIL COMPANY	05/06/1969	05/06/1974	TX	Dimmit	441.650	421.595	281.063	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	29	322	114642
MINNIE HELEN BORMAN	SUN OIL COMPANY	05/16/1969	05/16/1974	TX	Dimmit	38.750	38.750	25.833	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Release	N	29	332	114666
G G BOYD ET AL	SUN OIL COMPANY	05/19/1969	05/19/1974	TX	Dimmit	1290.440	1,290.440	860.293	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	29	355	114678

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
MARILYN D ANDERSON ET AL	SUN OIL COMPANY	05/13/1969	05/13/1974	TX	Dimmit	164.710	82.355	54.903	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	29	377	114700
L B BEACH ET AL	SUN OIL COMPANY	05/13/1969	05/13/1974	TX	Dimmit	164.710	82.355	54.903	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	29	381	114700-A
LILLIAN SPEAS ET AL	SUN OIL COMPANY	05/19/1969	05/19/1974	TX	Dimmit	41.250	41.250	27.500	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	29	366	114736
RUTH W HOLLINSHEAD ET AL	SUN OIL COMPANY	06/06/1969	06/06/1974	TX	Dimmit	82.750	82.750	55.167	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	29	359	114737
JAMES F MINX	SUN OIL COMPANY	09/16/1969	09/16/1974	TX	Dimmit	15.060	15.060	10.040	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	29	469	114826
DOLORES SEDLOCK ET VIR	SUN OIL COMPANY	09/16/1969	09/16/1974	TX	Dimmit	41.420	41.420	27.613	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	30	10	114829
ALLYEDEL H CROCKETT	SUN OIL COMPANY	06/20/1970	06/20/1975	TX	Dimmit	43.870	21.935	14.623	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	31	330	693
LARRY D GOMEZ	SUN OIL COMPANY	06/26/1970	06/26/1975	TX	Dimmit	22.100	22.100	14.733	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	31	464	841
AUDREY HAWKINS ET AL	SUN OIL COMPANY	09/01/1970	09/01/1975	TX	Dimmit	29.160	4.374	2.916	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	33	505	2577
PAUL E EFAW ET UX	SUN OIL COMPANY	11/10/1971	11/10/1976	TX	Dimmit	29.160	1.458	0.972	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	39	193	1997
MARY M RODRIGUEZ	SUN OIL COMPANY	04/14/1971	04/14/1976	TX	Dimmit	2.760	2.760	1.840	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	147	136	779
CHARLES B NICHOLS JR ET UX	SUN OIL COMPANY	04/21/1971	04/21/1976	TX	Dimmit	80.220	20.463	13.642	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	Survey?	N	37	257	300984
OLGA R KINNARD ET AL	SUN OPERATING LIMITED PARTNERSHIP	06/24/1988	06/24/1993	TX	Dimmit Zavala	353.090	353.090	235.393	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	release/survey?	N	97 55	145 185	1086 46827
B M PRICE ET UX	THE SUPERIOR OIL COMPANY	02/17/1969	02/17/1979	TX	Dimmit	720.000	720.000	480.000	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk	release	N	29	293	T16318
JOHN F ROBERTSON	SUN OPERATING LIMITED PARTNERSHIP	05/30/1989	05/30/1994	TX	Zavala	162.400	162.400	108.267	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	57	53	NA
ROY L BROWN JR	SUN OPERATING LIMITED PARTNERSHIP	06/19/1989	06/19/1994	TX	Zavala	81.180	56.826	37.884	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	57	68	48131
MARTHA W BAILEY	SUN OPERATING LIMITED PARTNERSHIP	06/19/1989	06/19/1994	TX	Zavala	81.180	12.177	8.118	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	57	65	48130
FRED L JOHNSTON JR ET AL	SUN OPERATING LIMITED PARTNERSHIP	06/19/1989	06/19/1994	TX	Zavala	81.180	12.177	8.118	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	57	76	48144
BETTY SUE PRICE OFFNER ET VIR	FOX AND HOLLAND	02/08/1982	02/08/1987	TX	Dimmit	1221.550	407.183	271.456	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	82	666	
ROBERT PRICE ET UX	FOX & HOLLAND	02/08/1982	02/08/1987	TX	Dimmit	1221.550	407.183	271.456	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	82	671	546
MARY MAY PRICE RIHA ET VIR	FOX & HOLLAND	02/08/1982	02/08/1987	TX	Dimmit	1221.550	407.183	271.456	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	82	676	
I L TAYLOR	ROBERT C SINCLAIR	04/01/1970	04/01/1980	TX	Dimmit	44.100	44.100	1.213	0.02750000	0.00550000	0.00825000	0.01375000	Below Austin Chalk	Survey?	N	33	122	800045
MILDA M OLSON ET AL	ROBERT C SINCLAIR	04/14/1970	04/14/1975	TX	Dimmit	80.460	80.460	4.425	0.05500001	0.01100000	0.01650000	0.02750001	Below Austin Chalk		N	30	460	800046
WALTER SCOTT LIGHT	LIGHTNING OIL COMPANY	01/01/1970	01/01/1980	TX	Dimmit	321.850	321.850	1.609	0.00500000	0.00100000	0.00150000	0.00250000	Below Austin Chalk		N	30	270	229
SAL ALVIN ARMSTRONG	J W DOAK	04/18/1970	04/18/1975	TX	Dimmit	7.500	7.500	5.000	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	30	495	458
ERIN BAIN JONES	W W OATMAN	05/11/1970	05/11/1975	TX	Dimmit	681.000	681.000	454.000	0.66666666	0.13333333	0.20000000	0.33333333	Below Austin Chalk		N	31	186	4150
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Webb	11127.840	10,032.985	5,016.492	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel	amendment	Y	2329	707	960221
MOODY FOUNDATION ET AL	EDWARD G VAUGHAN	12/01/2005	11/30/2010	TX	Dimmit	8000.000	4,000.000	2,000.000	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	329	484	7078
BRISCOE RANCH INC	EDWARD G VAUGHAN	12/01/2005	11/30/2010	TX	Dimmit	8000.000	4,000.000	2,000.000	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	329	394	7051
MOODY FOUNDATION ET AL	EDWARD G VAUGHAN	12/01/2005	11/30/2010	TX	Dimmit	27136.070	13,568.035	6,784.018	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	460 329	233 487	79160 7079

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
BRISCOE RANCH INC	EDWARD G VAUGHAN	12/01/2005	11/30/2010	TX	Dimmit LaSalle	27136.070	13,568.035	6,784.018	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	329 330 458 460	138 379 515 230	7002 7250 78892 79159
DIANA M STUMBERG ET AL	ST MARY LAND AND EXPLORATION COMPANY	11/05/2008	11/04/2011	TX	Dimmit	7428.100	7,400.170	2,466.723	0.33333333	0.06666667	0.10000000	0.16666667	Below San Miguel	amendment	Y	354	171	11322
HAZEN FIRST BAPTIST CHURCH	ANADARKO E&P COMPANY LP	08/17/2010	08/17/2018	TX	Dimmit	40.000	1.500	0.500	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	398	26	16937
RANDALL L GAMMILL	ANADARKO E&P COMPANY LP	08/16/2010	08/16/2018	TX	Dimmit	40.000	4.500	1.500	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	394	189	16294
JO ANN SNOW	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	40.880	2.271	0.757	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	Survey/Unit	N	397	32	16768
JANET LOUISE AREHART	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	40.880	2.271	0.757	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	Survey/Unit	N	397	26	16766
PATRICIA MCALLISTER	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	40.880	3.407	1.136	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	Survey/Unit	N	397	35	16769
KENNETH M BRIGGS	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	40.880	2.271	0.757	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	Survey/Unit	N	397	38	16770
RICHARD E BRIGGS ET UX	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	40.880	6.813	2.271	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	Survey/Unit	N	397	29	16767
BECKY DEWAN	ANADARKO E&P COMPANY LP	11/16/2010	11/16/2018	TX	Dimmit	40.000	1.500	0.500	0.33333333	0.06666667	0.10000000	0.16666667	all Depths	Survey/Unit	N	405	560	18184
CONLEY EUGENE HOUSE ET UX	ANADARKO E&P COMPANY LP	05/11/2011	05/11/2019	TX	Dimmit	40.000	1.500	0.500	0.33333333	0.06666667	0.10000000	0.16666667	all Depths	Survey/Unit	N	425	586	21252
CHERYL LYNN RINER	ANADARKO E&P ONSHORE LLC	08/20/2013	08/20/2016	TX	Dimmit	40.880	0.852	0.284	0.33333333	0.06666667	0.10000000	0.16666667	Eagle Ford Only	Survey/Unit	Y	492	764	31322
JAMES SCOTT DURDEN	ANADARKO E&P ONSHORE LLC	08/20/2013	08/20/2016	TX	Dimmit	40.880	0.852	0.284	0.33333333	0.06666667	0.10000000	0.16666667	Eagle Ford Only	Survey/Unit	Y	492	759	31321
CHAD ALAN DURDEN	ANADARKO E&P ONSHORE LLC	08/20/2013	08/20/2016	TX	Dimmit	40.880	0.852	0.284	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	Survey/Unit	N	492	754	31320
KAREN RENEE HALL	ANADARKO E&P ONSHORE LLC	08/20/2013	08/20/2016	TX	Dimmit	40.880	0.852	0.284	0.33333333	0.06666667	0.10000000	0.16666667	Eagle Ford Only	Survey/Unit	Y	492	750	31319
BRISCOE RANCH INC	EDWARD G VAUGHAN	03/06/2006	10/15/2019	TX	Webb	6199.250	5,770.100	2,885.050	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	2435	504	977956
BRISCOE RANCH INC	EDWARD G VAUGHAN	01/02/2007	10/15/2019	TX	Webb	21890.630	20,745.548	10,372.774	0.50000000	0.10000000	0.15000000	0.25000000	Below Glen Rose	??????	Y	2484	238	986336
BRISCOE RANCH INC	ST MARY LAND & EXPLORATION COMPANY	04/24/2008	12/31/2013	TX	Webb	1280.000	1,188.230	594.115	0.50000000	0.10000000	0.15000000	0.25000000	Below Glen Rose	partial assn	Y	2583	185	1003979
BRISCOE RANCH INC	ST MARY LAND & EXPLORATION COMPANY	04/24/2008	12/31/2013	TX	Webb	5120.000	4,752.920	2,376.460	0.50000000	0.10000000	0.15000000	0.25000000	Below Glen Rose	partial assn	Y	2583	182	1003978
WILLIAM WEST LLOYD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	12/31/2013	TX	Maverick	720.000	360.000	180.000	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1041	67	144189
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	06/10/2006	10/15/2015	TX	Maverick	720.000	360.000	180.000	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1073	94	147028
WILLIAM WEST LLOYD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	12/31/2013	TX	Maverick Webb	400.000	200.000	100.000	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1041 2435	74 507	144190 977957
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	06/10/2006	10/15/2015	TX	Maverick Webb	400.000	200.000	100.000	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1073 2528	108 616	147031 993897
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	03/06/2006	10/15/2019	TX	Webb Dimmit	36559.710	35,591.336	17,795.669	0.50000000	0.10000000	0.15000000	0.25000000	Below Glen Rose		Y	2435 339	499 561	977955 8823
WESLEY WEST MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	06/09/2014	TX	Maverick Webb	80.000	80.000	40.000	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1067 2509	161 755	146519 990517
WESLEY WEST MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	10/31/2013	TX	Maverick	160.000	160.000	80.000	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1067	185	146523
WESLEY WEST MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	10/31/2013	TX	Maverick	400.000	400.000	260.000		0.00000000	0.00000000	0.00000000	Eagle Ford Only	acres released	Y	1067	173	146521

Items highlighted in yellow were excluded from the Closing because the relevant consent was not obtained.

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
CAGE MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	08/31/2006	03/01/2010	TX	Maverck Dimmit Webb	4564.723	4,279.428	2,139.714	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1076 369 2791	419 459 132	147391 12859 1044021
DOUGLAS M VANDER PLOEG ET UX	ANADARKO E&P COMPANY LP	02/01/2011	02/01/2014	TX	Maverick Dimmit Webb	4564.723	285.295	142.648	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1281 405 3073	101 367 569	164624 18144 1098663
DIAMOND H RANCHES LIMITED PARTNERSHIP	ANADARKO E&P COMPANY LP	05/14/2007	05/14/2010	TX	Dimmit	7800.074	7,780.074	3,890.037	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	partial assn-Rosetta	N	344	6	9540
SARA CAROLINE SPENCE	ANADARKO E&P COMPANY LP	07/20/2010	07/20/2018	TX	Dimmit	40.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	392	478	15989
JOHN CALHOUN MOORE	ANADARKO E&P COMPANY LP	04/03/2012	04/03/2018	TX	Dimmit	40.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	695	23611
WILLIAM A BEINHORN JR FAMILY LTD	ANADARKO E&P COMPANY LP	03/06/2006	03/06/2011	TX	Dimmit	4317.553	4,317.553	1,439.184	0.33333333	0.06666667	0.10000000	0.16666667	Below San Miguel	released	Y	343	690	9504
FITZSIMONS OIL AND GAS MANAGEMENT TRUST	ANADARKO E&P COMPANY LP	12/22/2005	12/22/2008	TX	Dimmit Maverick	52054.310	47,908.058	23,954.029	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	332 1012	649 222	7649 141603
EWING ENTERPRISES LIMITED PARTNERSHIP	ANADARKO E&P COMPANY LP	09/20/2006	09/20/2009	TX	Dimmit	8209.480	1,858.439	929.219	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	344	1	9539
LA BANDERA RANCH LP	ANADARKO E&P COMPANY LP	09/29/2006	09/29/2009	TX	Dimmit	8209.482	1,938.446	969.223	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	343	844	9538
DONNA RUTH RAMSEY	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2017	TX	Dimmit	14.400	7.200	3.600	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	429	83	21796
KATHLEEN FITZSIMONS LOVE ET AL	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2021	TX	Dimmit	245.000	156.250	78.125	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	430	773	22088
JACKSON BENJAMIN LOVE JR	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2021	TX	Dimmit	245.000	52.083	26.042	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	430	766	22087
SARAH JANE HENDERSON STRONSKY	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	10.000	0.500	0.250	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	470	833	28385
RALPH EDWIN HENDERSON JR	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	10.000	0.500	0.250	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	470	837	28386
CHARLES LEONARD HENDERSON	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	10.000	0.500	0.250	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	471	1	28887
CARL DAVID HENDERSON	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	10.000	0.500	0.250	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	470	829	28384
BRUCE HARRISON HENDERSON	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	10.000	0.500	0.250	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	471	5	28388
ST TX MF-107481& DIAMOND H RANCHES LP	ANADARKO E&P COMPANY LP	05/14/2007	05/14/2010	TX	Dimmit	1808.500	1,808.500	904.250	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	336	199	8251
WILLIAM WEST LLOYD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	12/31/2013	TX	Maverick Webb	311.437	155.719	87.859	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1041 339	60 550	144183 8821
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	06/10/2006	10/15/2015	TX	Maverick Webb	311.437	155.719	77.859	0.50000000	0.10000000	0.15000000	0.25000000	Eagle Ford Only	acres released	Y	1073 344	99 128	147023 15489
ROGERS DENTONIO RANCH LTD	ANADARKO E&P COMPANY LP	03/06/2006	03/06/2011	TX	Dimmit	7243.318	6,954.085	2,318.028	0.33333333	0.06666667	0.10000000	0.16666667	Below San Miguel	???????	Y	344	46	9545
LOLA WRIGHT FOUNDATION	ANADARKO E&P COMPANY LP	06/14/2011	06/14/2014	TX	Dimmit	30.000	15.000	5.000	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	423	49	20796
RISKEN FAMILY TRUST	ANADARKO E&P COMPANY LP	03/22/2012	03/22/2020	TX	Dimmit	20.000	8.000	2.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	445	66	24499
AUDREY JO SCOTT BOLIN	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	10.000	1.250	0.417	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	678	23607
SARAH JEAN SCOTT BURGE	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	10.000	1.250	0.417	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	674	23606
THOMAS GUIN	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	682	23608
HILDA MARIE SCOTT PERCIVAL	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	10.000	1.250	0.417	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	670	23605

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
RALPH H GUIN	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2018	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	449	521	25265
AUDREY G BAILEY	ANADARKO E&P COMPANY LP	05/29/2012	05/29/2021	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	453	531	25849
KENNETH A WITBRODT ET AL	ANADARKO E&P ONSHORE LLC	08/21/2013	08/21/2021	TX	Dimmit	10.000	2.500	0.833	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	495	204	31491
GLADYS ELAINE MASSIE GOWAN	ANADARKO E&P ONSHORE LLC	06/26/2013	06/26/2021	TX	Dimmit	10.000	0.833	0.278	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	495	208	31492
CLAUDE P MASSIE	ANADARKO E&P ONSHORE LLC	06/26/2013	06/26/2021	TX	Dimmit	10.000	0.833	0.278	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	495	212	31493
BRIAN R MASSIE	ANADARKO E&P ONSHORE LLC	08/26/2013	08/26/2018	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	all Depths		N	495	216	31494
JANE ANN SHAW	ANADARKO E&P ONSHORE LLC	09/02/2013	09/02/2016	TX	Dimmit	40.000	20.000	6.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	491	516	31083
JENICA DAWN HERNDON	ANADARKO E&P ONSHORE LLC	08/26/2013	08/26/2018	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	all Depths		N	504	77	32389
MAUND FAMILY LIMITED PARTNERSHIP ET AL	ANADARKO E&P COMPANY LP	03/06/2006	03/06/2011	TX	Dimmit	3657.182	3,557.930	1,185.977	0.33333333	0.06666667	0.10000000	0.16666667	Below San Miguel		Y	343	694	9505
LAWRENCE MCDANIEL GATES	ANADARKO E&P COMPANY LP	08/03/2010	08/03/2017	TX	Dimmit	70.000	1.094	0.365	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	379	16162
SHAUNA LOIS GATES BELL	ANADARKO E&P COMPANY LP	07/21/2010	07/21/2020	TX	Dimmit	70.000	1.094	0.365	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	398	16168
KAREN H GATES FIELDS	ANADARKO E&P COMPANY LP	08/03/2010	08/03/2020	TX	Dimmit	70.000	1.094	0.365	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	382	16163
MARIUS SMITH	ANADARKO E&P COMPANY LP	07/21/2010	07/21/2020	TX	Dimmit	70.000	4.375	1.458	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	395	16167
PATRICIA PYATT COSIMANO	ANADARKO E&P COMPANY LP	08/16/2010	08/16/2018	TX	Dimmit	70.000	8.750	2.917	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	395	525	16565
GEORGE F GRANTHAM	ANADARKO E&P COMPANY LP	07/28/2010	07/28/2020	TX	Dimmit	70.000	2.188	0.729	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	395	522	16564
JAY M GATES III	ANADARKO E&P COMPANY LP	07/21/2010	07/21/2020	TX	Dimmit	70.000	1.094	0.365	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	395	528	16566
MILDRED PATTERSON ET AL RECEIVERSHIP	ANADARKO E&P COMPANY LP	07/25/2011	07/25/2017	TX	Dimmit	40.000	20.000	6.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	420	759	20412
LUCILLE J SWANSON ET AL RECEIVERSHIP	ANADARKO E&P COMPANY LP	07/25/2011	07/25/2017	TX	Dimmit	10.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	420	757	20411
DENNIS PAT VANWEY ET AL RECEIVERSHIP	ANADARKO E&P COMPANY LP	07/25/2011	07/25/2020	TX	Dimmit	20.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	420	762	20413
HAROLD M STARK ET AL RECEIVERSHIP	ANADARKO E&P COMPANY LP	08/24/2011	08/24/2020	TX	Dimmit	80.000	20.000	6.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	426	580	21449
MARIE PREYSZ SCHOONOVER ET AL RECEIVERSH	ANADARKO E&P COMPANY LP	08/24/2011	08/24/2020	TX	Dimmit	70.000	13.125	4.375	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	426	577	21448
LILLIE W BOYD ET AL	ANADARKO E&P COMPANY LP	08/24/2011	08/24/2014	TX	Dimmit	10.000	1.250	0.417	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	429	541	21885
RISKEN FAMILY TRUST	ANADARKO E&P COMPANY LP	03/22/2012	03/22/2018	TX	Dimmit	20.000	8.000	2.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	445	70	24500
BARRY LEE HUTCHISON	ANADARKO E&P COMPANY LP	08/22/2012	08/22/2018	TX	Dimmit	10.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	456	530	26278
JONATHAN MYERS	ANADARKO E&P ONSHORE LLC	11/14/2013	11/14/2018	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	505	738	32601
JAMES MYERS	ANADARKO E&P ONSHORE LLC	12/10/2013	12/10/2018	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	505	734	32600
BRENDA M LOPEZ	ANADARKO E&P ONSHORE LLC	11/18/2013	11/18/2018	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	505	741	32602
B L STANLEY LTD	ST MARY LAND & EXPLORATION COMPANY	10/15/2008	10/15/2011	TX	Webb	4483.500	4,483.500	2,241.750	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	2672	185	1020907
BRISCOE RANCH INC	ST MARY LAND & EXPLORATION COMPANY	10/02/2008	12/31/2013	TX	Webb	3573.660	3,317.430	1,105.810	0.33333333	0.06666667	0.10000000	0.16666667	Below Glen Rose		Y	2668	642	1020289

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
WORTHEY PROPERTIES LTD	ST MARY LAND & EXPLORATION COMPANY	03/01/2009	07/31/2015	TX	Webb	5470.072	5,470.072	2,297.430	0.42000000	0.08400000	0.12600000	0.21000000	Surface to base of Eagle Ford		Y	2750	95	1036351
ST TX MF-110291 & SOUTH SPUR LP	ANADARKO E&P COMPANY LP	03/06/2009	03/06/2011	TX	Dimmit	610.800	610.800	203.600	0.33333333	0.06666667	0.10000000	0.16666667	Surface to 100' below depth drilled (Eagle Ford)		Y	369	468	12860
G E LIGHT III TRUST ET AL	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit LaSalle	2965.370	823.714	411.857	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	379 492	830 207	13825 84338
GEORGE E LIGHT JR AND SARAH LIGHT TRUST1	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit LaSalle	2965.370	329.486	164.743	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	379 492	836 213	13826 84339
LIGHT MINERAL TRUST ET AL	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit LaSalle	2965.370	1,317.942	658.971	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	379 492	825 202	13824 84337
ST TX M-110600 (PSL) -CHAPARRAL WILDLIFE	CHESAPEAKE EXPLORATION LLC	01/28/2010	01/28/2013	TX	Dimmit LaSalle	1525.810	254.302	84.767	0.33333333	0.06666667	0.10000000	0.16666667	Surface to 100' below depth drilled (Eagle Ford)	acres released	Y	391 513	488 32	15860 87603
GEORGE E LIGHT III ET AL	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	207.860	23.096	11.548	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	380	11	13830
GEORGE E LIGHT JR & SARAH LIGHT TRUST 1	ST MARY LAND AND EXLPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	3888.970	409.012	204.506	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	380	7	13829
RANCHO ENCANTADO LP	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	3888.970	648.162	324.081	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	380	16	13831
GEORGE E LIGHT III, BILLIE RAE LIGHT TR	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	3888.970	1,080.269	540.135	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	380	1	13828
LIGHT MINERAL TRUST	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	3888.970	1,728.431	864.216	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	379	840	13827
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	03/01/2010	10/15/2019	TX	Dimmit	11684.590	11,684.590	5,350.295	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel	36.5625% as to approx. 3,600 gross acres (XTO Settlement)	Y	382	13	14190
MARGARET MITCHELL SEBERN	ANADARKO E&P COMPANY LP	02/23/2010	02/23/2019	TX	Dimmit	60.000	60.000	20.000	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	383	654	14548
DONNA W MERKEL ET AL	ANADARKO E&P COMPANY LP	04/30/2010	04/30/2013	TX	Dimmit	391.600	391.600	130.533	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		Y	385	526	14884
CONSTANCE L YEAGER	ANADARKO E&P COMPANY LP	05/06/2010	05/06/2015	TX	Dimmit	40.000	40.000	20.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	387	456	15211
MCROREY CHILDRENS TRUST	ANADARKO E&P COMPANY LP	06/29/2010	06/29/2017	TX	Dimmit	50.000	50.000	16.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	388	648	15418
MAUREEN RUSSO	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	80.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	389	719	15602
MARTIN SHEEHAN	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	80.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	393	388	16165
PAUL L SHEEHAN	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	80.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	393	401	16169
WILLIAM N SHEEHAN III	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	80.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	391	286	15828
CATHY WIRE	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	80.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	391	649	15876
IDA E SHEEHAN FORD	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	80.000	6.664	3.332	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	393	728	16234
ELIZABETH ENGWALL REVERE	ANADARKO E&P COMPANY LP	07/25/2012	07/25/2018	TX	Dimmit	40.000	3.333	1.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	641	25465
CHRISTINE BLAKENEY	ANADARKO E&P COMPANY LP	07/25/2012	07/25/2018	TX	Dimmit	40.000	3.333	1.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	637	25464
MARCIA LOUISE MENATH	ANADARKO E&P COMPANY LP	08/15/2012	08/15/2018	TX	Dimmit	40.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	455	623	26168

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
SHARRON BENTHAL VEREEN	ANADARKO E&P COMPANY LP	09/26/2012	09/26/2018	TX	Dimmit	40.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	457	363	26401
GELA WEST	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	40.000	6.667	2.222	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	390	550	15691
STEVE GROTE	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	40.000	6.667	2.222	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	392	481	15990
ELAINE D HEFFLER	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	40.000	13.336	4.445	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	392	484	15991
ROBERT MICHAEL STAVINOHA	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	40.000	2.667	0.889	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	405	16170
WILLIAM DAVID STAVINOHA	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	40.000	2.666	0.889	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	392	16166
REBECCA ANN OLEY	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	40.000	2.667	0.889	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	408	16171
BARBARA JO STAVINOHA	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	40.000	2.667	0.889	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	411	16172
DOROTHY LYNN HOSTER	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	40.000	2.667	0.889	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	394	192	16295
MARGARET WESCOE	ANADARKO E&P COMPANY LP	03/10/2010	03/10/2018	TX	Dimmit	20.000	13.333	6.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 80 acs	N	392	487	15992
BRANDON CHRISTOPHER WESCOE	ANADARKO E&P COMPANY LP	05/12/2010	05/12/2018	TX	Dimmit	20.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 80 acs	N	392	490	15993
SANDRA D WESCOE	ANADARKO E&P COMPANY LP	05/13/2010	05/13/2018	TX	Dimmit	20.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 80 acs	N	395	565	16572
TRACI W MCDEVITT	ANADARKO E&P COMPANY LP	05/13/2010	05/13/2018	TX	Dimmit	20.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 80 acs	N	402	198	17629
MARTIN W WILSON, A MINOR	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	785	22244
MARK E WILSON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	777	22242
ELIZABETH TAZEWELL WILSON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	769	22240
ELIZABETH F ORTON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	761	22238
CHRISTOPHER D WILSON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	745	22234
CLARE A WILSON, A MINOR	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	753	22236
CHERE MATLOCK	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2018	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	737	22232
ALICE E WILSON A MINOR	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	729	22230
VIRGINIA ORTON HUBBARD	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	809	22250
VICTORIA A WILSON A MINOR	ANADARKO E&P COMPANY LP	09/19/2011	09/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	801	22248
TYLER J WILSON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	20.000	0.152	0.076	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Title Failure 100 acs	N	431	793	22246
SCOTT M FLEMING	ANADARKO E&P COMPANY LP	08/24/2010	08/24/2013	TX	Dimmit	20.000	20.000	6.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	385	16164
BERNARD PREECE ET AL	ANADARKO E&P COMPANY LP	07/09/2010	07/09/2017	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	393	414	16173
MELRAY LLC	ANADARKO E&P COMPANY LP	07/22/2010	07/22/2018	TX	Dimmit	40.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	393	318	16140
KAY WILLIAMS	ANADARKO E&P COMPANY LP	07/22/2010	07/22/2017	TX	Dimmit	40.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	394	147	16284
BARBARA FELTON LEVISAY	ANADARKO E&P COMPANY LP	03/25/2011	03/25/2016	TX	Dimmit	40.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	409	667	18878
ANITA CARROLL HAMILTON	ANADARKO E&P COMPANY LP	04/13/2011	04/13/2016	TX	Dimmit	40.000	0.833	0.417	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	410	828	19044
ANDREA CARROLL TIMMONS	ANADARKO E&P COMPANY LP	04/13/2011	04/13/2016	TX	Dimmit	40.000	0.833	0.417	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	410	831	19045

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
CARPENTER LAND MANAGEMENT COMPANY	ANADARKO E&P COMPANY LP	05/10/2011	05/10/2016	TX	Dimmit	40.000	1.668	0.834	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	418	591	20043
LOCKESBURG FIRST UNITED METHODIST CHURCH	ANADARKO E&P COMPANY LP	09/04/2011	09/04/2016	TX	Dimmit	40.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	423	615	20919
NORMA MCLEOD RICE	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	40.000	0.416	0.208	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	702	23613
EDWIN HARRISON	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	40.000	0.140	0.070	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	714	23616
HAROLD HARRISON	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	40.000	0.140	0.070	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	698	23612
SUSAN SMITH	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	40.000	0.140	0.070	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	710	23615
SHARON CHANEY	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	40.000	0.417	0.208	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	706	23614
PAMELA SUE WILLIAMS REVOCABLE TRUST	ANADARKO E&P ONSHORE LLC	06/27/2013	06/27/2016	TX	Dimmit	40.000	3.333	1.667	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	482	325	30186
CHET E STUART	ANADARKO E&P ONSHORE LLC	05/15/2013	05/15/2016	TX	Dimmit	40.000	0.278	0.139	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	482	322	30185
DONALD K MARTIN	ANADARKO E&P ONSHORE LLC	04/18/2013	04/18/2016	TX	Dimmit	40.000	0.069	0.035	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	482	310	30181
ROBBIE L MCLEOD	ANADARKO E&P ONSHORE LLC	04/18/2013	04/18/2016	TX	Dimmit	40.000	0.069	0.035	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	482	313	30182
GARY A MCLEOD	ANADARKO E&P ONSHORE LLC	04/18/2013	04/18/2016	TX	Dimmit	40.000	0.069	0.035	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	482	316	30183
BOBBIE L MCLEOD	ANADARKO E&P ONSHORE LLC	04/18/2013	04/18/2016	TX	Dimmit	40.000	0.069	0.035	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	482	307	30180
EVELYN G THRELKELD	ANADARKO E&P ONSHORE LLC	05/01/2013	05/01/2016	TX	Dimmit	40.000	0.832	0.416	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	482	319	30184
VICKI L SMITH	ANADARKO E&P ONSHORE LLC	05/15/2013	05/15/2016	TX	Dimmit	40.000	0.277	0.139	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	500	316	32057
KEITH C STUART	ANADARKO E&P ONSHORE LLC	05/15/2013	05/15/2016	TX	Dimmit	40.000	0.277	0.139	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	502	65	32199
VIRGINIA MAE ALEXANDER	ANADARKO E&P ONSHORE LLC	01/26/2014	01/26/2017	TX	Dimmit	40.000	0.166	0.083	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	512	193	33490
JOHN RICHARD KIKER	ANADARKO E&P ONSHORE LLC	01/25/2014	01/25/2017	TX	Dimmit	40.000	0.166	0.083	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	512	196	33491
PATRICIA L LAKE	ANADARKO E&P ONSHORE LLC	03/26/2014	03/26/2017	TX	Dimmit	40.000	0.036	0.018	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	516	704	34283
KENNETH T GREEN	ANADARKO E&P ONSHORE LLC	03/26/2014	03/26/2017	TX	Dimmit	40.000	0.016	0.008	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	516	701	34282
GAYLYN GREEN	ANADARKO E&P ONSHORE LLC	04/04/2014	04/04/2017	TX	Dimmit	40.000	0.016	0.008	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	515	582	34081
TIMOTHY J GREEN	ANADARKO E&P ONSHORE LLC	04/04/2014	04/04/2017	TX	Dimmit	40.000	0.016	0.008	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	515	579	34080
KATHLEEN IRIS SLOAN	ANADARKO E&P ONSHORE LLC	04/06/2014	04/06/2017	TX	Dimmit	40.000	0.016	0.008	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	517	546	34428
NELDA Y BRASHEAR	ANADARKO E&P ONSHORE LLC	01/25/2014	01/25/2017	TX	Dimmit	40.000	0.111	0.056	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	512	199	33492
SAM L GREEN	ANADARKO E&P ONSHORE LLC	01/21/2014	01/21/2017	TX	Dimmit	40.000	0.111	0.056	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	515	576	34079
WEAVER JAMES BARKMAN JR	ANADARKO E&P ONSHORE LLC	01/21/2014	01/21/2017	TX	Dimmit	40.000	0.333	0.167	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	515	573	34078
THELMA HOWELL	ANADARKO E&P ONSHORE LLC	01/25/2014	01/25/2017	TX	Dimmit	40.000	0.333	0.167	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	512	190	33489
WILLIAM MICHAEL PATTERSON	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	40.000	0.333	0.167	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	136	34644
JO P POPHAM	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	40.000	0.333	0.167	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	128	34642
MARY SUZANNE PATTERSON BACK	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	40.000	0.332	0.166	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	132	34643

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
ALBERT EDWARD PATTERSON JR	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	40.000	0.332	0.166	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	120	34640
ADELL MCLEOD	ANADARKO E&P ONSHORE LLC	05/22/2013	05/22/2016	TX	Dimmit	40.000	0.139	0.070	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	493	598	31425
JOSEPH GEROME PATTERSON	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	40.000	0.333	0.167	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	124	34641
J JOANN CARROLL ET AL	ANADARKO E&P ONSHORE LLC	04/23/2014	04/23/2017	TX	Dimmit	40.000	0.332	0.166	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	517	543	34427
KEVIN JAMES GREEN	ANADARKO E&P ONSHORE LLC	03/26/2014	03/26/2017	TX	Dimmit	40.000	0.016	0.008	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	515	570	34077
SUSAN L BESANCON	ANADARKO E&P ONSHORE LLC	07/09/2014	07/09/2017	TX	Dimmit	40.000	0.276	0.138	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	821	34793
ROBERT GRAVES	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2017	TX	Dimmit	40.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	833	34796
HARRY C COOPER	ANADARKO E&P ONSHORE LLC	07/09/2014	07/09/2017	TX	Dimmit	40.000	0.416	0.208	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	825	34794
JAMES M BRANCH	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2017	TX	Dimmit	40.000	0.104	0.065	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	526	255	35599
BEVERLY JO MOORE	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2017	TX	Dimmit	40.000	0.104	0.065	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	526	251	35598
DANNY F GRAVES	ANADARKO E&P ONSHORE LLC	07/09/2014	07/09/2017	TX	Dimmit	40.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	519	829	34795
ST TX M-111277	ANADARKO E&P COMPANY LP	07/20/2010	07/20/2015	TX	Dimmit	222.180	222.180	74.060	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	392 396	363 579	15971 16714
BRAZORIA COUNTY OIL AND GAS CORPORATION	ANADARKO E&P COMPANY LP	08/01/2010	08/01/2014	TX	Dimmit	415.020	224.541	112.271	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford	survey/unit	N	392	370	15972
DEVOIN E GARRISON	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	4.875	2.438	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	76	16475
VERNEAL ZOGRAN	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	1.625	0.813	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	73	16474
SAM O GARRISON	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	4.875	2.438	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	70	16473
MITCHELL RAY WOODY	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	1.625	0.813	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	67	16472
MARTHA GARRISON LIZZA	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	2.438	1.219	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	64	16471
JOE A GARRISON	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	1.625	0.813	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	61	16470
JOAN MAYS	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	1.625	0.813	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	58	16469
GEORGIA KAY BILLSING	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	1.625	0.812	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	52	16467
DEBBIE GARRISON HUFF	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	117.000	3.134	1.567	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	395	45	16465
GREGORY ALLEN GOLDSBORO	ANADARKO E&P COMPANY LP	06/27/2011	06/27/2014	TX	Dimmit	415.020	3.973	1.987	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	418	157	19936
RAND J SPRINGMAN	ANADARKO E&P COMPANY LP	06/01/2011	06/01/2014	TX	Dimmit	415.020	2.384	1.192	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	416	589	19712
JOHN J SPRINGMAN IV	ANADARKO E&P COMPANY LP	06/01/2011	06/01/2014	TX	Dimmit	415.020	2.384	1.192	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	416	595	19714
SUSAN MARIE OLSON	ANADARKO E&P COMPANY LP	06/01/2011	06/01/2014	TX	Dimmit	415.020	2.384	1.192	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	416	592	19713
BRENDA PAYNE	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	117.000	0.696	0.348	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	423	460	20887
FRANCES HEROD	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	117.000	0.696	0.348	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	423	463	20888
MARILYN JOHNSTON	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	117.000	0.696	0.348	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	423	466	20889
BETTY BENNETT	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	117.000	0.696	0.348	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	423	469	20890
LINDA CAGLE	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	117.000	0.696	0.348	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	423	457	20886
EARL SCHWARM INSURANCE TRUST	ANADARKO E&P COMPANY LP	06/07/2011	06/07/2014	TX	Dimmit	415.020	7.947	3.973	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	423	453	20885
DELL M KELBY	ANADARKO E&P COMPANY LP	08/30/2011	08/30/2014	TX	Dimmit	415.020	10.597	5.299	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	420	224	20343

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
SUSAN L WODTKE REVOCABLE TRUST AGMT	ANADARKO E&P COMPANY LP	08/02/2011	08/02/2014	TX	Dimmit	415.020	3.842	1.921	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	420	221	20342
CHARLES F KOEHNE	ANADARKO E&P COMPANY LP	08/31/2011	08/31/2014	TX	Dimmit	415.020	1.148	0.574	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	423	438	20881
SHELBY KUCHLER	ANADARKO E&P COMPANY LP	08/29/2011	08/29/2014	TX	Dimmit	415.020	8.614	4.307	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford	survey/unit	N	423	441	20882
MARJORIE M SPRINGMAN	ANADARKO E&P COMPANY LP	08/29/2011	08/29/2014	TX	Dimmit	415.020	6.624	3.312	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	423	445	20883
PHYLLIS E. MCELHENEY TRUST DTD 7/30/1992	ANADARKO E&P COMPANY LP	09/04/2011	09/04/2014	TX	Dimmit	415.020	5.829	2.914	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	425	311	21184
R L SUTHERLAND III	ANADARKO E&P COMPANY LP	08/29/2011	08/29/2014	TX	Dimmit	415.020	8.642	4.321	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	423	449	20884
IRIS WHITEHEAD HALL	ANADARKO E&P COMPANY LP	08/31/2011	08/31/2014	TX	Dimmit	415.020	7.947	3.973	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	427	390	21529
JON S BROWN	ANADARKO E&P COMPANY LP	10/31/2011	10/31/2014	TX	Dimmit	415.020	1.185	0.593	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	427	407	21533
JANET D VAN SANT	ANADARKO E&P COMPANY LP	11/08/2011	11/08/2014	TX	Dimmit	415.020	0.532	0.266	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	427	412	2153
JOSEPH J SPRINGMAN SR TRUST	ANADARKO E&P COMPANY LP	10/10/2011	10/10/2014	TX	Dimmit	415.020	52.989	26.495	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	427	399	21531
BERTRICE F SCRIBNER MARCH 1988 TRUST	ANADARKO E&P COMPANY LP	10/26/2011	10/26/2014	TX	Dimmit	415.020	5.829	2.914	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	427	394	21530
JEWEL D BROWN	ANADARKO E&P COMPANY LP	11/08/2011	11/08/2014	TX	Dimmit	415.020	0.532	0.266	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	427	404	21532
JOHN F PETTIT JR	ANADARKO E&P COMPANY LP	01/19/2012	01/19/2015	TX	Dimmit	415.020	0.000	0.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford	survey/unit	N	433	125	22468
DAVID BROWN	ANADARKO E&P COMPANY LP	01/30/2012	01/30/2015	TX	Dimmit	415.020	0.177	0.089	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	436	141	22996
BRENDA S BROWN	ANADARKO E&P COMPANY LP	02/05/2012	02/05/2015	TX	Dimmit	415.020	0.532	0.266	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	436	125	22992
DANIEL E SPRINGMAN	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2015	TX	Dimmit	415.020	1.721	0.860	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	436	121	22991
CINDY BROWN	ANADARKO E&P COMPANY LP	01/30/2012	01/30/2015	TX	Dimmit	415.020	0.177	0.089	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	436	133	22994
GEORGE L SPRINGMAN REVOCABLE TRUST DTD	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2015	TX	Dimmit	415.020	17.618	8.809	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	436	129	22993
LEWIS S BROWN	ANADARKO E&P COMPANY LP	02/10/2012	02/10/2015	TX	Dimmit	415.020	0.532	0.266	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	436	145	22997
DOROTHY D WHITLOCK	ANADARKO E&P COMPANY LP	02/10/2012	02/10/2015	TX	Dimmit	415.020	0.529	0.264	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	436	137	22995
MELISSA MUNOZ	ANADARKO E&P COMPANY LP	03/07/2012	03/07/2015	TX	Dimmit	117.000	0.696	0.348	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	436	118	22990
M SUZANNE IMMEN	ANADARKO E&P COMPANY LP	02/05/2012	02/05/2015	TX	Dimmit	415.020	0.529	0.264	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	439	749	23626
MARY B DUFFY	ANADARKO E&P COMPANY LP	04/17/2012	04/17/2015	TX	Dimmit	415.020	0.532	0.266	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	439	757	23628
MARILYN M CALVERT	ANADARKO E&P COMPANY LP	04/17/2012	04/17/2015	TX	Dimmit	415.020	0.664	0.332	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	439	745	23625
JAKE F BROWN	ANADARKO E&P COMPANY LP	04/17/2012	04/17/2015	TX	Dimmit	415.020	0.532	0.266	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	439	753	23627
MARION BROWN	ANADARKO E&P COMPANY LP	01/30/2012	01/30/2015	TX	Dimmit	415.020	0.177	0.089	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	442	304	24054
KAREN LOMAS WOODY	ANADARKO E&P COMPANY LP	10/22/2012	10/22/2015	TX	Dimmit	117.000	1.625	0.813	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	457	360	26400
TEXAS LAND AND MINERAL COMPANY LLC ET AL	ANADARKO E&P COMPANY LP	11/20/2012	11/20/2015	TX	Dimmit	415.020	1.855	0.927	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford	survey/unit	N	458	290	26535

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
GARY KOEHNE ET AL HEIRS RECEIVERSHIP	ANADARKO E&P ONSHORE LLC	05/17/2013	05/17/2016	TX	Dimmit	415.020	2.297	1.148	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	478	227	29445
MCROREY CHILDRENS TRUST	ANADARKO E&P COMPANY LP	08/02/2010	08/02/2017	TX	Dimmit	20.000	20.000	6.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	392	360	15970
EDNA FELL	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	6.667	2.222	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	398	029	16938
JOHN SCHALLHORN	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	13.333	4.444	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	398	33	16939
JANET SCHALLHORN VANDERFORD	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	13.333	4.444	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	398	037	16940
MARY JEAN DABBS	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	13.334	4.445	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	398	041	16941
KAREN SULLARDS	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	13.334	4.445	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	399	706	17214
WILLIAM DAY SCHALLHORN	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	2.222	0.741	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	399	691	17210
EUGENIA TAYLOR	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	6.667	2.222	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	399	702	17213
JOHN D SCHALLHORN	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	4.444	1.481	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	399	698	17212
TOM SCHALLHORN	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	4.444	1.481	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	399	483	17170
DEE ANN SCHALLHORN JOHNSON	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	80.000	2.222	0.741	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	400	113	17276
SWONKE FAMILY TRUST	ANADARKO E&P COMPANY LP	07/14/2010	07/14/2014	TX	Dimmit	42.640	42.640	14.213	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	399	715	17217
DENNI DAVIS WASHBURN	ANADARKO E&P COMPANY LP	11/08/2010	05/08/2017	TX	Dimmit	80.000	40.000	20.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	400	342	17324
MARIE S MIEGEL	ANADARKO E&P COMPANY LP	11/08/2010	05/08/2017	TX	Dimmit	80.000	40.000	20.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	400	348	17325
ST TX MF-112121 & BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	09/01/2010	09/01/2013	TX	La Salle	110.900	110.900	83.175	0.50000000	0.10000000	0.15000000	0.25000000	Surface to 100' below depth drilled (Eagle Ford)	acres released	Y	530	251	90198
JAMES B WINDHAM JR	ANADARKO E&P COMPANY LP	11/19/2010	11/19/2019	TX	Dimmit	80.000	1.904	0.952	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	405	557	18183
MARIEANNE HOLLARN AKA MARIANNE DUNAWAY	ANADARKO E&P COMPANY LP	03/28/2011	03/28/2019	TX	Dimmit	80.000	1.905	0.953	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	410	169	18939
JOSEPH MARSHALL HOLLARN III	ANADARKO E&P COMPANY LP	03/28/2011	03/28/2019	TX	Dimmit	80.000	1.905	0.953	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	410	163	18937
ROBERT CHARLES WINDHAM ET UX	ANADARKO E&P COMPANY LP	02/03/2011	02/03/2019	TX	Dimmit	80.000	3.810	1.905	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	412	384	19214
CLARA SELF HARRIS	ANADARKO E&P COMPANY LP	02/01/2012	02/01/2017	TX	Dimmit	80.000	23.572	11.786	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	433	143	22473
ROBERT CHARLES VIVION	ANADARKO E&P COMPANY LP	01/20/2012	01/20/2017	TX	Dimmit	80.000	4.286	2.143	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	431	722	22228
GAY NELL WILLIAMS	ANADARKO E&P COMPANY LP	02/01/2012	02/01/2017	TX	Dimmit	80.000	7.857	3.929	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	433	155	22476
EARLENE HARRIS FOGLE	ANADARKO E&P COMPANY LP	01/20/2012	01/20/2017	TX	Dimmit	80.000	7.857	3.929	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	433	151	22475
RONNY O WARD	ANADARKO E&P COMPANY LP	02/01/2012	02/01/2017	TX	Dimmit	80.000	7.857	3.929	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	433	147	22474
HENRY LYNN HARRIS	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2017	TX	Dimmit	80.000	0.857	0.429	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	433	129	22469
JULIE ANN HARRIS RICE	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2017	TX	Dimmit	80.000	0.857	0.429	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	433	132	22470
BILLIE MILLS HARRIS	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2020	TX	Dimmit	80.000	0.857	0.429	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	433	136	22471
DEBRA HARRIS MOORE	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2017	TX	Dimmit	80.000	0.857	0.429	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	433	139	22472

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
ARTHUR LEE HARRIS	ANADARKO E&P COMPANY LP	03/08/2012	03/08/2018	TX	Dimmit	80.000	1.270	0.635	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	721	23618
NITA SUE SANDERS	ANADARKO E&P COMPANY LP	03/08/2012	03/08/2018	TX	Dimmit	80.000	1.270	0.635	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	724	23619
ALICE LANE COMPTON	ANADARKO E&P COMPANY LP	03/08/2012	03/08/2018	TX	Dimmit	80.000	1.270	0.635	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	718	23617
GORDON WAYNE HARRIS	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	80.000	0.048	0.024	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	657	25469
RICKY LEE HARRIS	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	80.000	0.048	0.024	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	669	25472
SHERRI LYNN WEATHEREAD	ANADARKO E&P COMPANY LP	08/15/2012	08/15/2018	TX	Dimmit	80.000	0.048	0.024	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	661	25470
VONNITA ANN LEONARDI	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	80.000	0.048	0.024	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	649	25467
BILLY JACK GRAVES	ANADARKO E&P COMPANY LP	07/12/2012	07/12/2018	TX	Dimmit	80.000	3.810	1.905	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	673	25473
WALTER CHARLES HARRIS	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	80.000	0.048	0.024	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	665	25471
MELINDA HARRIS WALKER	ANADARKO E&P COMPANY LP	07/17/2012	07/17/2017	TX	Dimmit	80.000	0.858	0.429	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	653	25468
JEFFREY ALLEN HARRIS	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	80.000	0.048	0.024	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	455	118	26085
MARY HELEN WINDHAM SEAGO ET UX	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2019	TX	Dimmit	80.000	1.664	0.832	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	467	91	27796
WILL ALSTON BEINHORN	ANADARKO E&P COMPANY LP	12/15/2010	12/15/2014	TX	Dimmit	82.530	73.360	36.680	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel	survey/unit	Y	403	403	17810
DORIS R MONROE TRUST	ANADARKO E&P COMPANY LP	06/08/2011	06/08/2016	TX	Dimmit	82.530	9.170	4.585	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	N	419	106	20117
WILL ALSTON BEINHORN	ANADARKO E&P COMPANY LP	12/15/2010	06/15/2015	TX	Dimmit	39.800	39.800	13.267	0.33333333	0.06666667	0.10000000	0.16666667	Below San Miguel	survey/unit	Y	403	409	17812
GARY ECKHARDT ET UX	ANADARKO E&P COMPANY LP	11/05/2010	11/05/2013	TX	Dimmit	40.050	40.050	13.350	0.33333333	0.06666667	0.10000000	0.16666667	Eagle Ford Only	survey/unit	Y	403	400	17809
WILL ALSTON BEINHORN	ANADARKO E&P COMPANY LP	12/15/2010	12/15/2016	TX	Dimmit	40.000	40.000	20.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	403	406	17811
EVELYN I METCALF	ANADARKO E&P COMPANY LP	09/23/2010	09/23/2015	TX	Dimmit	160.000	20.000	10.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	402 415	201 461	17630 19563
GLEN RAY METCALF	ANADARKO E&P COMPANY LP	03/09/2011	03/09/2016	TX	Dimmit	160.000	66.667	33.333	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	384	18328
ALICE KUEHLER	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	160.000	2.222	1.111	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	388	18329
DONALD DETTEN	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	160.000	2.222	1.111	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	396	18331
PAUL A DETTEN ET UX	ANADARKO E&P COMPANY LP	03/18/2011	03/18/2016	TX	Dimmit	160.000	3.333	1.667	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	400	18332
GLADYS LOOTEN	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	160.000	2.222	1.111	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	392	18330
FRANK VANCE	ANADARKO E&P COMPANY LP	03/15/2011	03/15/2016	TX	Dimmit	160.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	356	18321
MARY RUTH RICE	ANADARKO E&P COMPANY LP	03/14/2011	03/14/2016	TX	Dimmit	160.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	364	18323
JACK JOHN METCALF	ANADARKO E&P COMPANY LP	03/09/2011	03/09/2016	TX	Dimmit	160.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	376	18326
CAROL JEAN MAYFIELD	ANADARKO E&P COMPANY LP	03/14/2011	03/14/2016	TX	Dimmit	160.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	372	18325
LINDA KAY CARTER	ANADARKO E&P COMPANY LP	03/11/2011	03/11/2016	TX	Dimmit	160.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	368	18324
HARRY VANCE JR	ANADARKO E&P COMPANY LP	03/15/2011	03/15/2016	TX	Dimmit	160.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	360	18322
PLUMA PETERSON	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	160.000	6.000	3.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	744	18416
IRENE DETTEN LEWIS	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	160.000	2.222	1.111	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	380	18327
ELIZABETH ANN METCALF	ANADARKO E&P COMPANY LP	03/14/2011	03/14/2016	TX	Dimmit	160.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	408	385	18688

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
SAM METCALF	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	160.000	1.500	0.750	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	408	389	18689
BLANCHE C KOETTING	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	160.000	2.222	1.111	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	740	18415
RUTH KINCANNON	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	160.000	1.500	0.750	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	732	18413
FRANCES ANN SINCLAIR	ANADARKO E&P COMPANY LP	03/18/2011	03/18/2016	TX	Dimmit	160.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	406	736	18414
SAN JACINTO BAPTIST CHURCH	ANADARKO E&P COMPANY LP	03/14/2011	03/14/2016	TX	Dimmit	160.000	18.667	9.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	408	393	18690
DORIS GABEL	ANADARKO E&P COMPANY LP	03/18/2011	03/18/2016	TX	Dimmit	160.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	408	381	18687
DAN METCALF	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	160.000	1.500	0.750	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	418	148	19933
BILL M VANCE	ANADARKO E&P COMPANY LP	03/15/2011	03/15/2016	TX	Dimmit	160.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	418	154	19935
KATHY TERRY	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	160.000	1.500	0.750	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	418	151	19934
JUDY DETTEN TRUST	ANADARKO E&P COMPANY LP	09/22/2011	09/22/2016	TX	Dimmit	160.000	2.222	1.111	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	422	387	20698
ANNA M WINK	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	160.000	2.222	1.111	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	422	391	20699
SHARON DAUGHTERS	ANADARKO E&P COMPANY LP	07/26/2011	07/26/2016	TX	Dimmit	160.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		N	425	695	21287
TRIPLE B INVESTMENTS LLC	ANADARKO E&P COMPANY LP	11/26/2010	11/25/2016	TX	Dimmit	90.890	45.445	22.723	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	Y	401	548	17517
EARLENE F BRENNER ET AL	ANADARKO E&P COMPANY LP	02/25/2011	02/25/2017	TX	Dimmit	90.890	45.445	22.723	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	survey/unit	Y	406	681	18405
RISKEN FAMILY TRUST	ANADARKO E&P COMPANY LP	03/22/2012	03/22/2015	TX	Dimmit	37.000	14.800	4.933	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	445	640	24596
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	03/01/2011	03/01/2014	TX	Dimmit	37.000	22.200	7.400	0.33333333	0.06666667	0.10000000	0.16666667	Eagle Ford Only	survey/unit	Y	405	563	18185
GLORIA DELGADO	ANADARKO E&P COMPANY LP	11/18/2010	11/18/2015	TX	Dimmit	42.180	21.090	10.545	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	406	196	18282
JUDITH L LEITCH	ANADARKO E&P COMPANY LP	03/10/2011	03/10/2016	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	408	378	18686
AUSTIN PRESBYTERIAN THEOLOGICAL SEMINARY	ANADARKO E&P COMPANY LP	03/21/2011	03/21/2014	TX	Dimmit	17.200	17.200	5.733	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	406	724	18411
JUANITA A PETERS	ANADARKO E&P COMPANY LP	03/01/2011	03/01/2016	TX	Dimmit	10.200	10.200	3.400	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	409	664	18877
GENEVIEVE C GREEN	ANADARKO E&P COMPANY LP	04/21/2011	04/21/2018	TX	Dimmit	40.000	13.333	6.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	409	680	18882
TULLY R CURRIE	ANADARKO E&P COMPANY LP	04/21/2011	04/21/2018	TX	Dimmit	40.000	13.333	6.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	409	677	18881
CANDACE ALLEGRA CURRIE	ANADARKO E&P COMPANY LP	04/20/2011	04/20/2018	TX	Dimmit	40.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	409	674	18880
JOHN QUIN BECKELHEIMER	ANADARKO E&P COMPANY LP	04/21/2011	04/21/2018	TX	Dimmit	40.000	6.667	3.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	409	671	18879
MILBURN W HOBSON TRUST DTD 6/19/89	ANADARKO E&P COMPANY LP	08/01/2011	08/01/2014	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	422	395	20700
RALPH J KIMBLE	ANADARKO E&P COMPANY LP	10/21/2011	10/21/2014	TX	Dimmit	15.000	0.500	0.167	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	427	735	21605
JEFFERY L TRIM	ANADARKO E&P COMPANY LP	04/02/2012	04/02/2015	TX	Dimmit	15.000	0.300	0.100	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	445	61	24498
MARTHA KIMBLE	ANADARKO E&P COMPANY LP	04/12/2012	04/12/2015	TX	Dimmit	15.000	0.750	0.250	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	443	152	24176
LOUIS E BOSBY JR	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	15.000	0.600	0.200	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	646	23600
ELIZABETH EARHART	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	15.000	1.500	0.500	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	627	23596
ERNEST JEFFREY BOSBY	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	15.000	0.600	0.200	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	651	23601

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
JENNIFER BOSBY GEORGE	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	15.000	0.600	0.200	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	637	23598
SUSAN T ALLEN	ANADARKO E&P COMPANY LP	04/17/2012	04/17/2015	TX	Dimmit	15.000	1.050	0.350	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	442	832	24143
BETSY BOSBY HINES	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	15.000	0.600	0.200	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	656	23602
MARY FRICKS	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	15.000	1.500	0.500	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	661	23603
ROY LOGAN KIMBLE	ANADARKO E&P COMPANY LP	10/21/2011	10/21/2014	TX	Dimmit	15.000	0.750	0.250	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	435	797	22943
MARIAN JEFFREY	ANADARKO E&P COMPANY LP	06/06/2012	06/06/2015	TX	Dimmit	15.000	3.000	1.000	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	445	56	24497
LINDA BOSBY LICHTMAN	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	15.000	0.600	0.200	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	641	23599
WILLIAM KEITH KIMBLE	ANADARKO E&P COMPANY LP	04/23/2012	04/23/2015	TX	Dimmit	15.000	1.500	0.500	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	632	23597
MEREDITH B TRIM	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	15.000	0.300	0.100	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	456	521	26276
DAVID TRIM	ANADARKO E&P ONSHORE LLC	01/22/2013	01/22/2016	TX	Dimmit	15.000	1.050	0.350	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	465	235	27497
FAYRENE JACQUES REVOCABLE TRUST	ANADARKO E&P COMPANY LP	09/08/2011	09/08/2020	TX	Dimmit	30.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	427	741	21607
JUDY WAY	ANADARKO E&P COMPANY LP	11/02/2011	11/02/2020	TX	Dimmit	30.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	427	738	21606
SCOTT FAMILY TRUST	ANADARKO E&P COMPANY LP	01/31/2012	01/31/2021	TX	Dimmit	30.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	435	803	22945
SCOTT FAMILY TRUST	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2018	TX	Dimmit	30.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	435	800	22944
KRISTI DOMAN	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	30.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	453	539	25851
GREGORY FOWLER GATLIN	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2020	TX	Dimmit	245.700	61.425	30.713	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	429	54	21790
WESLEY GATLIN JR	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2020	TX	Dimmit	245.700	61.425	30.713	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	429	64	21792
SUSAN GATLIN KELLY	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2020	TX	Dimmit	245.700	61.425	30.713	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	429	59	21791
ANNE GATLIN BURKEL	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2020	TX	Dimmit	245.700	61.425	30.713	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	429	69	21793
JOHN H BRYMER IV	ANADARKO E&P COMPANY LP	12/29/2011	12/29/2019	TX	Dimmit	143.630	34.139	17.070	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	433	114	22463
MICHMER CONTRACTING INC	ANADARKO E&P COMPANY LP	12/29/2011	12/29/2014	TX	Dimmit	103.630	10.605	5.303	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		Y	433	105	22460
FREDRICK MATTHEW BRYMER	ANADARKO E&P COMPANY LP	12/29/2011	12/29/2014	TX	Dimmit	103.630	3.535	1.768	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	433	111	22462
JAMES A BRYMER	ANADARKO E&P COMPANY LP	12/29/2011	12/29/2014	TX	Dimmit	103.630	3.535	1.768	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	433	108	22461
GREGORY FOWLER GATLIN	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2014	TX	Dimmit	197.280	39.938	13.822	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	432	480	22358
SUSAN GATLIN KELLY	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2014	TX	Dimmit	197.280	39.938	14.327	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	432	490	22360
ANNE GATLIN BURKEL	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2014	TX	Dimmit	197.280	39.938	14.327	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	432	485	22359
WESLEY GATLIN JR	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2014	TX	Dimmit	197.280	39.938	14.327	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	432	475	22357
MICHELLE MOCK LUSIGNAN	ANADARKO E&P COMPANY LP	04/09/2012	04/09/2020	TX	Dimmit	140.000	70.000	35.000	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	437	511	23258
GAYE L KOPAS	ANADARKO E&P COMPANY LP	04/09/2012	04/09/2020	TX	Dimmit	140.000	35.000	17.500	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	437	505	23256
LINDA H LEE	ANADARKO E&P COMPANY LP	04/09/2012	04/09/2020	TX	Dimmit	140.000	35.000	17.500	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	437	508	23257
DULLNIG INVESTMENTS LTD	JOINT RESOURCES COMPANY	01/01/2010	01/01/2013	TX	Dimmit	37.400	35.550	11.850	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		Y	379	258	13696
RHONDA WEISENBERGER	CHESAPEAKE EXPLORATION LLC	04/04/2012	04/04/2015	TX	Dimmit	7.400	0.617	0.206	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	438	412	23402

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
JEANNINE URIAS	CHESAPEAKE EXPLORATION LLC	04/04/2012	04/04/2015	TX	Dimmit	7.400	0.617	0.206	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	438	409	23401
JOHN F MILES	CHESAPEAKE EXPLORATION LLC	03/29/2012	03/29/2015	TX	Dimmit	7.400	0.617	0.206	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	438	407	23399
KATHLEEN FITZSIMONS LOVE ET AL	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2018	TX	Dimmit	10.000	7.500	3.750	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	430	780	22089
JACKSON BENJAMIN LOVE JR	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2018	TX	Dimmit	10.000	2.500	1.250	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	430	759	22086
SOUTHWEST PETROLEUM COMPANY LP	ANADARKO E&P COMPANY LP	05/29/2012	05/29/2015	TX	Dimmit	80.000	14.000	7.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	445	644	24597
S AND C PROPERTIES	ANADARKO E&P COMPANY LP	05/29/2012	05/29/2015	TX	Dimmit	80.000	3.000	1.500	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	445	654	24599
BIG SKY MINERAL TRUST	ANADARKO E&P COMPANY LP	05/29/2012	05/29/2015	TX	Dimmit	80.000	3.000	1.500	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford		Y	445	649	24598
BARBARA J FARROW REVOCABLE TRUST	ANADARKO E&P COMPANY LP	07/10/2012	07/10/2018	TX	Dimmit	80.000	20.000	10.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	450	645	25466
HAL BERDOLL ET UX	ANADARKO E&P COMPANY LP	06/01/2012	06/01/2014	TX	Dimmit	84.990	84.990	28.330	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	444	569	24432
JANE NORTH LYON	ANADARKO E&P COMPANY LP	04/30/2012	04/30/2015	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	442	828	24142
SHIRLEY ANN ORMOND	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	439	691	23610
BURRIS A WORKMAN ET UX	ANADARKO E&P COMPANY LP	01/24/2012	01/24/2021	TX	Dimmit	23.700	23.700	11.850	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	432	700	22401
ANNIE BETTIE HERREN LIVING TRUST	ANADARKO E&P COMPANY LP	04/27/2012	04/27/2018	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	445	74	24501
HENRY PETER HILLEBRANDT	ANADARKO E&P COMPANY LP	05/01/2012	05/01/2016	TX	Dimmit	10.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	439	666	23604
JACK RICHARD FRITZ	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	10.000	1.667	0.556	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	455	556	26162
JEAN LOUISE BELL	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	10.000	1.667	0.556	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	455	563	26163
JOANN GRACE FRITZ LIFE TENANT	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2021	TX	Dimmit	10.000	0.556	0.185	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	455	569	26164
BRADLEY STEPHEN FRITZ	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2021	TX	Dimmit	10.000	0.556	0.185	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	455	550	26161
JULIE ANN FRITZ-RUBERT	ANADARKO E&P COMPANY LP	10/03/2012	10/03/2021	TX	Dimmit	10.000	0.556	0.185	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	455	575	26165
MARGARET T JENSEN REVOCABLE TRUST	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2021	TX	Dimmit	10.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	458	295	26536
JOE S SHANNON	ANADARKO E&P COMPANY LP	06/25/2012	06/25/2018	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	453	535	25850
KATHRYN A CLARDY	ANADARKO E&P COMPANY LP	11/26/2012	11/26/2018	TX	Dimmit	157.600	0.700	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	456	505	26272
DEBBIE GARDNER SILVESTRI	ANADARKO E&P COMPANY LP	11/26/2012	11/26/2018	TX	Dimmit	157.600	1.751	0.876	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	456	501	26271
HERBERT HOLLAND	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	459	512	26722
MAURICE G ONEILL	ANADARKO E&P COMPANY LP	10/16/2012	10/16/2018	TX	Dimmit	157.600	0.700	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	459	528	26726
HELEN DAVIS HUTTO	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	157.600	1.313	0.656	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	459	524	26725
GREGORY W MONTGOMERY	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	459	520	26724
JENNY GARDNER	ANADARKO E&P COMPANY LP	08/29/2012	08/29/2018	TX	Dimmit	157.600	5.253	2.627	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	459	516	26723
LAWRENCE E ONEILL	ANADARKO E&P COMPANY LP	10/02/2012	10/02/2018	TX	Dimmit	157.600	0.700	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	655	26176
NANCY A WILSON	ANADARKO E&P COMPANY LP	10/04/2012	10/04/2018	TX	Dimmit	157.600	0.700	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	659	26177

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
ANNETTE DAVIS	ANADARKO E&P COMPANY LP	09/27/2012	09/27/2018	TX	Dimmit	157.600	5.253	2.627	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	663	26178
THOMAS M ONEILL	ANADARKO E&P COMPANY LP	09/27/2012	09/27/2018	TX	Dimmit	157.600	0.700	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	651	26175
JOHN HOLLAND	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	157.600	0.657	0.329	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	647	26174
ROBERT L MONTGOMERY	ANADARKO E&P COMPANY LP	09/26/2012	09/26/2018	TX	Dimmit	157.600	0.657	0.329	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	643	26173
FRED W DAVIS JR	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	639	26172
BRUCE R GARDNER	ANADARKO E&P COMPANY LP	08/16/2012	08/16/2015	TX	Dimmit	157.600	5.253	2.627	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	631	26170
MARGARET J DAVIS	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	452	794	25771
SUSANNE PARRISH	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	157.600	0.657	0.329	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	452	806	25774
GARY M CLARK	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	157.600	1.751	0.876	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	452	802	25773
CAROLE CLARK NAGEL	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	157.600	1.751	0.876	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	452	810	25775
MATTHEW ONEILL	ANADARKO E&P COMPANY LP	09/27/2012	09/27/2018	TX	Dimmit	157.600	1.751	0.876	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	627	26169
WILLIAM H GARDNER JR	ANADARKO E&P COMPANY LP	08/16/2012	08/16/2015	TX	Dimmit	157.600	1.751	0.876	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	452	786	25769
MARY ELIZABETH SIMS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	157.600	2.136	1.068	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	452	790	25770
GAIL GARDNER LEVERETT	ANADARKO E&P COMPANY LP	08/16/2012	08/16/2018	TX	Dimmit	157.600	1.751	0.876	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	452	798	25772
SAMMY NEAL CLARK	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	157.600	1.751	0.876	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	455	635	26171
JO BETH FAWCETT	ANADARKO E&P ONSHORE LLC	03/05/2013	03/05/2016	TX	Dimmit	157.600	2.627	1.314	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	470	825	28383
DAVID HOLLAND	ANADARKO E&P ONSHORE LLC	03/07/2013	03/07/2019	TX	Dimmit	157.600	0.657	0.329	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	469	63	28143
PATRICIA VANDERVOORT	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2018	TX	Dimmit	157.600	5.253	2.627	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	469	55	28141
SARAH VANDERVOORT HARRIS	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2018	TX	Dimmit	157.600	5.253	2.627	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	469	59	28142
MORRIS E BURNS	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	474	280	28929
FRED G BURNS	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	474	268	28926
JEANINE HELEN RUBY	ANADARKO E&P ONSHORE LLC	05/20/2013	05/20/2016	TX	Dimmit	157.600	2.627	1.313	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	127	29425
EARDLEY MINERALS LLC	ANADARKO E&P ONSHORE LLC	05/16/2013	05/16/2018	TX	Dimmit	157.600	5.253	2.627	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	474	260	28924
MARY LILLIAN WILFONG	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	5.253	2.627	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	474	256	28923
MARY ELIZABETH BRAKER	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	87	29417
VICKI ANN SPIEKERMAN	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	92	29418
RAYMOND A LANDRUM JR	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	122	29424
B R WOOD	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	117	29423
JOHN HILL LANDRUM	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	102	29420
RENEE BERRY	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	97	29419
AGNES JAN SPAHN	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	107	29421
JOHN G WOOD	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	0.657	0.328	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	478	112	29422

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
CARROLL ROSS BURNS	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	474	272	28927
WALT BARNHILL	ANADARKO E&P ONSHORE LLC	04/19/2013	04/19/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	474	276	28928
KAY SHOUMAKER	ANADARKO E&P ONSHORE LLC	04/19/2013	04/19/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	474	264	28925
COURTNEY JACKSON	ANADARKO E&P ONSHORE LLC	10/21/2013	10/21/2018	TX	Dimmit	157.600	0.117	0.058	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	593	31859
ROBIN E CLARK	ANADARKO E&P ONSHORE LLC	10/16/2013	10/16/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	597	31860
JAMES L IRWIN	ANADARKO E&P ONSHORE LLC	09/26/2013	09/26/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	589	31858
MICHAEL R IRWIN	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	585	31857
KELLY ANN WOOD	ANADARKO E&P ONSHORE LLC	08/12/2013	08/12/2018	TX	Dimmit	157.600	0.700	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	581	31856
JAMES D CHANDLER	ANADARKO E&P ONSHORE LLC	09/25/2013	09/25/2018	TX	Dimmit	157.600	2.627	1.313	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	573	31854
JAMES PATRICK SAUNDERS	ANADARKO E&P ONSHORE LLC	10/02/2013	10/02/2018	TX	Dimmit	157.600	0.701	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	577	31855
LINN ALEXANDRA WILLIAMS	ANADARKO E&P ONSHORE LLC	09/02/2013	09/02/2018	TX	Dimmit	157.600	0.117	0.058	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	569	31853
CHRISTOPHER WRIGHT WILLIAMS	ANADARKO E&P ONSHORE LLC	09/02/2013	09/02/2018	TX	Dimmit	157.600	0.117	0.058	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	564	31852
JEAN W MCDERMOTT	ANADARKO E&P ONSHORE LLC	09/23/2013	09/23/2018	TX	Dimmit	157.600	0.701	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	560	31851
E KENT FELDMAN	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	556	31850
ROBERT W FELDMAN	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	552	31849
OLLIE E CLARK JR	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	544	31847
WILLIAM NEWTON ROBINSON	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	157.600	2.627	1.313	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	548	31848
ESTATE OF ROBERT ALLEN BURNS	ANADARKO E&P ONSHORE LLC	09/10/2013	09/10/2018	TX	Dimmit	157.600	1.313	0.657	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	540	31846
ERIN WILLIAMS	ANADARKO E&P ONSHORE LLC	08/07/2013	08/07/2018	TX	Dimmit	157.600	0.117	0.058	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	532	31844
CHRISTOPHER WALLACE WILLIAMS	ANADARKO E&P ONSHORE LLC	08/12/2013	08/12/2018	TX	Dimmit	157.600	0.701	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	536	31845
JACK VANDERVOORT WILLIAMS	ANADARKO E&P ONSHORE LLC	08/06/2013	08/06/2018	TX	Dimmit	157.600	2.101	1.051	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	529	31843
ROBERT WRIGHT WILLIAMS III	ANADARKO E&P ONSHORE LLC	08/06/2013	08/06/2018	TX	Dimmit	157.600	0.701	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	524	31842
MARGARET DAWN GORE	ANADARKO E&P ONSHORE LLC	08/05/2013	08/05/2018	TX	Dimmit	157.600	0.701	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	520	31841
ELIZABETH DEE DOMINY	ANADARKO E&P ONSHORE LLC	08/06/2013	08/06/2018	TX	Dimmit	157.600	2.101	1.051	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	516	31840
CRYSTAL RAGSDALE	ANADARKO E&P ONSHORE LLC	08/06/2013	08/06/2018	TX	Dimmit	157.600	0.701	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	512	31839
GJERTRUD J WILLIAMS	ANADARKO E&P ONSHORE LLC	09/02/2013	09/02/2018	TX	Dimmit	157.600	0.234	0.117	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	498	601	31861
SUSAN SAUNDERS HALE	ANADARKO E&P ONSHORE LLC	10/16/2013	10/16/2018	TX	Dimmit	157.600	0.701	0.350	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		N	500	798	32161
KATHRYN KUNC	ANADARKO E&P COMPANY LP	06/26/2012	06/26/2018	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	457	209	26377
HARLOW ROYALTIES LTD	ANADARKO E&P COMPANY LP	10/04/2012	10/04/2018	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	457	45	26336
WILLIAM J COPPER	ANADARKO E&P COMPANY LP	06/15/2012	06/15/2018	TX	Dimmit	10.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	457	217	26379
TIMOTHY W COPPER	ANADARKO E&P COMPANY LP	10/11/2012	10/11/2018	TX	Dimmit	10.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	457	213	26378
CYPRESS ATLANTIC I LTD	ANADARKO E&P COMPANY LP	10/17/2012	10/17/2018	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	455	545	26160

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
SUSAN S WAGNER TRUST ET AL	ANADARKO E&P COMPANY LP	10/26/2012	10/26/2015	TX	Dimmit	10.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	459	498	26719
SUZANNE J PACHE	ANADARKO E&P ONSHORE LLC	01/16/2013	01/16/2016	TX	Dimmit	10.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	462	418	27144
SANDRA J CAUDLE	ANADARKO E&P COMPANY LP	10/03/2012	10/03/2018	TX	Dimmit	10.000	3.333	1.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	459	504	26720
JAMES STEVEN STEWART	ANADARKO E&P COMPANY LP	10/02/2012	10/02/2018	TX	Dimmit	10.000	3.333	1.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	459	508	26721
JANET RUTH STEWART GLYNN	ANADARKO E&P COMPANY LP	10/03/2012	10/03/2018	TX	Dimmit	10.000	3.333	1.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	459	494	26718
DAVID M FRETWELL	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.833	0.278	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	11	27214
EDWARD L FRETWELL III	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	1.667	0.556	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	1	27212
MARTHA LIDJI	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.833	0.278	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	6	27213
JENNIFER LYNN HALL	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	462	813	27206
LINDA E MAYFIELD	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	462	828	27209
STUART BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.833	0.278	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	462	838	27211
DONALD L BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	462	818	27207
RUTH J BUMPAS LIFE TENANT	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.833	0.278	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	16	27215
ROGER M BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	462	823	27208
ALISON MONNICH	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.833	0.278	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	21	27216
EUGENE F BUMPAS JR	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	462	833	27210
CAROL BUMPAS LIFE TENANT	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	337	27263
ALEX BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	332	27262
GILES BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	1.250	0.417	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	327	27261
JUD BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	463	342	27264
WHITETAIL RESOURCES LLC	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2019	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	465	107	27477
DENNIS G LANDBERG	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	20.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	466	121	27616
KEVIN W LANDBERG	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	20.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	466	127	27617
GARY J LANDBERG	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	20.000	3.333	1.111	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	466	133	27618
LINDA K KRAMER	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	20.000	3.333	1.111	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	466	145	27620
DEBRA L BURNS	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	20.000	3.333	1.111	0.33333333	0.06666667	0.10000000	0.16666667	Surface to base of Eagle Ford		N	466	139	27619
STANLEY RAY CRAWFORD	ANADARKO E&P ONSHORE LLC	08/01/2012	08/01/2015	TX	Dimmit	10.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	608	31863
THOMAS R BRANUM ET UX	ANADARKO E&P ONSHORE LLC	04/25/2013	04/25/2019	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	473	112	28765
ROBERT LARRY WHELESS	ANADARKO E&P ONSHORE LLC	05/14/2013	05/14/2016	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	476	288	29147
ROBERT LARRY WHELESS	ANADARKO E&P ONSHORE LLC	05/14/2013	05/14/2019	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	476	292	29148
ANIMAL HUMANE SOCIETY OF HENNEPIN COUNTY	ANADARKO E&P ONSHORE LLC	04/30/2013	04/30/2016	TX	Dimmit	10.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	476	298	29150
WILLIAM KENNETH SPARKS ET UX	ANADARKO E&P ONSHORE LLC	04/03/2013	10/03/2018	TX	Dimmit	40.000	40.000	20.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	474	251	28919

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
SAMUEL FACHORN	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	40.140	5.018	1.673	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	survey/unit	Y	497	573	31746
RITA JO FRAILICKS	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	40.140	1.673	0.558	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	survey/unit	Y	497	588	31749
REGINA LYNN NOVOSAD SMITH	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	40.140	1.673	0.558	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	survey/unit	Y	497	578	31747
SAM NED FACHORN LIVING TRUST	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	40.140	10.035	3.345	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	survey/unit	Y	497	563	31744
RENEE DAWN MEDINA	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	40.140	1.673	0.558	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	survey/unit	Y	497	583	31748
LEONARD L SCARCELLA	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	40.140	20.070	6.690	0.33333333	0.06666667	0.10000000	0.16666667	All Depths	survey/unit	Y	497	568	31745
JEAN H HAMPTON	ANADARKO E&P ONSHORE LLC	08/05/2013	08/05/2018	TX	Dimmit	10.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	605	31862
LEONARD L BALL ET UX	ANADARKO E&P ONSHORE LLC	03/12/2013	03/12/2019	TX	Dimmit	10.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	487	772	30808
NANCY VAN DUYNE	ANADARKO E&P COMPANY LP	09/19/2012	09/19/2015	TX	Dimmit	10.000	0.885	0.443	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	498	612	31864
JANICE CAROL WEATHERWAX	ANADARKO E&P ONSHORE LLC	07/16/2013	07/16/2018	TX	Dimmit	10.000	0.833	0.417	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	617	31866
NANCY JEAN PORTER	ANADARKO E&P ONSHORE LLC	07/16/2013	07/16/2018	TX	Dimmit	10.000	0.833	0.417	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	614	31865
LILA R SCHLOSSTEIN	ANADARKO E&P ONSHORE LLC	10/09/2013	10/09/2018	TX	Dimmit	10.000	1.667	0.834	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	626	31870
RAND ROBERT BOOKMAN	ANADARKO E&P ONSHORE LLC	10/09/2013	10/09/2018	TX	Dimmit	10.000	1.667	0.834	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	629	31871
BARBARA MEISTER CUMMINS	ANADARKO E&P ONSHORE LLC	08/15/2013	08/15/2018	TX	Dimmit	10.000	0.295	0.148	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	620	31867
KATHRYN MEISTER MATTHEWS	ANADARKO E&P ONSHORE LLC	08/15/2013	08/15/2018	TX	Dimmit	10.000	0.295	0.148	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	622	31868
CAROLYN MEISTER	ANADARKO E&P ONSHORE LLC	08/15/2013	08/15/2018	TX	Dimmit	10.000	0.295	0.148	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	498	624	31869
EDWARD H MEISTER	ANADARKO E&P ONSHORE LLC	07/23/2013	07/23/2018	TX	Dimmit	10.000	0.885	0.443	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	500	795	32160
SUSAN BATT	ANADARKO E&P ONSHORE LLC	10/09/2013	10/09/2018	TX	Dimmit	10.000	0.833	0.417	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	500	792	32159
LINDA L MEISTER	ANADARKO E&P ONSHORE LLC	02/17/2014	02/17/2019	TX	Dimmit	10.000	0.221	0.111	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	672	33416
STEVEN J MEISTER ET AL	ANADARKO E&P ONSHORE LLC	02/17/2014	02/17/2019	TX	Dimmit	10.000	0.221	0.111	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	675	33417
MICHAEL EDWARD MEISTER	ANADARKO E&P ONSHORE LLC	02/17/2014	02/17/2019	TX	Dimmit	10.000	0.221	0.111	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	678	33418
THOMAS R MEISTER ET AL	ANADARKO E&P ONSHORE LLC	02/17/2014	02/17/2019	TX	Dimmit	10.000	0.221	0.111	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	684	33420
TERRIE L WASHBURN	ANADARKO E&P ONSHORE LLC	12/04/2013	12/04/2018	TX	Dimmit	10.000	0.221	0.111	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	681	33419
ROBERT W HAMMERSTEIN III	ANADARKO E&P ONSHORE LLC	10/09/2013	10/09/2018	TX	Dimmit	10.000	0.833	0.417	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	669	33415
GEORGE T SMITH ET UX	JOINT RESOURCES COMPANY	12/13/2009	12/13/2016	TX	Dimmit	40.000	40.000	20.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	378	674	13611
MPT FARM LLC	ANADARKO E&P ONSHORE LLC	02/06/2014	02/06/2017	TX	Dimmit	77.910	153.040	51.013	0.50000000	0.10000000	0.15000000	0.25000000	All Depths	Need to check True	Y	508	167	32959
JON F DULLNIG ET AL	ANADARKO E&P ONSHORE LLC	11/11/2013	11/11/2020	TX	Dimmit	20.000	10.000	3.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	499	837	32005
YALE SMITH JR	ANADARKO E&P ONSHORE LLC	11/11/2013	11/11/2020	TX	Dimmit	20.000	0.560	0.187	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	500	1	32006
KATHERINE FROST HARPER TRUST	ANADARKO E&P ONSHORE LLC	03/10/2014	03/10/2021	TX	Dimmit	20.000	4.720	1.573	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	512	370	33520
WILL MCGARRETT HARPER TRUST	ANADARKO E&P ONSHORE LLC	03/10/2014	03/10/2021	TX	Dimmit	20.000	4.720	1.573	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		Y	512	365	33519
JOHN L ROBERTSON JR	ANADARKO E&P ONSHORE LLC	05/20/2014	05/20/2019	TX	Dimmit	10.000	1.250	0.417	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	518	9	34494
EDWARD ROBERSON	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2019	TX	Dimmit	10.000	0.200	0.067	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	517	829	34489

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
BETTE ROBY	ANADARKO E&P ONSHORE LLC	05/21/2014	05/21/2019	TX	Dimmit	10.000	1.000	0.333	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	517	837	34491
MELISSA G SMITH	ANADARKO E&P ONSHORE LLC	06/23/2014	06/23/2019	TX	Dimmit	10.000	0.037	0.012	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	483	34716
LINDA DIANNE SMITH	ANADARKO E&P ONSHORE LLC	06/18/2014	06/18/2019	TX	Dimmit	10.000	0.028	0.009	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	487	34717
LINDA ROBINSON-KELLY	ANADARKO E&P ONSHORE LLC	06/19/2014	06/19/2019	TX	Dimmit	10.000	0.500	0.167	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	523	492	35222
CARLON ARTHUR CLEMENTS	ANADARKO E&P ONSHORE LLC	06/26/2014	06/26/2019	TX	Dimmit	10.000	0.063	0.021	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	523	496	35223
RICHARD JOSEPH ROBERSON JR	ANADARKO E&P ONSHORE LLC	07/15/2014	07/15/2019	TX	Dimmit	10.000	0.333	0.111	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	523	500	35224
DOUGLAS B ROBERSON	ANADARKO E&P ONSHORE LLC	05/08/2014	05/08/2019	TX	Dimmit	10.000	0.200	0.067	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	518	5	34493
PAMELA J HIRSCH	ANADARKO E&P ONSHORE LLC	05/27/2014	05/27/2019	TX	Dimmit	10.000	0.083	0.028	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	517	833	34490
ARTHUR BROWN	ANADARKO E&P ONSHORE LLC	05/19/2014	05/19/2019	TX	Dimmit	10.000	0.200	0.067	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	518	1	34492
GEORGE DWIGHT CLIFTON	ANADARKO E&P ONSHORE LLC	06/09/2014	06/09/2019	TX	Dimmit	10.000	0.028	0.009	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	507	34722
MONTY LLOYD BRIDGES	ANADARKO E&P ONSHORE LLC	06/23/2014	06/23/2019	TX	Dimmit	10.000	0.037	0.012	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	499	34720
DELIA A SMITH	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2019	TX	Dimmit	10.000	0.167	0.056	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	479	34715
JAMES MARSHAL BRIDGES	ANADARKO E&P ONSHORE LLC	06/23/2014	06/23/2019	TX	Dimmit	10.000	0.037	0.012	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	491	34718
BARBARA B JONES	ANADARKO E&P ONSHORE LLC	05/27/2014	05/27/2019	TX	Dimmit	10.000	0.111	0.037	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	517	821	34487
TOM CLIFTON	ANADARKO E&P ONSHORE LLC	06/05/2014	06/05/2019	TX	Dimmit	10.000	0.028	0.009	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	517	825	34488
CHRISTINE ANN FIRTH	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2019	TX	Dimmit	10.000	0.056	0.019	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	514	34724
NINA MEEKS	ANADARKO E&P ONSHORE LLC	06/05/2014	06/05/2019	TX	Dimmit	10.000	0.028	0.009	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	517	817	34486
SARA B INNMON	ANADARKO E&P ONSHORE LLC	06/12/2014	06/12/2019	TX	Dimmit	10.000	0.111	0.037	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	495	34719
LARRY RICHARD JONES	ANADARKO E&P ONSHORE LLC	06/09/2014	06/09/2019	TX	Dimmit	10.000	0.083	0.028	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	503	34721
JAMES M ROBINSON	ANADARKO E&P ONSHORE LLC	07/03/2014	07/03/2019	TX	Dimmit	10.000	0.500	0.167	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	525	90	35423
JOHN RICHARD DICUS	ANADARKO E&P ONSHORE LLC	06/10/2014	06/10/2019	TX	Dimmit	10.000	3.333	1.111	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	519	511	34723
ROBERT ATKIN	ANADARKO E&P ONSHORE LLC	11/18/2013	11/18/2018	TX	Dimmit	20.000	0.417	0.209	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	55	32616
JACK C ATKIN JR	ANADARKO E&P ONSHORE LLC	12/05/2013	12/05/2018	TX	Dimmit	20.000	0.417	0.209	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	58	32617
ALLAN RAWSON ATKIN	ANADARKO E&P ONSHORE LLC	11/22/2013	11/22/2018	TX	Dimmit	20.000	0.417	0.209	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	61	32618
GAYLYNN A DENNIS	ANADARKO E&P ONSHORE LLC	11/12/2013	11/12/2018	TX	Dimmit	20.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	64	32619
JERRY KAY FLOYD	ANADARKO E&P ONSHORE LLC	11/12/2013	11/12/2018	TX	Dimmit	20.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	68	32620
PAULINE ELIZABETH GREEN	ANADARKO E&P ONSHORE LLC	01/09/2014	01/09/2019	TX	Dimmit	20.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	74	32622
ELIZABETH MOON	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	78	32623
CAMILLE LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.125	0.063	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	82	32624
CATHY ANN LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.125	0.063	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	86	32625
JOAN LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.125	0.063	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	90	32626
SHAREN MAY KINCAID	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	94	32627

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
THOMAS J DEVLIN	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	506	104	32629
VICKI LOU ROLANDI	ANADARKO E&P ONSHORE LLC	01/09/2014	01/09/2019	TX	Dimmit	20.000	0.313	0.157	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	113	32631
LINDA LEE STOKES	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	117	32632
MARY NESTLER	ANADARKO E&P ONSHORE LLC	01/28/2014	01/28/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	687	33421
GREGORY J DEVLIN	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	695	33423
JOSEPH JAMES LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.125	0.063	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	699	33424
MARY ALLENE HAMBLEN	ANADARKO E&P ONSHORE LLC	01/27/2014	01/27/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	703	33425
DEANNA DONALDSON	ANADARKO E&P ONSHORE LLC	02/14/2014	02/14/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	707	33426
PATRICIA LARSON	ANADARKO E&P ONSHORE LLC	11/26/2013	11/26/2018	TX	Dimmit	20.000	5.000	2.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	711	33427
JOLENE D SCHWARTZ	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	714	33428
BERNARD GEORGE DEVLIN	ANADARKO E&P ONSHORE LLC	01/28/2014	01/28/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	718	33429
ROBERT JOSEPH DEVLIN	ANADARKO E&P ONSHORE LLC	02/24/2014	02/24/2019	TX	Dimmit	20.000	0.313	0.157	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	722	33430
JULIE ANN NAISBITT	ANADARKO E&P ONSHORE LLC	02/18/2014	02/18/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	726	33431
JOSETTE DORIUS	ANADARKO E&P ONSHORE LLC	02/24/2014	02/24/2019	TX	Dimmit	20.000	0.313	0.157	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	730	33432
JAMES J DEVLIN	ANADARKO E&P ONSHORE LLC	02/12/2014	02/12/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	517	767	34473
ELIZABETH FOGLE	ANADARKO E&P ONSHORE LLC	07/15/2014	07/15/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	527	817	35845
EDWIN T ATKIN	ANADARKO E&P ONSHORE LLC	11/19/2013	11/19/2018	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	71	32621
MARJORIE DEVLIN	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	98	32628
BEVERLY JOAN GATTIS	ANADARKO E&P ONSHORE LLC	01/09/2014	01/09/2019	TX	Dimmit	20.000	0.313	0.157	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	506	109	32630
JOHN MICHAEL LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	20.000	0.125	0.063	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	511	691	33422
ROBERT JAMES WALLWORK	ANADARKO E&P ONSHORE LLC	03/13/2014	03/13/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	515	189	33970
WHITETAIL RESOURCES LLC	ANADARKO E&P ONSHORE LLC	03/13/2014	03/13/2019	TX	Dimmit	10.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	515	184	33969
EDMUND SEVERN OLSEN III	ANADARKO E&P ONSHORE LLC	06/10/2014	06/10/2017	TX	Dimmit	10.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	528	1	35851
ELIZABETH WITHERS KENNEDY	ANADARKO E&P ONSHORE LLC	05/14/2014	05/14/2017	TX	Dimmit	10.000	7.500	3.750	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	516	284	34192
TRYON K HUGGINS III	ANADARKO E&P ONSHORE LLC	05/14/2014	05/14/2017	TX	Dimmit	10.000	1.250	0.625	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	516	272	34190
JOHN MICHAEL VESTAL JR TRUST U/W/O LO	ANADARKO E&P ONSHORE LLC	05/14/2014	05/14/2017	TX	Dimmit	10.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	516	278	34191
MARISSA LOUISE VESTAL TRUST U/W/O LOUISE	ANADARKO E&P ONSHORE LLC	05/14/2014	05/14/2017	TX	Dimmit	10.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	516	266	34189
CAROLYN WROUGHTON SMITH BRADSHAW	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	10.000	1.667	0.556	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	530	749	36343
A JAY MUNOZ	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	10.000	1.111	0.370	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	530	752	36344
RONNIE WROUGHTON SMITH	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	10.000	1.667	0.556	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	530	756	36345

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
RICARDO J MUNOZ DDS	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	10.000	1.111	0.370	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	759	36346
WILLIAM GERALD GUTHRIE JR	ANADARKO E&P ONSHORE LLC	10/02/2014	10/02/2019	TX	Dimmit	10.000	0.010	0.003	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	737	36339
PEGGY NUETZMAN	ANADARKO E&P ONSHORE LLC	10/07/2014	10/07/2019	TX	Dimmit	10.000	0.010	0.003	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	734	36338
REAVIS EDWARD CLEMENTS	ANADARKO E&P ONSHORE LLC	10/07/2014	10/07/2019	TX	Dimmit	10.000	0.063	0.021	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	743	36341
ROBERT D CLEMENTS	ANADARKO E&P ONSHORE LLC	10/08/2014	10/08/2019	TX	Dimmit	10.000	0.063	0.021	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	740	36340
LINDA MAGERS	ANADARKO E&P ONSHORE LLC	10/14/2014	10/14/2019	TX	Dimmit	10.000	0.010	0.003	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	746	36342
THOMAS W JONES	ANADARKO E&P ONSHORE LLC	10/28/2014	10/28/2019	TX	Dimmit	10.000	0.083	0.028	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	731	36337
SUE BISHOP	ANADARKO E&P ONSHORE LLC	10/20/2014	10/20/2019	TX	Dimmit	10.000	0.010	0.003	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	728	36336
LESLIE KITTLEMAN	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	10.000	1.667	0.556	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	530	762	36347
WELDON L KNIGHT	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	10.000	0.333	0.111	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	532	751	36646
ROSE D BRANCH	ANADARKO E&P ONSHORE LLC	07/09/2014	07/09/2017	TX	Dimmit	10.000	0.140	0.070	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	526	263	35601
BARBARA S BENNEFELD	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2017	TX	Dimmit	10.000	0.104	0.052	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	526	259	35600
SYLVIA A HAWKINS	ANADARKO E&P ONSHORE LLC	06/16/2014	06/16/2019	TX	Dimmit	10.000	0.500	0.167	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	527	28	35705
CHRISTINE GLAVIN	ANADARKO E&P ONSHORE LLC	08/06/2014	08/06/2019	TX	Dimmit	10.000	0.500	0.167	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	527	36	35707
JAMES C CANTRELL JR	ANADARKO E&P ONSHORE LLC	08/06/2014	08/06/2019	TX	Dimmit	10.000	0.286	0.095	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	525	364	35477
KEVIN LEE TUCKER	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2019	TX	Dimmit	10.000	0.071	0.024	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	525	368	35478
HEATHER TALCOTT	ANADARKO E&P ONSHORE LLC	07/03/2014	07/03/2019	TX	Dimmit	10.000	0.056	0.019	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	525	360	35476
RODGER OLSON	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2019	TX	Dimmit	10.000	0.143	0.048	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	525	356	35475
KARI BRAUNE	ANADARKO E&P ONSHORE LLC	06/26/2014	06/26/2019	TX	Dimmit	10.000	0.083	0.028	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	527	40	35708
FLAKE DIANE BARBER	ANADARKO E&P ONSHORE LLC	08/04/2014	08/04/2019	TX	Dimmit	10.000	0.167	0.056	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	527	32	35706
TERRY GRISSO	ANADARKO E&P ONSHORE LLC	12/04/2014	12/04/2019	TX	Dimmit	10.000	0.017	0.006	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	534	310	36857
AMFAR THE FOUNDATION FOR AIDS RESEARCH	ANADARKO E&P ONSHORE LLC	11/12/2014	11/12/2017	TX	Dimmit	10.000	5.000	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	534	313	36858
TAMMIE PRACHYL	ANADARKO E&P ONSHORE LLC	11/06/2014	11/06/2019	TX	Dimmit	10.000	0.017	0.006	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	534	307	36856
GABRIEL HALL	ANADARKO E&P ONSHORE LLC	06/11/2014	06/11/2019	TX	Dimmit	20.000	0.313	0.156	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	527	821	35846
RAYMOND GILBERY	ANADARKO E&P ONSHORE LLC	07/15/2014	07/15/2019	TX	Dimmit	20.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	527	825	35847
NORMA DEVLIN FREESTONE	ANADARKO E&P ONSHORE LLC	07/22/2014	07/22/2019	TX	Dimmit	20.000	0.208	0.104	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	527	829	35848
JOHN C GREEN ET AL RECEIVERSHIP	ANADARKO E&P ONSHORE LLC	08/05/2014	08/05/2019	TX	Dimmit	20.000	5.208	2.604	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	522	312	35105
CONNIE EMPOLEN	ANADARKO E&P ONSHORE LLC	07/15/2014	07/15/2019	TX	Dimmit	20.000	0.156	0.156	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	357	36601
BRUCE KEVIN NEELY	ANADARKO E&P ONSHORE LLC	09/11/2014	09/11/2019	TX	Dimmit	10.000	0.015	0.007	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	367	36604
JAMES A DORROH	ANADARKO E&P ONSHORE LLC	09/10/2014	09/10/2019	TX	Dimmit	10.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	370	36605
RICHARD BRENT NEELY	ANADARKO E&P ONSHORE LLC	10/09/2014	10/09/2019	TX	Dimmit	10.000	0.015	0.007	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	374	36606
HELEN DAVIS TESS	ANADARKO E&P ONSHORE LLC	09/30/2014	09/30/2019	TX	Dimmit	10.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	377	36607

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
JEFF RICHARDSON	ANADARKO E&P ONSHORE LLC	09/10/2014	09/10/2019	TX	Dimmit	10.000	0.030	0.015	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	380	36608
CHERYL SCHOEN	ANADARKO E&P ONSHORE LLC	09/10/2014	09/10/2019	TX	Dimmit	10.000	0.030	0.015	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	383	36609
BETTY BASSORE	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	10.000	0.030	0.015	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	386	36610
CHRISTOPHER TODD BASSORE	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	10.000	0.020	0.010	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	389	36611
JULI BASSORE HEINZLER	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	10.000	0.020	0.010	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	392	36612
BRIAN NEELY	ANADARKO E&P ONSHORE LLC	10/21/2014	10/21/2019	TX	Dimmit	10.000	0.015	0.007	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	395	36613
JOAN DOLAN	ANADARKO E&P ONSHORE LLC	09/10/2014	09/10/2019	TX	Dimmit	10.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	398	36614
ELIZABETH JEAN LITTLE	ANADARKO E&P ONSHORE LLC	10/30/2014	10/30/2019	TX	Dimmit	10.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	403	36615
DANA BASSORE WILDERS	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	10.000	0.001	0.001	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	406	36616
LEE ANN DONOHO	ANADARKO E&P ONSHORE LLC	09/22/2014	09/22/2019	TX	Dimmit	10.000	0.030	0.015	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	409	36617
SANDRA K PATTERSON	ANADARKO E&P ONSHORE LLC	10/13/2014	10/13/2019	TX	Dimmit	10.000	0.365	0.182	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	364	36603
GLORIA J ROBBINS	ANADARKO E&P ONSHORE LLC	10/27/2014	10/27/2019	TX	Dimmit	10.000	0.365	0.182	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	532	361	36602
ANNETTE GORDON	ANADARKO E&P ONSHORE LLC	08/14/2014	08/14/2019	TX	Dimmit	20.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	527	837	35820
JAMES JOSEPH GILBERY	ANADARKO E&P ONSHORE LLC	07/23/2014	07/23/2019	TX	Dimmit	20.000	0.156	0.078	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	527	833	35849
MARY L SLOMAN RECEIVERSHIP	ANADARKO E&P ONSHORE LLC	08/05/2014	08/05/2019	TX	Dimmit	10.000	1.250	0.625	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	523	830	35256
JEFFREY JOHN MOELLER	ANADARKO E&P ONSHORE LLC	12/16/2014	12/16/2017	TX	Dimmit	10.000	0.104	0.035	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	536	382	37176
PATRICIA MOREAU	ANADARKO E&P ONSHORE LLC	12/08/2014	12/08/2019	TX	Dimmit	10.000	0.556	0.185	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	536	388	37178
LARRY MOREAU	ANADARKO E&P ONSHORE LLC	05/29/2014	05/29/2019	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	536	385	37177
MARCIA MCLAUGHLIN	ANADARKO E&P ONSHORE LLC	12/08/2014	12/08/2019	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	536	391	37179
FITZSIMONS OIL AND GAS MANAGEMENT TRUST	ANADARKO E&P ONSHORE LLC	04/30/2014	04/30/2017	TX	Dimmit	80.000	80.000	40.000	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	517	763	34472
FITZSIMONS OIL AND GAS MANAGEMENT TRUST	ANADARKO E&P ONSHORE LLC	04/30/2014	04/30/2017	TX	Dimmit	10.000	10.000	5.000	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	517	759	34471
WESLEY E BANKSTON	ANADARKO E&P ONSHORE LLC	02/04/2015	02/04/2020	TX	Dimmit	10.000	0.143	0.048	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	539	360	37658
RONNIE GUTHRIE	ANADARKO E&P ONSHORE LLC	02/23/2015	02/23/2020	TX	Dimmit	10.000	0.010	0.003	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	539	366	37660
CLARA FAY CUZZORT FAVREAU	ANADARKO E&P ONSHORE LLC	02/09/2015	02/09/2020	TX	Dimmit	10.000	0.125	0.042	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	539	363	37659
FRANCES KAYLEEN JOHNSTON	ANADARKO E&P ONSHORE LLC	11/13/2014	11/13/2017	TX	Dimmit	40.000	0.017	0.009	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	534	714	36928
LANNY C MYERS	ANADARKO E&P ONSHORE LLC	11/06/2014	11/06/2017	TX	Dimmit	40.000	0.017	0.009	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	534	717	36929
GLORIA GORBET	ANADARKO E&P ONSHORE LLC	11/05/2014	11/05/2017	TX	Dimmit	40.000	0.017	0.009	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	534	720	36930
STEVEN L RAGLAND	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2017	TX	Dimmit	40.000	0.052	0.026	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	531	199	36394
DAVID FELTON WILLIAMS	ANADARKO E&P ONSHORE LLC	02/10/2015	02/10/2018	TX	Dimmit	40.000	3.889	1.945	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	538	505	37545
THE HARPER FAMILY TRUST	ANADARKO E&P ONSHORE LLC	01/20/2015	01/20/2018	TX	Dimmit	40.000	1.668	0.834	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	538	509	37546

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
THOMAS W HOPPER	ANADARKO E&P ONSHORE LLC	11/18/2014	11/18/2017	TX	Dimmit	40.000	0.017	0.009	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	538	792	37593
ROBERT TODD TEMPLETON	ANADARKO E&P ONSHORE LLC	09/04/2014	09/04/2017	TX	Dimmit	40.000	1.111	0.556	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		Y	528	179	35886
MELISSA BOWMAN	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2017	TX	Dimmit	40.000	0.052	0.026	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	528	175	35885
ANADARKO LAND CORP	ANADARKO E&P ONSHORE LLC	04/07/2015	04/07/2018	TX	Dimmit	12.310	12.310	4.103	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	542	345	38066
CHIN CHIN HO	ANADARKO E&P ONSHORE LLC	03/09/2015	03/09/2020	TX	Dimmit	10.000	0.278	0.093	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	541	421	37944
STEVEN REINBOLT	ANADARKO E&P ONSHORE LLC	03/09/2015	03/09/2020	TX	Dimmit	10.000	1.667	0.556	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	541	424	37945
MICHAEL BOYD	ANADARKO E&P ONSHORE LLC	02/25/2015	02/25/2018	TX	Dimmit	80.000	3.333	1.667	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	539	765	37708
DELIA DAUGHERITY	ANADARKO E&P ONSHORE LLC	10/07/2014	10/07/2019	TX	Dimmit	10.000	0.033	0.011	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	542	220	38040
DENISE SUTTON	ANADARKO E&P ONSHORE LLC	10/07/2014	10/07/2019	TX	Dimmit	10.000	0.033	0.011	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	542	217	38039
LINDA M ROBBINS	ANADARKO E&P ONSHORE LLC	10/23/2014	10/23/2019	TX	Dimmit	10.000	0.365	0.182	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	75	37289
ALBERT S ROBBINS	ANADARKO E&P ONSHORE LLC	10/23/2014	10/23/2019	TX	Dimmit	10.000	0.365	0.182	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	78	37290
JANE R SMITH	ANADARKO E&P ONSHORE LLC	10/30/2014	10/30/2019	TX	Dimmit	10.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	81	37291
NATIONAL AVENUE CHRISTIAN CHURCH	ANADARKO E&P ONSHORE LLC	10/30/2014	10/30/2019	TX	Dimmit	10.000	0.625	0.313	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	84	37292
RICHARD L NEELY	ANADARKO E&P ONSHORE LLC	01/06/2015	01/06/2020	TX	Dimmit	10.000	0.030	0.015	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	87	37293
NANCY BROWN	ANADARKO E&P ONSHORE LLC	01/06/2015	01/06/2020	TX	Dimmit	10.000	0.015	0.007	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	90	37294
THOMAS H DAVIDSON	ANADARKO E&P ONSHORE LLC	01/05/2015	01/05/2020	TX	Dimmit	10.000	0.313	0.156	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	93	37295
ROBERT PAUL CHRISTMAN	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2015	TX	Dimmit	10.000	1.667	0.833	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	96	37296
AUDREY WHITE	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.080	0.040	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	99	37297
JOHN DAVID CARVER	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	1.000	0.500	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	102	37298
5 QUEENS LLC	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.964	0.482	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	537	105	37299
LESLIE EDDIE VIVION AND NANCY JOE VIVION ARDOIN	ROSETTA RESOURCES OPERATING LP	12/21/2009	12/21/2012	TX	Dimmit	200.000	200.000	100.000	0.50000000	0.10000000	0.15000000	0.25000000	Surface to base of Eagle Ford	Partial assign from Rosetta	Y	379	498	13745
MARTHA OATES	ANADARKO E&P ONSHORE LLC	11/05/2014	11/05/2017	TX	Dimmit	40.000	0.069	0.035	0.50000000	0.10000000	0.15000000	0.25000000	all Depths		N	544	260	38286
RETHA JEAN POWELL	ANADARKO E&P ONSHORE LLC	04/30/2015	04/30/2018	TX	Dimmit	10.000	0.069	0.023	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	525	38438
MARTIN POWELL	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.250	0.083	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	522	38437
JAMES LARRY POWELL	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.208	0.069	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	519	38436
BENITA LOU POWELL YORK	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	528	38439
AMANDA JONES	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.104	0.035	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	534	38441
LILLIAN E ANDERSON	ANADARKO E&P ONSHORE LLC	05/19/2015	05/19/2018	TX	Dimmit	10.000	0.104	0.035	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	516	38435
LINDA GAIL MCCOY	ANADARKO E&P ONSHORE LLC	04/30/2015	04/30/2018	TX	Dimmit	10.000	0.313	0.104	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	531	38440
LONA L ARCHER	ANADARKO E&P ONSHORE LLC	04/15/2015	04/15/2018	TX	Dimmit	10.000	1.250	0.417	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	546	38445
LITTA TURNER	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.208	0.069	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	543	38444
JACKIE POLK	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.313	0.104	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	540	38443

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
ANGELA GENTRY	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.104	0.035	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	537	38442
LORI ANN PLATTS	ANADARKO E&P ONSHORE LLC	05/14/2015	05/14/2021	TX	Dimmit	70.000	0.729	0.243	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	549	38446
GARRY L ANDERSON	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.313	0.104	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	545	814	38474
CLAUDINE TEAGUE	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	10.000	0.208	0.069	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	123	38274
MODENA PARKS JESTER	ANADARKO E&P ONSHORE LLC	04/28/2015	04/28/2018	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	117	38272
PATRICIA PARKS MCCLENDON	ANADARKO E&P ONSHORE LLC	04/28/2015	04/28/2018	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	105	38268
RONNIE KIDD	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.313	0.104	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	120	38273
LESLIE EVANS	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.125	0.042	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	102	38267
CALEB GLENN PARKS TRUST	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.417	0.139	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	126	38275
CLAY POWELL	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	10.000	0.250	0.083	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	114	38271
TERRY POWELL	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.208	0.069	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	99	38266
WESLEY BLAKE POWELL	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	10.000	0.250	0.083	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	111	38270
PARKER RAY POWELL	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	10.000	0.625	0.208	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	544	108	38269
DEBORAH J PUTMAN	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	10.000	0.625	0.208	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	547	115	38601
DANNY WAYNE CHISUM, JR., ET AL	ANADARKO E&P ONSHORE LLC	02/05/2015	02/05/2018	TX	Dimmit	160.000	6.222	3.111	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	542	279	38053
AARON BASSORE	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	10.000	0.010	0.005	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	544	756	38359
LOIS GRAY	ANADARKO E&P ONSHORE LLC	11/11/2014	11/11/2019	TX	Dimmit	10.000	0.260	0.130	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	544	753	38358
SUSAN LEE SMITH	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.417	0.208	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	546	207	38507
NORMAN LEE	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.417	0.208	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	546	204	38506
STEVEN H LEE	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.833	0.417	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	546	216	38510
WILLIAM B KIEBERGER JR	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.573	0.286	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	546	213	38509
DAVID ALLAN MARTIN	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	1.094	0.547	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	546	210	38508
MIRAMAR HOLDINGS, LP ET AL	ANADARKO E&P COMPANY LP	05/01/2015	05/01/2018	TX	Dimmit	80.000	80.000	40.000	0.50000000	0.10000000	0.15000000	0.25000000	Below San Miguel		Y	545	243	38397
FRANKIE GENE POWELL	ANADARKO E&P ONSHORE LLC	05/20/2015	05/20/2018	TX	Dimmit	10.000	0.069	0.023	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	547	121	38603
STEPHEN LABONTE	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.125	0.042	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	547	118	38602
WILLIAM ALLAN RAWLINGS	ANADARKO E&P ONSHORE LLC	05/14/2015	05/14/2021	TX	Dimmit	70.000	0.729	0.243	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	548	622	38850
SHIRL D MCCOY	ANADARKO E&P ONSHORE LLC	04/22/2015	04/22/2018	TX	Dimmit	10.000	0.313	0.104	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	548	477	38833
WANDA DEAN ANDERSON	ANADARKO E&P ONSHORE LLC	04/30/2015	04/30/2018	TX	Dimmit	10.000	0.313	0.104	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	549	470	38927
MARTIN FAMILY TRUST	ANADARKO E&P ONSHORE LLC	12/03/2014	12/03/2017	TX	Dimmit	10.000	0.625	0.208	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	548	471	38831
BARBARA RUTH FAULES	ANADARKO E&P ONSHORE LLC	12/04/2014	12/04/2017	TX	Dimmit	10.000	0.208	0.069	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	548	474	38832
SCOTTY L POWELL	ANADARKO E&P ONSHORE LLC	06/08/2015	06/08/2018	TX	Dimmit	10.000	0.069	0.023	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	550	372	39027
WAYNE MCCOY	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	10.000	0.313	0.104	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	550	369	39026

Lessor	Lessee	Effective Date	Expiration	State	County	Gross	Net	Co Net	WI	UnSub WI	SN WI	Gavilan WI	Current Depths 8/1/2016	Comments Act. v. Description	Assignment Restrictions	Book	Page	Reception
DANIEL JOSEPH BYRD F/K/A HERBERT ESTILLE SISK, III	ANADARKO E&P ONSHORE LLC	07/09/2015	07/09/2018	TX	Dimmit	160.000	3.111	1.556	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	551	752	39233
ANNABELLE GLEGHORN	ANADARKO E&P ONSHORE LLC	11/12/2014	11/12/2019	TX	Dimmit	10.000	0.260	0.130	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	553	582	39410
LLOYD T EVATT	ANADARKO E&P ONSHORE LLC	11/03/2014	11/03/2019	TX	Dimmit	10.000	0.104	0.052	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	553	588	39412
JAN MILTON HAUSMANN	ANADARKO E&P ONSHORE LLC	12/18/2014	12/18/2017	TX	Dimmit	10.000	0.208	0.069	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	552	441	39279
MARGARET L WORD	ANADARKO E&P ONSHORE LLC	06/25/2015	06/25/2020	TX	Dimmit	80.000	4.000	2.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	548	735	38868
DENNIE L LINDSEY	ANADARKO E&P ONSHORE LLC	07/21/2015	07/21/2020	TX	Dimmit	80.000	2.664	1.332	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	551	321	39162
MOLLIE E STINSON	ANADARKO E&P ONSHORE LLC	07/21/2015	07/21/2020	TX	Dimmit	80.000	2.664	1.332	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	551	324	39163
DEBORAH K HICKS	ANADARKO E&P ONSHORE LLC	07/21/2015	07/21/2020	TX	Dimmit	80.000	2.664	1.332	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	551	327	39164
LEAKE EXPLORATION LLC BY ARTHUR GAY LEAKE	ANADARKO E&P ONSHORE LLC	07/17/2015	07/17/2020	TX	Dimmit	80.000	1.333	0.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	551	318	39161
TRUITT GENE LEAKE	ANADARKO E&P ONSHORE LLC	07/15/2015	07/15/2020	TX	Dimmit	80.000	1.333	0.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	551	315	39160
JACKIE RAY LEAKE	ANADARKO E&P ONSHORE LLC	07/15/2015	07/15/2020	TX	Dimmit	80.000	1.333	0.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	551	312	39159
JACK L LEAKE	ANADARKO E&P ONSHORE LLC	07/07/2015	07/07/2020	TX	Dimmit	80.000	4.000	2.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	549	725	38967
JERRY R SHIRES	ANADARKO E&P ONSHORE LLC	07/02/2015	07/02/2020	TX	Dimmit	80.000	4.000	2.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	549	728	38968
JAMES R ADAMS	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.321	0.161	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	553	585	39411
BARBARA BASSORE PRUENTE	ANADARKO E&P ONSHORE LLC	08/04/2015	08/04/2020	TX	Dimmit	10.000	0.089	0.045	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	555	335	39649
HAZEN HIGH SCHOOL SCHOLARSHIP FUND INC	ANADARKO E&P COMPANY LP	08/17/2015	08/17/2018	TX	Dimmit	40.000	6.000	2.000	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	555	13	39591
DANNY R FANKHAUSER	ANADARKO E&P ONSHORE LLC	05/21/2015	05/21/2018	TX	Dimmit	10.000	0.083	0.028	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	556	589	39852
SANDRA SVITEK	ANADARKO E&P ONSHORE LLC	11/06/2014	11/06/2019	TX	Dimmit	10.000	0.125	0.042	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	556	592	39853
LINDA L MORROW	ANADARKO E&P ONSHORE LLC	04/30/2015	04/30/2018	TX	Dimmit	70.000	0.729	0.243	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	557	385	39960
GENE MARTIN HAUSMANN	ANADARKO E&P ONSHORE LLC	12/03/2014	12/03/2017	TX	Dimmit	10.000	0.208	0.069	0.33333333	0.06666667	0.10000000	0.16666667	All Depths		N	558	601	40106
JOYCE MCDANIEL	ANADARKO E&P ONSHORE LLC	08/05/2015	08/05/2020	TX	Dimmit	80.000	0.889	0.444	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	555	422	39661
LARRY W MCDANIEL	ANADARKO E&P ONSHORE LLC	09/01/2015	09/01/2020	TX	Dimmit	80.000	1.333	0.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	555	428	39663
SHERRY W TAYLOR	ANADARKO E&P ONSHORE LLC	08/27/2015	08/27/2020	TX	Dimmit	80.000	4.000	2.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	555	425	39662
JAMES K WALKER	ANADARKO E&P ONSHORE LLC	08/10/2015	08/10/2020	TX	Dimmit	80.000	4.000	2.000	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	555	431	39664
RODNEY J LISBY	ANADARKO E&P ONSHORE LLC	09/01/2015	09/01/2018	TX	Dimmit	80.000	1.333	0.667	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	556	436	39815
PAMELA WELSH	ANADARKO E&P ONSHORE LLC	08/13/2015	08/13/2020	TX	Dimmit	80.000	0.593	0.296	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	556	433	39814
DAWN WEBSTER	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.161	0.080	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	559	379	40156
JULIE BOLES	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	10.000	0.161	0.080	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	559	376	40155
JEANETTE L MORRIS	ANADARKO E&P ONSHORE LLC	10/13/2015	10/13/2018	TX	Dimmit	80.000	0.667	0.333	0.50000000	0.10000000	0.15000000	0.25000000	All Depths		N	559	439	40165

Annex IV

Approved Financial Advisor Arbiters

Financial Advisors:

Evercore

Jefferies

Citigroup

Royal Bank of Canada

J.P. Morgan

Credit Suisse

Morgan Stanley

Tudor, Pickering, Holt & Co.

Reserve Auditors:

Ryder Scott

W.D. Von Gonten & Co.

Netherland Sewell & Associates

Cawley, Gillespie & Associates

DeGolyer and MacNaughton

Annex V

Existing Producing Wells

(see attached)

Annex VI

Existing Drilling and Uncompleted Wells

(see attached)

Annex VII

Restricted Areas

Exhibit A

[Intentionally omitted]

Exhibit B

Form Operating Agreement

(see attached)

Exhibit B

to Joint Development Agreement, dated as of December 29, 2016,

by and among [SN Restricted Sub, SN Unsub, and Blackstone NewCo]

A.A.P.L. FORM 610 - 1989

MODEL FORM OPERATING AGREEMENT

HORIZONTAL MODIFICATIONS

OPERATING AGREEMENT DATED
______________ ,_________ ,
Year

OPERATOR

CONTRACT AREA	See Exhibit “A” attached

COUNTY ~~OR PARISH~~ OF	[Maverick, Dimmitt, Webb, LaSalle]	, STATE OF	Texas

COPYRIGHT 2013 – ALL RIGHTS RESERVED
AMERICAN ASSOCIATION OF PROFESSIONAL
LANDMEN, 4100 FOSSIL CREEK BLVD. FORT
WORTH, TEXAS, 76137, APPROVED FORM.
A.A.P.L. NO. 610 - 1989 (Horz.)

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between                                                                                   , hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

WITNESSETH:

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder. An AFE is not a contractual commitment. Rather it is only an estimate, made in good faith.

B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a  / well capable of producing ~~producer of~~ Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the ~~D~~deepest Zone proposed in the associated AFE, whichever is the lesser. ~~When used in connection with a Horizontal Well, the term “Deepen” shall mean an operation whereby a Lateral is drilled to a Displacement greater than (i) the Displacement contained in the proposal for such operation approved by the Consenting Parties, or (ii) to the Displacement to which the Lateral was drilled pursuant to a previous proposal.~~ "Deepen" shall not refer or apply to operations for the Extension of a Lateral.

E. The term "Displacement” shall have the same meaning as the term defined by the state regulatory agency having jurisdiction over the Contract Area, in the absence of which the term shall otherwise mean the length of a Lateral.

F. The terms “Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of  any operation conducted under the provisions of this agreement.

G. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

H.  The  term  "Drillsite"  shall  mean  the  Oil  and  Gas  Lease  or  Oil  and  Gas  Interest  on  which  a  proposed  well  is  to    be located. When used in connection with a Horizontal Well, the term “Drillsite” shall mean

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

(i) the surface hole location, and (ii) the Oil and Gas Leases or Oil and Gas Interests within the Drilling Unit on or under which the wellbore, including the Lateral, is located.

I. The term “Horizontal Rig Move-On Period” shall mean the number of days after the date of rig release of a Spudder Rig until the date a rig capable of drilling a Horizontal Well to its Total Measured Depth has moved on to location.

J.  The  term  “Horizontal  Well”  shall  have  the  same  meaning  as  the  term  defined  by  the  state  regulatory  agency    having jurisdiction over the Contract Area, in the absence of which the term shall mean a well containing one or more Laterals which are drilled, Completed or Recompleted in a manner in which the horizontal component of the Completion interval (1) extends at least one hundred feet (100’) in the objective formation(s) and (2) exceeds the vertical component of the Completion interval in the objective formation(s).

~~K. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.~~[Intentionally Omitted.]

L. The term “Lateral” shall mean that portion of a wellbore / of a Horizontal Well between the point at which the wellbore initially penetrates the objective Zone and the Terminus. ~~that deviates from approximate vertical orientation to approximate horizontal orientation and all wellbore beyond such deviation to Total Measured Depth~~.

M. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

N. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

O. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

P. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

Q. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

R. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone. When used in connection with a Horizontal Well, the term “Plug Back” shall mean an operation to test or Complete the well at a stratigraphically shallower Zone in which the operation has been or is being Completed and which is not in an existing Lateral.

S. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

T. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any ~~routine repair or maintenance work~~ Workover or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

U. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties. When  used in connection with a Horizontal Well, the term “Sidetrack” shall mean the

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

directional control and deviation of a well outside the existing Lateral(s)  so as  to change the Zone  or  the direction  of  a  Lateral from  the approved  proposal unless  done to straighten the hole    or  drill around junk in the hole or to overcome other mechanical difficulties.

V. The term "Spudder Rig" shall mean a drilling rig utilized only for drilling all or part of the vertical component   of a Horizontal Well; a rig used only for setting conductor pipe shall not be considered a Spudder Rig.

W. The term “Terminus” shall have the same meaning as the term defined by the state regulatory agency having jurisdiction over the Contract Area, in the absence of which the term shall mean the furthest point drilled in the Lateral.

X. The term “Total Measured Depth,” when used in connection with a Horizontal Well, shall mean the distance from the surface of the ground  to  the Terminus,  as measured  along  and  including  the vertical  component  of  the well  and  Lateral(s).  When  the   proposed operation(s) is the drilling of, or operation on, a Horizontal Well, the terms “depth” or “total depth” wherever used in this agreement shall  be deemed to read “Total Measured Depth” insofar as it applies to such well.

Y. The term “Vertical Well” shall mean a well drilled, Completed or Recompleted other than a Horizontal Well.

Z. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas. See Article XVI for additional definitions.

Unless  the  context  otherwise  clearly  indicates,  words  used  in  the  singular  include  the  plural,  the  word  "person"  includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

X           A. Exhibit "A," shall include the following information:

(1) Description of lands subject to this agreement,

(2) Restrictions, if any, as to depths, formations, or substances,

(3) Parties to agreement with addresses and telephone numbers for notice purposes,

(4) Percentages or fractional interests of parties to this agreement,

(5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement.

(6) Burdens on production.

              ~~B.   Exhibit "B," Form of Lease.~~

X           C.   Exhibit "C," Accounting Procedure.

X           D.   Exhibit "D," Insurance.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

X           E.   Exhibit "E," Gas Balancing Agreement.

X           F.   Exhibit "F," Non-Discrimination and Certification of Non-Segregated Facilities.

X           G.   Exhibit "G," Tax Partnership.

X            H.  Other:   Form of Memorandum of Operating Agreement

If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE III.

INTERESTS OF PARTIES

~~A. Oil and Gas Interests:~~

~~If any party owns an Oil and Gas Interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as  Exhibit "B," and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder.~~

B. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations /   conducted hereunder ~~on the Contract Area~~  shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter. See also Article XVI.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area / except Subsequently Created Interests created by other parties hereto. ~~up to, but not in excess of,                       and shall indemnify, defend and hold the other parties free from any liability therefor. Except as otherwise expressly provided in this   agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or  cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.~~

No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

C. Subsequently Created Interests:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production   given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment  of production  or other burden  payable out  of production  attributable to its working interest  hereunder,  such burden  shall    be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article III.B. above.

The party whose interest  is burdened  with  the Subsequently Created  Interest  (the "Burdened  Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

ARTICLE IV.

TITLES

A. Title Examination

Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys /  and outside landmen for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) / title curative and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

/ The Operator ~~Each party~~ shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests / included in the Contract Area ~~contributed by such party~~. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, /  landmen, or consultants  which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions. No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney /  or the Operator or title has been accepted by all of the Drilling Parties in such well.

~~B. Loss or Failure of Title:~~

              ~~1. Failure of Title: Should any Oil and Gas Interest or Oil and Gas Lease be lost through failure of title, which results in a reduction of interest from that shown on Exhibit "A," the party credited with contributing the affected Lease or Interest (including, if applicable, a successor in interest to such party) shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining Oil and Gas Leases and Interests; and,~~

              ~~(a) The party credited with contributing the Oil and Gas Lease or Interest affected by the title failure (including, if applicable, a successor in interest to such party) shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have previously paid or incurred, but there    shall be no additional liability on its part to the other parties hereto by reason of such title failure;~~

              ~~(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the Lease or Interest which has failed, but the interests of the parties contained on Exhibit "A" shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose Lease or Interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the Lease or Interest failed;~~

              ~~(c)  If  the proportionate interest  of  the other  parties hereto in  any producing  well previously drilled  on  the Contract     Area is increased by reason of the title failure, the party who bore the costs incurred in connection with such well attributable to the Lease or Interest which has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well attributable to such failed Lease or Interest;~~

              ~~(d) Should any person not a party to this agreement, who is determined to be the owner of any Lease or Interest which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;~~

              ~~(e) Any liability to account to a person not a party to this agreement for prior production of Oil and Gas which arises by reason of title failure shall be borne severally by each party (including a predecessor to a current party) who received production for which such accounting is required based on the amount of such production received, and each such party shall severally indemnify, defend and hold harmless all other parties hereto for any such liability to account;~~

              ~~(f) No charge shall be made to the joint account for legal expenses, fees or salaries in connection with the defense of the Lease or Interest claimed to have failed, but if the party contributing such Lease or Interest hereto elects to defend its title it shall bear all expenses in connection therewith; and~~

              ~~(g) If any party is given credit on Exhibit "A" to a Lease or Interest which is limited solely to ownership of an interest in the wellbore of any well or wells and the production therefrom, such party's absence of interest in the remainder of the Contract Area shall be considered a Failure of Title as to such remaining Contract Area unless that absence of interest is reflected on Exhibit "A."~~

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

              ~~2.  Loss  by Non-Payment  or  Erroneous  Payment  of  Amount  Due:  If,  through  mistake or  oversight,  any rental,  shut-in  well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas Lease or interest   is not paid or is erroneously paid, and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who   failed to make such payment. Unless the party who failed to make the required payment secures a new Lease or Interest   covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties reflected on Exhibit "A" shall be revised on an acreage basis, effective as of the date of termination of the Lease or Interest involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or Interest which has terminated. If the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost Lease or Interest, calculated on an acreage basis,  for  the development  and  operating costs previously paid on  account  of such  Lease  or  Interest,  it  shall be reimbursed  for unrecovered  actual costs previously  paid  by it  (but  not  for  its share  of  the  cost  of  any dry hole  previously  drilled  or  wells previously abandoned) from so much of the following as is necessary to effect reimbursement:~~

              ~~(a)  Proceeds  of  Oil  and  Gas  produced  prior  to  termination  of  the  Lease  or  Interest,  less  operating  expenses and lease  burdens chargeable hereunder to the person who failed to make payment, previously accrued to the credit of the lost Lease or Interest,   on an acreage basis, up to the amount of unrecovered costs;~~

              ~~(b)  Proceeds  of  Oil and  Gas,  less  operating  expenses  and  lease burdens  chargeable hereunder  to  the person  who    failed to make payment, up to the amount of unrecovered costs attributable to that portion of Oil and Gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such Lease or Interest termination, would be attributable   to the lost Lease or Interest on an acreage basis and which as a result of such Lease or Interest termination is credited to other parties, the proceeds of said portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests reflected on Exhibit "A"; and~~,

              ~~(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the Lease or Interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.~~

3.  ~~Other~~  Losses:  All  losses  of  Leases  or  Interests  committed  to  this  agreement,  ~~other  than  those  set  forth  in  Articles IV.B.1. and IV.B.2. above,~~ shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

~~4. Curing Title: In the event of a Failure of Title under Article IV.B.1. or a loss of title under Article IV.B.2. above, any Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety (90) day period provided by Article IV.B.1. and Article IV.B.2. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost, and the provisions of Article VIII.B. shall not apply to such acquisition.~~

ARTICLE V.

OPERATOR

A. Designation and Responsibilities of Operator:

____________________________________________________ shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations / conducted hereunder ~~on the Contract Area~~ as permitted and required by,  and within the limits of this agreement.   In its performance of services hereunder for the Non-Operators,

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Operator shall be an independent contractor not subject to the control or   direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this 27 agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonably prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred / in connection with operations authorized or approved hereunder except such as may result from gross negligence or willful misconduct. See also Article XVI.

B. Resignation or Removal of Operator and Selection of Successor: See Article XVI.

              ~~1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators~~. ~~If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement~~.

              ~~Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non- Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date.   Operator~~, ~~after effective date of  resignation  or removal,  shall be  bound  by the terms hereof  as a  Non-Operator.  A change of a  corporate  name    or structure of Operator  or transfer of  Operator's interest  to any single subsidiary,  parent  or successor corporation  shall not  be the basis    for removal of Operator.~~

              ~~2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account~~.

              ~~3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a~~

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

~~majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."~~

C. Employees and Contractors:

The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined / by the Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. Rights and Duties of Operator:

1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by aAffiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non- Operator funds as herein specifically provided. ~~Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.~~

5.  Access  to  Contract  Area  and  Records:  Operator  shall,  except  as  otherwise  provided  herein,  permit  each / Consenting Party ~~Non-Operator~~ or its duly authorized representative, at ~~the Non-Operator~~'its sole risk and cost, full and free access at all reasonable times to all operations  of every kind and character being conducted for the joint account / hereunder, ~~on the Contract Area~~ and to the records of operations conducted thereon or production  therefrom,  including Operator's  books  and  records  relating thereto.  Such  access  rights  shall not  be exercised  in  a  manner / unreasonably interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Consenting Party ~~Non-~~ Operator upon request copies of

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but  excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance  with the audit protocol specified in Exhibit "C~~.~~"  or other agreement of the parties. See also Article XVI.

6.  Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder~~, including but not limited to the Initial Well~~:

(a)  Operator  will  promptly  advise  Non-Operators  of  ~~the  date  on  which  the  well  is  spudded,  or~~  the  date  on  which drilling operations are commenced.

(b) Operator will send to / the Consenting Parties ~~Non-Operators~~ such reports, test results and notices regarding the progress of operations on the well as they ~~Non-Operators~~ shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

(c) Operator may~~shall~~ adequately test all Zones encountered / that fall within the Contract Area and which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

8.  Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self- insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

ARTICLE VI.

DRILLING AND DEVELOPMENT

~~A. Initial Well:~~

              ~~On or before the                              day of               ,                                                  , Operator shall commence the drilling of the Initial Well at the following location (if a Horizontal Well, surface and Terminus/Termini of the Lateral(s)):  and shall thereafter continue the drilling of the well (horizontally if a Horizontal Well) with due~~

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

~~diligence to The drilling of the Initial Well and the participation therein by all parties is obligatory, subject to Article VI.C.1. as to participation in Completion operations and Article VI.F. as to termination of operations and Article XI as to occurrence of force majeure.~~

B. Subsequent Operations:

1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area ~~other than the Initial Well~~, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone under this agreement (and to all other parties in the case of a proposal for Sidetracking or Deepening as to a Vertical Well), specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation as outlined in an AFE. A proposal for the drilling of or other operations for a Horizontal Well shall: (1) state that the proposed operation is a Horizontal Well operation; (2) include drilling and Completion plans specifying the proposed: (i) Total Measured Depth(s), (ii) surface hole location(s), (iii) Terminus/Termini, (iv) Displacement(s), (v) utilization and scheduling of rig(s) (Spudder Rig, drilling and Completion), and (vi) stimulation operations, staging and sizing; and (3) include estimated drilling and Completion costs as set forth in an AFE. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation.

2. Operations by Less Than All Parties:

(a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations ~~on the Contract Area~~ pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

(b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking, Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non- Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty

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and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

(i)___100____% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non- Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in ~~the well from the beginning of~~ the proposed operation~~s~~; and

(ii)___300____% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated ~~there~~in the proposed operation. See Article XVI.

Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

(c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non- consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties _____300_____% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non- Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

(d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

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Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non- Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to

Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking, Sidetracking, Deepening, Recompleting, Plugging Back, / Extension or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

4. Deepening:  If   less  than  all  parties  elect  to  participate  in  a  drilling,  Sidetracking,  or  Deepening  operation       proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

Objective"). / A Vertical ~~Such w~~Well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

(a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

(b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

~~This Article VI.B.4 shall not apply to Deepening operations within an existing Lateral of a Horizontal Well.~~

5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

(a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

(b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C." See Article XVI with respect to Extension operations.

~~This Article VI.B.5, “Sidetracking,” shall not apply to operations in an existing Lateral of a Horizontal Well.~~

6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone, unless agreed to by all Consenting Parties in the well, or approved as an exception to the then-existing spacing patterns by the appropriate regulatory agency.

8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, / Extension or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

9. Spudder Rigs.

(a) Within Approved Horizontal Well proposals (i.e. proposals which include an approved AFE). If an approved Horizontal Well proposal provides that a Spudder Rig shall be utilized, and Operator desires to extend the proposed Horizontal Rig Move-On Period, Operator may obtain one or more extensions, each for a period of time not to exceed       10        days only upon notice and the affirmative vote of not less than       51       % in interest of the Consenting Parties to the drilling of the proposed well.

(b) Not Within Approved Horizontal Well proposals. If an approved Horizontal Well proposal does not provide that a Spudder Rig may be utilized,  and Operator subsequently desires  to utilize a  Spudder Rig, Operator may utilize a Spudder Rig upon notice to the Drilling Parties (which notice shall include a Horizontal Rig Move-On Period) and the affirmative vote of not less than      51       % in interest of the Consenting Parties. Extension(s) of the Horizontal Rig Move-On Period may be requested by Operator in   the same manner as provided in Article VI.B.9.(a) immediately above.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

(c) Failure to meet Horizontal Rig Move-On Period. If a rig capable of drilling a Horizontal Well to its Total Measured Depth has not commenced operations within the Horizontal Rig Move-On Period, or any approved extension(s) thereof, unless       51       % in interest of the Consenting Parties agree to abandon the operation, Operator shall re-propose the well in the manner provided in Article VI.B of this agreement. Any party who was a Non-Consenting Party to the original drilling proposal shall be entitled to a new election. Costs of the operation, incurred both before and after such re-proposal, shall be borne as follows:

(1) Operator shall promptly reimburse all unused funds previously advanced for the drilling of the well to each party who advanced such unused funds;

(2) If the well’s drilling operations are subsequently resumed, all costs, whether incurred before or after the re-proposal, shall be borne by the Consenting Parties to the re-proposed well; and, the Consenting Parties shall proportionately reimburse each party who consented to the original proposal but did not consent to the re-proposal such party’s share of costs incurred prior to the re-proposal.

(3) If the well’s drilling operations are not subsequently resumed pursuant to a re-proposal as herein provided, all costs incurred prior to the re-proposal, and all costs of abandonment, shall be borne and paid by the original Consenting Parties.

(d) Commencement of Operations. For purposes of Article VI.B., and subject to the provisions of this sub-section 9, the date a Spudder Rig commences actual drilling operations shall be considered the commencement of drilling operations of the proposed well.

10. Multi-well Pads. If multiple Horizontal Wells are drilled or proposed to be drilled from a single pad or location, the costs of such pad or location shall be allocated, and/or reallocated as necessary, to the Consenting Parties in~~of~~ each of the wells thereon.

C. Completion of Wells; Reworking and Plugging Back:

1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

☐√Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completion and equipping of a Horizontal~~the~~ Well, including tankage and/or surface facilities. For any Horizontal Well subject to this Agreement, Completion operations shall be included in the proposed drilling operations for such well.

☐√Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of a Vertical Well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall

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constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provisions of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletions have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

Notwithstanding anything to the contrary, including the selection of Option 2 above, or anything else in this agreement, Option 1 shall apply to all Horizontal Wells.

2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of           One Hundred Thousand               Dollars ($    100,000            ) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of           One Hundred Thousand                Dollars ($    100,000            ). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform / Workovers ~~repair work~~ or undertake the installation of artificial lift equipment ~~or ancillary production facilities such as salt water disposal wells~~ or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively by~~e~~ those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least        75          % of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

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E. Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled / Sidetracked, or Deepened pursuant to Article VI.B~~.2.~~, any well which has been drilled / Sidetracked, or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties/ then owning an interest in the well..  Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within / thirty (30) days, or if a rig is on location, forty-eight (48) hours (~~ex~~inclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within / thirty (30) days, or forty-eight (48) hours (~~ex~~inclusive of Saturday, Sunday and legal holidays) / (as applicable)after delivery of notice of the proposed plugging shall take over the well as of the end of such ~~forty-eight (48) hour~~ notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any / party may propose that a well which has been completed as a producer ~~shall not~~ be plugged and abandoned / which shall require ~~without~~ the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well. Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material / but free and clear of Subsequently Created Interests, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production~~. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non- abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B~~." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

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Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F. Termination of Operations:

Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back,  Deepening,  testing, Completion, / Extension or plugging of a well, ~~including but not limited to the Initial Well,~~ such operation shall not be terminated without consent of parties bearing         51         % of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. Taking Production in Kind:

~~☐~~☒   Option No. 1: Gas Balancing Agreement Attached

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

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Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportion- ate share of total Gas / production available for sale~~s~~ to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

~~☐   Option No. 2: No Gas Balancing Agreement:~~

~~Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.~~

~~Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production~~.

~~If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) -day period. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.~~

~~Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale or delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non- taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of~~

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~~such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.~~

~~All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.~~

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

B. Liens and Security Interests:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of

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said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests, ~~or~~ fees  / or other financial obligations hereunder , or upon the improper use of funds by ~~the Operator~~  / a party, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated   expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within / thirty (30) ~~fifteen (15)~~ days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment

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shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Defaults and Remedies:

If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged  ~~as a dry hole~~, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.

Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting / Consenting ~~p~~Parties in proportion to their interests, and the non-defaulting / Consenting ~~p~~Parties electing to participate in the ownership of such interest shall be required to contribute their   shares of the defaulted amount upon their election to participate therein.

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4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non- Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in this Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the /  Operator for and on behalf of the joint account, unless otherwise agreed by the parties in writing from time to time. ~~party or parties who subjected such lease to this  agreement  at  its  or  their expense. In the event   two or more parties  own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties.~~ Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least ~~five (5)~~ ten (10)days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non- Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless ~~all~~ it  ~~parties~~   agrees to

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abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a        party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment / acquired by the parties hereunder and used exclusively for the surrendered lease, ~~which may be located thereon~~   and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas   Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby / or lands pooled therewith, such lease to be on ~~the~~ a form / mutually agreed by the parties. ~~attached hereto as Exhibit "B."~~ Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears    to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

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B. Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. Acreage or Cash Contributions:

While  this  agreement  is in force, if any party  contracts for a  contribution  of cash  towards the  drilling  of a  well or any other operation / to be conducted hereunder ~~on the Contract Area~~, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the      extent possible, be   governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

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D. Assignment~~; Maintenance of Uniform Interest~~:

~~For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:~~

              ~~1. the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or~~

              ~~2. an equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.~~

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize    any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after the~~y~~ / Operator has~~ve~~ received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. / Except as otherwise provided herein, the transferring party shall be relieved of liability for the cost and expense of operations attributable to the transferred interest which are conducted after the expiration of the 30-day period above; provided that ~~N~~no assignment or other disposition of interest by a party shall relieve such party of  obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an approved operation conducted hereunder in which such party has agreed to participate  ~~prior to making such assignment~~, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations. / The transferee shall be jointly and severally liable with its transferor for payment of its share of the costs and expenses attributable to an approved operation in which its transferor had agreed to participate.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co- owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

If permitted  by the laws  of  the state or  states  in  which  the property covered  hereby is  located, each  party hereto owning  an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

~~F. Preferential Right to Purchase:~~

~~☐ (Optional: Check if applicable)~~

              ~~Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after notice is~~

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

~~delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to transfer title to its interest to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests, or to dispose of its interests by merger, reorganization, consolidation, or by sale of all or substantially all of its Oil and Gas assets to any party, or by transfer of its interests to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the stock.~~

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the      parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in  Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income. /  For federal income tax purposes, the parties agree that any gas imbalances will be reported under the cumulative gas balancing method as defined in Treasury Regulations § 1.761-2(d)(3).

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single / or related aggregate uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed      One Hundred Thousand Dollars                               Dollars ($     100,000         ) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount  / Operator shall promptly notify Non-Operators, and, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon,

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the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, ~~telegram, telex, telecopier or any other form~~ or~~f~~ facsimile, postage or charges prepaid / each of which may also be delivered by attachment to electronic mail ("Email Notice"), and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral  notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice  in  response  thereto  shall  run  from  the date the  originating notice  is received.  "Receipt" for purposes  of  this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the ~~telecopy,~~ facsimile / number or email address ~~or telex machine~~ of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier ~~or telegraph~~ service, or upon transmittal by ~~telex, telecopy or~~ facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, ~~telex, telecopy or other~~ facsimile / or Email Notice within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice. / Each Email Notice shall clearly state that it is a notice or response to a notice under this agreement. An Email Notice shall be deemed delivered only when affirmatively acknowledged by email reply from the recipient (automatic delivery receipts do not qualify). If the receiving party fails or declines to affirmatively acknowledge an Email Notice, then the transmitting party shall be required to deliver notice and confirm receipt by one of the other methods provided above.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

☐√ Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any  part of the Contract Area, whether by production, extension, renewal or otherwise

~~☐ Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement,  results in the Completion  of  a  well as  a  well capable of  production  of  Oil and/or  Gas  in paying  quantities,    this agreement shall continue in force so long as any such well is~~

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

~~capable of production, and for an additional period of                     days thereafter; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged  in drilling,  Reworking,  Deepening,  Sidetracking,  Plugging Back,  testing or attempting to Complete or Re-complete  a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Re- completing, Plugging~~ Back or Reworking operations are commenced within                                         days from the date of abandonment of said well. “Abandonment” ~~for such purposes shall mean either (i) a decision by all parties not to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.~~

The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. Governing Law:

This agreement and all matters pertaining hereto, including but not limited o matters of performance, non- performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Texas            shall govern.

C. Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to the operations hereunder, Non-Operators agree to release Operator from /  liability above and beyond its proportionate share of any and all losses, damages, injuries, Claims and causes of action arising out of, incident to our resulting directly or indirectly from Operator’s interpretation or application of rules, rulings, regulations or orders of / any governmental agency having jursidiction ~~the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor  agencies~~ to the extent such interpretation or application was made in good faith and does not constitute gross negligence / or willful misconduct. Each No-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or

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application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

ARTICLE XV.

MISCELLANEOUS

A. Execution:

This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area.  ~~or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. Except as otherwise provided in Article IV.B, in the event operations on a well shall be commenced without execution of this agreement by all persons listed on Exhibit “A” as having a current interest in such well, or in the event that subsequent to the commencement of operations on the well previously unknown or undisclosed persons owning working interests in a well are discovered, or both, the parties executing this agreement agree to one of the following:~~

☐          Option No. 1: Operator shall indemnify executing Non-Operators with respect to all costs incurred for the well which would ~~have been charged to each such person under this agreement as if such person had executed the same and Operator shall receive all revenues which would have been received by each such person under this agreement as if such person had executed the same~~.

☐          Option No. 2: The Operator shall advise all parties of the total interest of the parties that have executed this agreement. Each ~~party executing this agreement, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the Operator of its desire to (i) limit participation to such party’s interest as shown on Exhibit “A” or (ii) carry only its proportionate part (determined by dividing such party’s interest in the Contract Area by the interest of all parties executing this agreement) of non-executing persons’ interests, or (iii) carry its proportionate part (determined as provided in (ii)) of non-executing persons’ interests together with all or a portion of its proportionate part of any non-executing persons interests that any executing party did not elect to take. Any interest of non-executing persons that is not carried by an executing party shall be deemed to be carried by the Operator. Failure to advise the Operator within the time required shall be deemed an election under (i)~~.

B. Successors and Assigns:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

32

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

D. Severability:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

E. Conflict of Terms:

Notwithstanding anything in this agreement to the contrary, in the event of any conflict between the provisions of Articles I through XV of this agreement, and the provisions of Article XVI, the provisions of Article XVI shall govern.

ARTICLE XVI.

OTHER PROVISIONS (Attached)

~~A. Conflict of Terms:~~

               ~~Notwithstanding anything in this agreement to the contrary, in the event of any conflict between the provisions of Article I through XV of this agreement and the provisions of this Article XVI, the provisions of this Article XVI shall govern.~~

~~B. Operator’s Duty:~~

               ~~Unless drilling operations are terminated pursuant to Article VI.F, Operator shall drill a Horizontal Well to the objective Zone(s) and drill the Lateral in the Zone(s) at least to a Displacement to which a reasonably prudent operator would deem further drilling is neither justified nor required~~.

~~C. Priority of Operations – Horizontal Wells:~~

               ~~Notwithstanding Article VI.B.6 or anything else in this agreement to the contrary, it is agreed that where a Horizontal Well subject to this  agreement  has been  drilled  to the objective Displacement  and  the Consenting Parties  cannot  agree upon  the sequence and timing of further operations regarding such Horizontal Well, the following elections shall control the order of priority enumerated hereafter:~~

~~First:            Testing, coring or logging;~~

~~Second:        Complete drilling operations of all proposed Laterals;~~

~~Third:           Extend or Deepen a Lateral;~~

~~Fourth:         Kick out and drill an additional Lateral in the same Zone;~~

Fifth:            Plug Back the well to a Zone above the Zone in which a Lateral was drilled; if there is more than one proposal  ~~to Plug Back, the proposal to Plug Back to the next deepest prospective Zone shall have priority over a   proposal  to Plug Back to a shallower prospective Zone;~~

~~Sixth:           Sidetrack; and~~

~~Seventh:       Plug and abandon as provided for in Article VI.E~~

33

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

              ~~Provided, however, that if, at the time the Consenting Parties are considering any of the above, the hole is in such a condition that a reasonably prudent operator would not conduct the particular contemplated operation involved for fear of placing the hole in   jeopardy or losing the hole prior to Completing the Horizontal Well in the objective Zone, such operation shall be eliminated from the priorities set forth above.~~

IN WITNESS WHEREOF, this agreement shall be effective as of the_________________________day of __________,_______.~~________________________________________, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made~~ by strikethrough and/or insertion and that are clearly recognizable as changes in Articles ____________, ~~have been made to the form.~~

34

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

ATTEST OR WITNESS:	OPERATOR

By

Type or print name

Title

Date

Tax ID or S.S. No.

NON-OPERATORS

By

Type or print name

Title

Date

Tax ID or S.S. No.

By

Type or print name

Title

Date

Tax ID or S.S. No.

By

Type or print name

Title

35

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 (Horz.)

Date

Tax ID or S.S. No.

~~ACKNOWLEDGMENTS~~

 ~~Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect~~

~~of these forms in any state will depend upon the statutes of that state.~~

~~Individual acknowledgment:~~

~~State of~~    _______________~~)~~

                                               ~~) ss~~.

~~County of~~     _____________~~)~~

               ~~This instrument was acknowledged before me on~~

	~~by~~	.

~~(Seal, if any)~~

~~Title (and Rank)~~ ________________________________

~~My commission expires~~ __________________________

~~Acknowledgment in representative capacity:~~

~~State of~~_________________~~)~~

                                              ~~) ss~~.

~~County of~~_______________~~)~~

               ~~This instrument was acknowledged before me on~~

	~~by~~	___________________________________________~~as~~
___________________________________ ~~of~~ _______________________________________________________

~~(Seal, if any)~~

~~Title (and Rank)~~ ________________________________

~~My commission expires~~ __________________________

36

Article XVI to Operating Agreement

(Other Provisions)

A.          Additional Definitions:

1.    The term “Affiliate” shall mean, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person in question; provided, that, notwithstanding the foregoing, (a) SN and its respective Affiliates, (b) SN UnSub and its respective Affiliates, and (c) Blackstone and its Affiliates, shall not be considered Affiliates of one another solely by virtue of (x) their ownership or Control of the Assets or (y) being a Party to this Agreement, an Operating Agreement or any management services agreement. For purposes of this Agreement, (i) subject to the preceding sentence, Sanchez Oil & Gas Corporation and its Affiliates including all Permitted Holders, shall be deemed to be Affiliates of SN; provided,  however, (i) The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group, L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P. shall not be considered or otherwise deemed to be an Affiliate of GSO or any of its Affiliates that are part of the credit-related businesses of The Blackstone Group L.P., and (ii) none of GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates shall constitute an Affiliate of SN, SN UnSub, or any of their Affiliates, nor shall ownership by GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates of any ownership interest in [the Partnership or the General Partner] result in GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates constituting an Affiliate of SN, SN UnSub, or any of their Affiliates.

2.    The term “Agreement” and the phrase “this agreement” shall each mean this Operating Agreement, as amended from time to time.

3.    The term “Associated Agreements” means, collectively, the JDA, MSA, JEA and LLCA, inclusive of all exhibits and schedules, and all other contracts, documents, and instruments entered into by and among the parties in connection with operations and activities under this Agreement, in each case, to the extent in effect and applicable as of the time of reference hereunder.

4.    The term “Business Day” shall mean a day (other than a Saturday or Sunday) on which commercial banks in Houston, Texas and New York, New York are open for business.

5.    The term “Control” (including its derivatives and similar terms) shall mean, with respect to any specified Person, the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

6.    The term “Extension” or “Extend” shall mean an operation related to a Horizontal Well whereby a Lateral is drilled in the same Zone to a Displacement greater than (i) the Displacement contained in the proposal for such operation approved by the Consenting Parties, or (ii) the Displacement to which the Lateral was drilled pursuant to a previous proposal.

7.    The term “JDA” shall mean that certain Joint Development Agreement dated as of March 1, 2017, by and between SN EF Maverick, LLC (“SN”), Aguila Production, LLC (“Aguila”), and SN EF UnSub, LP (“UnSub”), as the same may be amended from time to time.

8.    The term “JEA” shall mean that certain Joint Exploration Agreement, dated as of March 1, 2008, by and between Anadarko E&P Company LP and TXCO Energy Corp., as amended.

9.    The term “LLCA” shall mean the Limited Liability Company Agreement of Aguila Production, LLC, as the same may be amended from time to time.

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10.  The term “MSA” shall mean that certain Management Services Agreement, dated as of March 1, 2017, by and among SN, Aguila, and Unsub, as the same may be amended from time to time.

11.  The term “RRC” shall mean the Railroad Commission of Texas or its applicable successor agency or agencies.

12.  The term “Workover” shall mean routine maintenance and repair work performed on a well but does not include a Rework operation.

B.           Amendments to Exhibit “A”: The Operator shall amend Exhibit “A” from time to time in order to correct mistakes therein or to reflect changes in ownership within the Contract Area. Operator's duty to amend Exhibit “A” shall be subject to the following:

1.    If such amendment is a correction of the initial Exhibit “A,” it shall be effective retroactively as of the effective date of this Agreement. If such amendment reflects a change occurring after the effective date of this Agreement, it shall be effective retroactively as of the effective date of such change. In either event, if the amendment changes the interests of any parties in the Contract Area, the accounts of the affected parties shall be thus adjusted.

2.    If a proposed amendment to Exhibit “A” involves only one of the parties,  Operator shall amend Exhibit “A” upon the written consent of such affected party.

3.    If a proposed amendment to Exhibit “A” results in an increase or decrease in the percentage of ownership of one or more parties, Operator shall amend Exhibit “A” upon the written consent of all affected parties.

4.    If any party affected by a proposed amendment to Exhibit “A” fails to give written consent to such amendment, Operator may nevertheless make such amendment in order to conform Exhibit “A” to ownership as reflected in an opinion issued by a licensed attorney, who is neither any employee of a party that is affected by the amendment, nor of any Affiliate of such party. Such amendment shall be binding upon the parties until and unless determined otherwise pursuant to Article XVI.B.6.

5.    Whenever an amendment is made to Exhibit “A,” Operator shall promptly furnish each party with a copy of the amended Exhibit “A,” together with a copy of the attorney's opinion upon which such amendment is based, when applicable, irrespective of whether such party is affected by the amendment.

6.    Any party who has not consented to an amendment to Exhibit “A” may pursue litigation as to the validity of the basis for the amendment in a court of competent jurisdiction, by joining all other affected parties as parties to such litigation. If such litigation results in a determination which is contrary to the amendment, Operator shall conform Exhibit “A” to such determination, retroactive to the effective date determined pursuant to Article XVI.B.1 and the accounts of the affected parties shall be thus adjusted.

C.           Operator's Limited Agency Authority:

Notwithstanding the provisions of Article V.A., Non-Operators hereby designate and appoint Operator as their agent and attorney-in-fact for the sole purpose of executing, filing for RRC approval, and recording a declaration of pooling or communitization agreement to effectuate the pooling or communitization of the Oil and Gas Leases (to the extent permitted under the terms and conditions thereof) and/or Oil and Gas Interests to conform with the spacing rules or a spacing order of the RRC. However, said agency authority shall only be exercised by Operator after providing written notice (including a copy of the proposed pooling declaration or communitization agreement) to the Non-Operators, and shall be binding upon any Non-Operator failing to provide to Operator a written objection within ten (10) Business Days after receipt of such notice.

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D.          Third Party Operator:

The Operator shall own an interest in the Contract Area except as provided in this Article XVI.D and subject to the provisions of Article XVI.E.5. A qualified non-owning operator (“Third Party Operator”) may serve as Operator to the extent authorized  by,  and subject to the applicable terms and conditions of, (i) the JDA, and/or (ii) a separate agreement of the parties hereto. Unless the JDA or such separate agreement provides otherwise, as a condition precedent to serving as Operator hereunder, the putative Third Party Operator must agree to be bound by all terms and conditions of this Agreement that would be applicable to it as Operator.

E.           Resignation or Removal of Operator and Selection of Successor:

1.    Voluntary Resignation: The Operator may resign at any time by giving written notice thereof to the Non-Operators.

2.    Deemed Resignation of Operator: If, after the effective date of this agreement, (i) Operator terminates its legal existence, (ii) Operator and its Affiliates no longer own an interest in the Contract Area, or (iii) Operator is no longer capable of serving as Operator, then Operator shall be deemed to have resigned without any action by Non-Operators, except for the selection of a successor Operator. A change of a corporate name or business entity type of Operator shall not be deemed a resignation of Operator.

3.    Effect of Bankruptcy: If Operator becomes insolvent, bankrupt, or is placed in receivership, it shall be deemed to have resigned without any action of Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor-in-possession, or by a trustee in bankruptcy, shall be deemed a resignation by Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on  ownership as shown on Exhibit “A.” In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator, and the federal bankruptcy court shall be selected as a member of the operating committee and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit “A.”

4.    Removal of Operator: Except as provided in Article XVI.E.5, an Operator that  has not voluntarily resigned and is not deemed to have resigned may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator. Such vote shall not be effective until a written notice has been delivered to Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty eight (48) hours of its receipt of the notice. For purposes hereof, “good cause” shall include, but not be limited to, Operator's (i) gross negligence  or willful misconduct, (ii) material breach of or inability to meet the standards of operation contained in Article V.A, (iii) material failure to perform its obligations or duties under this Agreement, or (iv) without limiting the generality of the foregoing, Operator's intentional conduct of an approved operation in a manner that substantially deviates from the specifications of the AFE and/or proposal associated with such approved operation on more than two (2) occasions in any 365-day period other than as permitted in Article XVI.H.2.

5.    Third Party Operator: Unless the parties have agreed otherwise, a Third Party Operator may be removed at any time, with or without cause, by the affirmative vote of parties owning a majority interest based on ownership as shown on Exhibit “A.” Moreover if good cause (as defined in Article XVI.E.4) exists for

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removal of such Third Party Operator, the Third Party Operator may be removed by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of any Non-Operator that (i) is an Affiliate of such Third Party Operator, and/or (ii) initiated the appointment of the Third Party Operator under Article XVI.D.

6.    Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected by the affirmative vote of one (1) or more parties owning a majority interest based on ownership as shown on Exhibit “A” including the vote(s) of the former Operator and/or any transferee(s) of the former Operator's interest, to the extent that they are owners within the Contract Area; provided, however, if any Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed  itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of the Operator that was removed or resigned. In the event that such vote results in a tie, the candidate supported by the former Operator or the majority of its transferee(s) shall become the successor Operator. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor Operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

7.    Effective Time of Resignation or Removal of Operator: In the event of the resignation or removal of Operator, pursuant to any of Articles XVI.E.1-5, such resignation shall become effective upon the earlier of:

a.    the time and date that a successor Operator has been selected pursuant to Article XVI.E.6, and assumes the duties of Operator; or

b.    7:00 A.M. on the first day of the calendar month following the expiration of ninety (90) days after (i) the giving of notice of resignation by Operator, (ii) the event deemed to be Operator's resignation, or (iii) action by the Non-Operators to remove Operator.

Thereafter, the former Operator shall be bound by the terms hereof as a Non-Operator to the extent it continues to be a party hereto.

F.           Proposals for Vertical Wells: Any proposal for the drilling of, or other operation in, a Vertical Well shall include:

1.    Notice that the proposed operation is for a Vertical Well;

2.    Drilling and Completion plans specifying the proposed:

i.    depth;

ii.   surface location, and if deviated, bottom hole location;

iii.   objective Zone;

iv.   utilization and scheduling of rig(s) for drilling and Completion;

v.    stimulation operations, staging, and sizing; and

3.    Estimating drilling and Completion costs as set forth in the AFE.

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G.           Non-Consenting Party's Access to Location and Records:

1.    Generally: With the exception of information required to be furnished by Operator pursuant to Article VI.B.2(d) or Article XVI.G.2, a Non-Consenting Party is neither entitled by virtue of this agreement to, nor may compel Operator or any Consenting Party to provide, access to the well location, or information and reports (or parts thereof) solely relating to such non-consented operation, until the earlier of full recoupment by the Consenting Parties of the amounts provided for in Article VI.B.2(b)(i) or two (2) years following the date the non-consented operation was commenced. Thereafter, Operator shall promptly furnish such access, information, and reports upon receipt of a written request from the Non-Consenting Party.

2.    Payout Audit: Except as provided in Article VII.D.1, prior to a payout, a Non- Consenting Party shall be entitled to review the joint account records pertaining to a non-consented operation to the extent necessary to conduct an audit of the payout account. Any such review shall be conducted in accordance with Exhibit “C” or other agreement of the parties.

H.           Operator's Implementation of Approved Proposals:

1.    Drilling Horizontal Wells: For any Horizontal Well drilled under this Agreement, Operator shall drill such well to the Objective Zone(s) and drill the Lateral in the Zone(s) to the proposed Displacement unless drilling operations are terminated pursuant to Article VI.F or modified pursuant to this Article XVI.H.

2.    Extensions: If, in the event that during actual drilling operations on the Lateral of a Horizontal Well, and prior to reaching the Displacement specified in the approved proposal for such well (the “Approved Displacement”) Operator desires to Extend the Lateral more than twenty percent (20%) (measured in feet) beyond the Approved Displacement, Operator shall give the Consenting Parties written notice of such intent to Extend, together with the estimated costs, not less than 24 hours before Operator anticipates reaching the Approved Displacement. Unless at least seventy five percent (75%) of the Consenting Parties provide written notice of their consent to the Extension within 48 hours of receipt of such notice, Operator shall not Extend the Lateral beyond the Approved Displacement and will proceed with Completion in accordance with the latest approved proposal. Failure of a Consenting Party to respond to such notice shall be deemed a rejection. If at least seventy five percent (75%) of the Consenting Parties consent, the Extension shall be deemed approved and binding upon all Consenting Parties.1

1  NTD:  This Extension provision was added in the 2015 JOA form recently approved by the AAPL.

3.    Other Deviations: If Operator, in its reasonable judgment, determines that a deviation from an approved proposal other than an Extension is necessary or appropriate based upon information derived from facts and circumstances determined subsequent to the commencement of the operations relating to such proposal (including, without limitation, revision of the original proposed Completion staging and design), Operator shall immediately upon making such determination notify the Consenting Parties of the proposed modification (including all appropriate detail on the basis, cost, and design thereof). Unless at least seventy five percent (75%) of the Consenting Parties provide written notice of their consent to the proposed modification within 48 hours of receipt of such notice, Operator shall not undertake the modification and will proceed with the operation as specified in the latest approved proposal. Failure of a Consenting Party to respond to such notice shall be deemed a rejection. If at least seventy five percent (75%) of the Consenting Parties consent, the proposed modification shall be deemed approved and binding upon all Consenting Parties.2

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H.           Non-Operator Materials: Each Non-Operator hereby agrees to provide Operator with all documentation, affidavits, reports or other materials in its possession as required by Operator to perform those tasks to be undertaken by Operator hereunder, or as may be required by regulations and laws of the governmental authorities having jurisdiction over operations in the Contract Area. Non-Operator Liability for Site Visits:

J.           Non-Operator Liability for Site Visits:

EACH NON-OPERATOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS OPERATOR, ITS AFFILIATES, AND ITS AND THEIR RESPECTIVE MANAGERS, DIRECTORS, OFFICERS, MEMBERS, PARTNERS, EMPLOYEES, REPRESENTATIVES, AGENTS, CONTRACTORS AND SUBCONTRACTORS FROM AND AGAINST ANY AND ALL LIABILITY FOR INJURY TO SUCH NON- OPERATOR’S OFFICERS, EMPLOYEES, INVITEES AND/OR AGENTS, RESULTING FROM OR IN ANY WAY RELATING TO THE PRESENCE OF ANY SUCH OFFICERS, EMPLOYEES, INVITEES AND/OR AGENTS AT OR IN THE VICINITY OF ANY WELL LOCATION OR PRODUCTION FACILITY ON THE CONTRACT AREA OR FROM ANY SUCH PERSON’S TRAVELING TO OR FROM SUCH LOCATION OR FACILITY, OTHER THAN ANY SUCH INJURY AND RESULTING LIABILITY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF OPERATOR.

K.           Liability of Non-Consenting Parties:

Notwithstanding anything herein to the contrary, any party who elects or is deemed to have elected not to participate in any proposed operation, as set out in this Agreement, shall not be relieved of (i) any obligations accruing prior to its election or deemed election not to participate or (ii) any obligation with respect to any other operation in which such party is participating or has participated.

L.           Right to Set-Off or Recoupment; Netting:

Operator (or any non-defaulting Non-Operator if Operator is the party in default) may take any action to which it may be entitled or pursue any remedy to collect the amounts in default, together with all damages suffered by the non-defaulting parties as a result of the default plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in the COPAS Accounting Procedure attached as Exhibit “C” (without duplication of any interest charges permitted under the Development Agreement), together with reasonable attorneys’ fees and court costs related thereto. Operator (or any non-defaulting Non-Operator if Operator is the party in default) shall have and be entitled to exercise all rights and remedies of recoupment, setoff and any similar doctrines, and the exercise of such rights and remedies shall be in addition to all other rights and remedies. Without limiting the foregoing, Operator (or any non-defaulting Non-Operator if Operator is the party in default) shall have the additional right to notify the purchaser or purchasers of the defaulting party’s Oil and Gas production, and recoup or collect any amounts in default out of the proceeds from the sale of the defaulting party’s share of Oil and Gas production until the amount owed has been paid in full. In addition, Operator (or any non-defaulting Non-Operator if Operator is the party in default) may, by notice to a defaulting party, suspend the right of such defaulting party to take and sell or dispose of its share of Oil and Gas production until such default has been cured. With respect to any amount owed pursuant to this Agreement by a defaulting party, Operator (or any non-defaulting Non-Operator if Operator is the party in default) shall have the right, from time to time, to recoup from, and to offset against, proceeds from the sale of such defaulting party’s share of Oil and Gas production until payment in full of all amounts owing by such defaulting party, and to remit to such defaulting party a net check in the amount of any such net proceeds to which the defaulting party is then entitled. Any purchaser of such production shall be entitled to rely on Operator’s (or any non-defaulting Non-Operator if Operator is the party in default) statement concerning the amount owed by the defaulting party. For the avoidance of doubt, in the event Operator is the party in default, any Non-Operator may cause Operator, by delivering notice to Operator, to exercise the remedies set forth in this Article XVI.L. with respect to Operator’s interest covered by this Agreement.

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M.           Separate Measurement Costs:

In the event separate measurement of production is required, the party creating the necessity for such separate measuremnt shall alone bear the cost of purchase, installation and operation of such measurement facilities.

N.           Agreement Subject to Associated Agreements:

The rights, obligations and remedies of the parties under this Agreement are subject to a the provisions of the Associated Agreements, to the extent that such remain in effect as of the time of reference hereunder. To the extent there is a conflict between the terms of this Agreement and any provisions of the Associated Agreements that remain effective, the terms of the Associated Agreements shall control.

O.          Headings:

The headings of the several articles and sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of the terms and provisions of this Agreement.

P.           Confidentiality of Information:

No party to this Agreement shall use, publish, disseminate or otherwise disclose, directly or indirectly, any trade secrets, proprietary information or confidential information, including, without limitation, the identity of a party or Affiliates thereof (collectively, the “Confidential Information”) that should come into the possession of such party other than: (i) as necessary for the purpose of performing its duties and obligations under this Agreement or the Associated Agreements; (ii) to an Affiliate or representative; (iii) in presentations made by Operator in the ordinary course of business at investor or industry conferences; provided that Operator shall not use the name of any Non-Operator or its Affiliates or disclose any provisions of this Agreement or the Associated Agreements in such conferences; or (iv) to the extent a party is required to disclose such Confidential Information (A) pursuant to applicable law or under the rules and regulations of a recognized stock exchange on which shares of such party or any of its affiliates are listed (provided that such disclosures shall be made only to the extent required thereunder and in any case, prior to making any such press release or public statement, the releasing party shall (if the urgency of the relevant law or stock exchange rule so permits) provide a copy of the press release or public statement to the other party), (B) due to a subpoena or court order or other legal process or (C) in order to enforce its rights under this Agreement or the Associated Agreements; provided that each party may disclose Confidential Information to its prospective and current direct or indirect investors or equity or debt financing sources, advisors and bona fide prospective transferees so long as such parties are subject to a customary confidentiality agreement or duty of confidentiality with respect to the Confidential Information. Each party shall, and shall cause each of its Affiliates, and its and their respective directors, officers, members, partners, investors, employees, representatives and agents (i) to comply with this Article XVI.P, (ii) to refrain from using any Confidential Information other than for the purpose of performing its duties and obligations under this Agreement or the Associated Agreements and (iii) to refrain from disclosing any Confidential Information to a person known to be a competitor of the other party (for the avoidance of doubt, this clause (iii) should not restrict any disclosure in accordance with the proviso in the immediately preceding sentence). If a party is required by law or court order to disclose information that would otherwise be Confidential Information under this Agreement, such party shall immediately notify, to the extent permitted under applicable law, the other parties of such notice and provide each party the opportunity to resist such disclosure by appropriate proceedings.

Q.           Media Releases:

1.    The parties shall consult with each other with regard to all press releases and other public announcements concerning this Agreement or operations on the Contract Area. Except as expressly permitted in Article XVI.P, without the prior written approval from the other parties hereto, no party will issue, or permit

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any Affiliate or representative of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement, the Associated Agreements or the activities contemplated hereby or thereby, in each case except where such release or statement is (i) required by applicable law or under the rules and regulations of a recognized stock exchange on which shares of such party or any of its affiliates are listed (provided that such disclosures shall be made only to the extent required thereunder and in any case, prior to making any such press release or public statement, the releasing party shall (if the urgency of the relevant law or stock exchange rule so permits) provide a copy of the press release or public statement to the other party), or (ii) limited to previously released publicly available information, which press releases or statements will not be restricted by this Article XVI.Q. Notwithstanding anything to the contrary in Article XVI.Q.1 or Article XVI.P, in the event of any emergency which imminently and materially endangers property, lives or the environment, Operator may issue such press releases or public announcements as it deems reasonably necessary in light of the circumstances and will promptly provide Non-Operators with a copy of any such press release or announcement, if commercially feasible, prior to such press releases or public announcements being released or made.

2.    Notwithstanding anything contained herein to the contrary, except as may be required by applicable law or the applicable rules and regulations of any governmental agency or stock exchange, no party shall issue any press release or make any other public announcement (excluding announcements (which shall not include technical data) to limited partners or investors of a party given in the ordinary course of business of such party) that makes reference to the name of another party or such party’s Affiliates without the prior written consent of such party, which consent shall not be unreasonably withheld. In no event shall any of the principals or officers of a party be identified in any press releases or public announcements by another party without such party’s consent.

R.           Memorandum of Operating Agreement:

The parties agree to execute simultaneously herewith the Memorandum of Operating Agreement in the form and language set forth in Exhibit “H”, which is attached hereto and made a part hereof. The parties agree to execute amendments of same, from time to time, to accurately reflect the Contract Area covered by this Agreement and the current working interests of the parties. Such memoranda may be recorded as deemed appropriate by any party, including in the records of the relevant counties and in any other jurisdictions where the filing of a financing statement (or similar instrument) is necessary to perfect the security interests granted in this Agreement.

S.           Severability:

It is the intent of the parties that the provisions contained in this Agreement shall be severable. If any provisions of this Agreement, in whole or in part, are held invalid, illegal or incapable of being enforced as a matter of law or public policy, such holding shall not affect the other portions of this Agreement, and all other such portions shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

T.           Governing Law; Venue; Jury Waiver:

THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION (EXCEPT THAT, WITH RESPECT TO ISSUES RELATING TO REAL PROPERTY FOR PROPERTIES LOCATED IN A

8

SPECIFIC STATE, THE LAWS OF SUCH STATE SHALL GOVERN). THE PARTIES AGREE THAT THE APPROPRIATE, EXCLUSIVE AND CONVENIENT FORUM FOR ANY DISPUTES BETWEEN THE PARTIES ARISING OUT OF THIS AGREEMENT, THE ASSOCIATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE IN ANY FEDERAL OR STATE COURT WITH SUBJECT MATTER JURISDICTION LOCATED IN HARRIS COUNTY, TEXAS, AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY ASSOCIATED AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.

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COPAS 2005 Accounting Procedure Recommended by COPAS

Exhibit “ C  ”

ACCOUNTING PROCEDURE

JOINT OPERATIONS

Attached to and made part of  that certain Operating Agreement dated [        ] , by and among _[        ] as Operator, and [         ], as Non- Operators.______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

I. GENERAL PROVISIONS

IF THE PARTIES FAIL TO SELECT EITHER ONE OF COMPETING “ALTERNATIVE” PROVISIONS, OR SELECT ALL THE COMPETING “ALTERNATIVE” PROVISIONS, ALTERNATIVE 1 IN EACH SUCH INSTANCE SHALL BE DEEMED TO HAVE BEEN ADOPTED BY THE PARTIES AS A RESULT OF ANY SUCH OMISSION OR DUPLICATE NOTATION.

IN THE EVENT THAT ANY “OPTIONAL” PROVISION OF THIS ACCOUNTING PROCEDURE IS NOT ADOPTED BY THE PARTIES TO THE AGREEMENT BY A TYPED, PRINTED OR HANDWRITTEN INDICATION, SUCH PROVISION SHALL NOT FORM A PART OF THIS ACCOUNTING PROCEDURE, AND NO INFERENCE SHALL BE MADE CONCERNING THE INTENT OF THE PARTIES IN SUCH EVENT.

1.    DEFINITIONS

All terms used in this Accounting Procedure shall have the following meaning, unless otherwise expressly defined in the Agreement:

“Affiliate” / has the meaning set forth in the Agreement. ~~means for a  person,  another person  that controls,  is controlled  by,  or is under common  control with  that  person.  In   this definition, (a) control means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of  a  corporation  or,  for  other  persons,  the equivalent  ownership  interest  (such  as partnership  interests),  and  (b) “person”  means  an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.~~

“Agreement” means the operating agreement~~, farmout agreement, or other contract~~  between the Parties to which this Accounting Procedure is attached.

“Controllable Material” means Material that, at the time of acquisition or disposition by the Joint Account, as applicable, is so classified in the Material Classification Manual most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

“Equalized Freight” means the procedure of charging transportation cost to the Joint Account based upon the distance from the nearest Railway Receiving Point to the property.

“Excluded Amount” means a specified excluded trucking amount most recently recommended by COPAS.

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COPAS 2005 Accounting Procedure Recommended by COPAS

“Field Office” means a structure, or portion of a structure, whether a temporary or permanent installation, the primary function of which is to directly serve daily operation and maintenance activities of the Joint Property and which serves as a staging area for directly chargeable field personnel.

“First Level Supervision” means those employees whose primary function in Joint Operations is the direct oversight of the Operator’s field employees and/or contract labor directly employed On-site in a field operating capacity. First Level Supervision functions may include, but are not limited to: 44

•Responsibility for field employees and contract labor engaged in activities that can include field operations, maintenance, construction, well remedial work, equipment movement and drilling

•Responsibility for day-to-day direct oversight of rig operations

•Responsibility for day-to-day direct oversight of construction operations

•Coordination of job priorities and approval of work procedures

•Responsibility for optimal resource utilization (equipment, Materials, personnel)

•Responsibility for meeting production and field operating expense targets

•Representation of the Parties in local matters involving community, vendors, regulatory agents and landowners, as an incidental

•part of the supervisor’s operating responsibilities

•Responsibility for all emergency responses with field staff

•Responsibility for implementing safety and environmental practices

•Responsibility for field adherence to company policy

•Responsibility for employment decisions and performance appraisals for field personnel

•Oversight of sub-groups for field functions such as electrical, safety, environmental, telecommunications, which may have group or team leaders.

“Joint Account” means the account showing the charges paid and credits received in the conduct of the Joint Operations that are to be shared by the Parties, but does not include proceeds attributable to hydrocarbons and by-products produced under the Agreement.

“Joint Operations” means all operations necessary or proper for the exploration, appraisal, development, production, protection, maintenance, repair, abandonment, and restoration of the Joint Property.

“Joint Property” means the real and personal property subject to the Agreement.

“Laws” means any laws, rules, regulations, decrees, and orders of the United States of America or any state thereof and all other governmental bodies, agencies, and other authorities having jurisdiction over or affecting the provisions contained in or the transactions contemplated by the Agreement or the Parties and their operations, whether such laws now exist or are hereafter amended, enacted, promulgated or issued.

“Material” means personal property, equipment, supplies, or consumables acquired or held for use by the Joint Property.

“Non-Operators” means the Parties to the Agreement other than the Operator.

~~“Offshore Facilities” means platforms, surface and subsea development and production systems, and other support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping~~, ~~heliport, marine docking installations, communication~~

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~~facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations, all of which are located offshore.~~

“Off-site” means any location that is not considered On-site as defined in this Accounting Procedure.

“On-site” means on the Joint Property when in direct conduct of Joint Operations. The term “On-site” shall also include that portion of ~~Offshore Facilities, Shore Base Facilities,~~ fabrication yards,  and staging areas from which Joint Operations are conducted, or other facilities that directly control equipment on the Joint Property, regardless of whether such facilities are owned by the Joint Account.

“Operator” means the Party designated pursuant to the Agreement to conduct the Joint Operations.

“Parties” means legal entities signatory to the Agreement or their successors and assigns. Parties shall be referred to individually as “Party.”

“Participating Interest” means the percentage of the costs and risks of conducting an operation under the Agreement that a Party agrees, or is otherwise obligated, to pay and bear.

“Participating Party” means a Party that approves a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under the Agreement.

“Personal Expenses” means reimbursed costs for travel and temporary living expenses.

“Railway Receiving Point” means the railhead nearest the Joint Property for which freight rates are published, even though an actual railhead may not exist.

~~“Shore Base Facilities” means onshore support facilities that during Joint Operations provide such services to the Joint Property as a receiving and transshipment point for Materials; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; and other associated functions serving the Joint Property.~~

“Supply Store” means a recognized source or common stock point for a given Material item.

“Technical Services” means services providing specific engineering, geoscience, or other professional skills, such as those performed by engineers, geologists, geophysicists, and technicians, required to handle specific operating conditions and problems for the benefit of Joint Operations; provided, however, Technical Services shall not include those functions specifically identified as overhead under the second paragraph of the introduction of Section III (Overhead). Technical Services may be provided by the Operator, Operator’s Affiliate, Non-Operator, Non-Operator Affiliates, and/or third parties.

2.    STATEMENTS AND BILLINGS

The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements that identify the AFE (authority for expenditure), lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be separately identified and fully described in detail, or at the Operator’s option, Controllable Material may be summarized by major Material classifications. Intangible drilling costs, audit adjustments, and unusual charges and credits shall be separately and clearly identified.

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COPAS 2005 Accounting Procedure Recommended by COPAS

The Operator may make available to Non-Operators any statements and bills required under Section I.2 and/or Section I.3.A (Advances and Payments by the Parties) via email, electronic data interchange, internet websites or other equivalent electronic media in lieu of paper copies. The Operator shall provide the Non-Operators instructions and any necessary information to access and receive the statements and bills within the timeframes specified herein. A statement or billing shall be deemed as delivered twenty-four (24) hours (exclusive of weekends and holidays) after the Operator notifies the Non-Operator that the statement or billing is available on the website and/or sent via email or electronic data interchange transmission. Each Non-Operator individually shall elect to receive statements and billings electronically, if available from the Operator, or request paper copies. Such election may be changed upon thirty (30) days prior written notice to the Operator.

3.    ADVANCES AND PAYMENTS BY THE PARTIES

A.    Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the succeeding month’s operations within /  thirty (30) ~~fifteen (15)~~ days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly  billing to reflect advances received from the Non-Operators for such month. If a refund is due, the Operator shall apply the amount to be refunded to the subsequent month’s billing or advance, unless the Non-Operator sends the Operator a written request for a cash refund. The Operator shall remit the refund to the Non-Operator within /  thirty (30) ~~fifteen (15)~~ days of receipt of such written request.

B.   Except as provided below, each Party shall pay its proportionate share of all bills in full within /  thirty (30) ~~fifteen (15)~~ days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Wall Street Journal on the first day of each month the payment is delinquent, plus three percent (3%), per annum, or the maximum contract rate permitted by the applicable usury Laws governing the Joint Property, whichever is the lesser, plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts. If the Wall Street Journal ceases to be published or Discontinues publishing a prime rate, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Federal Reserve plus three percent (3%), per annum. Interest shall begin accruing on the first day of the month in which the payment was due. Payment shall not be reduced or delayed as a result of inquiries or anticipated credits unless the Operator has agreed. Notwithstanding the foregoing, the Non-Operator may reduce payment, provided it furnishes documentation and explanation to the Operator at the time payment is made, to the extent such reduction is caused by:

(1)     being billed at an incorrect working interest or Participating Interest that is higher than such Non-Operator’s actual working interest or Participating Interest, as applicable; or

(2)     being billed for a project or AFE requiring approval of the Parties under the Agreement that the Non-Operator has not  approved or is not otherwise obligated to pay under the Agreement; or

(3)     being billed for a property in which the Non-Operator no longer owns a working interest, provided the Non-Operator has furnished  the  Operator a  copy of the recorded assignment  or letter  in-lieu. Notwithstanding  the foregoing, the Non-Operator shall remain responsible for paying bills attributable to the interest  it sold or transferred for any bills rendered during the thirty (30) day period following the Operator’s receipt of such written notice; or

(4)     charges outside the adjustment period, as provided in Section I.4 (Adjustments).

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COPAS 2005 Accounting Procedure Recommended by COPAS

4.     ADJUSTMENTS

A.   Payment of any such bills shall not prejudice the right of any Party to protest or question the correctness thereof; however, all bills and statements, including payout statements, rendered during any calendar year shall conclusively be presumed to be true and correct, with respect only to expenditures, after twenty-four (24) months following the end of any such calendar year, unless within said period a Party takes specific detailed written exception thereto making a claim for adjustment. The Operator shall provide a response to all written exceptions, whether or not contained in an audit report, within the time periods prescribed in Section I.5 (Expenditure Audits).

B.   All adjustments initiated by the Operator, except those described in items (1) through (4) of this Section I.4.B, are limited to the twenty-four (24) month period following the end of the calendar year in which the original charge appeared or should have appeared on the Operator’s Joint Account statement or payout statement. Adjustments that may be made beyond the twenty-four (24) month period are limited to adjustments resulting from the following:

(1)     a physical inventory of Controllable Material as provided for in Section V (Inventories of Controllable Material), or

(2)     an offsetting entry (whether in whole or in part) that is the direct result of a specific joint interest audit exception granted by the Operator relating to another property, or

(3)     a government/regulatory audit, or

(4)     a working interest ownership or Participating Interest adjustment.

5.     EXPENDITURE AUDITS

A.    Non-Operator, upon written notice to the Operator and all other Non-Operators, shall have the right to audit the Operator’s accounts and records relating to the Joint Account within the twenty-four (24) month period following the end of such calendar year in which such bill was rendered; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Section I.4 (Adjustments). Any Party that is subject to payout accounting under the Agreement shall have the right to audit the accounts and records of the Party responsible for preparing the payout statements, or of the Party furnishing information to the Party responsible for preparing payout statements. Audits of payout accounts may include the volumes of hydrocarbons produced and saved and proceeds received for such hydrocarbons as they pertain to payout accounting required under the Agreement. Unless otherwise provided in the Agreement, audits of a payout account shall be conducted within the twenty-four (24) month period following the end of the calendar year in which the payout statement was rendered. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators’ audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

The Non-Operator leading the audit (hereinafter “lead audit company”) shall issue the audit report within ninety (90) days after completion of the audit testing and analysis; however, the ninety (90) day time period shall not extend the twenty-four (24) month requirement for taking specific detailed written exception as required in Section I.4.A (Adjustments) above. All claims shall be supported with sufficient documentation.

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COPAS 2005 Accounting Procedure Recommended by COPAS

A timely filed written exception or audit report containing written exceptions (hereinafter “written exceptions”) shall, with respect to the claims made therein, preclude the Operator from asserting a statute of limitations defense against such claims, and the Operator hereby waives its right to assert any statute of limitations defense against such claims for so long as any Non-Operator continues to comply with the deadlines for resolving exceptions provided in this Accounting Procedure. If the Non-Operators fail to comply with The additional deadlines in Section I.5.B or I.5.C, the Operator’s waiver of its rights to assert a statute of limitations defense against the claims brought by the Non-Operators shall lapse, and such claims shall then be subject to the applicable statute of limitations, provided that such waiver shall not lapse in the event that the Operator has failed to comply with the deadlines in Section I.5.B or I.5.C.

B.    The Operator shall provide a written response to all exceptions in an audit report within one hundred eighty (180) days after Operator receives such report. Denied exceptions should be accompanied by a substantive response. If the Operator fails to provide substantive response to an exception within this one hundred eighty (180) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report. Interest shall be calculated using the rate set forth in Section I.3.B (Advances and Payments by the Parties).

C.    The lead audit company shall reply to the Operator’s response to an audit report within ninety (90) days of receipt, and the Operator shall reply to the lead audit company’s follow-up response within ninety (90) days of receipt; provided, however, each Non-Operator shall have the right to represent itself if it disagrees with the lead audit company’s position or believes the lead audit company is not adequately fulfilling its duties. Unless otherwise provided for in Section I.5.E, if the Operator fails to provide substantive response to an exception within this ninety (90) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report. Interest shall be calculated using the rate set forth in Section I.3.B (Advances and Payments by the Parties).

D.    If any Party fails to meet the deadlines in Sections I.5.B or I.5.C or if any audit issues are outstanding fifteen (15) months after Operator receives the audit report, the Operator or any Non-Operator participating in the audit has the right to call a resolution meeting, as set forth in this Section I.5.D or it may invoke the dispute resolution procedures included in the Agreement, if applicable. The meeting will require one month’s written notice to the Operator and all Non-Operators participating in the audit. The meeting shall be held at the Operator’s office or mutually agreed location, and shall be attended by representatives of the Parties with authority to resolve such outstanding issues. Any Party who fails to attend the resolution meeting shall be bound by any resolution reached at the meeting. The lead audit company will make good faith efforts to coordinate the response and positions of the Non-Operator participants throughout the resolution process; however, each Non-Operator shall have the right to represent itself. Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. A resolution meeting may be held as often as agreed to by the Parties. Issues unresolved at one meeting may be discussed at subsequent meetings until each such issue is resolved.

If the Agreement contains no dispute resolution procedures and the audit issues cannot be resolved by negotiation, the dispute shall be submitted to mediation. In such event, promptly following one Party’s written request for mediation, the Parties to the dispute shall choose a mutually acceptable mediator and share the costs of mediation services equally. The Parties shall each have present at the mediation at least one individual who has the authority to settle the dispute. The Parties shall make reasonable efforts to ensure that the mediation commences within sixty (60) days of the date of the mediation request. Notwithstanding the above, any Party may file a lawsuit or complaint (1) if the Parties are unable after reasonable efforts, to commence mediation within sixty (60) days of the date of the mediation request, (2) for statute of limitations

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COPAS 2005 Accounting Procedure Recommended by COPAS

reasons, or (3) to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment an injunction or other provisional relief is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the Parties shall continue to try to resolve the dispute by mediation.

~~E.    ☐ (Optional Provision – Forfeiture Penalties) If the Non-Operators fail to meet the deadline in Section I.5.C, any unresolved exceptions that were not addressed by the Non- Operators within one (1) year following receipt of the last substantive response of the Operator shall be deemed to have been withdrawn by the Non-Operators. If the Operator fails to meet the deadlines in Section I.5.B or I.5.C, any unresolved exceptions that were not addressed by the Operator within one (1) year following receipt of the audit report or receipt of the last substantive response of the Non-Operators, whichever is later, shall be deemed to have been granted by the Operator and adjustments shall be made, without interest, to the Joint Account.~~

6.     APPROVAL BY PARTIES

A.    GENERAL MATTERS

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other Sections of this Accounting Procedure and if the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the COPAS 2005 Accounting Procedure Recommended by COPAS, Inc. Operator shall notify all Non-Operators of the Operator’s proposal and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

This Section I.6.A applies to specific situations of limited duration where a Party proposes to change the accounting for charges from that prescribed in this Accounting Procedure. This provision does not apply to amendments to this Accounting Procedure, which are covered by Section I.6.B.

B.    AMENDMENTS

If the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, this Accounting Procedure can be amended by an affirmative vote of       all       (    100%  ) / of the Parties ~~or more Parties, one of which is the Operator, having a combined working interest of at least percent (   %)~~, which approval shall be binding on all Parties,  ~~provided, however, approval of at least one (1) Non-Operator shall be required~~.

C.    AFFILIATES

For the purpose of administering the voting procedures of Sections I.6.A and I.6.B, if Parties to this Agreement are Affiliates of each other, then such Affiliates shall be combined and treated as a single Party having the combined working interest or Participating Interest of such Affiliates.

For the purposes of administering the voting procedures in Section I.6.A, if a Non-Operator is an Affiliate of the Operator, votes under Section I.6.A shall require the majority in interest of the Non-Operator(s) after excluding the interest of the Operator’s Affiliate.

II.       DIRECT CHARGES

The Operator shall charge the Joint Account with the following items:

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COPAS 2005 Accounting Procedure Recommended by COPAS

1.     RENTALS AND ROYALTIES

Lease rentals and royalties paid by the Operator, on behalf of all Parties, for the Joint Operations.

2.     LABOR

A.    Salaries and wages, including incentive compensation programs as set forth in COPAS MFI-37 (“Chargeability of Incentive Compensation Programs”), for:

(1)      Operator’s field employees directly employed On-site in the conduct of Joint Operations,

(2)      Operator’s employees directly employed on ~~Shore Base Facilities, Offshore Facilities, or other~~ facilities serving the Joint Property if such costs are not charged under Section II.6 (Equipment and Facilities Furnished by Operator) or are not a function covered under Section III (Overhead),

(3)      Operator’s employees providing First Level Supervision,

(4)      Operator’s employees providing On-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead),

(5)      Operator’s employees providing Off-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead).

Charges for the Operator’s employees identified in Section II.2.A may be made based on the employee’s actual salaries and wages,  ~~or in lieu thereof, a day rate representing the Operator’s average salaries and wages of the employee’s specific job category~~.

Charges for personnel chargeable under this Section II.2.A who are foreign nationals shall not exceed comparable compensation paid to an equivalent U.S. employee pursuant to this Section II.2, unless otherwise approved by the Parties pursuant to Section I.6.A (General Matters).

B.    Operator’s cost of holiday, vacation, sickness, and disability benefits, and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Section II.2.A, excluding severance payments or other termination allowances. Such costs under this Section II.2.B may be charged on a “when and as-paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Section II.2.A. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.    Expenditures or contributions made pursuant to assessments imposed by governmental authority that are applicable to costs chargeable to the Joint Account under Sections II.2.A and B.

D.    Personal Expenses of personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A when the expenses are incurred in connection with directly chargeable activities.

E.    Reasonable relocation costs incurred in transferring to the Joint Property personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A. Notwithstanding the foregoing, relocation costs that result from reorganization or merger of a Party, or that are for the primary benefit of the Operator, shall not be chargeable to the Joint Account. Extraordinary relocation costs, such as those incurred as a result of

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COPAS 2005 Accounting Procedure Recommended by COPAS

transfers from remote locations, such as Alaska or overseas, shall not be charged to the Joint Account unless approved by the Parties pursuant to Section I.6.A (General Matters).

F.    Training costs as specified in COPAS MFI-35 (“Charging of Training Costs to the Joint Account”) for personnel whose salaries   and wages are chargeable under Section II.2.A. This training charge shall include the wages, salaries, training course cost, and Personal Expenses incurred during the training session. The training cost shall be charged or allocated to the property or properties directly benefiting from the training. The cost of the training course shall not exceed prevailing commercial rates, where such rates are available.

G.   Operator’s current cost of established plans for employee benefits, as described in COPAS MFI-27 (“Employee Benefits Chargeable to Joint Operations and Subject to Percentage Limitation”), applicable to the Operator’s labor costs chargeable to the Joint Account under Sections II.2.A and B based on the Operator’s actual cost not to exceed the employee benefits limitation percentage most recently recommended by COPAS.

H.    Award payments to employees, in accordance with COPAS MFI-49 (“Awards to Employees and Contractors”) for personnel whose salaries and wages are chargeable under Section II.2.A.

3.     MATERIAL

Material purchased or furnished by the Operator for use on the Joint Property in the conduct of Joint Operations as provided under Section IV (Material Purchases, Transfers, and Dispositions). Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use or is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4.     TRANSPORTATION

A.    Transportation of the Operator’s, Operator’s Affiliate’s, or contractor’s personnel necessary for Joint Operations.

B.    Transportation of Material between the Joint Property and another property, or from the Operator’s warehouse or other storage point to the Joint Property, shall be charged to the receiving property using one of the methods listed below. Transportation of Material from the Joint Property to the Operator’s warehouse or other storage point shall be paid for by the Joint Property using one of the methods listed below:

(1)      If the actual trucking charge is less than or equal to the Excluded Amount the Operator may charge actual trucking cost or a theoretical charge from the Railway Receiving Point to the Joint Property. The basis for the theoretical charge is the per hundred weight charge plus fuel surcharges from the Railway Receiving Point to the Joint Property.. The Operator shall consistently apply the selected alternative.

(2)      If the actual trucking charge is greater than the Excluded Amount, the Operator shall charge Equalized Freight. Accessorial charges such as loading and unloading costs, split pick-up costs, detention, call out charges, and permit fees shall be charged directly to the Joint Property and shall not be included when calculating the Equalized Freight.

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COPAS 2005 Accounting Procedure Recommended by COPAS

5.     SERVICES

The cost of contract services, equipment, and utilities used in the conduct of Joint Operations, except for contract services, equipment, and utilities covered by Section III (Overhead), or Section II.7 (Affiliates), or excluded under Section II.9 (Legal Expense). Awards paid to contractors shall be chargeable pursuant to COPAS MFI-49 (“Awards to Employees and Contractors”).

The costs of third party Technical Services are chargeable to the extent excluded from the overhead rates under Section III (Overhead).

6.     EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

In the absence of a separately negotiated agreement, equipment and facilities furnished by the Operator will be charged as follows:

A.   The Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including but not limited to production facilities~~, Shore Base Facilities, Offshore Facilities,~~  and Field Offices, at rates commensurate with the costs of ownership and operation. The cost of Field Offices shall be chargeable to the extent the Field Offices provide direct service to personnel who are chargeable pursuant to Section II.2.A (Labor). Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation using straight line depreciation method, and interest on gross investment less accumulated depreciation not to exceed        twelve       percent (      12%) per annum; provided, however, depreciation shall not be charged when the COPAS 2005 Accounting Procedure Recommended by COPAS, Inc. equipment and facilities investment have been fully depreciated. The rate may include an element of the estimated cost for abandonment, reclamation, and dismantlement. Such rates shall not exceed the average commercial rates currently prevailing in the immediate area of the Joint Property.

B.    In lieu of charges in Section II.6.A above, the Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property, less twenty percent (20%). If equipment and facilities are charged under this Section II.6.B, the Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation. For automotive equipment, the Operator may elect to use rates published by the Petroleum Motor Transport Association (PMTA) or such other organization recognized by COPAS as the official source of rates.

7.     AFFILIATES

A.   Charges for an Affiliate’s goods and/or services used in operations requiring an AFE or other authorization from the Non-Operators may be made without the approval of the Parties provided (i) the Affiliate is identified and the Affiliate goods and services are specifically detailed in the approved AFE or other authorization, and (ii) the total costs for such Affiliate’s goods and services billed to such individual project do not exceed $  100,000.00       If the total costs for an Affiliate’s goods and services charged to such individual project are not specifically detailed in the approved AFE or authorization or exceed such amount, charges for such Affiliate shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

B.    For an Affiliate’s goods and/or services used in operations not requiring an AFE or other authorization from the Non-Operators, charges for such Affiliate’s goods and services shall require approval of the Parties, pursuant to Section I.6.A (General Matters), if the charges exceed $  100,000.00        in a given calendar year.

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COPAS 2005 Accounting Procedure Recommended by COPAS

C.   The cost of the Affiliate’s goods or services shall not exceed average commercial rates prevailing in the area of the Joint Property, unless the Operator obtains the Non-Operators’ approval of such rates. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation; provided, however, documentation of commercial rates shall not be required if the Operator obtains Non-Operator approval of its Affiliate’s rates or charges prior to billing Non-Operators for such Affiliate’s goods and services. Notwithstanding the foregoing, direct charges for Affiliate-owned communication facilities or systems shall be made pursuant to Section II.12 (Communications).

If the Parties fail to designate an amount in Sections II.7.A or II.7.B, in each instance the amount deemed adopted by the Parties as a result of such omission shall be the amount established as the Operator’s expenditure limitation in the Agreement. If the Agreement does not contain an Operator’s expenditure limitation, the amount deemed adopted by the Parties as a result of such omission shall be zero dollars ($ 0.00).

8.     DAMAGES AND LOSSES TO JOINT PROPERTY

All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except to the extent such damages or losses result from a Party’s or Parties’ gross negligence or willful misconduct, in which case such Party or Parties shall be solely liable.

The Operator shall furnish the Non-Operator written notice of damages or losses incurred as soon as practicable after a report has been received by the Operator.

9.     LEGAL EXPENSE

Recording fees and costs of handling, settling, or otherwise discharging litigation, claims, and liens incurred in or resulting from operations under the Agreement, or necessary to protect or recover the Joint Property, to the extent permitted under the Agreement. Costs of the Operator’s or Affiliate’s legal staff or outside attorneys, including fees and expenses, are not chargeable unless approved by the Parties pursuant to Section I.6.A (General Matters) or otherwise provided for in the Agreement.

/  Notwithstanding the foregoing paragraph, costs for procuring abstracts, fees paid to outside attorneys /  and landment for title examinations (including preliminary, supplemental, shut-in royalty opinions, division order title opinions), and curative work shall be chargeable /  to the Joint Account ~~to the extent permitted as a direct charge in the Agreement~~.

10.     TAXES AND PERMITS

All taxes and permitting fees of every kind and nature, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties, including penalties and interest, except to the extent the penalties and interest result from the Operator’s gross negligence or willful misconduct.

If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party’s working interest, then notwithstanding any contrary provisions, the charges to the Parties will be made in accordance with the tax value generated by each Party’s working interest.

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COPAS 2005 Accounting Procedure Recommended by COPAS

COPAS 2005 Accounting Procedure Recommended by COPAS, Inc. Costs of tax consultants or advisors, the Operator’s employees, or Operator’s Affiliate employees in matters regarding ad valorem or  other tax matters, are not permitted as direct charges / to the extent Operator handles such tax matters on behalf of the Joint Account ~~unless approved by the Parties pursuant to Section I.6.A (General Matters)~~.

Charges to the Joint Account resulting from sales/use tax audits, including extrapolated amounts and penalties and interest, are permitted, provided the Non-Operator shall be allowed to review the invoices and other underlying source documents which served as the basis for tax charges and to determine that the correct amount of taxes were charged to the Joint Account. If the Non-Operator is not permitted to review such documentation, the sales/use tax amount shall not be directly charged unless the Operator can conclusively document the amount owed by the Joint Account.

11.     INSURANCE

Net premiums paid for insurance required to be carried for Joint Operations for the protection of the Parties. If Joint Operations are conducted at locations where the Operator acts as self-insurer in regard to its worker’s compensation and employer’s liability insurance obligation, the Operator shall charge the Joint Account manual rates for the risk assumed in its self-insurance program as regulated by the  jurisdiction governing the Joint Property. In the case of offshore operations in federal waters, the manual rates of the adjacent state shall be used for personnel performing work On-site, and such rates shall be adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

12.     COMMUNICATIONS

Costs of acquiring, leasing, installing, operating, repairing, and maintaining communication facilities or systems, including satellite, radio and microwave facilities, between the Joint Property and the Operator’s office(s) directly responsible for field operations in accordance with the provisions of COPAS MFI-44 (“Field Computer and Communication Systems”). If the communications facilities or systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Section II.6 (Equipment and Facilities Furnished by Operator). If the communication facilities or systems serving the Joint Property are owned by the Operator’s Affiliate, charges to the Joint Account shall not exceed average commercial rates prevailing in the area of the Joint Property. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation.

13.     ECOLOGICAL, ENVIRONMENTAL, AND SAFETY

Costs incurred for Technical Services and drafting to comply with ecological, environmental and safety Laws or standards recommended by Occupational Safety and Health Administration (OSHA) or other regulatory authorities. All other labor and functions incurred for ecological, environmental and safety matters, including management, administration, and permitting, shall be covered by Sections II.2 (Labor), II.5 (Services), or Section III (Overhead), as applicable.

Costs to provide or have available pollution containment and removal equipment plus actual costs of control and cleanup and resulting responsibilities of oil and other spills as well as discharges from permitted outfalls as required by applicable Laws, or other pollution containment and removal equipment deemed appropriate by the Operator for prudent operations, are directly chargeable.

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COPAS 2005 Accounting Procedure Recommended by COPAS

14.     ABANDONMENT AND RECLAMATION

Costs incurred for abandonment and reclamation of the Joint Property, including costs required by lease agreements or by Laws.

15.     OTHER EXPENDITURES

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II (Direct Charges), or in Section III (Overhead) and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations. Charges made under this Section II.15 shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

III. OVERHEAD

As compensation for costs not specifically identified as chargeable to the Joint Account pursuant to Section II (Direct Charges), the Operator shall charge the Joint Account in accordance with this Section III.

Functions included in the overhead rates regardless of whether performed by the Operator, Operator’s Affiliates or third parties and regardless of location, shall include, but not be limited to, costs and expenses of:

•warehousing, other than for warehouses that are jointly owned under this Agreement

•design and drafting (except when allowed as a direct charge under Sections II.13, III.1.A(ii), and III.2, Option B)

•inventory costs not chargeable under Section V (Inventories of Controllable Material)

•procurement

•administration

•accounting and auditing

•gas dispatching and gas chart integration

•human resources

•management

•supervision not directly charged under Section II.2 (Labor)

•legal services not directly chargeable under Section II.9 (Legal Expense)

•taxation, other than those costs identified as directly chargeable under Section II.10 (Taxes and Permits)

•preparation and monitoring of permits and certifications; preparing regulatory reports; appearances before or meetings with governmental agencies or other authorities having jurisdiction over the Joint Property, other than On-site inspections; reviewing, interpreting, or submitting comments on or lobbying with respect to Laws or proposed Laws.

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COPAS 2005 Accounting Procedure Recommended by COPAS

Overhead charges shall include the salaries or wages plus applicable payroll burdens, benefits, and Personal Expenses of personnel performing overhead functions, as well as office and other related expenses of overhead functions.

1.     OVERHEAD—DRILLING AND PRODUCING OPERATIONS

As compensation for costs incurred but not chargeable under Section II (Direct Charges) and not covered by other provisions of this Section III, the Operator shall charge on either:

☑   (Alternative 1)  Fixed Rate Basis, Section III.1.B.

~~☐   (Alternative 2)  Percentage Basis, Section III.1.C.~~

A.    TECHNICAL SERVICES

(i)       Except as otherwise provided in Section II.13 (Ecological Environmental, and Safety) and Section III.2 (Overhead – Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related  payroll burdens and benefits, and Personal Expenses  for  On-site Technical  Services,  including third party   Technical Services:

☑   (Alternative 1 – Direct) shall be charged direct to the Joint Account.

~~☐   (Alternative 2 – Overhead) shall be covered by the overhead rates~~.

(ii)      Except as otherwise provided in Section II.13 (Ecological, Environmental, and Safety) and Section III.2 (Overhead – Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for Off-site Technical Services, including third party Technical Services:

☐      (Alternative 1 – All Overhead) shall be covered by the overhead rates /  provided that, offsite geosteering costs shall be charged direct to the Joint Account.

~~☐      (Alternative 2 – All Direct) shall be charged direct to the Joint Account~~.

~~☐      (Alternative 3 – Drilling Direct) shall be charged direct to the Joint Account, only to the extent such Technical Services are  directly  attributable  to  drilling,  redrilling,  deepening,  or  sidetracking  operations,  through  completion, temporary abandonment, or abandonment if a dry hole. Off-site Technical Services for all other operations, including workover, recompletion, abandonment of producing wells, and the construction or expansion of fixed assets not    covered by Section III.2 (Overhead - Major Construction and Catastrophe) shall be covered by the overhead rates.~~

Notwithstanding anything to the contrary in this Section III, Technical Services provided by Operator’s Affiliates are subject to  limitations set forth in Section II.7 (Affiliates). Charges for Technical personnel performing non-technical work shall not be governed by this Section III.1.A, but instead governed by other provisions of this Accounting Procedure relating to the type of work being performed.

B.    OVERHEAD—FIXED RATE BASIS

(1)      The Operator shall charge the Joint Account at the following rates per well per month:

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COPAS 2005 Accounting Procedure Recommended by COPAS

Drilling Well Rate per month $   7,000.00          (prorated for less than a full month)

Producing Well Rate per month $  700.00

(2)      Application of Overhead—Drilling Well Rate shall be as follows:

(a)      Charges for onshore drilling wells shall begin on the spud date and terminate on the date the drilling and/or completion equipment used on the well is released, whichever occurs later. ~~Charges for offshore and inland waters drilling wells shall begin on the date the drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location, or is released, whichever occurs first.~~ No charge shall be made during suspension of drilling and/or completion operations for fifteen (15) or more consecutive calendar days.

(b)      Charges for any well undergoing any type of workover, recompletion, and/or abandonment for a period of five (5) or more consecutive work–days shall be made at the Drilling Well Rate. Such charges shall be applied for the period from date operations, with rig or other units used in operations, commence through date of rig or other unit release, except that no  charges shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)      Application of Overhead—Producing Well Rate shall be as follows:

(a)      An active well that is produced, injected into for recovery or disposal, or used to obtain water supply to support operations for any portion of the month shall be considered as a one-well charge for the entire month.

(b)      Each  active completion  in  a  multi-completed  well  shall  be considered  as  a  one-well  charge provided  each  completion  is considered a separate well by the governing regulatory authority.

(c)      A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well, unless the Drilling Well Rate applies, as provided in Sections III.1.B.(2)(a) or (b). This   one-well charge shall be made whether or not the well has produced.

(d)      An active gas well shut in because of overproduction or failure of a purchaser, processor, or transporter to take production  shall be considered as a one-well charge provided the gas well is directly connected to a permanent sales outlet.

(e)      Any well not meeting the criteria set forth in Sections III.1.B.(3) (a), (b), (c), or (d) shall not qualify for a producing overhead charge.

(4)      The well rates shall be adjusted on the first day of April each year following the effective date of the Agreement; provided, however, if this Accounting Procedure is attached to or otherwise governing the payout accounting under a farmout agreement, the rates shall be adjusted on the first day of April each year following the effective date of such farmout agreement. The adjustment shall be computed by applying the adjustment factor most recently published by COPAS. The adjusted rates shall be the initial or amended rates agreed to by the Parties increased or decreased by the adjustment factor

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COPAS 2005 Accounting Procedure Recommended by COPAS

described herein, for each year from the effective date of such rates, in accordance with COPAS MFI-47 (“Adjustment of Overhead Rates”).

~~C.    OVERHEAD—PERCENTAGE BASIS~~

~~(1)      Operator shall charge the Joint Account at the following rates:~~

~~(a)      Development Rate        percent (      ) % of the cost of development of the Joint Property, exclusive of costs rovided under Section II.9 (Legal Expense) and all Material salvage credits.~~

~~(b)      Operating Rate        percent (      %) of the cost of operating the Joint Property, exclusive of costs provided  under  Sections  II.1  (Rentals  and  Royalties)  and  II.9  (Legal  Expense);  all  Material  salvage  credits;  the    value of substances purchased for enhanced recovery; all property and ad valorem taxes, and any other taxes and assessments that are levied, assessed, and paid upon the mineral interest in and to the Joint Property.~~

~~(2)      Application of Overhead—Percentage Basis shall be as follows:~~

~~(a)      The Development Rate shall be applied to all costs in connection with:~~

~~[i]      drilling, redrilling, sidetracking, or deepening of a well~~

~~[ii]     a well undergoing plugback or workover operations for a period of five (5) or more consecutive work–days~~

~~[iii]    preliminary expenditures necessary in preparation for drilling~~

~~[iv]    expenditures incurred in abandoning when the well is not completed as a producer~~

~~[v]     construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed  asset, other than Major Construction  or Catastrophe as     defined  in  Section  III.2  (Overhead-Major Construction and Catastrophe)~~.

~~(b)      The Operating Rate shall be applied to all other costs in connection with Joint Operations, except those subject to Section   III.2 (Overhead-Major Construction and Catastrophe)~~.

2.     OVERHEAD—MAJOR CONSTRUCTION AND CATASTROPHE

To compensate the Operator for overhead  costs incurred  in  connection with  a Major Construction  project  or Catastrophe, the   Operator shall either negotiate a rate prior to the beginning of the project, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of the Operator’s expenditure limit under the Agreement, or for any Catastrophe regardless of the amount. If the Agreement to which this Accounting Procedure is attached does not contain an expenditure limit, Major Construction Overhead shall be assessed for any single Major Construction project costing in excess of $100,000 gross.

Major Construction shall mean the construction and installation of fixed assets, the expansion of fixed assets, and any other project  clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantlement, abandonment, removal, and restoration of platforms, production equipment, and other operating facilities.

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COPAS 2005 Accounting Procedure Recommended by COPAS

Catastrophe is defined as a sudden calamitous event bringing damage, loss, or destruction to property or the environment, such as an oil spill, blowout, explosion, fire, storm, hurricane, or other disaster. The overhead rate shall be applied to those costs necessary to restore   the Joint Property to the equivalent condition that existed prior to the event.

A.    If the Operator absorbs the engineering, design and drafting costs related to the project:

(1)     5.0     % of total costs if such costs are less than $100,000; plus

(2)     3.0     % of total costs in excess of $100,000 but less than $1,000,000; plus

(3)     2.0     % of total costs in excess of $1,000,000.

B.    If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)     5.0     % of total costs if such costs are less than $100,000; plus

(2)     3.0     % of total costs in excess of $100,000 but less than $1,000,000; plus

(3)     2.0     % of total costs in excess of $1,000,000.

Total cost  shall mean  the gross  cost  of  any one project.  For  the purpose of  this  paragraph,  the component  parts  of  a  single     Major Construction project shall not be treated separately, and the cost of drilling and workover wells and purchasing and installing pumping units and downhole artificial lift equipment shall be excluded. For Catastrophes, the rates shall be applied to all costs associated with   each single occurrence or event.

On each project, the Operator shall advise the Non-Operator(s) in advance which of the above options shall apply.

For the purposes of calculating Catastrophe Overhead, the cost of drilling relief wells, substitute wells, or conducting other well  operations directly resulting from the catastrophic event shall be included. Expenditures to which these rates apply shall not be reduced by salvage   or insurance recoveries. Expenditures that qualify for Major Construction or Catastrophe Overhead shall not qualify for overhead  under   any other overhead provisions.

In the event of any conflict between the provisions of this Section III.2 and the provisions of Sections II.2 (Labor), II.5 (Services), or II.7 (Affiliates), the provisions of this Section III.2 shall govern.

3.     AMENDMENT OF OVERHEAD RATES

The overhead rates provided for in this Section III may be amended from time to time if, in practice, the rates are found to be insufficient or excessive, in accordance with the provisions of Section I.6.B (Amendments).

IV. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers,   and dispositions. The Operator shall provide all Material for use in the conduct of Joint Operations; however, Material may be supplied by the   Non-Operators, at the Operator’s option. Material furnished

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COPAS 2005 Accounting Procedure Recommended by COPAS

by any Party shall be furnished without any express or implied warranties as to quality, fitness for use, or any other matter.

1.     DIRECT PURCHASES

Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. The Operator shall make good faith efforts to take discounts offered by suppliers, but shall not be liable for failure to take discounts except to the extent such failure was the result of the Operator’s gross negligence or willful misconduct. A direct purchase shall be deemed to   occur when an agreement is made between an Operator and a third party for the acquisition of Material for a specific well site or location. Material provided by the Operator under “vendor stocking programs,” where the initial use is for a Joint Property and title of the Material does not pass from the manufacturer, distributor, or agent until usage, is considered a direct purchase. If Material is found to be defective or is returned to the manufacturer, distributor, or agent for any other reason, credit shall be passed to the Joint Account within sixty (60) days after the Operator has received adjustment from the manufacturer, distributor, or agent.

2.     TRANSFERS

A transfer is determined to occur when the Operator (i) furnishes Material from a storage facility or from another operated property, (ii) has assumed liability for the storage costs and changes in value, and (iii) has previously secured and held title to the transferred Material. Similarly, the removal of Material from the Joint Property to a storage facility or to another operated property is also considered a  transfer; provided, however, Material that is moved from the Joint Property to a storage location for safe-keeping pending disposition may remain charged to the Joint Account and is not considered a transfer. Material shall be disposed of in accordance with Section IV.3 (Disposition  of Surplus) and the Agreement to which this Accounting Procedure is attached.

A.    PRICING

The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of physical transfer. Regardless of the pricing method used, the Operator shall make available to the Non-Operators sufficient documentation to verify the Material valuation. When higher than specification grade or size tubulars are used in the conduct of Joint Operations, the Operator shall charge the Joint Account at the equivalent price for well design specification tubulars, unless such higher specification grade  or sized tubulars are approved by the Parties pursuant to Section I.6.A (General Matters). Transfers of new Material will be priced using one of the following pricing methods; provided, however, the Operator shall use consistent pricing methods, and not alternate between methods for the purpose of choosing the method most favorable to the Operator for a specific transfer:

(1)     Using published prices in effect on date of movement as adjusted by the appropriate COPAS Historical Price Multiplier  (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS).

(a)      For oil country tubulars and line pipe, the published price shall be based upon eastern mill carload base prices (Houston, Texas, for special end) adjusted as of date of movement, plus transportation cost as defined in Section IV.2.B (Freight).

(b)      For other Material, the published price shall be the published list price in effect at date of movement, as listed by a  Supply Store nearest the Joint Property where like Material is normally

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COPAS 2005 Accounting Procedure Recommended by COPAS

available, or point of manufacture plus transportation costs as defined in Section IV.2.B (Freight).

(2)     Based on a price quotation from a vendor that reflects a current realistic acquisition cost.

(3)     Based on the amount paid by the Operator for like Material in the vicinity of the Joint Property within the previous twelve   (12) months from the date of physical transfer.

(4)     As  agreed  to by the Participating Parties  for Material being transferred  to  the Joint  Property,  and by the Parties  owning  the Material for Material being transferred from the Joint Property.

B.    FREIGHT

Transportation  costs  shall  be  added  to  the  Material  transfer  price  using  the  method  prescribed  by  the  COPAS Computerized Equipment Pricing System (CEPS). If not using CEPS, transportation costs shall be calculated as follows:

(1)         Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the Railway  Receiving  Point  based  on  the  carload  weight  basis  as  recommended  by  the  COPAS  MFI-38  (“Material Pricing Manual”) and other COPAS MFIs in effect at the time of the transfer.

(2)         Transportation costs for special mill items shall be calculated from that mill's shipping point to the Railway Receiving Point. For transportation costs from other than eastern mills, the 30,000-pound interstate truck rate shall be used. Transportation   costs for macaroni tubing shall be calculated based on the interstate truck rate per weight of tubing transferred to the Railway Receiving Point.

(3)         Transportation costs for special end tubular goods shall be calculated using the interstate truck rate from Houston, Texas, to  the Railway Receiving Point.

(4)         Transportation costs for Material other than that described in Sections IV.2.B.(1) through (3), shall be calculated from the Supply Store or point of manufacture, whichever is appropriate, to the Railway Receiving Point.

Regardless of whether using CEPS or manually calculating transportation costs, transportation costs from the Railway Receiving Point to the Joint Property are in addition to the foregoing, and may be charged to the Joint Account based on actual costs incurred. All transportation costs are subject to Equalized Freight as provided in Section II.4 (Transportation) of this Accounting Procedure.

C.     TAXES

Sales and use taxes shall be added to the Material transfer price using either the method contained in the COPAS Computerized Equipment Pricing System (CEPS) or the applicable tax rate in effect for the Joint Property at the time and place of transfer. In  either case, the Joint Account shall be charged or credited at the rate that would have governed had the Material been a direct purchase.

D.    CONDITION

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COPAS 2005 Accounting Procedure Recommended by COPAS

(1)     Condition “A” – New and unused Material in sound and serviceable condition shall be charged at one hundred percent   (100%) of the price as determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes). Material transferred from the Joint Property that was not placed in service shall be credited as charged without gain or loss; provided, however, any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid less restocking fees charged by the vendor. New and unused Material transferred from the Joint Property may be credited at a price other than the price originally charged to the Joint Account provided such price is approved by the Parties owning such Material, pursuant to Section I.6.A (General Matters). All refurbishing costs required or necessary to return the Material to original condition or to correct handling, transportation, or other damages will be borne by the divesting property. The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the Joint Property either through a direct purchase or transfer. Any preparation costs incurred, including any  internal or external coating and wrapping, will be credited on new Material provided these services were not repeated for such   Material for the receiving property.

(2)     Condition “B” – Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be  priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by seventy-five  percent (75%).

Except as provided in Section IV.2.D(3), all reconditioning costs required to return the Material to Condition “B” or to correct handling, transportation or other damages will be borne by the divesting property.

If the Material was originally charged to the Joint Account as used Material and placed in service for the Joint Property, the Material will be credited at the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) multiplied by sixty-five percent (65%).

Unless otherwise agreed to by the Parties that paid for such Material, used Material transferred from the Joint Property that  was not placed in service on the property shall be credited as charged without gain or loss.

(3)     Condition  “C”  – Material that  is  not in  sound  and  serviceable condition  and  not  suitable for its original function until after reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by fifty percent (50%).

The  cost  of  reconditioning  may  be  charged  to  the  receiving  property  to  the  extent  Condition  “C”  value,  plus  cost    of reconditioning, does not exceed Condition “B” value.

(4)     Condition “D” – Material that (i) is no longer suitable for its original purpose but useable for some other purpose, (ii) is obsolete, or (iii) does not meet original specifications but still has value and can be used in other applications as a substitute  for items with different specifications, is considered Condition “D” Material. Casing, tubing, or drill pipe used as line pipe shall  be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing, or drill pipe utilized as line pipe shall be priced at used line pipe prices. Casing, tubing, or drill pipe used as higher pressure service lines than standard  line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular   goods shall be priced on a non-upset basis. For other items, the price used should result in the Joint Account being charged or  credited with the value of the service

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COPAS 2005 Accounting Procedure Recommended by COPAS

rendered or use of the Material, or as agreed to by the Parties pursuant to Section 1.6.A (General Matters).

(5)     Condition “E” – Junk shall be priced at prevailing scrap value prices.

E.    OTHER PRICING PROVISIONS

(1)     Preparation Costs

Subject to Section II (Direct Charges) and Section III (Overhead) of this Accounting Procedure, costs incurred by the  Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices which reflect the Operator’s actual costs of the services. Documentation must be provided to the Non-Operators upon request to support the cost of service. New coating and/or wrapping shall be considered a component of the Materials and priced in accordance with Sections IV.1 (Direct Purchases) or IV.2.A (Pricing), as applicable. No charges  or credits shall be made for used coating or wrapping. Charges and credits for inspections shall be made in accordance with COPAS MFI-38 (“Material Pricing Manual”).

(2)     Loading and Unloading Costs

Loading and unloading costs related to the movement    of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS MFI-38 (“Material Pricing Manual”).

3.     DISPOSITION OF SURPLUS

Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Material.

Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation of surplus Material, the Operator should make good faith efforts to dispose of surplus within twelve (12) months through buy/sale agreements, trade, sale to a third party, division in kind, or other dispositions as agreed to by the Parties.

Disposal of surplus Materials shall be made in accordance with the terms of the Agreement to which this Accounting Procedure is attached. If the Agreement contains no provisions governing disposal of surplus Material, the following terms shall apply:

•The Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value  that is less than or equal to the Operator’s expenditure limit as set forth in the Agreement to which this Accounting Procedure is attached without the prior approval of the Parties owning such Material.

•If the gross sale value exceeds the Agreement expenditure limit, the disposal must be agreed to by the Parties owning such Material.

•Operator may purchase surplus Condition “A” or “B” Material without approval of the Parties owning such Material, based   on the pricing methods set forth in Section IV.2 (Transfers).

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COPAS 2005 Accounting Procedure Recommended by COPAS

•Operator may purchase Condition “C” Material without prior approval of the Parties owning such Material if the value of the Materials, based on the pricing methods set forth in Section IV.2 (Transfers), is less than or equal to the Operator’s  expenditure limitation set forth in the Agreement. The Operator shall provide documentation supporting the classification of the Material  as Condition C.

•Operator may dispose of Condition “D” or “E” Material under procedures normally utilized by Operator without prior  approval  of the Parties owning such Material.

4.     SPECIAL PRICING PROVISIONS

A.    PREMIUM PRICING

Whenever Material is available only at inflated prices due to national emergencies, strikes, government imposed foreign  trade restrictions, or other unusual causes over which the Operator has no control, for direct purchase the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, making it suitable for use, and moving it to the Joint Property. Material transferred or disposed of during premium pricing situations shall be valued in accordance with Section IV.2 (Transfers) or Section IV.3 (Disposition of Surplus), as applicable.

B.    SHOP-MADE ITEMS

Items fabricated by the Operator’s employees, or by contract laborers under the direction of the Operator, shall be priced using the value of the Material used to construct the item plus the cost of labor to fabricate the item. If the Material is from the Operator’s scrap or junk account, the Material shall be priced at either twenty-five percent (25%) of the current price as determined in Section IV.2.A (Pricing) or scrap value, whichever is higher. In no event shall the amount charged exceed the value of the item commensurate with its use.

C.    MILL REJECTS

Mill rejects purchased as “limited service” casing or tubing shall be priced at eighty percent (80%) of K-55/J-55 price as determined in Section IV.2 (Transfers). Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as   K-55/J-55 casing or tubing at the nearest size and weight.

V. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, with sufficient detail to perform physical inventories.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of Controllable Material shall be made within twelve   (12) months following the taking of the inventory or receipt of Non-Operator inventory report. Charges and credits for overages or shortages   will be valued for the Joint Account in accordance with Section IV.2 (Transfers) and shall be based on the Condition “B” prices in effect on the date   of physical inventory unless the inventorying Parties can provide sufficient evidence another Material condition applies.

1.    DIRECTED INVENTORIES

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COPAS 2005 Accounting Procedure Recommended by COPAS

Physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators (hereinafter, “directed inventory”); provided, however,    the Operator shall not be required to perform directed inventories more frequently than once every five (5) years. Directed inventories shall be commenced within one hundred eighty (180) days after   the Operator receives written notice that a majority in interest of the Non-Operators has requested the inventory. All Parties shall be governed by the results of any directed inventory.

Expenses of directed inventories will be borne by the Joint Account; provided, however, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Party incurring such costs. The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Any anticipated disproportionate or extraordinary costs should be discussed and agreed upon prior to commencement of the inventory. Expenses of directed inventories may include the following:

A.     A per diem rate for each inventory person, representative of actual salaries, wages, and payroll burdens and benefits of the   personnel performing the inventory or a rate agreed to by the Parties pursuant to Section I.6.A (General Matters). The per diem rate shall also be applied to a reasonable number of days for pre-inventory work and report preparation.

B.      Actual transportation costs and Personal Expenses for the inventory team.

C.      Reasonable charges for report preparation and distribution to the Non-Operators.

2.     NON-DIRECTED INVENTORIES

A.    OPERATOR INVENTORIES

Physical inventories that are not requested by the Non-Operators may be performed by the Operator, at the Operator’s discretion. The expenses of conducting such Operator-initiated inventories shall not be charged to the Joint Account.

B.    NON-OPERATOR INVENTORIES

Subject to the terms of the Agreement to which this Accounting Procedure is attached, the Non-Operators may conduct a physical inventory at reasonable times at their sole cost and risk after giving the Operator at least ninety (90) days prior written notice. The Non-Operator inventory report shall be furnished to the Operator in writing within ninety (90) days of completing the inventory fieldwork.

C.    SPECIAL INVENTORIES

The  expense  of  conducting  inventories  other  than  those  described  in  Sections  V.1  (Directed  Inventories),  V.2.A     (Operator Inventories),  or  V.2.B  (Non-Operator  Inventories),  shall be charged  to the Party requesting such  inventory;  provided,   however, inventories required due to a change of Operator shall be charged to the Joint Account in the same manner as described in Section

V.1  (Directed Inventories).

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EXHIBIT "D"

Attached to and made a part of that certain Joint Operating Agreement dated effective _______, by and among ____________, as Operator,

and _______________, as Non-Operators.

The Operator shall carry insurance at the expense of and for the benefit of the joint account covering Operator's operations upon the Contract Area subject to the Operating Agreement to which this Exhibit "D" is attached as follows:

a)    Workers' compensation insurance: In compliance with the workers' compensation laws of the State of Texas, including employer's liability with minimum limits of $[●].

b)    Commercial general liability insurance: A limit of $[●] each occurrence for bodily injuries, $[●] aggregate. Property damage liability limit being $[●] each occurrence, $[●] aggregate.

c)    Business automobile liability insurance.  Limits of bodily injury $[●] each person; $[●] each occurrence; property damage $[●] each occurrence.

During drilling operations, Operator shall also carry Operator's Extra Expense insurance including coverage for well seepage, pollution, cleanup and containment and evacuation expenses.  The limit of such insurance is $[●] for any one occurrence.

The insurance provided for herein for the benefit of the joint account provides for certain deductibles and or retentions to be borne by the insured parties.  In the event a claim is made by the Operator on behalf of the joint account, and the insurance proceeds are subject to reduction as a result of a deductible and/or retention, said deductible/retention amount shall be a direct charge to the joint account.

No other insurance will be required other than as set forth above.  Premiums associated with the insurance for the benefit of the joint account shall be charged to the joint account.  Any party may at its own expense acquire such other insurance it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations hereunder.

Operator and each Non-Operator agree to mutually waive subrogation in favor of each other on all insurance carried by each party and/or obtain such waiver from the insurance carrier if so required by the insurance contract.

1

~~INSTRUCTIONS FOR USE OF GAS BALANCING AGREEMENT FORM~~

~~GENERAL~~

~~This Gas Balancing Agreement form is intended to be used as Exhibit "E" to the 1977, 1982 and 1989 A.A.P.L. Form  610 Model Form Operating Agreements. It is also generally suitable for use with other forms of operating agreements.  However, before using this form, both it and the operating agreement in question should be reviewed and revised as required  to ensure consistency.~~

~~If this form is used as an exhibit to an A.A.P.L. Form 610 Model Form Operating Agreement or other operating agreement, the provisions in Section 15 (Counterparts), the "IN WITNESS WHEREOF" paragraph on page 6 and the signature lines and acknowledgments on page 7 should be omitted.~~

~~This Gas Balancing Agreement may also be executed as a separate agreement for properties covered by an existing operating agreement where there is no gas balancing agreement or where the one employed is deemed inadequate. In that event, the properties subject to the form will have to be described, and the provisions of Section 15 (Counterparts), the "IN~~

~~WITNESS WHEREOF" on page 6 and the signature lines and acknowledgments will have to be employed.~~

~~The description of the area covered by the Agreement may be included in the definition of the Balancing Area in Section 1.02. Care should be taken in drafting this description, however, because it may be desirable to cover more than one Balancing Area. Such a definition might, for example, read as follows:~~

~~Each well subject to that Operating Agreement dated            , covering                   that produces gas or is allocated a share of gas production. If a single well is completed in two or more reservoirs, such well shall be considered a separate well with respect to, but only with respect to, each reservoir from which the gas production is not commingled in the wellbore.~~

~~This Gas Balancing Agreement contains both "alternative" and "optional" provisions. In the case of alternative provisions, it will generally be necessary to select one alternative in order to make the Gas Balancing Agreement effective. Provisions which are designated as optional (or as Option 1, 2, etc.) may or may not be used. Note that, in order for an Alternative or Option to be selected and effective, it must be checked. If, however, an Alternative is not selected, "Alternative 1" in each instance will be deemed to have been adopted by the Parties, but if an Option is not selected, it will not form a part of the Gas Balancing Agreement. See Section 12.6.~~

~~HEADING - Indicate the applicable Operating Agreement and other information. If the Gas Balancing Agreement is to be used without an Operating Agreement, the heading on page 1 should be modified appropriately, and the following references to the "Operating Agreement" should be deleted or modified appropriately: Section 1.12; Section 7.1; Section 9; Section 12.4; Section 13.1; and Section 13.2.~~

~~SECTION 1.02 - Select the Balancing Area to be used, or insert a description of the Balancing Area. As a general rule, the use of a mineral lease as a Balancing Area will only be appropriate in certain situations involving offshore wells.~~

~~SECTION 1.16 - This definition should be used only if one of the optional seasonal limitation provisions in Section 4.2 is employed. The specific months during which makeup is to be restricted should be included, e.g., "the months of November,~~

~~December, and the following January and February."~~

~~SECTION 2.1 - The parties should decide whether the basis of balancing in the Balancing Area will be in Mcfs or MMBtus. One of the two Alternatives stipulated MUST be selected to avoid an automatic election that Alternative 1 applies.~~

~~SECTION 2.2 - Since most gas is now decontrolled, the primary purpose of this provision is to provide for separate application of the form to different price categories in the event that price controls are imposed in the future by governmental entity.~~

~~SECTION 3.5 - This provision is intended to limit Overproduction in order to keep a Party from getting too far out of balance. It should be noted that this Section will only have an impact if a Party owns less than a 1/3 working interest in the Balancing Area, since under it a party owning a 1/3 interest will be entitled to take 300%, x 1/3 = 100%.~~

~~SECTION 4.1 - Select the number of days' notification that an Underproduced Party must give prior to making up Gas. Also, indicate the percentage of each Overproduced Parties' Gas that Underproduced Parties will be allowed to make up. The percentages should be identical.~~

~~SECTION 4.2 - The form sets out two Options for imposing seasonal limitations on making up Gas. It should be noted that it is NOT required that any seasonal limitation be included. If Option 1 is selected, select the number of months prior to the Winter Period that will be used to determine how much Gas an Underproduced Party may make up during the Winter Period. This number and the number of months in the Winter Period (as defined in Section 1.16) should add up to 12 or less. If Option 2 is selected, indicate the percentage of an Overproduced Party's Gas that an Underproduced Party may make up during the Winter Period. This percentage should be lower than the percentage set out in Section 4.1.~~

~~SECTION 4.3 - Select the percentage of an Overproduced Party's Gas which it should be required to make available for make up once it has produced all of its share of ultimately recoverable reserves. This percentage should be greater than the percentage set out in Section 4.1.~~

2

~~SECTION 6.2 - One of the two Alternatives stipulated MUST be selected as the basis upon which Royalty is to be calculated and paid in order to avoid an automatic election that Alternative 1 applies.~~

~~SECTION 7.3 - One of the two Alternatives stipulated for payment of amounts due under a cash settlement MUST be selected in order to avoid an automatic election that Alternative 1 applies. Note that Section 7.3.1 is optional, and may ONLY be used with Section 7.3, Alternative 2.~~

~~SECTION 7.4 - One of the two alternatives stipulated for determining proceeds received by an Overproduced Party for cash settlement purposes MUST be selected in order to avoid an automatic election that Alternative 1 applies.~~

~~SECTION 7.5.1 through 7.5.2 - Before selecting any of these provisions, the Parties should review the relevant gas processing arrangements for the Gas. Section 7.5.2, Option 1, contemplates that all wellhead MMBtus of Overproduction(will be valued at the gas price per MMBtu received by the Overproduced Party, without regard to whether any of the gas may have been processed. Section 7.5.2, Option 2, on the other hand, would include any enhanced or impaired values resulting from processing in calculating a valuation for the Overproduction. Note that if Section 7.5.2, Option 1, is selected, and residue gas to be sold on an MMBtu basis, it will be necessary to measure the number of MMBtus produced at the well (even if the parties have elected to balance on Mcfs), in order to determine the total value of Overproduction.~~

~~SECTION 7.7 - Select the interest rate payable for unpaid amounts owed pursuant to a cash settlement.~~

~~SECTION 7.9 - In the event that the parties anticipate that Overproduction may be subject to a potential refund by an appropriate governmental authority, the Parties may choose this provision.~~

~~SECTION 7.10- If the Parties adopt this provision, an Overproduced Party may make a cash settlement with Underproduced Parties for all or part of outstanding gas imbalances as often as once every twenty-four (24) months.~~

~~SECTION 8 - Select the number of days' prior notification required for well tests, as well as the length of such tests.~~

~~SECTION 12.9 - Select the appropriate method for computing and reporting income to the Internal Revenue Service based on the "entitlements" or "sales" methods.~~

~~SECTION 13 - The purpose of this Section is to stipulate the rights of Parties in the event that any Party sells, exchanges, transfers or assigns its interest in the Balancing Area. Section 13.2 gives the Underproduced Party an option to demand a cash settlement if an Overproduced Party sells its interest, and the number of days' notice and response should be selected to implement this procedure.~~

~~SECTION 14 - This provision is intended to provide the Parties an opportunity to modify or supplement any of the Gas balancing Agreement's provisions.~~

~~SECTION 15 - This provision is to be utilized ONLY if the Gas Balancing Agreement is NOT agreed to contemporaneously with the execution of an A.A.P.L. Form 610 Model Form Operating Agreement or another suitable operating agreement. If the Gas Balancing Agreement is agreed to contemporaneously with any such operating agreement, Section 15 should be omitted. Otherwise, the Parties must determine the appropriate Percentage Interest which must execute the form to make it effective and the date by which such interests must execute it.~~

~~SIGNATURE ELEMENT - The "IN WITNESS WHEREOF," signature and attest/witness elements are ONLY to be utilized if the Gas Balancing Agreement is NOT agreed to contemporaneously with the execution of an A.A.P.L. Form 610 Model Form Operating Agreement or another suitable operating agreement. If the Gas Balancing Agreement is agreed to contemporaneously with any such operating agreement, the "IN WITNESS WHEREOF," signature and attest/witness elements should be omitted. Otherwise, these items should be completed in an appropriate fashion, and any appropriate amendment made to the heading of the Gas Balancing Agreement.~~

3

NOTE:  Instructions For Use of Gas Balancing Agreement MUST be reviewed before finalizing this document.

EXHIBIT "E"

GAS BALANCING AGREEMENT ("AGREEMENT")

ATTACHED TO AND MADE PART OF THAT CERTAIN

OPERATING AGREEMENT DATED                                                                                              BY AND BETWEEN                                                              ,  as Operator                                                          AND, as Non Operators                                                                                                                 ("OPERATING AGREEMENT") RELATING TO THE                                           AREA, [Maverick, Dimmit, Webb, LaSalle] COUNTY/PARISH, STATE OF Texas.

1.     DEFINITIONS

The following definitions shall apply to this Agreement:

1.01    "Arm's Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

1.02    "Balancing Area" shall mean (select one):

☐    each well subject to the Operating Agreement that produces Gas or is allocated a share of Gas production. If a single well is completed in two or more producing intervals, each producing interval from which the Gas production is not commingled in the wellbore shall be considered a separate well.

☑    all of the acreage and depths subject to the Operating Agreement.

☐

1.03 "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

1.04 "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

1.05 "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section 4.1 hereof.

4

1.06 "Mcf" shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

1.07 "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

1.08 "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

1.09 "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

1.10 "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

1.11 "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

1.12 "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

1.13 "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

1.14 "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

1.15 "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

~~1.16   ☐ (Optional) "Winter Period" shall mean the month(s) of                                                             in one calendar year and the month(s) of                                                                     in the succeeding calendar year.~~

2.    BALANCING AREA

2.1  If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in (Alternative 1) ☐ Mcfs or (Alternative 2) ☑ MMBtus.

2.2  In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3.    RIGHT OF PARTIES TO TAKE GAS

3.1   Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified, of the volumes             nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to

5

meet all nomination and other             requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

3.2   Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

3.3   When a Party fails for any reason to take its Full Share of Current Production (as such Share may be reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interests in the Balancing Area bear to the total Percentage Interests of such Parties.

3.4   All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

3.5   Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area's then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

3.6   In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, ~~but in no event for a period in excess of one year~~. Notwithstanding the provisions of Article 3.4 hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

4.    IN-KIND BALANCING

4.1   Effective the first day of any calendar month following atleast    twenty             (20) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 3.3 of this Agreement, a share of current production determined by multiplying    twenty-five             percent (    25%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than    twenty-five             percent (    25%) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

6

~~4.2 ☐ (Optional - Seasonal Limitation on Makeup - Option 1) Notwithstanding the provisions of Section 4.1, the average monthly amount of Makeup Gas taken by an Underproduced Party during the Winter Period pursuant to Section 4.1 shall not exceed the average monthly amount of Makeup Gas taken by such Underproduced Party during the ( ) months immediately preceding the Winter Period.~~

~~4.2 ☐ (Optional - Seasonal Limitation on Makeup - Option 2) Notwithstanding the provisions of Section 4.1, no Overproduced Party will be required to provide more than percent ( %) of its Full Share of Current Production for Makeup Gas during the Winter Period.~~

4.3   ☑ (Optional) Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or  (insofar as concerns production by the Operator) any Underproduced Party, determines in good faith that an Overproduced  Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may  be required to make available for Makeup Gas, upon the demand of the Operator or any Underproduced Party, up to __________________________ percent (    100%) of such Overproduced Party's Full Share of Current Production.

5.    STATEMENT OF GAS BALANCES

5.1   The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within / ninety (90) ~~forty-five (45~~) days  after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of  Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between  the volume taken by each Party and that Party's Full Share of Current Production, (4) the Overproduction or  Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum  Accountants Societies Bulletin No.24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to  the Operator any data required by the Operator for preparation of the statements required hereunder.

5.2   If any Party fails to provide the data required herein for four (4) consecutive production months, the Operator, or  where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation  volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and  during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit  will be charged to the account of the Party failing to provide the required data.

6.    PAYMENTS ON PRODUCTION

6.1   Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

~~6.2   ☐ (Alternative 1 - Entitlements) Each Party shall pay or cause to be paid all Royalty due with respect to Royalty owners to whom it is accountable as if such Party were taking its Full Share of Current Production, and only its Full Share of Current Production.~~

~~6.2.1 ☐ (Optional - For use only with Section 6.2 - Alternative I - Entitlement) Upon written request of a Party taking less than its Full Share of Current Production in a given month ("Current Underproducer"), any Party taking more than its Full Share of Current Production in such month ("Current Overproducer") will pay to such Current Underproducer an amount each month equal to the Royalty percentage of the proceeds received by the Current Overproducer for that portion of the Current Underproducer's Full Share of Current Production taken by the Current Overproducer; provided, however, that such payment will not exceed the Royalty percentage that is common to all Royalty burdens in the Balancing Area. Payments made pursuant to this Section 6.2.1 will be deemed payments to the Underproduced Party's Royalty owners for purposes of Section 7.5.~~

6.2   ☑ (Alternative 2 - Sales) Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to  whom it is accountable based on the volume of Gas actually taken for its account.

7

6.3   In the event that any governmental authority requires that Royalty payments be made on any other basis than that  provided for in this Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date  required by such governmental authority, and the method provided for herein shall be thereby superseded.

7.    CASH SETTLEMENTS

7.1   Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination  of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken  from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash  settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

7.2   Within / ninety (90) ~~sixty (60)~~ days after the notice calling for cash settlement under Section 7.1, the Operator will distribute to each  Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each  Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology  set out in Section 7.4.

7.3   ☑ (Alternative I - Direct Party-to-Party Settlement) Within / ninety (90)~~sixty (60)~~ days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

~~7.3   ☐ (Alternative 2 - Settlement Through Operator) Within sixty (60) days after receipt of the Final Gas Settlement  Statement, each Overproduced Party will send its cash settlement, accompanied by appropriate accounting detail, to the  Operator. The Operator will distribute the monies so received, along with any settlement owed by the Operator as an  Overproduced Party, to each Underproduced Party to whom settlement is due within ninety (90) days after issuance of the  Final Gas Settlement Statement. In the event that any Overproduced Party fails to pay any settlement due hereunder, the  Operator may turn over responsibility for the collection of such settlement to the Party to whom it is owed, and the Operator  will have no further responsibility with regard to such settlement.~~

~~7.3.1    ☐ (Optional - For use only with Section 7.3, Alternative 2 - Settlement Through Operator) Any Party shall have  the right at any time upon thirty (30) days' prior written notice to all other Parties to demand that any settlements due such  Party for Overproduction be paid directly to such Party by the Overproduced Party, rather than being paid through the  Operator. In the event that an Overproduced Party pays the Operator any sums due to an Underproduced Party at any time  after thirty (30) days following the receipt of the notice provided for herein, the Overproduced Party will continue to be liable  to such Underproduced Party for any sums so paid, until payment is actually received by the Underproduced Party.~~

7.4   ☑ (Alternative 1 - Historical Sales Basis) The amount of the cash settlement will be based on the proceeds  received by the Overproduced Party under an Arm's Length Agreement for the Gas taken from time to time by the  Overproduced Party in excess of the Overproduced Party's Full Share of Current Production. Any Makeup Gas taken by the  Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the  order of accrual.

~~7.4   ☐ (Alternative 2 - Most Recent Sales Basis) The amount of the cash settlement will be based on the proceeds  received by the Overproduced Party under an Arm's Length Agreement for the volume of Gas that constituted Overproduction  by the Overproduced Party from the Balancing Area. For the purpose of implementing the cash settlement provision of the  Section 7, an Overproduced Party will not be considered to have produced any of an Underproduced Party's share of Gas until  the Overproduced Party has produced cumulatively all of its Percentage Interest share of the Gas ultimately produced from the  Balancing Area.~~

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7.5   The values used for calculating the cash settlement under Section 7.4 will include all proceeds received for the sale of the  Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any  Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party's Royalty obligation, as well as any / post-production expenses, such as reasonable marketing, compression,  treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

~~7.5.1    ☐ (Optional - For Valuation Under Percentage of Proceeds Contracts) For Overproduction sold under a gas  purchase contract providing for payment based on a percentage of the proceeds obtained by the purchaser upon resale of  residue gas and liquid hydrocarbons extracted at a gas processing plant, the values used for calculating cash settlement will  include proceeds received by the Overproduced Party for both the liquid hydrocarbons and the residue gas attributable to the  Overproduction.~~

~~7.5.2    ☐ (Optional - Valuation for Processed Gas - Option 1) For Overproduction processed for the account of the  Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction  will be valued for purposes of cash settlement at the prices received by the Overproduced Party for the sale of the residue gas  attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been  extracted from the Overproduction.~~

7.5.2    ☑ (Optional - Valuation for Processed Gas - Option 2) For Overproduction processed for the account of the  Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the values used for calculating cash  settlement will include the proceeds received by the Overproduced Party for the sale of the liquid hydrocarbons extracted from  the Overproduction, less the actual reasonable costs incurred by the Overproduced Party to process the Overproduction and to  transport, fractionate and handle the liquid hydrocarbons extracted therefrom prior to sale.

7.6   To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash  settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the  Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event  that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be  based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing  bulletin.

7.7   Interest compounded at the rate of prime+one percent(1%)~~percent (             %)~~ per annum or the maximum lawful  rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1 beginning  the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Operator or any  Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3  contributed to the accrual of the interest.

7.8   In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party  an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the  Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be  furnished within sixty (60) days after the Overproduced Party's offer to settle in kind, which period may be extended by  agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an  in-kind settlement offer under this Section 7.8 will not delay the accrual of interest on the cash settlement should the Parties  fail to reach agreement on an in-kind settlement.

~~7.9   ☐ (Optional - For Balancing Areas Subject to Federal Price Regulation) That portion of any monies collected by an  Overproduced Party for Overproduction which is subject to refund by orders of the Federal Energy Regulatory Commission or  other governmental authority may be withheld by the Overproduced Party until such prices are fully approved by such  governmental authority, unless the Underproduced Party furnishes a corporate undertaking, acceptable to the Overproduced  Party, agreeing to hold the Overproduced Party harmless from financial loss due to refund orders by such governmental  authority.~~

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7.10   ☑ (Optional - Interim Cash Balancing) At any time during the term of this Agreement, any Overproduced Party  may, in its sole discretion, make cash settlement(s) with the Underproduced Parties covering all or part of its outstanding Gas  imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on the relative  imbalances of the Underproduced Parties, and provided further that such settlements may not be made more often than once  every twenty-four (24) months. Such settlements will be calculated in the same manner provided above for final cash  settlements. The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty (30)  days after the settlement is made.

8.    TESTING

Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to  produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s)  required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to  conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only  after    thirty             (30) days' prior written notice to the Operator and shall last no longer than    seventy-two             (72) hours.

9.     OPERATING COSTS

Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and  liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating  Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in  proportion to its Percentage Interest in the Balancing Area.

10.    LIQUIDS

The / Operator shall market and settle, for the joint account, liquid hydrocarbons recovered with Gas production by field equipment and the Parties shall share proportionately in and own all liquid hydrocarbons ~~recovered with Gas by field equipment operated for the joint account~~ in accordance with their Percentage Interests in the Balancing Area.

11.    AUDIT RIGHTS

Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further  notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar  year in which any information to be furnished under Section 5 or 7 hereof is supplied, any Party shall have the right to audit  the records of any other Party regarding quantity, including but not limited to information regarding Btu-content.  Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any  cash settlement is received pursuant to Section 7 to audit the records of any Overproduced Party as to all matters concerning  values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such  audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable  notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to  maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations,  along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this  Section 11 shall be in addition to those provided for in Section 5.2 of this Agreement.

12.     MISCELLANEOUS

12.1   As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

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12.2   Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for  any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such  indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under  the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

12.3   Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this  Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in  connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or  willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party, (other  than Operator) to pay any amounts owed pursuant to the terms hereof.

12.4   This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and  effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to  the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives  and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of  any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of  any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

12.5   Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

~~12.6 In the event that any "Optional" provision of this Agreement is not adopted by the Parties to this Agreement by a typed, printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in such event. In the event that any "Alternative" provision of this Agreement is not so adopted by the Parties, Alternative 1 in each such instance shall be deemed to have been adopted by the Parties as a result of any such omission. In those cases where it is indicated that an Optional provision may be used only if a specific Alternative is selected: (i) an election to include said Optional provision shall not be effective unless the Alternative in question is selected; and (ii) the election to include said Optional provision must be expressly indicated hereon, it being understood that the selection of an Alternative either expressly or by default as provided herein shall not, in and of itself, constitute an election to include an associated Optional provision.~~

12.7   This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

12.8   If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

12.9   In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service (select one) ~~ as if such Party were taking its Full Share of Current Production during each relevant tax period in accordance with such regulations, insofar as same relate to entitlement method tax computations; or~~ ☑ based on the quantity of Gas taken for its account in accordance with such regulations, insofar as same relate to sales method tax computations           .

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13.         ASSIGNMENT AND RIGHTS UPON ASSIGNMENT

13.1   Subject to the provisions of Sections 13.2 (if elected) and 13.3 hereof, and notwithstanding anything in this Agreement  or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its  working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other  act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the  Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any  monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall  thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other  transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

13.2   ☑ (Optional - Cash Settlement Upon Assignment) Notwithstanding anything in this Agreement (including but not  limited to the provisions of Section 13.1 hereof) or in the Operating Agreement to the contrary, and subject to the provisions  of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its  interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are  Parties hereto in such Balancing Area of such fact at least    fifteen             (15) days prior to closing the  transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within     thirty             (30) days after receipt of the Overproduced Party's notice, a cash settlement of its  Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement  pursuant to this Section 13, and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash  settlement pursuant to this Section 13 shall be paid by the Overproduced Party on or before the earlier to occur (i) of sixty (60)  days after receipt of the Underproduced Party's demand or (ii) at the closing of the transaction in which the Overproduced  Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in  Sections 7.3 through 7.6 hereof, and shall bear interest at the rate set forth in Section 7.7 hereof, beginning sixty (60) days  after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not  paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the  Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the  Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party's Underproduction in accordance  with the provisions of Section 13.1 hereof.

13.3   The provisions of this Section 13 shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

14.     OTHER PROVISIONS

~~15.     COUNTERPARTS~~

~~This Agreement may be executed in counterparts, each of which when taken with all other counterparts shall constitute a binding agreement between the Parties hereto; provided, however, that if a Party or Parties owning a Percentage Interest in the Balancing Area equal to or greater than a percent (      %) therein fail(s) to execute this Agreement on or before, this Agreement shall not be binding upon any Party and shall be of no further force and effect.~~

~~IN WITNESS WHEREOF, this Agreement shall be effective as of the        day of                       ,           .~~

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~~ATTEST OR WITNESS:~~	~~OPERATOR~~

~~BY:~~

~~Type or print name~~
~~Title~~
~~Date~~
~~Tax ID or S.S. No.~~
~~NON-OPERATORS~~

~~BY:~~

~~Type or print name~~
~~Title~~
~~Date~~
~~Tax ID or S.S. No.~~

~~BY:~~

~~Type or print name~~
~~Title~~
~~Date~~
~~Tax ID or S.S. No.~~

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~~ACKNOWLEDGMENTS~~

~~Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.~~

~~Individual acknowledgment:~~

~~State of                               )~~

                                           ~~) ss.~~

~~County of                            )~~

~~This instrument was acknowledged before me on~~

~~by~~

~~(Seal, if any)~~

~~Title (and Rank)~~

~~My commission expires:~~

~~Acknowledgment in representative capacity:~~

~~State of )~~
 ~~) ss.~~
~~County of )~~

~~This instrument was acknowledged before me on                                  by              as           of            . (Seal, if any)~~

~~Title (and Rank)~~

~~My commission expires:~~

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EXHIBIT "F"

Attached to and made a part of that certain Operating Agreement dated effective ________, by and among __________, as Operator,

and _________________, as Non-Operators.

NON-DISCRIMINATION AND CERTIFICATION OF

NON-SEGREGATED FACILITIES

One or more parties to the attached Operating Agreement may be a Government Contractor as defined by law and therefore be required to obtain certification of compliance with certain applicable federal laws, orders, and regulations vendors, suppliers, parties, contractors, and subcontractors with whom they do business.

To ensure compliance with such requirements, Operator hereby agrees to materially comply with the following provisions contained in the Code of Federal Regulations (to the extent such provisions are applicable to Operator and unless Operator is exempted by applicable law), which are incorporated herein by reference:  41 C.F.R. § 60 - 1.4(a) (Equal Employment Opportunity); 41 C.F.R. § 60-741.5(a) (Equal Employment Opportunity for Workers with Disabilities); 41 C.F.R. 60-300.5(a) (Equal Opportunity for Disabled and Other Protected Veterans);

In addition, Operator hereby certifies that it: (a) has developed a written Affirmative Action Compliance Program consistent with the rules and regulations published by the Department of Labor in 41 C.F.R. § 60; (b) files an annual Employer Information Report EEO-1 Standard Form 100 in accordance with 41 C.F.R. § 60-1.7; and (c) that it does not, and will not maintain any facilities for employees in a segregated manner or permit its employees to perform their services at any location under its control, where segregated facilities are maintained, in accordance with 41 C.F.R. § 60-1.8.

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Exhibit “H”

Attached to and made a part of that certain Joint Operating Agreement dated [_______], by and among

[______], as Operator and  [____________________], as Non-Operators

MODEL FORM RECORDING SUPPLEMENT TO

OPERATING AGREEMENT AND FINANCING STATEMENT

THIS AGREEMENT, entered into by and between            , hereinafter referred to as “Operator,” and the signatory party or parties other than Operator, hereinafter referred to individually as “Non-Operator,” and collectively as “Non-Operators.”

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit “A” (said land, Leases and Interests being hereinafter called the “Contract Area”), and in any instance in which the Leases or Interests of a party are not of record, the record owner and the party hereto that owns the interest or rights therein are reflected on Exhibit “A”;

WHEREAS, the parties hereto have executed an Operating Agreement dated               (herein the “Operating Agreement”), covering the Contract Area for the purpose of exploring and developing such lands, Leases and Interests for Oil and Gas; and

WHEREAS, the parties hereto have executed this agreement for the purpose of imparting notice to all persons of the rights and obligations of the parties under the Operating Agreement and for the further purpose of perfecting those rights capable of perfection.

NOW, THEREFORE, in consideration of the mutual rights and obligations of the parties hereto, it is agreed as follows:

1.   This agreement supplements the Operating Agreement, which Agreement in its entirety is incorporated herein by reference, and all terms used herein shall have the meaning ascribed to them in the Operating Agreement.

2.   The parties do hereby agree that:

A.   The Oil and Gas Leases and/or Oil and Gas Interests of the parties comprising the Contract Area shall be subject to and burdened with the terms and provisions of this agreement and the Operating Agreement, and the parties do hereby commit such Leases and Interests to the performance thereof.

B.    The exploration and development of the Contract Area for Oil and Gas shall be governed by the terms and provisions of the Operating Agreement, as supplemented by this agreement.

C.    All costs and liabilities incurred in operations under this agreement and the Operating Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties hereto, as provided in the Operating Agreement.

D.    Regardless of the record title ownership to the Oil and Gas Leases and/or Oil and Gas Interests identified on Exhibit “A,” all production of Oil and Gas from the Contract Area shall be owned by the parties as provided in the Operating Agreement; provided nothing contained in this agreement shall be deemed an assignment or cross-assignment of interests covered hereby.

E.    Each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area as provided in the Operating Agreement.

F.    An overriding royalty, production payment, net profits interest or other burden payable out of production hereafter created, assignments of production given as security for the payment of money and those overriding

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royalties, production payments and other burdens payable out of production heretofore created and defined as Subsequently Created Interests in the Operating Agreement shall be (i) borne solely by the party whose interest is burdened therewith, (ii) subject to suspension if a party is required to assign or relinquish to another party an interest which is subject to such burden, and (iii) subject to the lien and security interest hereinafter provided if the party subject to such burden fails to pay its share of expenses chargeable hereunder and under the Operating Agreement, all upon the terms and provisions and in the times and manner provided by the Operating Agreement.

G.   The Oil and Gas Leases and/or Oil and Gas Interests which are subject hereto may not be assigned or transferred except in accordance with those terms, provisions and restrictions in the Operating Agreement regulating such transfers.

This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, devisees, legal representatives, and assigns, and the terms hereof shall be deemed to run with the leases or interests included within the lease Contract Area.

H.   The parties shall have the right to acquire an interest in renewal, extension and replacement leases, leases proposed to be surrendered, wells proposed to be abandoned, and interests to be relinquished as a result of non-participation in subsequent operations, all in accordance with the terms and provisions of the Operating Agreement.

I.    The rights and obligations of the parties and the adjustment of interests among them in the event of a failure or loss of title, each party’s right to propose operations, obligations with respect to participation in operations on the Contract Area and the consequences of a failure to participate in operations, the rights and obligations of the parties regarding the marketing of production, and the rights and remedies of the parties for failure to comply with financial obligations shall be as provided in the Operating Agreement.

J.    Each party’s interest under this agreement and under the Operating Agreement shall be subject to relinquishment for its failure to participate in subsequent operations and each party’s share of production and costs shall be reallocated on the basis of such relinquishment, all upon the terms and provisions provided in the Operating Agreement.

K.   All other matters with respect to exploration and development of the Contract Area and the ownership and transfer of the Oil and Gas Leases and/or Oil and Gas Interest therein shall be governed by the terms and provisions of the Operating Agreement.

3.     The parties hereby grant reciprocal liens and security interests as follows:

A.    Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement and the Operating Agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid under this agreement and the Operating Agreement, the assignment or relinquishment of interest in Oil and Gas Leases as required under this agreement and the Operating Agreement, and the proper performance of operations under this agreement and the Operating Agreement. Such lien and security interest granted by each party hereto shall include such party’s leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement and the Operating Agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from the sale of

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production at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

B.    Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement and the Operating Agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement and the Operating Agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by the Operating Agreement and this instrument as to all obligations attributable to such interest under this agreement and the Operating Agreement whether or not such obligations arise before or after such interest is acquired.

C.    To the extent that the parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interest or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party’s share of Oil and Gas until the amount owed by such party, plus interest, has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

D.    If any party fails to pay its share of expenses within one hundred-twenty (120) days after rendition of a statement therefor by Operator the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in this paragraph 3 and in the Operating Agreement, and each paying party may independently pursue any remedy available under the Operating Agreement or otherwise.

E.    If any party does not perform all of its obligations under this agreement or the Operating Agreement, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement or the Operating Agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder or under the Operating Agreement, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

F.    The lien and security interest granted in this paragraph 3 supplements identical rights granted under the Operating Agreement.

G.    To the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics’ or materialmen’s lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due under this agreement and the Operating Agreement for services performed or materials supplied by Operator.

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H.    The above described security will be financed at the wellhead of the well or wells located on the Contract Area and this Recording Supplement may be filed in the land records in the County or Parish in which the Contract Area is located, and as a financing statement in all recording offices required under the Uniform Commercial Code or other applicable state statutes to perfect the above-described security interest, and any party hereto may file a continuation statement as necessary under the Uniform Commercial Code, or other state laws.

4.    This agreement shall be effective as of the date of the Operating Agreement as above recited. Upon termination of this agreement and the Operating Agreement and the satisfaction of all obligations thereunder, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator’s interest, upon the request of Operator, if Operator has complied with all of its financial obligations.

5.    This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns. No sale, encumbrance, transfer or other disposition shall be made by any party of any interest in the Leases or Interests subject hereto except as expressly permitted under the Operating Agreement and, if permitted, shall be made expressly subject to this agreement and the Operating Agreement and without prejudice to the rights of the other parties. If the transfer is permitted, the assignee of an ownership interest in any Oil and Gas Lease shall be deemed a party to this agreement and the Operating Agreement as to the interest assigned from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party under this agreement or the Operating Agreement with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted under this agreement and the Operating Agreement in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. of the Operating Agreement and hereby shall continue to burden the interest transferred to secure payment of any such obligations.

6.    In the event of a conflict between the terms and provisions of this agreement and the terms and provisions of the Operating Agreement, then, as between the parties, the terms and provisions of the Operating Agreement shall control.

7.    This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit “A” as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. In the event that any provision herein is illegal or unenforceable, the remaining provisions shall not be affected, and shall be enforced as if the illegal or unenforceable provision did not appear herein.

8.     Other provisions.

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              ~~, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610RS-1989 Model  Form Recording Supplement to Operating Agreement and Financing Statement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles         , have been made to the form.~~

IN WITNESS WHEREOF, this agreement shall be effective as of the                 day of              ,                .

OPERATOR

ATTEST OR WITNESS

By:
Type or Print Name
Title:
Date:
Address:

NON-OPERATORS

ATTEST OR WITNESS

By:
Type or Print Name
Title:
Date:
Address:

ATTEST OR WITNESS

By:
Type or Print Name
Title:
Date:
Address:

ATTEST OR WITNESS

By:
Type or Print Name
Title:
Date:
Address:

20

ACKNOWLEDGMENTS

~~NOTE:~~

~~The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.~~

~~Individual Acknowledgment~~

~~State of                       §~~

                                   ~~§ ss.~~

~~County of                   §~~

~~This instrument was acknowledged before me on                              by          (Seal, if any)~~

~~Title (and Rank)~~

~~My commission expires:~~

~~Acknowledgment in Representative Capacity~~

State of                                 §

                                             § ss.

County of                              §

This instrument was acknowledged before me on                                by                     as              of             .

(Seal, if any)

Title (and Rank)

My commission expires:

21

ACKNOWLEDGEMENTS

State of Texas                      §

                                             § ss.

County of Harris                  §

This instrument was acknowledged before me on                       by            as  [          ] of                    .

(Seal, if any)

Title (and Rank)

My commission expires:

State of Texas                      §

                                             § ss.

County of                             §

This instrument was acknowledged before me on                                by               as [             ] of               .

(Seal, if any)

Title (and Rank)

My commission expires:

22

Exhibit C

AMI & Core Area

EagleFord
AMI
Core Area
ZAVALA
FRIO
MAVERICK
DIMMIT
LA SALLE
WEBB
10
Miles

23

Exhibit D

Form of Assignment

CONVEYANCE, ASSIGNMENT AND BILL OF SALE

This CONVEYANCE, ASSIGNMENT AND BILL OF SALE (“Conveyance”) is executed this ___ day of _________, 20__ (the “Execution Date”), and made effective as of 9:00 A.M., Eastern Time, on the ___ day of _________, 20__ (the “Effective Time”) by and between ________________, a ______________, having as its address _______________ (“Assignor”), and ________________, a ______________, having as its address _______________ (“Assignee”).  Assignor, on the one hand, and Assignee, on the other hand, are sometimes referred to herein each individually as a “Party” and collectively as the “Parties”.  Capitalized terms used but not defined herein shall have the meanings set forth in that certain Joint Development Agreement dated as of January [●], 2017, by and between SN EF Maverick, LLC (“SN”), SN EF UnSub, LP (“SN UnSub”), and Aguila Production, LLC (“Blackstone”) (the “Joint Development Agreement”).

ARTICLE I
GRANTING AND RESERVATION CLAUSES; HABENDUM CLAUSE

1.1     Grant.  Assignor, for and in consideration of $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, transfers, bargains, sells, conveys, assigns and delivers unto Assignee an undivided [●] percent of all of Assignor’s existing right, title and interest in and to the following, but only with respect to the rights and obligations arising thereunder from and after the Effective Time and less and except the Excluded Assets (as hereinafter defined) (the “Assigned Assets”):

(a)           [________]1

1 NTD: Definition of “Assigned Assets” to conform to the specific Acquisition under the Joint Development Agreement giving rise to this Conveyance, and any conveyancing instruments included in such transaction, in order to transfer Assignee its proportionate interest in all such assets.

1.2     Habendum.  TO HAVE AND TO HOLD the Assigned Assets, together with all rights and appurtenances in any way belonging thereto, unto Assignee and its respective successors and assigns forever, subject, however, to the terms and conditions of this Conveyance, including Section 3.1.

ARTICLE II
Special Warranty; DISCLAIMERS; Target Formation

2.1     Special Warranty.  Assignor hereby warrants and forever defends all and singular title to the Assigned Assets unto Assignee, its successors and assigns, solely against all and singular persons claiming or to claim the same or any part thereof, by, through or under Assignor or any of Assignor’s affiliates, but not otherwise.

2.2     Disclaimers.

(a)     EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED IN THE JOINT DEVELOPMENT AGREEMENT OR THE SPECIAL WARRANTY OF TITLE IN SECTION 2.1, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OF ITS AFFILIATES,

24

EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ASSIGNOR OR ANY OF ITS AFFILIATES).

(b)     EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED IN THE JOINT DEVELOPMENT AGREEMENT OR THE SPECIAL WARRANTY OF TITLE IN SECTION 2.1, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSIGNED ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSIGNED ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSIGNED ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSIGNED ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSIGNED ASSETS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSIGNED ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSIGNED ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ASSIGNOR OR THIRD PARTIES WITH RESPECT TO THE ASSIGNED ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS CONVEYANCE OR THE JOINT DEVELOPMENT AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING HERETO AND THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED IN THE JOINT DEVELOPMENT AGREEMENT OR THIS CONVEYANCE, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSIGNED ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, AS BETWEEN ASSIGNOR AND ASSIGNEE, ASSIGNEE WILL BE DEEMED TO BE OBTAINING THE ASSIGNED ASSETS IN THEIR PRESENT STATUS, CONDITION, ENVIRONMENTAL CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE).

(c)     EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED IN THE JOINT DEVELOPMENT AGREEMENT, ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSIGNED ASSETS, AND NOTHING IN THIS CONVEYANCE, THE JOINT DEVELOPMENT AGREEMENT OR OTHERWISE WILL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY.

(d)     THE PARTIES agree that, to the extent required by applicable law to be effective, the disclaimers of certain representations and warranties contained in this SECTION 2.2 are “conspicuous” disclaimers for the purpose of any applicable law.

25

2.3     Subrogation.  Assignor hereby assigns to Assignee all rights, claims and causes of action under title warranties given or made by Assignor’s predecessors in interest with respect to the Assigned Assets, and Assignee is specifically subrogated to all rights which Assignor may have against such predecessors in interest with respect to the Assigned Assets, to the extent Assignor may legally transfer such rights and grant such subrogation.

ARTICLE III
ASSUMED OBLIGATIONS

3.1     Assumed Obligations.  Without limiting and except for Assignee’s rights under Section 2.1 or in the Joint Development Agreement, Assignee hereby assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations, expenses and liabilities, known or unknown, arising from, based upon or associated with the Assigned Assets, including obligations, expenses and liabilities relating in any manner to the use, ownership or operation of the Assigned Assets.  2

2 NTD: Section 3.1 herein to be revised as necessary to make clear that Assignee hereby assumes its proportionate share of the obligations incurred by Assignor under the Acquisition.

ARTICLE IV
MISCELLANEOUS

4.1     Joint Development Agreement.  This Conveyance is delivered pursuant to, and hereby made subject to, the terms and conditions of the Joint Development Agreement.  In the event that any provision of this Conveyance (other than any term defined herein) is construed to conflict with any provision of the Joint Development Agreement, the provisions of the Joint Development Agreement (other than with respect to terms defined herein) shall be deemed controlling to the extent of such conflict.

4.2     Further Cooperation.  After the date hereof, Assignor and Assignee shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Assigned Assets to Assignee.

4.3     Successors and Assigns.  The provisions of this Conveyance shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

4.4     GOVERNING LAW AND WAIVER OF JURY TRIAL.    THIS CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, IN EACH CASE EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CONVEYANCE.

4.5     Exhibits.  All exhibits and attachments hereto are hereby made a part hereof and incorporated herein by this reference.  References in such exhibits and attachments to instruments on file in the public records are notice of such instruments for all purposes.  Unless provided otherwise, all recording references in such exhibits and schedules are to the appropriate records (the real property records, oil and gas records or other appropriate records) of the county in which the Assigned Assets are located.

4.6     Captions.  The captions and article and section numbers in this Conveyance are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Conveyance.

4.7     Counterparts.  This Conveyance may be executed in one or more originals, but all of which together shall constitute one and the same instrument.  An executed original of this Conveyance containing complete copies of all exhibits is being filed of record in the county in which the Assigned Assets are located.

26

[SIGNATURES ON FOLLOWING PAGE]

27

IN WITNESS WHEREOF, the authorized representatives of Assignor and Assignee have executed this Conveyance to be made effective for all purposes as of the Effective Time.

ASSIGNOR:

[●]

By:
Name:
Title:

ASSIGNEE:

[●]

By:
Name:
Title:

28

ASSIGNOR:

THE STATE OF                         §

COUNTY OF                                     §

This instrument was acknowledged before me this ___ day of _______, 20__, by __________________, __________________ of [●], a [●].

Notary Public, State of

My commission expires:

29

ASSIGNEE:

THE STATE OF                               §

COUNTY OF                                          §

This instrument was acknowledged before me this ___ day of _______, 20__, by __________________, __________________ of [●], a [●].

Notary Public, State of

My commission expires:

30

ASSIGNOR’S ADDRESS:	ASSIGNEE’S ADDRESS:

[●]	[●]
[●]	[●]
[●]	[●]
Attention: [●]	Attention: [●]

THIS INSTRUMENT PREPARED BY/WHEN RECORDED RETURN TO:

[●]
[●]
Attention: [●]

31

EXHIBIT [●]

Attached to and made a part of that certain Conveyance between [●] and [●]

[●]

32

Exhibit E

Form of Memorandum of Joint Development Agreement

Final Form

MEMORANDUM OF JOINT DEVELOPMENT AGREEMENT

This MEMORANDUM OF JOINT DEVELOPMENT AGREEMENT (this “Memorandum”), effective for all purposes as of January [●], 2017 (the “Effective Date”), is by and between Aguila Production, LLC, a Delaware limited liability company (“Investor”), and Sanchez Energy Corporation, a Delaware corporation, SN EF Maverick, LLC, a Delaware limited liability company and SN EF UnSub, LP, a Delaware limited partnership (collectively, “Company”). Company, on the one hand, and Investor, on the other hand, are sometimes referred to herein each individually as a “Party” and collectively as the “Parties.”

Section 1.     The Parties have entered into that certain Joint Development Agreement dated as of January [●], 2017 (as it may be amended from time to time, the “Joint Development Agreement”), burdening land covered by the oil and gas leases or mineral interests owned or acquired by Parties located within Maverick, Dimmit, Webb, and LaSalle Counties, Texas, including those described on Exhibit A (the “Leases”). Capitalized terms used but not defined herein shall have the meanings set forth in the Joint Development Agreement.

Section 2.     The Joint Development Agreement provides for the exploration, development and production of oil, gas and other hydrocarbons from the Leases, subject to all of the terms, conditions, rights and obligations set forth in the Joint Development Agreement.

Section 3.     The Joint Development Agreement is effective as of the Effective Date and, subject to the other provisions thereof, shall continue in full force and effect for the term specified in Section 6.1 of the Joint Development Agreement. Upon termination of the Joint Development Agreement, Company is authorized to file of record in all necessary recording offices a notice of termination, and each Party hereto agrees to execute such a notice of termination as to such Party’s interest, upon the request of either Party. It is not the intent of the Parties that any provisions in the Joint Development Agreement violate any law regarding the rule against perpetuities, the suspension of the absolute power of alienation, or other rules regarding the vesting or duration of estates, and the Joint Development Agreement shall be construed as not violating such rule to the extent the same can be so construed consistent with the intent of the Parties. In the event, however, that any provision of the Joint Development Agreement is determined to violate such rule, then such provision shall nevertheless be effective for the maximum period (but not longer than the maximum period) permitted by such rule that will result in no violation. To the extent the maximum period is permitted to be determined by reference to “lives in being,” the Parties agree that “lives in being” shall refer to the lifetime of the last to die of the living lineal descendants of George Herbert Walker Bush (former President of the United States of America).

Section 4.     Any Transfer of any interest in the Joint Development Agreement or of any Asset is subject to restrictions and obligations more particularly set forth in the Joint Development Agreement, including specified procedures for compliance with any such Transfer.

Section 5.     For the term that is the earlier of (i) five (5) years from the date hereof and (ii) termination of the Joint Development Agreement, for any acquisition by a Party within the lands depicted on Exhibit B, such Party must offer a proportionate share, pursuant to the JDA, of such acquisition to the other Parties.

33

Section 6.     The addresses of the Parties are as follows:

34

To Sanchez Energy Corporation:	Sanchez Energy Corporation
[●]
[●]
Attention: [●]
Electronic Mail: [●]

With a copy to:	Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 43rd Floor
Houston, TX 77002
Fax: 713-236-0822
Attn: David Elder
Michael J. Byrd
Electronic Mail: delder@akingump.com mbyrd@akingump.com

To SN EF Maverick, LLC:	SN EF Maverick, LLC
[●]
[●]
Attention: [●]
Electronic Mail: [●]

With a copy to:	[●]
[●]
[●]
Attention: [●]
Electronic Mail: [●]

To SN EF UnSub, LP:	SN EF UnSub, LP
[●]
[●]
Attention: [●]
Electronic Mail: [●]

With a copy to:	[●]
[●]
[●]
Attention: [●]
Electronic Mail: [●]

To Investor:	Aguila Production, LLC
345 Park Avenue, 43rd Floor
New York, New York 10154
Attention: Angelo Acconcia
Telephone: (713) 400-8210
Electronic Mail:
acconcia@blackstone.com

With a copy to:	Kirkland & Ellis LLP
600 Travis St., Suite 3300
Houston, Texas 77002
Attention: Andrew Calder, P.C.
Rhett Van Syoc
Electronic Mail:
andrew.calder@kirkland.com
hett.vansyoc@kirkland.com

35

Section 7.     It is the intention and agreement of the Parties that the provisions, covenants, rights, benefits, burdens and restrictions set forth in the Joint Development Agreement be covenants running with the land during the term of the Joint Development Agreement, and are not solely covenants personal to the Parties, and by accepting an assignment, each successor, assignee or transferee of such assignment accepts the same subject to the provisions, covenants, rights, benefits, burdens and restrictions set forth in the Joint Development Agreement and agrees for itself, and its successors and assigns and transferees to be bound by the covenants, rights, benefits, burdens and restrictions set forth in the Joint Development Agreement.

Section 8.     It is understood and agreed that the primary purpose of this Memorandum is to give notice to third parties of the Joint Development Agreement and the rights and obligations of the Parties thereunder. All rights and obligations of the Parties under the Joint Development Agreement are governed by the terms, covenants, conditions, limitations and restrictions contained in the Joint Development Agreement. Nothing contained in this Memorandum shall be deemed to modify, amend, alter, limit or otherwise change any of the provisions of the Joint Development Agreement itself or the rights or obligations of the Parties thereto. In the event of any inconsistency or ambiguity between the terms of this Memorandum and the terms of the Joint Development Agreement, the terms of the Joint Development Agreement shall prevail.

Section 9.     This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, and both of which taken together shall constitute one agreement. In addition to filing this Memorandum, the Parties shall execute and file with the appropriate authorities, whether federal, state or local, all forms or instruments required by applicable law to effectuate the Memorandum, and such forms or instruments shall be deemed to contain all of the exceptions, reservations, rights, titles and privileges set forth herein as fully as though the same were set forth in each such instrument.

[SIGNATURE PAGES AND ACKNOWLEDGMENTS ON FOLLOWING PAGES]

36

IN WITNESS WHEREOF, the Parties have executed this Memorandum of Joint Development Agreement.

Aguila Production, LLC
a Delaware limited liability company

By:
Name:
Title:
Date:

STATE OF                              §

                                                §

COUNTY OF                         §

This instrument was acknowledged before me this  ________ day of _____, 20___ by __________________, as ________________ of Aguila Production, LLC, a Delaware limited liability company, on behalf of such limited liability company.

Notary Public, State of

37

Sanchez Energy Corporation
a Delaware corporation

By:
Name:
Title:
Date:

STATE OF                              §

                                                §

COUNTY OF                         §

This instrument was acknowledged before me this ________ day of _____, 20___ by __________________, as ________________ of Sanchez Energy Corporation, a Delaware corporation, on behalf of such corporation.

Notary Public, State of

38

SN EF Maverick, LLC
a Delaware limited liability company

By:
Name:
Title:
Date:

STATE OF                              §

                                                §

COUNTY OF                         §

This instrument was acknowledged before me this ________ day of _____, 20___ by __________________, as ________________ of SN EF Maverick, LLC, a Delaware limited liability company, on behalf of such limited liability company.

Notary Public, State of

39

SN EF UnSub, LP
a Delaware limited partnership

By:
Name:
Title:
Date:

STATE OF                              §

                                                §

COUNTY OF                         §

This instrument was acknowledged before me this ________ day of _____, 20___ by __________________, as ________________ of SN EF Maverick, LLC, a Delaware limited partnership, on behalf of such limited partnership.

Notary Public, State of

40

Exhibit F

Form of Notice of Termination of the Joint Development Agreement

NOTICE OF TERMINATION

WHEREAS, Aguila Production, LLC, Sanchez Energy Corporation, SN EF Maverick, LLC and SN EF UnSub, LP (collectively, the “Parties”) are parties to that certain Joint Development Agreement, dated January [●], 2017 (the “Terminated Agreement”) a memorandum of which is recorded at [describe recording information for all memo(s) filed of record];

WHEREAS, pursuant to Section 6.1 of the Terminated Agreement, the Parties may terminate the Terminated Agreement; and

NOW, THEREFORE, the Parties wish to provide notice of termination effective as of [●].

1.           Termination.  The Terminated Agreement shall be terminated effective [●].  As of [●], [●] shall have no further claims, of any nature, on [●] in relation to the Terminated Agreement; provided, however, the termination described herein shall not release any Party from any obligation or liability to any other Party, including any payment obligation, that (i) accrued under the Terminated Agreement prior to the effective date hereof, (ii) comes into effect due to the expiration or termination of the Terminated Agreement or (iii) otherwise survives the expiration or termination of the Terminated Agreement.

[Remainder of page intentionally left blank. Signature pages follow.]

41

Sincerely,

AGUILA PRODUCTION, LLC:	[●]

By:
Name:
Title:

SANCHEZ ENERGY CORPORATION:	[●]

By:
Name:
Title:

SN EF MAVERICK, LLC:	[●]

By:
Name:
Title:

SN EF UNSUB, LP:	[●]

By:
Name:
Title:

42

THE STATE OF                              §

COUNTY OF                                               §

This instrument was acknowledged before me this ___ day of _______, 20__, by __________________, __________________ of [●], a [●].

Notary Public, State of

My commission expires:

43

THE STATE OF                                 §

COUNTY OF                                               §

This instrument was acknowledged before me this ___ day of _______, 20__, by __________________, __________________ of [●], a [●].

Notary Public, State of

My commission expires:

44

THE STATE OF                                 §

COUNTY OF                                              §

This instrument was acknowledged before me this ___ day of _______, 20__, by __________________, __________________ of [●], a [●].

Notary Public, State of

My commission expires:

45

THE STATE OF                                               §

COUNTY OF                                                    §

This instrument was acknowledged before me this ___ day of _______, 20__, by __________________, __________________ of [●], a [●].

Notary Public, State of

My commission expires:

46